    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 2004



                                                     REGISTRATION NO. 333-114966


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                              LAND O'LAKES, INC.*
             (Exact name of registrant as specified in its charter)

           MINNESOTA                         2020                         41-0365145
(State or Other Jurisdiction of  (Primary Standard Industrial    (IRS Employer Identification
Incorporation or Organization)    Classification Code Number)                No.)

                             ---------------------
                          4001 LEXINGTON AVENUE NORTH
                          ARDEN HILLS, MINNESOTA 55112
                                 (651) 481-2222
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------
                     DANIEL KNUTSON, SENIOR VICE PRESIDENT
                          AND CHIEF FINANCIAL OFFICER
                               LAND O'LAKES, INC.
                          4001 LEXINGTON AVENUE NORTH
                          ARDEN HILLS, MINNESOTA 55112
                                 (651) 481-2222
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

               DAVID B. MILLER                                PETER S. JANZEN
            MICHAEL K. CODDINGTON                           KEVIN D. SCHLUENDER
             FAEGRE & BENSON LLP                             LAND O'LAKES, INC.
           2200 WELLS FARGO CENTER                      4001 LEXINGTON AVENUE NORTH
           90 SOUTH SEVENTH STREET                      ARDEN HILLS, MINNESOTA 55112
         MINNEAPOLIS, MINNESOTA 55402                          (651) 481-2222
                (612) 766-7000


     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


* Some of the direct and indirect subsidiaries of Land O'Lakes will guarantee the securities being registered hereby and are therefore registrants also. Information about these additional registrants appears on the following page.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ADDITIONAL REGISTRANTS


                                                                   PRIMARY
                                              STATE OR OTHER       STANDARD                                          I.R.S.
                                              JURISDICTION OF     INDUSTRIAL                                        EMPLOYER
                                               INCORPORATION    CLASSIFICATION            ADDRESS OF             IDENTIFICATION
NAME OF ADDITIONAL REGISTRANT                  OR FORMATION      CODE NUMBER      PRINCIPAL EXECUTIVE OFFICES        NUMBER
-----------------------------                 ---------------   --------------   -----------------------------   --------------
ACS Stores, L.L.C. .........................        DE                5999       8621 Highway North Lake           76-0407288
                                                                                 St. Louis, MO 63366
Advanced Business Concepts International,
  LLC.......................................        MN                7389       4001 Lexington Ave. N.            41-1844523
                                                                                 Arden Hills, MN 55112
AG2AG, LLC..................................        DE                5191       4001 Lexington Ave. N.            41-1992270
                                                                                 Arden Hills, MN 55112
Agricultural Indemnity Insurance Company....        VT                6300       4001 Lexington Ave. N.            11-3670092
                                                                                 Arden Hills, MN 55112
Alliance Milk Products, LLC.................        MN                2023       435 East Main Street              39-1859892
                                                                                 Chilton, WI 53014
America's Country Stores, LLC...............        DE                5999       1080 County Road F West           41-2017463
                                                                                 Shoreview, MN 55126
America's Country Stores Holdings, LLC......        DE                5999       1080 County Road F West           41-2016623
                                                                                 Shoreview, MN 55126
Diamond Cross, LLC..........................        DE                2048       P.O. Box 880                      85-0473964
                                                                                 Roswell, NM 88202
FMR, Inc. ..................................        MN                0213       2829 Westown Parkway W.           06-1194217
                                                                                 Des Moines, IA 50265
Forage Genetics, Inc. ......................        MN                5191       N5292 Gills Coulee Road South     41-1722445
                                                                                 West Salem, WI 54669
Golden State Feeds, LLC.....................        DE                2048       1800 12th Street                  77-0554237
                                                                                 Reedley, CA 93654
Golden Valley Dairy Products................        CA                2022       1025 E. Bardsley Ave.             77-0454025
                                                                                 Tulare, CA 93274
L.L. Olds Seed Company......................        WI                5191       2901 Packers Avenue               39-0515480
                                                                                 Madison, WI 53704
Land O'Lakes Farmland Feed LLC..............        DE                2048       1080 County Road F West           41-1981848
                                                                                 Shoreview, MN 55126
Land O'Lakes Holdings, Inc. ................        MN                6719       4001 Lexington Ave. N.            41-1943051
                                                                                 Arden Hills, MN 55112
Land O'Lakes International Development
  Corporation...............................        DE                6719       4001 Lexington Ave. N.            41-1417844
                                                                                 Arden Hills, MN 55112
LOL Holdings II, Inc. ......................        DE                6719       4001 Lexington Ave. N.            41-2011816
                                                                                 Arden Hills, MN 55112
LOL Power, LLC..............................        WI                4911       4001 Lexington Ave. N.            39-2012844
                                                                                 Arden Hills, MN 55112
Milk Products, LLC..........................        MN                2023       435 East Main Street              39-2006287
                                                                                 Chilton, WI 53014
North Coast Fertilizer II, Inc. ............        OH                9999       4001 Lexington Ave. N.            35-1918893
                                                                                 Arden Hills, MN 55112
Northwest Food Products Company, Inc. ......        MN                2020       4001 Lexington Ave. N.            41-6041219
                                                                                 Arden Hills, MN 55112
Northwest Food Products Transportation,
  LLC.......................................        WI                4731       755A Sommer Street, N.            39-2012124
                                                                                 Hudson, WI 54016
Nutra-Blend, L.L.C. ........................        MO                2048       Route 7, Box 192A                 43-1699920
                                                                                 Neosho, MO 64850
PMI Agriculture, L.L.C. ....................        MO                2048       1080 County Road F West           43-1748065
                                                                                 Shoreview, MN 55126
PMI Nutrition International, LLC............        DE                2048       1080 County Road F West           41-2016621
                                                                                 Shoreview, MN 55126
PMI Nutrition, LLC..........................        DE                2048       1080 County Road F West           41-2016622
                                                                                 Shoreview, MN 55126
Purina Mills, LLC...........................        DE                2048       1080 County Road F West           41-2015534
                                                                                 Shoreview, MN 55126
Realty LOL, Inc. ...........................        MN                6719       4001 Lexington Ave. N.            41-1955044
                                                                                 Arden Hills, MN 55112
Research Seeds, Inc. .......................        MO                5191       225 Florence Road                 43-0953163
                                                                                 St. Joseph, MO 64501
Seed Research, Inc. ........................        OR                5191       27630 Llewllyn Road               93-0853031
                                                                                 Corvalis, OR 97333
Thomas Products, LLC........................        DE                2048       2140 Industrial Avenue            77-0554236
                                                                                 Madera, CA 93637


     The name and address of the agent for service for each of the additional registrants is the same as is set forth for Land O'Lakes, Inc. on the facing page of this registration statement.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED AUGUST 24, 2004


PROSPECTUS

                               LAND O'LAKES, INC.
                        EXCHANGE OFFER FOR $175,000,000
                                       OF
                        9% SENIOR SECURED NOTES DUE 2010
                             ---------------------
     Material Terms of the Exchange Offer:

     - We are offering to exchange the notes we sold on December 23, 2003 in a private offering (the "Old Notes") for new registered notes (the "New Notes").

     - The exchange offer expires at 12:00 a.m., New York City time, on
                 , 2004 (which is the 21st business day following the date of this prospectus), unless extended up to 10 additional business days.

     - The terms of the New Notes are substantially identical to the Old Notes, except that the transfer restrictions and registration rights relating to the Old Notes do not apply to the New Notes.


     - As of June 30, 2004, we had indebtedness subordinate to the New Notes aggregating $190.7 million.



     - The exchange of Old Notes for New Notes will not be a taxable transaction for U.S. Federal income tax purposes, but you should see the discussion under the caption "Material federal income tax considerations" beginning on page 166 for more information.


     - Tenders of Old Notes may be withdrawn at any time prior to 12:00 a.m., New York City time, on the expiration date of the exchange offer.

     - We will not receive any cash proceeds from the exchange offer.

     - We will exchange all Old Notes that are properly tendered and not validly withdrawn.


     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 18 OF THIS PROSPECTUS

                             ---------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     There is no established trading market for the New Notes or the Old Notes. However, you may trade the Old Notes in the PORTAL market.

     Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                   This prospectus is dated           , 2004

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Summary...............................    1
Risk factors..........................   18
Forward looking statements............   34
Use of proceeds.......................   35
Capitalization........................   36
Selected financial data...............   38
Management's discussion and analysis
  of financial condition and results
  of operations.......................   43
Business..............................   80
Management............................   99
Description of certain other
  indebtedness........................  109



                                        PAGE
                                        ----
Description of capital securities.....  114
The exchange offer....................  116
Description of the New Notes..........  123
Book-entry settlement and clearance...  163
Material federal income tax
  considerations......................  166
Plan of distribution..................  170
Legal matters.........................  170
Experts...............................  171
Available information.................  171
Index to consolidated financial
  statements..........................  F-1



     Unless the context requires otherwise, in this prospectus, the term the "Issuer" refers to Land O'Lakes, Inc. on an unconsolidated basis and the terms "Land O'Lakes," the "Company," "we," "us," and "our" refer to Land O'Lakes together with its consolidated subsidiaries. References to our animal feed segment shall mean Land O'Lakes Farmland Feed LLC and its consolidated subsidiaries except for references to certain insignificant international and domestic investments which are reported as part of the animal feed segment. Unless the context requires otherwise, references to Land O'Lakes Farmland Feed shall mean Land O'Lakes Farmland Feed LLC and its consolidated subsidiaries. Unless the context requires otherwise, references to Purina Mills refer to Purina Mills, Inc. prior to the acquisition of Purina Mills, Inc. by Land O'Lakes and refer to Purina Mills, LLC after that acquisition.


     LAND O LAKES, the Indian Maiden logo, Alpine Lace, New Yorker, Extra Melt, CROPLAN GENETICS, Maxi Care, Amplifier Max, Cow's Match, RALLY and Omolene are trademarks of Land O'Lakes or its subsidiaries. Purina, Chow and the "Checkerboard" Nine Square logo, are trademarks of Nestle Purina PetCare Company and are utilized by us, pursuant to an exclusive, perpetual royalty-free license from Nestle Purina PetCare Company for use in the United States for marketing and selling products related to agriculture, animals or animal production. We do not have the right to use these licensed trademarks outside of the United States, or in conjunction with any products designed for use with cats, dogs or humans. We do not have the right to assign any of these licensed trademarks without the written consent of Nestle Purina PetCare Company.

                                    SUMMARY

     This summary highlights some of the information in this prospectus. Because this is only a summary, it may not contain all of the information that may be important to you. Therefore, you should read this entire prospectus, especially "Risk factors" and the financial information contained elsewhere in this prospectus before making an investment decision.

                                  THE COMPANY

     We produce dairy products, animal feed and crop seed in the United States. In 1921, we were formed as a cooperative designed to meet the needs of dairy farmers located in the Midwestern United States. We have expanded our business through acquisitions and joint ventures to diversify our product portfolio, to leverage our strong portfolio of brand names, to achieve economies of scale and to extend our geographic coverage. We operate our business through three primary segments: dairy foods, animal feed and crop seed. In addition, we generate operational and financial benefits from our three other segments, consisting of swine, agronomy and layers. We also have additional operations and interests in a group of joint ventures and investments that are not consolidated in our six operating segments. Our principal executive offices are located at 4001 Lexington Avenue North, Arden Hills, Minnesota 55112, and our telephone number is (651) 481-2222.

     Dairy Foods. We produce, market and sell butter, spreads, cheese and other related dairy products. We sell our products under our well-recognized national brand names and trademarks, including LAND O LAKES, the Indian Maiden logo and Alpine Lace, as well as under our regional brands such as New Yorker. Our customer base includes national supermarket and supercenter chains, industrial customers, including major food processors, and major foodservice customers, including restaurants, schools, hotels and airlines.


     Animal Feed. Through our wholly-owned subsidiary, Land O'Lakes Farmland Feed, we produce animal feed for both the commercial and lifestyle sectors of the animal feed market in the United States. Our commercial feed products are used by farmers and specialized livestock producers who derive income from the sale of milk, eggs, poultry and livestock. Our lifestyle feed products are used by customers who own animals, such as horses, rabbits, goats and birds, principally for non-commercial purposes, as well as laboratory and zoo animals. Margins on our lifestyle feed products are significantly higher than those on our commercial feed products. We market our lifestyle animal feed products, other than dog and cat food, under the Purina and Chow brands and the "Checkerboard" Nine Square logo. We also market our animal feed products under the LAND O LAKES Feed label.


     Crop Seed. We sell seed for a variety of crops, including alfalfa, soybeans, corn and forage and turf grasses, under our CROPLAN GENETICS brand. We also distribute certain crop seed products under third-party brands.

OTHER SEGMENTS, JOINT VENTURES AND INVESTMENTS


     Other Segments and Operations. We report three additional segments in our financial results. The first is comprised of our ownership of certain swine production activities along with various marketing relationships we have with other swine producers. The second represents our agronomy business which consists solely of several unconsolidated joint ventures and investments. The third is our egg business which is operated through our consolidated joint venture, MoArk, LLC. We have other immaterial operations that are not included in any particular segment.


     - Swine. We own approximately 64,000 sows which produce pigs we sell as feeder pigs (which weigh approximately 45 pounds when sold) and market hogs (approximately 260 pounds). We also purchase and resell feeder pigs. Our customers are our cooperative members, independent swine processors and swine producers. Swine sales are made in connection with various marketing programs. We are in the process of phasing out the cost plus program, a program which has historically exhibited a high degree of volatility.

     - Agronomy. Our agronomy segment consists solely of joint ventures and investments that are not consolidated in our financial results. The two most significant of these are Agriliance and CF Industries, described below. For a discussion of our agronomy accounting and results see "Management's discussion and analysis of financial condition and results of operations."


     - Layers. Our layers segment consists solely of our consolidated joint venture, MoArk, LLC, discussed below.


     - Other. Our remaining operations include various other businesses such as LOL Finance Co., which provides financing to farmers and livestock producers.

     Joint Ventures and Investments. In addition to the segments already described, we have multiple joint ventures and investments. Certain of our significant joint ventures and investments are described below. Other than Cheese & Protein International and MoArk, which are consolidated unrestricted subsidiaries, these joint ventures and investments are unconsolidated.

     - Agriliance (50% ownership). Agriliance, our joint venture with United Country Brands, which is wholly owned by CHS Inc., distributes crop nutrients (including fertilizers and micronutrients) and crop protection products (including herbicides, pesticides, fungicides and adjuvants) in the United States. Most of the products distributed by Agriliance are manufactured by third-party suppliers and are marketed under the suppliers' brand names. For the year ended December 31, 2003, Agriliance generated $3,470.5 million in net sales.


     - Cheese & Protein International (97.0% ownership). Cheese & Protein International ("CPI") is a joint venture with a subsidiary of Mitsui & Co. (USA), which produces mozzarella cheese and whey in its manufacturing facility in California. The facility began production in May 2002, under its Phase I installation, with an initial processing capacity of 3.0 million pounds of milk per day. CPI's Phase II installation was completed in June 2004, which increased its processing capacity to 6.0 million pounds of milk per day. For the year ended December 31, 2003, CPI generated $117.4 million in net sales. CPI has been included in our consolidated results of operation since its inception.



     - MoArk. MoArk is a joint venture with Osborne Investments which markets shell eggs and egg products from approximately 26 million layers (hens) or approximately 520 million dozen eggs annually. MoArk produces approximately 50% of the eggs it markets. For the year ended December 31, 2003, MoArk generated $552.4 million in net sales. Since October 1, 2001, we have been allocated 100% of the income and loss generated by MoArk. MoArk was consolidated into our financial statements as of July 1, 2003. We have presumed for accounting purposes that we will acquire the remaining 42.5% of MoArk from our joint venture partner in 2007 since our joint venture partner has the right to put its interest to us and we have the right to purchase its interest. As a result, we do not record a minority interest in MoArk in our financial statements.


     - Advanced Food Products (35% ownership). Advanced Food Products is a joint venture with a subsidiary of Bongrain, S.A., formed to manufacture aseptically packaged cheese sauces, snack dips, snack puddings, and ready to drink dietary beverages. For the year ended December 31, 2003, Advanced Food Products generated $194.3 million in net sales.

     - CF Industries (variable ownership based on allocated member equities). CF Industries is an eight member cooperative which manufactures crop nutrients, including nitrogen and phosphate products, that are distributed by its members or their affiliates. CF Industries has manufacturing facilities in Florida, Louisiana, and Alberta, Canada. For the year ended December 31, 2003, CF Industries generated $1,287.3 million in net sales.

     - Other Joint Ventures and Investments. We have various other joint ventures and investments. Our other joint ventures and investments include, among others, Ag Processing Inc (a cooperative of which we are a member and from which we purchase soybean meal and soybean oil) and CoBank (a cooperative bank of which we are a member and a debtor).

HISTORY

     Land O'Lakes. We were formed as a Minnesota dairy cooperative corporation in 1921 and entered the animal feed business in 1928. Since our formation, we have expanded our business through acquisitions and joint ventures. In 1997, we merged with Atlantic Dairy Cooperative, a Pennsylvania-based cooperative, providing us with increased butter production and access to raw milk near our largest butter markets. In 1998, we merged with Dairyman's Cooperative Creamery Association of Tulare, California, which increased our access to milk production in the western United States. Also in 1998, we acquired many of the agricultural service assets of Countrymark Cooperative, expanding our presence to the eastern Corn Belt in feed, seed and agronomy.


     Land O'Lakes Farmland Feed. In October, 2000, we formed Land O'Lakes Farmland Feed, an animal feed joint venture with Farmland Industries. Land O'Lakes and Farmland Industries each contributed substantially all of the assets of each of their North American animal feed businesses to form the joint venture. On October 11, 2001, Land O'Lakes acquired Purina Mills, Inc. and subsequently contributed Purina Mills, Inc. to Land O'Lakes Farmland Feed. In June 2004, we purchased the remaining 8% of the joint venture held by Farmland Industries, making it a wholly-owned subsidiary at that time.


COOPERATIVE STRUCTURE

     Land O'Lakes was incorporated in Minnesota as a cooperative corporation. Our cooperative structure resembles that of a typical corporation in most respects, but with two primary distinctions. First, our common shareholders, or "members," either supply us with raw materials or purchase our goods and services. We transact business with our members on an arms-length basis. Second, to the extent we allocate earnings from member business to our members, we are allowed to deduct this "patronage income" from our taxable income. Earnings from non-member business are retained as permanent equity and taxed as corporate income in the same manner as a typical corporation. In order to obtain this favorable tax treatment, we must distribute at least 20% of each member's allocated patronage in cash annually. The portion of patronage not distributed in cash is retained and allocated to member equities. This equity is distributed to our members at the discretion of our board of directors through a variety of programs. These distributions are referred to as "revolvement."

RECENT DEVELOPMENTS


     On January 13, 2004, we completed amendments to our senior credit facilities. Under the amendment to the revolving facility, the lenders committed to make advances and issue letters of credit until January 2007 in an aggregate amount not to exceed $185 million, subject to a borrowing base limitation. In July 2004, the revolving facility was expanded by $15 million to $200 million. In addition, the amendment to the revolving facility:


     - increased the amount available for the issuance of letters of credit under the revolving facility from $50 million to $75 million;

     - increased the spreads used to determine interest rates on the revolving facility;

     - changed the basis on which those spreads and commitment fees for the revolving facility are determined from our senior secured long-term debt ratings to the Company's leverage ratio;

     - adjusted the leverage ratio covenant contained in the revolving facility; and

     - allows the facility to be increased to up to $250 million. Under the amendment to the term facility, the lenders also made the same leverage ratio covenant modification and changed the allocation of certain mandatory prepayments to the term facility. Under the amendments to the facilities, we are required to maintain a leverage ratio of initially no greater than 4.75 to 1, with the maximum leverage ratio decreasing in increments to 3.75 to 1 by December 16, 2006.

     On March 31, 2004, we completed an amendment to our receivables securitization facility. Under the amendment, the facility was increased from $100 million to $200 million. The amendment incorporates receivables generated in our dairy segment. The facility already included receivables generated in our feed, seed and swine segments. In addition, the amendment increases the facility's term from one year to three years. Concurrently with the amendment, we sold additional receivables and applied the proceeds from the expansion to our outstanding senior bank facilities, which included the mandatory payment in full of our term loan A facility. The amendment did not include any further material modifications to the receivables securitization facility.


     On April 12, 2004, the Company and Osborne Investments, LLC announced that an investment banker had been retained to assist the companies in exploring strategic growth opportunities for MoArk, LLC. While no method for growth has yet been identified, several alternatives are being considered, including financing at the joint venture level, partnerships or divestiture.



     In June 2004, we completed the purchase of the remaining 8% of Land O'Lakes Farmland Feed LLC from Farmland Industries, which now gives us 100% ownership of Land O'Lakes Farmland Feed LLC. The Company paid $12.2 million to acquire the minority interest. As a result of this acquisition, a minority interest of $55 million for this joint venture is now eliminated from our consolidated balance sheet.



     In June 2004, we announced that we formalized our effort to explore strategic opportunities for the swine division. We have been in the process of repositioning this business and have been evaluating several alternatives. We retained an investment banker to assist in exploring strategic options.



     In August 2004, we restated our financial results for certain periods to reflect the adjustments necessary to correct our consolidated financial statements due to accounting errors we identified at our Carlisle, PA dairy facility and reported in our dairy foods segment. The adjustments relate primarily to the manner in which the Company's Carlisle facility estimated and recorded monthly financial information. Because all information required to be recorded was not known at month-end, the Carlisle facility used an accounting model to estimate certain sales and cost of sales and the related accounts receivable, accounts payable and inventory and recorded financial information in accordance with the model. The accounts were not properly reconciled in subsequent periods to reflect the actual results. Other adjustments relate to accrual cutoffs and mathematical errors in inventory calculations. These errors and other adjustments affect periods beginning with the year ended December 31, 1997. The cumulative impact of these adjustments on net earnings through March 31, 2004 was an overstatement of $18.7 million. We have filed amendments to our quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, September 30, 2003 and March 31, 2004, and to our annual report on Form 10-K for the year ended December 31, 2003 to furnish restatements of the financial statements or financial data as of and for the periods included in such filings. All financial statements and financial data included in this prospectus have also been restated to reflect adjustments necessary to correct these errors. See Note 2 of Notes to Consolidated Financial Statements of Land O'Lakes, Inc. included elsewhere in this prospectus for further information concernings the restatement.


RISK FACTORS


     Prospective purchasers of our New Notes should carefully consider the information set forth under the heading "Risk factors," together with all of the other information in this prospectus before making an investment in the New Notes offered by this prospectus.

                               THE EXCHANGE OFFER

     The following summary contains basic information about the exchange offer. It does not contain all the information that may be important to you. For a more complete description of the New Notes, please refer to the section of this prospectus entitled "Description of the New Notes."

Issuer........................   Land O'Lakes, Inc.

Old Notes.....................   9% Senior Secured Notes due 2010, which we
                                 issued on December 23, 2003.

New Notes.....................   9% Senior Secured Notes due 2010, the issuance
                                 of which has been registered under the
                                 Securities Act of 1933. The form and terms of the New Notes are identical in all material respects to those of the Old Notes, except that the transfer restrictions and registration rights relating to the Old Notes do not apply to the New Notes.

Exchange Offer................   We are offering to issue up to $175,000,000
                                 aggregate principal amount of the New Notes in exchange for a like principal amount of the Old
                                 Notes to satisfy our obligations under the registration rights agreement that we entered into when the Old Notes were issued in transactions in reliance upon the exemption from registration provided by Rule 144A under the Securities Act.

Expiration Date; Tenders......   The exchange offer will expire at 12:00 a.m.,
                                 New York City time, on           , 2004, unless
                                 extended in our sole and absolute discretion.
                                 By tendering your Old Notes, you represent to us that:

                                 - you are not our "affiliate," as defined in
                                   Rule 405 under the Securities Act;

                                 - any New Notes you receive in the exchange
                                   offer are being acquired by you in the
                                   ordinary course of your business;

                                 - at the time of commencement of the exchange
                                   offer, neither you nor, to your knowledge, anyone receiving New Notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the New Notes in violation of the Securities Act;

                                 - if you are not a participating broker-dealer,
                                   you are not engaged in, and do not intend to engage in, the distribution of the New Notes, as defined in the Securities Act;


                                 - if you are a broker dealer, you will receive
                                   the New Notes for your own account in
                                   exchange for Old Notes that were acquired by you as a result of your market making or other trading activities and that you will deliver a prospectus in connection with any resale of the New Notes you receive. For further information regarding resales of the New Notes by participating broker-dealers, see the discussion under the caption "Plan of Distribution" beginning on page 170.


Withdrawal; Non-Acceptance....   You may withdraw any Old Notes tendered in the
                                 exchange offer at any time prior to 12:00 a.m.,
                                 New York City time, on           , 2004. If we
                                 decide for any reason not to accept any

                                 Old Notes tendered for exchange, the Old Notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of Old Notes tendered by book-entry transfer into the exchange agent's account at the Depository Trust Company, any withdrawn or unaccepted Old Notes will be credited to the tendering holder's account at DTC. For further information regarding the withdrawal of tendered Old Notes, see "The Exchange
                                 Offer -- Terms of the Exchange Offer; Period for Tendering Old Notes" beginning on page 116 and "The Exchange Offer -- Withdrawal Rights" beginning on page 119.



Conditions to the Exchange
Offer.........................   The exchange offer is subject to customary
                                 conditions, which we may waive. See the
                                 discussion below under the caption "The
                                 Exchange Offer -- Conditions to the Exchange
                                 Offer" beginning on page 120 for more
                                 information regarding the conditions to the exchange offer.



Procedures for Tendering the
Old Notes.....................   Unless you comply with the procedures described
                                 below under the caption "The Exchange
                                 Offer -- Guaranteed Delivery Procedures" beginning on page 119, you must do one of the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:



                                 - tender your Old Notes by sending the
                                   certificates for your Old Notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to U.S. Bank National Association, as exchange agent, at the address listed below under the caption "The Exchange Offer -- Exchange Agent" beginning on page 120, or



                                 - tender your Old Notes by using the book-entry
                                   transfer procedures described below and
                                   transmitting a properly completed and duly executed letter of transmittal, with any required guarantees, or an agent's message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your Old Notes in the exchange offer, U.S. Bank, National Association, as exchange agent, must receive a confirmation of book-entry transfer of your Old Notes into the exchange agent's account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see the discussion below under the caption "The Exchange Offer -- Book-Entry Transfers" beginning on page 119.


Guaranteed Delivery
Procedures....................   If you are a registered holder of Old Notes and
                                 wish to tender your Old Notes in the exchange offer, but

                                 - the Old Notes are not immediately available,

                                 - time will not permit your Old Notes or other
                                   required documents to reach the exchange agent before the expiration or termination of the exchange offer, or

                                 - the procedure for book-entry transfer cannot
                                   be completed prior to the expiration or
                                   termination of the exchange offer,


                                 then you may tender Old Notes by following the procedures described below under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" on page 119.


Special Procedures for
Beneficial Owners.............   If you are a beneficial owner whose Old Notes
                                 are registered in the name of the broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes in the exchange offer, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your behalf, prior to completing and executing the letter of transmittal and delivering your Old Notes, you must either make appropriate arrangements to register ownership of the Old Notes in your name, or obtain a properly completed bond power from the person in whose name the Old Notes are registered.

Regulatory Approvals..........   We do not believe that the receipt of any
                                 material federal or state approvals will be necessary in connection with the exchange offer, other than the effectiveness of the Registration Statement of which this prospectus constitutes a part.


Material Federal Tax
Considerations................   The exchange of the Old Notes for New Notes in
                                 the exchange offer will not be a taxable transaction for United States Federal income tax purposes. See the discussion below under the caption "Material federal income tax considerations" beginning on page 166 for more information regarding the tax consequences to you of the exchange offer.


Use of Proceeds...............   We will not receive any cash proceeds from the
                                 exchange offer.


Exchange Agent................   U.S. Bank National Association is the exchange
                                 agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption "The Exchange
                                 Offer -- Exchange Agent" beginning on page 120.


                  CONSEQUENCES OF NOT EXCHANGING THE OLD NOTES

     If you do not exchange your Old Notes in the exchange offer, your Old Notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your Old Notes. In general, you may offer to sell your Old Notes only:

     - if they are registered under the Securities Act and applicable state securities laws;

     - if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

     - if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

     We do not currently intend to register the Old Notes under the Securities Act. Under some circumstances, however, holders of the Old Notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell New Notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Old Notes by these holders. For more information regarding the consequences of not tendering your Old Notes, see "The Exchange
Offer -- Consequences of Exchanging or Failing to Exchange Old Notes" beginning on page 116.


                      SUMMARY DESCRIPTION OF THE NEW NOTES

     The terms of the New Notes and those of the outstanding Old Notes are substantially identical, except that the transfer restrictions, registration rights and special redemption terms relating to the Old Notes do not apply to the New Notes. If the exchange offer is not complete within 225 days after the issuance of the Old Notes on December 23, 2003, we will be required to pay additional interest to the holders of the Old Notes until the exchange offer is complete.

ISSUER........................   Land O'Lakes, Inc.

NOTES OFFERED.................   $175,000,000 aggregate principal amount of 9%
                                 Senior Secured Notes due 2010.

MATURITY......................   December 15, 2010.

INTEREST PAYMENT DATES........   June 15 and December 15 of each year,
                                 commencing June 15, 2004.

OPTIONAL REDEMPTION...........   On or after December 15, 2007, we may redeem
                                 some or all of the New Notes at the redemption prices listed in the section entitled
                                 "Description of the New Notes -- Optional redemption." Prior to that date, we may not redeem the New Notes.


SUBSIDIARY GUARANTEES.........   The New Notes will be fully and unconditionally
                                 guaranteed (each such guarantee, a "Subsidiary
                                 Guarantee") on a senior secured basis, jointly and severally, by each of our domestic wholly-owned restricted subsidiaries, by each domestic wholly-owned restricted subsidiary of
                                 Land O'Lakes Farmland Feed LLC (other than LOL
                                 Farmland Feed SPV, LLC), and in the future by any of our direct or indirect subsidiaries that incurs any indebtedness or provides a guarantee under the senior bank facilities while indebtedness thereunder remains outstanding or any domestic and, to the extent no material adverse tax consequences would result therefrom, foreign restricted subsidiary that incurs any debt if indebtedness under the senior bank facilities is not outstanding
                                 (collectively, the "Subsidiary Guarantors").
                                 The New Notes will not initially be guaranteed by any of our other subsidiaries, including any of our foreign subsidiaries (the
                                 "Non-Guarantors").


                                 After eliminating intercompany activity, the
                                 Non-Guarantors (excluding LOL Farmland Feed
                                 SPV, LLC) had:


                                 - assets of $588.4 million or 19.8% of our
                                   total assets as of June 30, 2004;



                                 - liabilities of $362.1 million or 19.4% of our
                                   total liabilities as of June 30, 2004
                                   (excluding the $190.7 million of Capital
                                   Securities, see "Description of capital
                                   securities"); and

                                 - net sales of $483.7 million or 12.0% of our
                                   consolidated net sales for the six months ended June 30, 2004.



UNRESTRICTED SUBSIDIARIES.....   The unrestricted subsidiaries are our
                                 non-wholly owned subsidiaries and LOL Finance
                                 Co. and its subsidiaries. The unrestricted subsidiaries include Cheese & Protein
                                 International, LOL Finance Co., MoArk, LLC, certain immaterial feed subsidiaries and the trust issuer of the Capital Securities. An unrestricted subsidiary will not be subject to the restrictive covenants of the indenture. We will also be able to sell the assets or capital stock of an unrestricted subsidiary without restriction and will be allowed to dividend or distribute the proceeds of these sales on the terms and subject to the conditions in the indenture. Under circumstances specified in the indenture, we will be able to designate other subsidiaries as unrestricted subsidiaries. As of the date of this prospectus, all of the Non-Guarantors are unrestricted subsidiaries, except LOL Farmland Feed SPV, LLC and certain of our immaterial foreign subsidiaries.


                                 After eliminating intercompany activity, the unrestricted subsidiaries had:


                                 - assets of $588.4 million or 19.8% of our
                                   total assets as of June 30, 2004;



                                 - liabilities of $362.1 million or 19.4% of our
                                   total liabilities as of June 30, 2004
                                   (excluding the $190.7 million of Capital
                                   Securities, see "Description of capital
                                   securities"); and



                                 - net sales of $483.7 million or 12.0% of our
                                   total net sales for the six months ended June 30, 2004.


COLLATERAL....................   Our obligations under the New Notes and the
                                 Guarantors' obligations under the Subsidiary
                                 Guarantees will be secured by liens on the collateral that rank immediately junior in priority (subject to certain liens permitted by the indenture) to the liens securing the senior bank facilities and any other indebtedness designated by us from time to time (and in accordance with the indenture governing the New
                                 Notes) to be prior lien indebtedness. The collateral will initially consist of:


                                 - all of the capital stock of, or other equity
                                   interests in, each wholly-owned restricted subsidiary of the Issuer and each wholly-owned restricted subsidiary of Land O'Lakes Farmland Feed LLC (other than LOL Farmland Feed SPV, LLC) owned directly by us or any of the Subsidiary Guarantors (except that the collateral shall not include more than 65% of the voting stock of, or other voting equity interests in, any foreign subsidiary), but in each case only to the extent that the aggregate principal amount, par value, book value as carried by us or market value (which ever is greatest) of any pledged securities of any such subsidiary is not greater than 19.99% of the aggregate principal amount of the New Notes outstanding, and


                                 - substantially all of the other assets, in
                                   each case, that are held by us or any of the Subsidiary Guarantors to the extent that a junior security interest is able to be granted or perfected therein (but, in each case, only to the extent that prior lien indebtedness is secured by a priority lien thereon).


                                 Due to the limitation described above, pledged securities of Land O'Lakes Farmland Feed LLC will be limited to $35.0 million.


INTERCREDITOR AGREEMENT.......   Pursuant to an intercreditor agreement, the
                                 liens securing the New Notes will be expressly junior in priority to all liens that secure (1) obligations under our senior bank credit facilities, (2) any future indebtedness permitted to be incurred under the indenture governing the New Notes that we designate from time to time in accordance with the indenture as prior lien indebtedness and (3) any future obligations under interest rate protection and other hedging agreements permitted to be incurred under the indenture. Pursuant to the intercreditor agreement, the liens securing the New Notes and the obligations under the Subsidiary Guarantees may not be enforced at any time when obligations secured by prior liens are outstanding, except for certain limited exceptions. Any release of all prior liens and equal liens (subject to certain limited exceptions) upon any collateral approved by holders of the liens will also release the liens securing the New Notes on the same collateral; provided, that after giving effect to the release, at least $100.0 million of obligations secured by such prior liens on the remaining collateral remain outstanding or committed and no default or event of default shall have occurred and be continuing under the indenture. Amendments or waivers of the prior lien collateral documents approved by the holders of the prior liens will also be effective as to the lien collateral documents securing the New Notes and the obligations under the Subsidiary Guarantees. The holders of the prior liens will receive all proceeds from any realization on the collateral until the obligations secured by the prior liens are paid in full in cash and the commitments with respect thereto are terminated.

SHARING OF LIENS..............   In addition to the additional indebtedness that
                                 may be secured by the prior liens on the collateral as described above, certain future indebtedness permitted to be incurred under the indenture governing the New Notes may be secured by liens upon any or all of the collateral securing the New Notes and the Subsidiary Guarantees, on an equal and ratable basis with the liens securing the New Notes and the Subsidiary Guarantees.

RANKING.......................   The New Notes will rank:

                                 - equally in right of payment with all our
                                   existing and future senior indebtedness, including borrowings under our senior bank facilities;

                                 - senior in right of payment with any of our
                                   existing and future subordinated
                                   indebtedness;

                                 - effectively junior to (i) our obligations
                                   under the senior bank facilities and all of our existing and future obligations secured by a prior lien on the collateral securing the New Notes, to the extent of the value of such collateral, and (ii) our obligations under our senior bank facilities and any other existing and future obligations that are secured by a lien on assets that are not part of the collateral securing the New Notes, to the extent of the value of such assets; and

                                 - effectively subordinated to all liabilities
                                   (including trade payables) and preferred stock of each of our subsidiaries that is not a Subsidiary Guarantor.

                                 Similarly, the Subsidiary Guarantee of each Subsidiary Guarantor will rank:

                                 - equally in right of payment to all of such
                                   Subsidiary Guarantor's existing and future senior indebtedness, including its guarantee of borrowings under the senior bank facilities;

                                 - senior in right of payment with any of the
                                   Subsidiary Guarantor's existing and future subordinated indebtedness;

                                 - effectively junior to (i) such Subsidiary
                                   Guarantor's obligations under the senior bank facilities and all of such Subsidiary Guarantor's existing and future obligations secured by a prior lien on the collateral securing such Subsidiary Guarantee to the extent of the value of such collateral, and
                                   (ii) such Subsidiary Guarantor's obligations under our senior bank facilities and any other existing and future obligations that are secured by a lien on assets that are not part of the collateral securing such Subsidiary Guarantee, to the extent of the value of such assets; and

                                 - effectively subordinated to all liabilities
                                   (including trade payables) and preferred stock of each of our subsidiaries that is not a Subsidiary Guarantor.


                                 After eliminating intercompany activity, as of June 30, 2004:



                                 - the Issuer had $490.6 million of senior
                                   indebtedness, excluding the Old Notes, unused commitments under our senior bank facilities and undrawn letters of credit, $123.3 million of which was secured by prior liens on the collateral;



                                 - the Subsidiary Guarantors had $0.8 million of
                                   senior indebtedness, excluding their
                                   guarantees under our senior bank facilities and the Old Notes, none of which was secured by prior liens on the collateral; and


                                 - the Issuer and the Subsidiary Guarantors had
                                   no subordinated indebtedness (not including the Issuer's subordinated guarantee of the Capital Securities).

                                 Subject to certain conditions, the indenture relating to the New Notes permits us to incur additional debt, including debt that may be secured by prior liens and liens equal to the liens securing the New Notes on the collateral.

CHANGE OF CONTROL.............   Upon the occurrence of a change of control, you
                                 will have the right to require us to purchase all or a portion of your New Notes at a purchase price in cash equal to 101% of the principal amount thereof plus the accrued and unpaid interest, if any, to the date of redemption. See "Description of the New Notes -- Change of control."

MATERIAL COVENANTS............   The indenture, among other things, restricts
                                 our ability and the ability of our restricted subsidiaries to:

                                 - incur additional debt;

                                 - issue redeemable equity interests and
                                   preferred equity interests;

                                 - pay dividends or make other distributions;

                                 - repurchase equity interests;

                                 - make other restricted payments including,
                                   without limitation, investments;

                                 - create liens;

                                 - redeem debt that is junior in right of
                                   payment to the New Notes;

                                 - sell or otherwise dispose of assets,
                                   including capital stock of subsidiaries;

                                 - enter into agreements that restrict dividends
                                   from subsidiaries;

                                 - enter into sale/leaseback transactions;

                                 - enter into mergers or consolidations; and

                                 - enter into transactions with affiliates.


                                 These covenants are subject to a number of important exceptions and qualifications. See "Description of the New Notes -- Material covenants" and "-- Merger and consolidation." In addition, if we achieve certain debt ratings from Standard & Poor's and Moody's Investors Service and meet certain other requirements, certain of these covenants will no longer apply and we may elect to release all or any portion of the collateral.

                      SUMMARY CONSOLIDATED FINANCIAL DATA


     The following table sets forth summary consolidated financial information of Land O'Lakes as of the dates and for the periods indicated.


     The consolidated financial information for the years ended December 31, 2003, 2002 and 2001 has been derived from, and should be read together with, the audited consolidated financial statements of Land O'Lakes and the related notes included elsewhere in this prospectus. The consolidated financial information as of and for the six months ended June 30, 2004 and for the six months ended June 30, 2003, has been derived from the unaudited financial statements of Land O'Lakes and the related notes included elsewhere in this prospectus, which in our opinion include all adjustments which we consider necessary for the fair representation of our financial position and results of operations for these periods. Interim results are not necessarily indicative of the results that can be expected for a full year.


     We acquired Purina Mills on October 11, 2001 and Purina Mills operating results since October 11, 2001 are included in our consolidated financial information. See "Management's discussion and analysis of financial condition and results of operations."


                                              SIX MONTHS ENDED
                                                  JUNE 30,            YEARS ENDED DECEMBER 31,
                                             -------------------   ------------------------------
                                               2004       2003       2003       2002       2001
                                             --------   --------   --------   --------   --------
                                                            (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales..................................  $4,027.9   $2,851.6   $6,326.1   $5,842.5   $5,857.7
Cost of sales..............................   3,719.4    2,600.7    5,742.9    5,350.2    5,376.1
                                             --------   --------   --------   --------   --------
Gross profit...............................     308.5      250.9      583.2      492.3      481.6
Selling, general and administrative........     259.9      225.4      468.3      470.6      382.3
Restructuring and impairment charges(1)....       2.5        2.9        7.5       31.4        3.7
                                             --------   --------   --------   --------   --------
  Earnings (loss) from operations..........      46.1       22.6      107.4       (9.7)      95.6
Interest expense, net......................      44.0       39.1       82.9       78.7       55.7
Gain on legal settlements(2)...............      (4.5)     (19.2)     (22.8)    (155.5)      (3.0)
Other (income) expense, net(3).............      (1.5)      (0.7)      (1.6)      (8.2)      23.1
Equity in earnings of affiliated
  companies................................     (66.5)     (50.4)     (57.1)     (22.7)     (48.6)
Minority interest in earnings of
  subsidiaries.............................       1.0        2.9        6.4        5.4        6.9
                                             --------   --------   --------   --------   --------
  Earnings before income taxes.............      73.6       50.9       99.6       92.6       61.5
Income tax expense (benefit)...............      11.7        6.3       17.6       (3.8)      (6.6)
                                             --------   --------   --------   --------   --------
  Net earnings.............................  $   61.9   $   44.6   $   82.0   $   96.4   $   68.1
                                             ========   ========   ========   ========   ========
OTHER FINANCIAL DATA:
Cash flows provided (used) by:
  Operating activities.....................  $  176.7   $  153.4   $  227.5   $   22.0   $  274.3
  Investing activities.....................     (21.7)     (47.4)     (35.2)      (4.2)    (461.2)
  Financing activities.....................    (195.5)     (84.8)    (146.3)     (83.6)     313.1
Depreciation and amortization..............      58.2       55.9      120.8      106.8       97.3
Capital expenditures.......................      41.4       35.0       74.1       87.4       83.9
Cash patronage paid to members(4)..........      11.4        4.2        4.2       20.2       30.7
Equity revolvement paid to members(5)......      21.2       19.5       20.2       17.7       16.2
Ratio of earnings to fixed charges(6)......       1.4x       1.1x       1.8x       2.0x      1.3x



         See accompanying Notes to summary consolidated financial data.

                                              SIX MONTHS ENDED
                                                  JUNE 30,            YEARS ENDED DECEMBER 31,
                                             -------------------   ------------------------------
                                               2004       2003       2003       2002       2001
                                             --------   --------   --------   --------   --------
                                                                (IN MILLIONS)
SELECTED SEGMENT FINANCIAL INFORMATION
DAIRY FOODS
Net sales..................................  $1,942.2   $1,303.8   $2,975.0   $2,898.8   $3,462.1
Earnings (loss) from operations............       0.5       (6.8)      26.3      (20.5)      60.2
Depreciation and amortization..............      19.9       21.7       43.0       36.8       42.5
Capital expenditures.......................      23.7       14.1       28.2       32.3       37.7
ANIMAL FEED(7)(8)
Net sales..................................   1,357.5    1,196.2    2,467.2    2,444.7    1,864.0
Earnings from operations...................       4.9       22.9       56.1       41.7       39.0
Depreciation and amortization..............      20.3       22.4       44.9       46.6       31.7
Capital expenditures.......................       7.3        9.6       24.0       26.0       24.9
CROP SEED
Net sales..................................     374.4      303.0      479.3      406.9      413.6
Earnings from operations...................      19.9       17.9       15.0        8.7       10.3
Depreciation and amortization..............       1.0        1.2        2.2        3.0        5.0
Capital expenditures.......................       1.1        0.3        0.5        0.6        2.7
SWINE(8)
Net sales..................................      46.0       43.7       91.2       83.2      109.9
(Loss) earnings from operations............      (5.3)      (2.2)      (3.8)     (16.0)       6.0
Depreciation and amortization..............       1.8        1.7        3.5        3.8        5.6
Capital expenditures.......................       2.4        2.5        5.1        3.1        7.3
AGRONOMY
Net sales..................................        --         --         --         --         --
Loss from operations.......................      (7.1)      (6.7)     (14.0)     (18.9)     (16.5)
Depreciation and amortization..............       3.1        3.1        6.1        6.1        6.3
Capital expenditures.......................        --         --         --         --         --
LAYERS(9)
Net sales..................................     318.6         --      317.8         --         --
Earnings (loss) from operations............      33.6       (1.0)      28.5       (2.1)      (0.3)
Depreciation and amortization..............       5.4        0.4        6.3        0.9        0.3
Capital expenditures.......................       4.9         --        3.8         --         --
OTHER/ELIMINATIONS
Net sales..................................     (10.8)       4.9       (4.4)       8.9        8.1
Loss from operations.......................      (0.4)      (1.5)      (0.7)      (2.6)      (3.1)
Depreciation and amortization..............       6.7        5.4       14.8        9.6        5.9
Capital expenditures.......................       2.0        8.5       12.5       25.4       11.3



         See accompanying Notes to summary consolidated financial data.

                                                                JUNE 30, 2004
                                                               ----------------
                                                                (IN MILLIONS)
BALANCE SHEET DATA (AT END OF PERIOD):
Cash and short-term investments.............................       $   69.8
Restricted cash(10).........................................           20.2
Working capital(11).........................................          284.9
Property, plant and equipment, net..........................          613.8
Property under capital leases, net..........................          105.0
Total assets................................................        2,972.1
Total debt(12)..............................................          804.1
Capital securities of trust subsidiary......................          190.7
Obligations under capital lease.............................          106.0
Minority interests..........................................            8.9
Total equities..............................................          914.8


         See accompanying Notes to summary consolidated financial data.

                  NOTES TO SUMMARY CONSOLIDATED FINANCIAL DATA


 (1) The following table summarizes restructuring and impairment charges (reversals):


                                                SIX MONTHS
                                              ENDED JUNE 30,    YEARS ENDED DECEMBER 31,
                                              --------------    -------------------------
                                              2004     2003     2003      2002      2001
                                              -----    -----    -----    ------    ------
                                                             (IN MILLIONS)
Restructuring charges (reversals)...........  $0.8     $2.5     $3.5     $13.2     $(4.1)
Impairment of assets........................   1.7      0.4      4.0      18.2       7.8
                                              ----     ----     ----     -----     -----
  Total.....................................  $2.5     $2.9     $7.5     $31.4     $ 3.7
                                              ====     ====     ====     =====     =====



     The restructuring charge of $0.8 million for the six months ended June 30, 2004 resulted from the closing of manufacturing facilities in dairy foods and the restructuring charge of $2.5 million for the six months ended June 30, 2003 resulted primarily from the closing of facilities in dairy foods and feed. The restructuring charges of $3.5 million, $13.2 million and reversal of ($4.1) million for the years ended December 31, 2003, 2002 and 2001, respectively, primarily resulted from initiatives to consolidate facilities and reduce personnel in our feed segment and the closing of manufacturing facilities in the dairy foods segment.



     The impairment charge of $1.7 million for the six months ended June 30, 2004 related mainly to the write-down of goodwill in the seed segment. The impairment charge of $0.4 million for the six months ended June 30, 2003 related to the write-down of certain impaired plant assets in the seed and feed segments. The impairment charge of $4.0 million for the year ended December 31, 2003 related to the write-down of various assets to their estimated fair value and goodwill impairments. The impairment charge of $18.2 million for the year ended December 31, 2002 related to the write-down of certain impaired plant assets in the dairy foods and animal feed segments to their estimated fair value. The impairment charge of $7.8 million for the year ended December 31, 2001 related to write-downs of a feed operation in Mexico and certain swine assets to their estimated fair value.



 (2) We recognized net gains on legal settlements of $4.5 million, $19.2 million, $22.8 million, $155.5 million and $3.0 million for the six months ended June 30, 2004 and 2003 and the years ended December 31, 2003, 2002 and 2001, respectively. In the six months ended June 30, 2004, we settled a case for a loss of $0.5 million. The gains represent cash received from product suppliers against whom we alleged certain price-fixing claims.


 (3) The following table summarizes other (income) expense, net:


                                                 SIX MONTHS
                                               ENDED JUNE 30,    YEARS ENDED DECEMBER 31,
                                               ---------------   ------------------------
                                                2004     2003     2003     2002     2001
                                               ------   ------   ------   ------   ------
                                                             (IN MILLIONS)
Loss (gain) on sale of investments...........  $ 0.1    $(0.8)   $(0.9)   $ 0.9    $(0.3)
(Gain) loss on divestitures of businesses....   (1.6)     0.7     (0.7)    (4.9)      --
Gain on sale of intangibles..................     --     (0.6)    (0.5)    (4.2)      --
Loss on extinguishment of debt...............     --       --      0.5       --     23.4
                                               -----    -----    -----    -----    -----
  Total......................................  $(1.5)   $(0.7)   $(1.6)   $(8.2)   $23.1
                                               =====    =====    =====    =====    =====

 (4) Reflects the portion of earnings allocated to members for the prior fiscal year distributed in cash in the current fiscal year.


                                               SIX MONTHS
                                             ENDED JUNE 30,     YEARS ENDED DECEMBER 31,
                                             ---------------    -------------------------
                                              2004     2003     2003      2002      2001
                                             ------    -----    -----    ------    ------
                                                            (IN MILLIONS)
20% required for tax deduction.............  $ 7.9     $2.8     $2.8     $14.1     $28.5
Discretionary..............................    3.5      1.4      1.4       6.1       2.2
                                             -----     ----     ----     -----     -----
  Total....................................  $11.4     $4.2     $4.2     $20.2     $30.7
                                             =====     ====     ====     =====     =====


 (5) Reflects the distribution of earnings previously allocated to members and not paid out as cash patronage. Includes the distribution of a portion of the equity issued in connection with the acquisition of Dairyman's Cooperative Creamery Association and acquisition of certain assets of Countrymark Cooperative.


                                             SIX MONTHS
                                           ENDED JUNE 30,     YEARS ENDED DECEMBER 31,
                                           --------------    --------------------------
                                           2004     2003      2003      2002      2001
                                           -----    -----    ------    ------    ------
                                                          (IN MILLIONS)
Revolvement
  Dairy Foods............................  $19.0    $17.7    $18.0     $15.2     $14.0
  Ag Services............................    2.2(a)   1.8(a)   2.2(a)    2.5(a)    2.2(a)
                                           -----    -----    -----     -----     -----
     Total...............................  $21.2    $19.5    $20.2     $17.7     $16.2
                                           =====    =====    =====     =====     =====


        -----------------------

        (a) Included equity revolvements to deceased members of local cooperatives.


 (6) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes, less equity in earnings of affiliated companies plus minority interest in earnings of subsidiaries, plus distributed income of equity investees and fixed charges. Fixed charges include interest on all indebtedness and one- third of rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest. Our ratio of earnings to fixed charges was 2.6x for the year ended December 31, 2000 and was 1.2x for the year ended December 31, 1999.


 (7) In October 2001, we acquired Purina Mills, Inc. and since then we have consolidated its operating activities in the feed segment.


 (8) Historically, Purina Mills reported results of its swine business together with its feed business. Accordingly, the portion of our swine business which we acquired from Purina Mills is reported in our animal feed segment results for the six months ended June 30, 2004 and 2003 and the years ended December 31, 2003, 2002 and 2001.



 (9) Through June 30, 2003, our layers business, MoArk, was unconsolidated and accounted for under the equity method. Effective July 1, 2003, MoArk was consolidated in our financial statements. Financial statements for periods prior to July 1, 2003 have not been restated for the effects of consolidation.


(10) Cash held in a restricted account required to support the CPI property and equipment lease.


(11) Working capital is defined as current assets (less cash and short-term investments and restricted cash) minus current liabilities (less notes and short-term obligations, current maturities of long-term debt and obligations under capital leases).


(12) Total debt excludes the 7.45% Capital Securities due on March 15, 2028, of our trust subsidiary.

                                  RISK FACTORS

     You should carefully consider all the information in this prospectus, including the following risk factors, before tendering your Old Notes in the exchange offer.

RISK FACTORS RELATING TO OUR FINANCIAL CONDITION

  OUR SUBSTANTIAL LEVERAGE COULD ADVERSELY AFFECT OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER OUR DEBT OBLIGATIONS AND OPERATE OUR BUSINESS.


     We are highly leveraged and have significant debt service obligations. As of June 30, 2004, after eliminating intercompany activity, our aggregate outstanding consolidated indebtedness was $994.8 million, excluding unused commitments and including our 7.45% Capital Securities, and our total equity was $914.8 million. For the six months ended June 30, 2004 our interest expense
(net) was $44.0 million. We may incur additional debt from time to time to finance strategic acquisitions, investments and alliances, capital expenditures or for other purposes, subject to the restrictions contained in our debt agreements.


     Our substantial debt could have important consequences to persons holding our outstanding indebtedness, including the following:

     - we will be required to use a substantial portion of our cash flow from operations to pay principal and interest on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, strategic acquisitions, investments and alliances and other general corporate requirements;

     - our interest expense could increase if interest rates in general increase because a large portion of our debt bears interest at floating rates;

     - our substantial leverage will increase our vulnerability to general economic downturns and adverse competitive and industry conditions and could place us at a competitive disadvantage compared to those of our competitors which are less leveraged;

     - our debt service obligations could limit our flexibility to plan for, or react to, changes in our business and the dairy and agricultural industries;

     - our level of debt may restrict us from raising additional financing on satisfactory terms to fund working capital, capital expenditures, strategic acquisitions, investments and joint ventures and other general corporate requirements;

     - our level of debt may prevent us from raising the funds necessary to repurchase all of our 8 3/4% senior notes and the New Notes tendered to us upon the occurrence of a change of control, which would constitute an event of default under the 8 3/4% senior notes and the New Notes; and

     - our failure to comply with the financial and other restrictive covenants in our debt instruments could result in an event of default that, if not cured or waived, could cause our debt to become due immediately and permit our lenders to enforce their remedies.

     See "Description of the New Notes -- Material covenants" and "-- Defaults" and "Description of certain other indebtedness -- Description of senior bank facilities," "-- Description of 8 3/4% senior notes" and "-- Description of receivables securitization."

  SERVICING OUR INDEBTEDNESS REQUIRES A SIGNIFICANT AMOUNT OF CASH, AND OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     We expect to obtain the cash to make payments on our debt and to fund working capital, capital expenditures, strategic acquisitions, investments and joint ventures and other general corporate requirements from our operations. Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure investors that our business will generate sufficient cash flow from operations, that we will realize currently anticipated cost savings, net sales growth and operating improvements on schedule, or at all, or that future borrowings will be available to us under our senior bank facilities, in each case, in amounts sufficient to enable us to service our indebtedness or to fund our other liquidity needs. If we cannot service our indebtedness, we will have to take actions such as reducing or delaying capital expenditures, strategic acquisitions, investments and joint ventures, selling assets, restructuring or refinancing our indebtedness, deferring revolvements and other member payments or seeking additional equity capital, which may adversely affect our membership and affect their willingness to remain members. These remedies may not be effected on commercially reasonable terms, or at all. In addition, the terms of existing or future financing agreements, including the credit agreements relating to our senior bank facilities, the agreements relating to our receivables securitization and the indentures for our 8 3/4% senior notes and the New Notes may restrict us from adopting any of these alternatives. See "Management's discussion and analysis of financial condition and results of operations -- Liquidity and capital resources," "Description of the New Notes -- Material covenants," "Description of certain other indebtedness -- Description of senior bank facilities,"
"-- Description of 8 3/4% senior notes" and "-- Description of receivables securitization."

  DESPITE OUR SUBSTANTIAL LEVERAGE, WE WILL BE ABLE TO INCUR MORE DEBT, WHICH MAY INTENSIFY THE RISKS ASSOCIATED WITH OUR SUBSTANTIAL LEVERAGE, INCLUDING OUR ABILITY TO SERVICE OUR DEBT.


     The agreements governing our debt will permit us, subject to certain conditions, to incur a significant amount of additional indebtedness. In addition, we may incur additional debt under our $200 million revolving credit facility, of which $135.0 million was available to us as of June 30, 2004. See "Description of certain other indebtedness." If we incur additional debt, the risks associated with our substantial leverage, including our ability to service our debt, could intensify.


  IF CREDITORS OF OUR SUBSIDIARIES AND JOINT VENTURES MAKE CLAIMS WITH RESPECT TO THE ASSETS AND EARNINGS OF THESE COMPANIES, SUFFICIENT FUNDS MAY NOT BE AVAILABLE TO REPAY THE NEW NOTES AND WE MAY NOT RECEIVE THE CASH WE EXPECT FROM INTERCOMPANY TRANSFERS.

     We conduct a substantial portion of our operations through our subsidiaries and joint ventures. Land O'Lakes will therefore be dependent in part upon dividends or other intercompany transfers of funds from these companies in order to pay the principal of and interest on the New Notes and to meet its other obligations. Generally, creditors of these companies will have claims to the assets and earnings of these companies that are superior to the claims of creditors of Land O'Lakes, except to the extent the claims of Land O'Lakes creditors are guaranteed by these entities.

     Although the Subsidiary Guarantees and the second-priority liens of the Subsidiary Guarantors will provide the holders of the New Notes with a direct claim against the assets of the Subsidiary Guarantors, enforcement of the Subsidiary Guarantees and the second-priority liens of the Subsidiary Guarantors against any Subsidiary Guarantor may be challenged in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of the Subsidiary Guarantor and could be subject to defenses. To the extent that the Subsidiary Guarantees and the second-priority liens are not enforceable, the New Notes would be effectively subordinated to all liabilities of the Subsidiary Guarantors, including trade payables and contingent liabilities, and preferred stock of the Subsidiary Guarantors. In any event, the New Notes will be effectively subordinated to all liabilities of the Non-Guarantors. After eliminating intercompany activity the Non-Guarantors (excluding LOL Farmland Feed SPV, LLC):


     - had assets of $588.4 million or 19.8% of our total assets as of June 30, 2004;



     - had liabilities of $362.1 million or 19.4% of our total liabilities as of June 30, 2004 (excluding the $190.7 million of Capital Securities, see "Description of capital securities"); and



     - generated net sales of $483.7 million or 12.0% of our consolidated net sales for the six months ended June 30, 2004.


See "Description of the New Notes" and "Description of certain other indebtedness."

     Accordingly, in the event of Land O'Lakes dissolution, bankruptcy, liquidation or reorganization, the holders of the New Notes may not receive any amounts with respect to the New Notes until after the payment in full of the claims of creditors of its subsidiaries.

     Although the indenture will limit the ability of our subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, these limitations have a number of significant qualifications and exceptions. See "Description of the New Notes -- Material covenants -- Limitation on restrictions on distributions from restricted subsidiaries."

  RESTRICTIONS IMPOSED BY OUR DEBT AGREEMENTS LIMIT OUR ABILITY TO FINANCE FUTURE OPERATIONS OR CAPITAL NEEDS OR ENGAGE IN OTHER BUSINESS ACTIVITIES THAT MAY BE IN OUR INTEREST.

     The indentures for our 8 3/4% senior notes and the New Notes impose, and the terms of any future debt may impose, operating and other restrictions on us and our restricted subsidiaries. In addition, our senior bank facilities include other and more restrictive covenants and prohibit us from prepaying our other debt, including the 8 3/4% senior notes and the New Notes, while debt under our senior bank facilities is outstanding. The agreements governing our senior bank facilities also require us to achieve specified financial and operating results and maintain compliance with specified financial ratios.

     The restrictions contained in our debt agreements could:

     - limit our ability to plan for or react to market conditions or meet capital needs or otherwise restrict our activities or business plans; and

     - adversely affect our ability to finance our operations, strategic acquisitions, investments or alliances or other capital needs or to engage in other business activities that would be in our interest.

     A breach of any of these restrictive covenants or our inability to comply with the required financial ratios could result in a default under our senior bank facilities and could trigger cross default provisions in the agreements governing our other debt. If a default occurs, certain of our debt agreements, including our senior bank facilities, allow the lenders to declare all borrowings outstanding, together with accrued interest and other fees, to be immediately due and payable which would result in an event of default under the indentures governing our 8 3/4% senior notes and the New Notes and a termination event under the agreements governing our receivables securitization. Lenders will also have the right in these circumstances to terminate any commitments they have to provide further borrowings. If we are unable to repay outstanding borrowings when due, those lenders will also have the right to proceed against the collateral, including our available cash, granted to them to secure the indebtedness. If this debt was to be accelerated, our assets may not be sufficient to repay in full that indebtedness and our other indebtedness. If not cured or waived, such default could give our lenders the right to enforce other remedies that would interrupt the operation of our business.

     See "Description of the New Notes -- Ranking" and "-- Material covenants" and "Description of certain other indebtedness -- Description of senior bank facilities," "-- Description of 8 3/4% senior notes," "-- Description of receivables securitization" and "Management's discussion and analysis of financial condition and results of operations -- Liquidity and capital resources."

  THE COLLATERAL SECURING THE NEW NOTES IS SUBJECT TO PRIORITY LIENS HELD BY OTHERS. IF THERE IS A DEFAULT, SUCH COLLATERAL MAY NOT BE SUFFICIENT TO REPAY THOSE CREDITORS AND THE HOLDERS OF THE NEW NOTES.

     All indebtedness under our senior bank facilities is secured by priority liens on the same collateral securing the New Notes. As a result, the New Notes will be effectively junior to all of that indebtedness, to the extent of the value of such collateral. In addition, under the terms of the indenture governing the New Notes, we will be permitted in the future to incur additional debt up to a specific amount that will be secured by priority liens on the same collateral securing the New Notes. We will also be permitted to incur additional debt that is secured by the collateral on an equal and ratable basis with the New Notes in certain circumstances.

     The lenders under our senior bank facilities will be entitled to receive proceeds from any realization of the collateral securing those facilities to repay outstanding indebtedness under those facilities in full before the holders of the New Notes and other obligations secured by junior liens will be entitled to any recovery from such collateral.

     Our ability to enable the holders future debt to share in the collateral on either a priority basis or a pari passu basis with the New Notes may have the effect of diluting the ratio of the aggregate amount of the obligations secured by the collateral to the value of such collateral.

  WE MAY NOT BE ABLE TO REPURCHASE THE NEW NOTES UPON A CHANGE OF CONTROL.

     If we experience certain changes of control, you will have the right to require us to repurchase your New Notes at a purchase price in cash equal to 101% of the principal amount of your New Notes plus accrued and unpaid interest to the repurchase date. We may not be able to repurchase the New Notes upon a change of control because we may not have sufficient funds. Further, our ability to repurchase the New Notes upon a change of control will be limited by the terms of the senior bank facilities. Upon a change of control, we may be required immediately to repay the outstanding principal, any accrued interest and any other amounts owed by us under the senior bank facilities. We cannot assure you that we would be able to repay amounts outstanding under the senior bank facilities or obtain necessary consents under the senior bank facilities to repurchase the New Notes. The senior bank facilities provide that certain change of control events with respect to us constitute a default thereunder. Any future credit agreement or other agreements relating to senior indebtedness to which we become a party may contain similar provisions. Our failure to repurchase tendered New Notes at a time when the repurchase is required by the indenture would constitute an event of default under the indenture, which, in turn, would constitute a default under the senior bank facilities and may constitute an event of default under other, future senior indebtedness. See "Description of the New Notes -- Change of control" and "-- Material covenants" and "Description of certain other indebtedness -- Description senior bank facilities,"
"-- Description of 8 3/4% senior notes" and "-- Description of receivables securitization."

     In addition, the change of control provision which will be contained in the indenture will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership, or, even if they do, may not involve a change of the magnitude required under the definition of change of control in the indenture to trigger these provisions. Except as described under "Description of the New Notes -- Change of control," the indenture does not contain provisions that permit the holders of the New Notes to require us to repurchase or redeem the New Notes in the event of a takeover, recapitalization or similar transaction.

  THE COLLATERAL MAY NOT BE VALUABLE ENOUGH TO SATISFY ALL THE OBLIGATIONS SECURED BY THE COLLATERAL.

     The value of the collateral in the event of a liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. No independent appraisals of any of the collateral have been prepared by or on behalf of us in connection with this exchange of New Notes for Old Notes. Accordingly, we cannot assure you that the proceeds of any sale of the collateral following an acceleration of maturity with respect to the New Notes or under our senior bank facilities would be sufficient to satisfy, or would not be substantially less than, amounts due on the New Notes and the senior bank facilities secured thereby.

     If the proceeds of any sale of the collateral are not sufficient to repay all amounts due on any of the New Notes, noteholders will have only an unsecured claim against our remaining assets. Some or all of the collateral may be illiquid and may have no readily ascertainable market value. Likewise, we cannot assure you that the collateral will be saleable or, if saleable, that there will not be substantial delay in its liquidation. To the extent that liens, rights and easements granted to third parties encumber assets located on property owned by us or constitute subordinate liens on the collateral, those third parties have or may exercise rights and remedies with respect to the property subject to such encumbrances (including rights to require marshalling of assets) that could adversely affect the value of that collateral and the ability of the collateral trustee to realize or foreclose on that collateral.

     The indenture governing the New Notes also permits us to issue additional secured debt, including debt secured equally and ratably by the same assets pledged to you. This would reduce amounts payable to you from the proceeds of any sale of collateral.

  BANKRUPTCY LAWS MAY LIMIT YOUR ABILITY TO REALIZE VALUE FROM THE COLLATERAL.

     The right of the collateral trustee to repossess and dispose of the collateral upon the occurrence of an event of default under the senior bank facilities or the indenture governing the New Notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the collateral trustee repossessed and disposed of the collateral. Upon the commencement of a case for relief under Title 11 of the United States Code, a secured creditor such as the collateral trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the bankruptcy code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security if and at such times as the court in its discretion determines that the value of the secured creditor's interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

     In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary power of a bankruptcy court, it is impossible to predict:

     - how long payments under the New Notes could be delayed following commencement of a bankruptcy case;

     - whether or when the collateral trustee could repossess or dispose of the collateral;

     - the value of the collateral at the time of the bankruptcy petition; or

     - whether or to what extent holders of the New Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

     In addition, the indenture requires that, in the event of a bankruptcy, the collateral trustee not object to a number of important matters following the filing of a bankruptcy petition. After such a filing, the value of the collateral could materially deteriorate and you would be unable to raise an objection.

  YOUR INTEREST IN THE COLLATERAL MAY BE ADVERSELY AFFECTED BY THE FAILURE TO RECORD AND/OR PERFECT SECURITY INTERESTS IN CERTAIN COLLATERAL ACQUIRED IN THE FUTURE.

     The security interest in the collateral securing the New Notes includes substantially all of our personal property and substantially all of the personal property of the Subsidiary Guarantors, a pledge of certain stock and other equity interests and the proceeds of the foregoing, whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. Although the indenture will contain customary further assurances and covenants, the trustee will not monitor the future acquisition of property and rights that constitute collateral, or take any action to perfect the security interest in such acquired collateral.

  THE COLLATERAL IS SUBJECT TO CASUALTY RISKS.

     We are obligated under the senior bank facilities to maintain adequate insurance to the same extent as companies of established reputation engaged in the same or similar businesses in the same or similar localities insure themselves, except to the extent any such failure would have a material adverse effect on us or our lenders' rights or benefits. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, we cannot assure you that the insurance proceeds will compensate us fully for our losses. If there is a total or partial loss of any of the pledged collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the New Notes.

  THE LIEN-RANKING PROVISIONS SET FORTH IN THE INDENTURE LIMIT THE RIGHTS OF THE HOLDERS OF THE NEW NOTES WITH RESPECT TO THE COLLATERAL SECURING THE NEW NOTES.

     The rights of the holders of the New Notes with respect to the collateral securing the New Notes are substantially limited pursuant to the terms of the lien-ranking provisions set forth in the indenture. Under those lien-ranking provisions, at any time that obligations that have the benefit of the first-priority liens are outstanding, any actions that may be taken in respect of the collateral, including the ability to cause the commencement of enforcement proceedings against the collateral and to control the conduct of such proceedings, and the approval of amendments to, releases of collateral from the lien of, and waivers of past default under, the collateral documents, will be at the direction of holders of the obligations secured by senior liens, and the trustee, on behalf of the holders of the New Notes, will not have the ability to control or direct such actions, even if the rights of the holders of the New Notes are adversely affected. Additional releases of collateral from the liens securing the New Notes are permitted under some circumstances. See "Description of the New Notes -- Security -- Release of collateral."

  THE ASSETS OF OUR NON-GUARANTORS WILL BE SUBJECT TO PRIOR CLAIMS BY CREDITORS OF THOSE SUBSIDIARIES.


     Holders of New Notes will not have any claim as a creditor against our subsidiaries that are not guarantors of the New Notes. Therefore, in the event of any bankruptcy, liquidation or reorganization of a Non-Guarantor, the rights of the holders of New Notes to participate in the assets of such Non-Guarantor will rank behind the claims of that subsidiary's creditors, including trade creditors (except to the extent we have a claim as a creditor of such subsidiary). For the six months ended June 30, 2004, Non-Guarantors represented approximately 12.0% of our net sales and had operating earnings of $32.1 million and net earnings of $32.3 million. At June 30, 2004, Non-Guarantors represented approximately 19.8% of our total assets.


  UNDER UNITED STATES FEDERAL AND STATE FRAUDULENT TRANSFER OR CONVEYANCE STATUTES, A COURT COULD VOID THE OBLIGATIONS OF LAND O'LAKES AND THE SUBSIDIARY GUARANTORS OR TAKE OTHER ACTIONS DETRIMENTAL TO HOLDERS OF THE NEW NOTES.

     Under United States Federal or state fraudulent transfer or conveyance laws, a court could take actions detrimental to you if it found that, at the time the New Notes or the Subsidiary Guarantees were issued or the second-priority liens were incurred, Land O'Lakes or a Subsidiary Guarantor:

          (1) issued the New Notes or a Subsidiary Guarantee or incurred the second-priority liens with the intent of hindering, delaying or defrauding current or future creditors; or

          (2) received less than fair consideration or reasonably equivalent value for incurring the debt represented by the New Notes or a Subsidiary Guarantee or the second-priority liens; and

        - was insolvent or rendered insolvent by issuing the New Notes or a Subsidiary Guarantee or incurring the second-priority liens;

        - was engaged, or about to engage, in a business or transaction for which the assets remaining with Land O'Lakes or the Subsidiary Guarantor would constitute unreasonably small capital to carry on Land O'Lakes or the Subsidiary Guarantor's business; or

        - intended to incur, believed that it would incur or did incur, indebtedness beyond Land O'Lakes or the Subsidiary Guarantor's ability to pay.

     If a court made this finding, it could:

        - void all or part of Land O'Lakes or the Subsidiary Guarantor's obligations to the holders of the New Notes and the second-priority liens and direct the repayment of any amounts thereunder to Land O'Lakes and the Subsidiary Guarantor's other creditors;

        - subordinate Land O'Lakes or the Subsidiary Guarantor's obligations to the holders of the New Notes and the second-priority liens to Land O'Lakes or the Subsidiary Guarantor's other indebtedness; or

        - take other actions detrimental to the holders of the New Notes or the second-priority liens.

     In that event, Land O'Lakes cannot assure you that it could pay amounts due on the New Notes. Under fraudulent transfer statutes, it is not certain whether a court would determine that Land O'Lakes or the Subsidiary Guarantor were insolvent on the date that the New Notes and Subsidiary Guarantee were issued and the second-priority liens were incurred.

     To the extent a court voids a Subsidiary Guarantee or a second-priority lien as a fraudulent transfer or conveyance or holds it unenforceable for any other reason, holders of New Notes would cease to have any claim against the Subsidiary Guarantor. If a court were to take this action, the Subsidiary Guarantor's assets would be applied to the Subsidiary Guarantor's liabilities and preferred stock claims. Land O'Lakes cannot assure you that a Subsidiary Guarantor's assets would be sufficient to satisfy the claims of the holders of New Notes relating to any voided portions of any of the Subsidiary Guarantees or second-priority liens.

     Land O'Lakes counsel has not expressed any opinion as to the applicability of United States Federal bankruptcy or state fraudulent transfer and conveyance laws.

     Based upon financial and other information available to us, we believe that we and our Subsidiary Guarantors are issuing the New Notes and the Subsidiary Guarantees and incurring the second-priority liens for proper purposes and in good faith and that, at the time the New Notes and the Subsidiary Guarantees are issued and the second-priority liens are incurred, Land O'Lakes and the Subsidiary Guarantors:

     - will not be insolvent or rendered insolvent by the issuance or incurrence;

     - will have sufficient capital to run their businesses; and

     - will be able to pay their debts as they mature or become due.

     In reaching these conclusions, Land O'Lakes has relied on various valuations and estimates of future cash flow that necessarily involve a number of assumptions and choices of methodology. However, if the New Notes, the second-priority liens or the Subsidiary Guarantees were to be subject to any of these kinds of claims, a court may not adopt the assumptions and methodologies that it has chosen or concur with its conclusion as to its solvency and the solvency of its subsidiaries.

     Additionally, under United States Federal bankruptcy or applicable state insolvency law, if certain bankruptcy or insolvency proceedings were initiated by or against Land O'Lakes or the Subsidiary Guarantors within 90 days after any payment by Land O'Lakes with respect to the New Notes, the second-priority liens or by the Subsidiary Guarantors under their Subsidiary Guarantees, or if Land O'Lakes or the Subsidiary Guarantors anticipated becoming insolvent at the time of the payment, all or a portion of the payment could be avoided as a preferential transfer and the recipient of the payment could be required to return the payment. In the event there are any additional Subsidiary Guarantors in the future, the foregoing would also apply to their guarantees.

  THERE IS CURRENTLY NO MARKET FOR THE NEW NOTES, AND AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR THE NEW NOTES.

     The New Notes are new securities for which there currently is no, and on issuance there will not be any, established trading market. If any of the New Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon:

     - prevailing interest rates;

     - the market for similar securities; and

     - other factors, including general economic conditions and our financial condition, performance and prospects.

     Land O'Lakes does not intend to apply for listing of the New Notes on any securities exchange or on any automated dealer quotation system. The liquidity of, and trading market for, the New Notes also may be adversely affected by general declines in the market for similar securities. A decline may adversely affect the liquidity and trading markets independent of Land O'Lakes prospects or financial performance.

  IF YOU DO NOT PARTICIPATE IN THIS EXCHANGE OFFER, YOU WILL CONTINUE TO HOLD UNREGISTERED OLD NOTES THAT ARE SUBJECT TO TRANSFER RESTRICTIONS.

     We will only issue New Notes in exchange for Old Notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes and you should carefully follow the instructions on how to tender your Old Notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the Old Notes. If you are eligible to participate in this exchange offer and do not tender your Old Notes or if we do not accept your Old Notes because you did not tender your Old Notes properly, then, after we consummate this exchange offer, you will continue to hold Old Notes that are subject to the existing transfer restrictions and you will no longer have any registration rights or be entitled to any additional interest with respect to the Old Notes. In addition:

     - if you tender your Old Notes for the purpose of participating in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes; and

     - if you are broker-dealer that receives New Notes for your own account in exchange for Old Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those New Notes.

     After this exchange offer is consummated, if you continue to hold any Old Notes, you may have difficulty selling them because there will be fewer Old Notes outstanding.

RISK FACTORS RELATING TO OUR BUSINESS

  AN OVERSUPPLY OF FOOD PROTEIN IN THE UNITED STATES MARKET HAS REDUCED, AND COULD CONTINUE TO REDUCE, OUR SALES AND MARGINS.

     Our animal feed segment supplies feed to farmers and specialized livestock producers for use in their commercial production of livestock. When the price that these producers receive for their livestock declines as a result of an oversupply of food protein (such as beef, pork and chicken), such producers may decide to lower their production levels or seek alternative, lower margin products, resulting in lower sales and margins for us. Since 1998, in the case of swine feed, and since 2001, in the case of dairy feed, we have experienced erosion of commodity feed volumes. This erosion has primarily resulted from low prices for market hogs and milk, which has led to a liquidation of herds, decreased demand for feed and a shift to lower margin feed. In 2003, dairy feed volumes were down 9% compared to 2002, and there were also reductions of 10% and 14%, respectively, in poultry and swine feed volumes. We expect lower volumes in dairy, poultry and swine feed to continue in 2004. Currently, several countries have banned the import of U.S. fed beef as a result of the discovery of bovine spongiform encephalopathy ("BSE"), also known as mad cow disease, in one dairy cow in Washington State. Beef supplies in the U.S. have been reduced recently due to a cutoff of Canadian cattle imports as a result of contamination concerns which have temporarily increased beef prices. Bans by other countries on imports of U.S. beef, as well as the existing ban on the import of Canadian cattle and beef products into the U.S., have introduced volatility in the cattle and beef-related markets. If the various bans by other countries on the import of U.S. fed beef continue or expand or if the import ban on Canadian beef is lifted, the oversupply of food protein in the U.S. may increase resulting in reduced sales and margin for us.


  GEOGRAPHIC SHIFT IN DAIRY PRODUCTION HAS DECREASED AND COULD CONTINUE TO DECREASE OUR SALES AND MARGINS.


     We operate 12 dairy facilities which are located in different regions of the United States. Milk production in certain regions, including the Midwest and Northeast, is decreasing as smaller producers in these regions have ceased milk production and larger producers in the West have increased milk production. Since 1993, cow numbers have declined 27% in Minnesota and 17% in Wisconsin and the Minnesota/Wisconsin share of nationwide dairy manufacturing volume has declined from 41% to 33%. In addition, a producer, whether a member or a non-member, may decide not to supply milk to us or may decide to stop supplying milk to us when the term of its contractual obligation expires. Where milk production is not sufficient to fully support our operations, such as the Midwest and Northeast, we are not able to operate our plants at a capacity that is profitable, are forced to transport milk from a distance or are forced to pay higher prices for our milk supply. These conditions have decreased, and could continue to decrease, operating sales and margins.


     In response to decreased milk production in the Upper Midwest, we are restructuring our dairy facility infrastructure to increase production efficiencies and reduce costs. There can be no assurance that this restructuring will be successful in increasing production efficiencies or reducing costs.

     In addition, as dairy production has shifted from the Upper Midwest to the western United States, we have seen a change in our feed product mix, with lower sales of complete feed and increased sales of simple blends. Dairy producers in the western United States tend to purchase feed components and mix them at the farm location rather than purchase higher margin mixed feed product delivered to the farm. If this shift continues, we will continue to have decreased volumes of animal feed in the Midwest and increased costs of production as we are unable to operate certain of our Midwestern plants at a capacity that is profitable.

  CHANGES IN CONSUMER PREFERENCES AND DISTRIBUTION CHANNELS COULD DECREASE OUR REVENUES AND CASH FLOW.

     We are subject to the risks of:

     - evolving consumer preferences and nutritional and health-related concerns; and

     - changes in food distribution channels, such as consolidation of the supermarket industry and other retail outlets that result in a smaller customer base and intensify the competition for fewer customers.

     To the extent that consumer preference evolves away from products that we produce for health or other reasons, and we are unable to create new products that satisfy new consumer preferences, there will be a decreased demand for our products. There has been a recent trend toward consolidation among food retailers which we expect to continue. As a result, these food retailers are selecting product suppliers who can meet their needs nationwide. If our products are not selected by these food retailers, our sales volumes could be significantly reduced. In addition, national distributors or regional food brokers could choose not to carry our products. Because of the high degree of consolidation of national food distributors, the decision of a single such distributor not to carry our products could have a serious impact on our revenues.

Any shift in consumer preferences away from our products could decrease our revenues and cash flow and impair our ability to fulfill our obligations under our debt obligations and operate our business.

     Our lifestyle animal feed business relies on the sale of animal feed products to consumers who own animals for recreational purposes or hobbies. The impact of an extended economic downturn in the U.S. economy could cause some of these owners to sell their animals or to seek alternative, less expensive products.

  COMPETITION IN THE INDUSTRY MAY REDUCE OUR SALES AND MARGINS.

     Our business segments operate in highly competitive industries. In addition, some of our business segments compete with companies that have greater capital resources, research and development staffs, facilities, diversity of product lines and brand recognition than we have. Increased competition as to any of our products could result in reduced prices which would reduce our sales and margins.

     Our competitors may succeed in developing new or enhanced products which are better than ours. These companies may also prove to be more successful in marketing and selling their products than we are with ours.

     Sectors of the dairy industry are highly fragmented, with the bulk of the industry consisting of national and regional competitors. However, consolidation among food retailers is leading to increased competition for fewer customers. If we are unable to meet our customers' needs, we may lose major customers, which could materially adversely affect our business and financial condition.

     The animal feed industry is highly fragmented, with the bulk of the industry consisting of many small local manufacturers, several regional manufacturers and a limited number of national manufacturers. However, as meat processors and livestock producers become larger they tend to integrate their business by acquiring or constructing their own feed production facilities. As a result, the available market for commercial feed may become smaller and competition may increase, which could materially adversely affect our business and financial condition. In addition, purchasers of commercial feed tend to select products based on price and performance. Furthermore, some of our feed products are purchased from third parties without further processing by us. As a result of this price competition and the lack of processing for some of our products, the barriers to entry for competing feed products are low.

     The crop seed industry consists of large companies such as Pioneer, Monsanto and Syngenta which possess large genetic databases and produce and distribute a wide range of seeds, as well as niche companies which distribute seed products for only one or a few crops. Because approximately 85% of our crop seed sales come from sales of alfalfa, soybeans, corn and forage and turf grasses, technological developments by our competitors in these areas could result in significantly decreased sales and could materially adversely affect our business and financial condition.

     The swine industry is highly fragmented with the bulk of the industry consisting of many regional producers. However, as pork processors become larger they tend to integrate their businesses by acquiring their own swine production facilities. As a result, the demand for feeder pigs and market hogs produced by independent producers may decrease and competition among independent producers may increase.

     The wholesale agronomy industry consists of a few national crop protection product distributors such as UAP, Helena and Wilbur-Ellis, a few national crop nutrient product distributors such as Koch, Cargill, IMC, PCS, Agrium and Royster-Clark, as well as smaller regional brokers and distributors. Competition in the industry may intensify as distributors consolidate to increase distribution capabilities and efficiencies, which could materially adversely affect Agriliance's business and our financial condition.

     MoArk competes with other egg processors, including Cal-Maine Foods, Rose Acre Farms, Inc. and Michael Foods. MoArk competes with these companies based upon its low cost production system and its diversified product line. Competition in the egg industry may intensify as distributors consolidate to increase efficiencies, which could materially adversely affect MoArk's business and financial condition.

  OUR OPERATING RESULTS FLUCTUATE BY SEASON AND ARE AFFECTED BY WEATHER CONDITIONS.

     Operating results within many of our segments are affected by seasonal fluctuations in sales and operating profits.

     There is significantly increased demand for butter in the months prior to Thanksgiving and Christmas. Because our supply of milk is lowest at this time, we produce and store surplus quantities of butter in the months preceding the increase in demand for butter. As a result, we are subject both to the risk that butter prices may decrease and that increased demand for butter may never materialize, resulting in decreased net sales.

     Our animal feed sales are seasonal, with a higher percentage of sales generated during the fourth and first quarters of the year. This seasonality is driven largely by weather conditions affecting sales of our beef cattle products. If the weather is particularly warm during the winter, then sales of feed for beef cattle may decrease because the cattle may be better able to graze under warmer conditions.

     The sales of crop seed and crop nutrient and crop protection products are dependent upon the planting and growing season, which varies from year to year, resulting in both highly seasonal patterns and substantial fluctuations in our quarterly sales and operating profits. Most sales of our seed products and of Agriliance's agronomy products are in the first half of the year during the spring planting season in the United States. If the spring is particularly wet, farmers will not apply crop nutrient and crop protection products because they will be washed away and ineffective if applied. Over the past two years, our customers have purchased more crop seed in the fourth quarter rather than waiting until the first quarter of the following year. This crop seed volume shift has resulted from incentives third-party seed suppliers have provided to customers to take seed product early.

     Live hog and wholesale pork prices are also affected by seasonal factors. Because of production times for hogs, there are generally fewer hogs available in the second quarter, causing live hog and wholesale pork prices to be higher at these times. Conversely, there are generally more hogs available in the fourth quarter, which generally causes live hog and wholesale pork prices to be lower on average during these months.

     In addition, severe weather conditions and natural disasters, such as floods, droughts, frosts or earthquakes, or adverse growing conditions, diseases and insect-infestation problems may reduce the quantity and quality of commodities available for processing by us. For example, dairy cows produce less milk when subjected to extreme weather conditions, including hot and cold temperatures. A significant reduction in the quantity or quality of commodities harvested or produced due to adverse weather conditions, disease, insect problems or other factors could result in increased processing costs and decreased production, with adverse financial consequences to us.

  INCREASED ENERGY AND GAS COSTS COULD INCREASE OUR EXPENSES AND REDUCE OUR PROFITABILITY.

     We require a substantial amount of electricity, natural gas and gasoline to manufacture, store and transport our products. The prices of electricity, natural gas and gasoline fluctuate significantly over time. Many of our products compete based on price, and we may not be able to pass on increased costs of production, storage or transportation to our customers. As a result, increases in the cost of electricity, natural gas or gasoline could substantially harm our business and results of operations. Due to price competition in the marketplace, Agriliance may not be able to pass on the entire increase in crop nutrient costs to customers (approximately 80% of nitrogen-based crop nutrient input cost is natural gas), therefore Agriliance's margins on crop nutrient products could be lower than they would be if natural gas and fertilizer costs remain constant. In addition, a higher sales price of fertilizer could result in a reduction of sales volume. Increases in natural gas prices may not occur to the same degree in countries where natural gas does not have as many other uses, such as countries with temperate climates where natural gas is not used as a heating fuel. As a result of these demand differences, crop nutrient producers in the United States may be at a competitive disadvantage to some international competitors during periods of natural gas price increases.

  OUTBREAKS OF DISEASE CAN REDUCE OUR NET SALES AND OPERATING MARGINS.

     The productivity and profitability of our businesses depend on animal and crop health and on disease control.


     We face the risk of outbreaks of BSE, which could lead to decreased feed and dairy sales and increased costs to produce feed and dairy products. In December 2003, a single cow in Washington State was confirmed as having BSE. Various countries have halted the import of U.S. fed beef in response to the discovery of BSE in the U.S. marketplace. In response to the discovery of BSE in the U.S. marketplace, the USDA has increased testing requirements for cows and is exploring additional inspection requirements which could increase the cost of production of beef and dairy products. The discovery of additional cases of BSE could lead to widespread destruction of beef cattle and dairy cows, could cause consumer demand for beef and dairy products to decrease and could result in increased inspection costs and procedures. If this occurs, we could have decreased feed sales for beef cattle and dairy cows as a result of animal destruction or producers lowering their herd sizes in response to decreased consumer demand. In addition, we could have decreased sales of our dairy products due to decreased consumer demand or decreased milk supply and decreased operating margins as a result of increased dairy production costs.


     We face the risk of outbreaks of foot-and-mouth disease, which could lead to a significant destruction of cloven-hoofed animals such as dairy cattle, beef cattle, swine, sheep and goats and significantly reduce the demand for meat products. Because foot-and-mouth disease is highly contagious and destructive to susceptible livestock, any outbreak of foot-and-mouth disease could result in the widespread destruction of all potentially infected livestock. Our feed operations could suffer as a result of decreased demand for feed products. If this happens, we could also have difficulty procuring the milk we need for our dairy operations and incur increased cost to produce our dairy products, which could reduce our sales and operating margins. In addition, we may be prevented from selling or transporting hogs.

     We face the risk of outbreaks of poultry diseases, such as Newcastle disease and avian influenza, which could lead to the destruction of poultry flocks. Because these diseases can be highly contagious and destructive, any such outbreak of disease could result in the widespread destruction of infected flocks. If this happens, we could experience a decreased demand for our poultry feed which could reduce our sales and operating margins. In addition, if such diseases spread to flocks owned by MoArk, MoArk could experience a decreased supply of layers and eggs, which could reduce MoArk's sales and operating margins.

     Outbreaks of plant diseases and pests could destroy entire crops of plants for which we sell crop seed. If this occurs, the crops grown to produce seed could also be destroyed, resulting in a shortage of crop seed available for us to sell for the next planting season. In addition, there may be decreased demand for our crop seed from farmers who choose not to plant those species of crops affected by these diseases or pests. These shortages and decreased demand could reduce our sales.

  CHANGES IN THE MARKET PRICES OF THE DAIRY AND AGRICULTURAL COMMODITIES THAT WE USE AS INPUTS AS WELL AS THE PRODUCTS WE MARKET MAY CAUSE OUR OPERATING PROFIT AND THE LIKELIHOOD OF RECEIVING DIVIDENDS FROM OUR JOINT VENTURES TO DECREASE.

     Many of our products, particularly in our dairy foods, animal feed, swine segments and layers, use dairy or agricultural commodities as inputs or constitute dairy or agricultural commodity outputs. Consequently, increased cost of commodity inputs and decreased market price of commodity outputs may reduce our operating profit.

     We are major purchasers of commodities used as inputs in our dairy foods segment, namely milk, cream, butter and bulk cheese. Our dairy foods outputs, namely butter, cheese and nonfat dry milk, are also commodities. We inventory a significant amount of the cheese and butter products we produce for sale to our customers at a later date and at the market price on that date. For example, we build significant butter inventories in the spring when milk supply is highest for sale to our retail customers in the fall when butter demand is highest. If the market price we receive at the time we sell our products is less than the market price on the day we made the products, we will have lower (or negative) margins which may have a material adverse impact on our results of operations. In addition, we maintain significant inventories of cheese for aging and face the same risk with respect to these products.

     In 1999, our earnings were significantly impacted by the dramatic declines in the price of cheese and butter, which caused a $62.1 million write-down of our inventory of cheese products and, to a lesser extent, butter. Based on data from the Chicago Mercantile Exchange, commodity block cheese prices began that year at $1.90 per pound and finished at $1.20 per pound, and decreased commodity prices occurred throughout the year as we were building our inventory necessary during the peak sales periods of fall and winter.

     The animal feed segment follows industry standards for feed pricing. The feed industry generally prices products on the basis of income over ingredient cost per ton of feed. This practice tends to mitigate the impact of volatility in commodity ingredient markets on our animal feed margins. However, if our commodity input prices were to increase dramatically, we may be unable to pass these prices on to our customers, who may find alternative feed sources at lower prices or may exit the market entirely. This increased expense could reduce our profitability.

     We have ownership interests in swine. In recent years, the market for hogs and wholesale pork has been the subject of extreme market fluctuations as a result of a number of factors, including industry expansion, increased processor capacity, changes in consumer demand and an oversupply of food proteins (such as beef, pork and chicken). In December 1998, the price of hogs hit its lowest point in nearly forty years, resulting in the price we received for a finished hog being substantially less than the cost to produce the hog. The prices for weanling and feeder pigs also decreased dramatically. These conditions persisted into 1999 resulting in operating losses in the swine production business. Continued volatility in market prices contributed to modest operating profits in our swine segment in 2000 and 2001 and losses in 2002 and 2003. In 2001, the average price per hundred weight for market hogs was $46.52 compared to $35.86 in 2002. In 2003, the average price per hundred weight for market hogs was $40.59. We are vulnerable to adverse price movements in our cost plus contracts and market risk sharing program, which guarantee swine producers certain minimum prices for market hogs and feeder pigs.


     Our MoArk joint venture produces and markets eggs. For the six months ended June 30, 2004, egg prices averaged $1.06 per dozen as measured by the Urner Barry South Central Large compared to egg prices of $0.83 for the six months end June 30, 2003. Although recent market prices for eggs have improved, in part, from a declining chick hatch, changes in response to new animal welfare guidelines, and changing consumer dietary trends, July market prices decreased to $0.78 per dozen. If these market dynamics change, the supply of eggs may materially increase, and the price of eggs may decrease. To the extent the price of eggs decreases, MoArk's ability to make dividend distributions to the Company could be diminished.


  WE OPERATE THROUGH JOINT VENTURES IN WHICH OUR RIGHTS TO EARNINGS AND TO CONTROL THE JOINT VENTURE ARE LIMITED.


     We produce, market and sell products through numerous joint ventures with unaffiliated third parties. Our agronomy business is primarily operated through a joint venture.


     The terms of each joint venture are different, but our joint venture agreements generally contain:

     - restrictions on our ability to transfer our ownership interest in the joint venture;

     - no right to receive distributions without the unanimous consent of the members of the joint venture; and

     - noncompetition arrangements restricting our ability to engage independently in the same line of business as the joint venture.

     In addition to these restrictions, in connection with the formation of some of our joint ventures, we have entered into purchase or supply agreements which require us to purchase a minimum amount of the products produced by the joint venture or supply a minimum amount of the raw materials used by the joint venture. The day-to-day operations of some of our joint ventures are managed by us through a management contract and others are managed by other joint venture members. As a result, we do not have day-to-day control over certain of these companies. See "Business" and "Management's discussion and analysis of financial condition and results of operations" for a discussion of our material joint ventures.

  AGRILIANCE'S BUSINESS MAY BE ADVERSELY AFFECTED BY AGRILIANCE'S DEPENDENCE UPON ITS SUPPLIERS.

     Agriliance relies on a limited number of suppliers for the agronomy products it sells. In 2003, approximately 55% of Agriliance's crop protection products were sourced from three suppliers. In the event Agriliance is unable to purchase its agronomy products on favorable terms from these suppliers, Agriliance may be unable to find suitable alternatives to meet its product needs. In addition, Agriliance procures approximately 32% of its fertilizer needs from CF Industries.

  A LOSS OF OUR COOPERATIVE TAX STATUS COULD INCREASE OUR TAX LIABILITY.

     Subchapter T of the Internal Revenue Code sets forth rules for the tax treatment of cooperatives. As a cooperative, we are not taxed on earnings from member business that we deem to be patronage income allocated to our members. However, we are taxed as a typical corporation on the remainder of our earnings from our member business (those earnings which we have not deemed to be patronage income) and on earnings from nonmember business. If we were not entitled to be taxed as a cooperative, our tax liability would be significantly increased. For additional information regarding our cooperative structure and the taxation of cooperatives, see the section in this prospectus entitled "Business -- Description of the cooperative."

  OUR LIMITED ACCESS TO EQUITY MARKETS COULD ADVERSELY AFFECT OUR ABILITY TO OBTAIN ADDITIONAL EQUITY CAPITAL.

     As a cooperative, we may not sell our common stock in the traditional equity markets. In addition, our articles of incorporation and by-laws contain limitations on dividends and liquidation preferences of any preferred stock we issue. These limitations restrict our ability to raise equity capital and may adversely affect our ability to compete with entities that do not face similar restrictions.

  OUR OPERATIONS ARE SUBJECT TO NUMEROUS LAWS AND REGULATIONS, EXPOSING US TO POTENTIAL CLAIMS AND COMPLIANCE COSTS THAT COULD ADVERSELY AFFECT OUR BUSINESS.

     We are subject to Federal, state and local laws and regulations relating to the manufacturing, labeling, packaging, health and safety, sanitation, quality control, fair trade practices, and other aspects of our business. In addition, zoning, construction and operating permits are required from governmental agencies which focus on issues such as land use, environmental protection, waste management, and the movement of animals across state lines. These laws and regulations may, in certain instances, affect our ability to develop and market new products and to utilize technological innovations in our business. In addition, changes in these rules might increase the cost of operating our facilities or conducting our business which would adversely affect our finances.

     Our dairy business is affected by Federal price support programs and federal and state pooling and pricing programs to support the prices of certain products we sell. Federal and certain state regulations help ensure that the supply of raw milk flows in priority to fluid milk and soft cream producers before producers of hard products such as cheese and butter. In addition, as a producer of dairy products, we participate in the Federal market order system and pay into regional "pools" for the milk we use based on the amount of each class of dairy product we produce and the price of those products. If any of these programs was no longer available to us, the prices we pay for milk could increase and reduce our profitability.

     In addition, as a manufacturer of food and animal feed products, we are subject to the Federal Food, Drug and Cosmetic Act and regulations issued thereunder by the Food and Drug Administration ("FDA"). The pasteurization of our milk and milk products is also subject to inspection by the United States Department of Agriculture. Several states also have laws that protect feed distributors or restrict the ability of corporations to engage in farming activities. These regulations may require us to alter or restrict our operations or cause us to incur additional costs in order to comply with the regulations.

  INABILITY TO PROTECT OUR TRADEMARKS AND OTHER PROPRIETARY RIGHTS COULD DAMAGE OUR COMPETITIVE POSITION.

     We rely on patents, copyrights, trademarks, trade secrets, confidentiality provisions and licensing arrangements to establish and protect our intellectual property. Any infringement or misappropriation of our intellectual property could damage its value and could limit our ability to compete. We may have to engage in litigation to protect our rights to our intellectual property, which could result in significant litigation costs and require a significant amount of management's time.

     We license our LAND O LAKES and the Indian Maiden logo trademarks to certain of our joint ventures and other third parties for use in marketing certain of their products. We have invested substantially in the promotion and development of our trademarked brands and establishing their reputation as high-quality products. Actions taken by these parties may damage our reputation and our trademarks' value.

     We believe that the recipes and production methods for our dairy and spread products and formulas for our feed products are trade secrets. In addition, we have amassed a large body of knowledge regarding animal nutrition and feed formulation which we believe to be proprietary. Because most of this proprietary information is not patented, it may be more difficult to protect. We rely on security procedures and confidentiality agreements to protect this proprietary information, however such agreements and security procedures may be insufficient to keep others from acquiring this information. Any such dissemination or misappropriation of this information could deprive us of the value of our proprietary information and negatively affect our results.

     We license the trademarks Purina, Chow and the "Checkerboard" Nine Square logo under a perpetual, royalty-free license from Nestle Purina PetCare Company. Under the terms of the license agreement, Nestle Purina PetCare Company retains primary responsibility for protecting the licensed trademarks from infringement. If Nestle Purina PetCare Company fails to assert its rights to the licensed trademarks, we may be unable to stop such infringement or cause them to do so. Any such infringement of the licensed trademarks, or of similar trademarks of Nestle Purina PetCare Company, could result in a dilution in the value of the licensed trademarks.

  OUR BRAND NAMES COULD BE CONFUSED WITH NAMES OF OTHER COMPANIES WHO, BY THEIR ACT OR OMISSION, COULD ADVERSELY AFFECT THE VALUE OF OUR BRAND NAMES.

     Many of our branded feed products are marketed under the trademarks Purina, Chow and the "Checkerboard" Nine Square logo under a perpetual, royalty-free license from Nestle Purina PetCare Company. Nestle Purina PetCare Company markets widely recognized products under the same trademarks and has given other unaffiliated companies the right to market products under these trademarks. A competitor of ours, Cargill, licenses from Nestle Purina PetCare Company the right to market the same types of products which we sell under these trademarks in countries other than the United States. Acts or omissions by Nestle Purina PetCare Company or other unaffiliated companies may adversely affect the value of the Purina, Chow and the "Checkerboard" Nine Square logo trademarks and the demand for our products. Third-party announcements or rumors about these unaffiliated companies could also have these negative effects.

  PRODUCT LIABILITY CLAIMS OR PRODUCT RECALLS COULD ADVERSELY AFFECT OUR BUSINESS REPUTATION AND EXPOSE US TO INCREASED SCRUTINY BY FEDERAL AND STATE REGULATORS.

     The sale of food products for human consumption involves the risk of injury to consumers and the sale of animal feed products involves the risk of injury to those animals as well as human consumers of those animals. Such hazards could result from:

     - tampering by unauthorized third parties;

     - product contamination (such as listeria, e. coli. and salmonella) or spoilage;

     - the presence of foreign objects, substances, chemicals, and other agents;

     - residues introduced during the growing, storage, handling or transportation phases; or

     - improperly formulated products which either do not contain the proper mixture of ingredients or which otherwise do not have the proper attributes.

     Some of the products we sell are produced for us by third parties, or contain inputs manufactured by third parties, and such third parties may not have adequate quality control standards to assure that such products are not adulterated, misbranded, contaminated or otherwise defective. In addition, we license our LAND O LAKES brand for use on products produced and marketed by third parties, for which we receive royalties. We may be subject to claims made by consumers as a result of products manufactured by these third parties which are marketed under our brand names.

     Consumption of our products may cause serious health-related illnesses and we may be subject to claims or lawsuits relating to such matters. Even an inadvertent shipment of adulterated products is a violation of law and may lead to an increased risk of exposure to product liability claims, product recalls and increased scrutiny by federal and state regulatory agencies. Such claims or liabilities may not be covered by our insurance or by any rights of indemnity or contribution which we may have against others in the case of products which are produced by third parties. In addition, even if a product liability claim is not successful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or injury could have a material adverse effect on our reputation with existing and potential customers and on our brand image. In the past, we have voluntarily recalled certain of our products in response to reported or suspected contamination. If we determine to recall any of our products, we may face material consumer claims.

  WE COULD INCUR SIGNIFICANT COSTS FOR VIOLATIONS OF OR LIABILITIES UNDER ENVIRONMENTAL LAWS AND REGULATIONS APPLICABLE TO OUR OPERATIONS.

     We are subject to various Federal, state, local, and foreign environmental laws and regulations, including those governing the use, storage, discharge and disposal of solid and hazardous materials and wastes. Violations of these laws and regulations (or of the permits required for our operations) may lead to civil and criminal fines and penalties or other sanctions. For example, we have been paying monthly surcharges to the City of Tulare, California because we have been exceeding the applicable wastewater discharge limits since that plant was brought into production. We expect that we will incur approximately $1.25 million in surcharges before this issue is resolved.

     These laws and regulations may also impose liability for the clean-up of environmental contamination. Many of our current and former facilities have been in operation for many years and, over time, we and other operators of those facilities have generated, used, stored, or disposed of substances or wastes that are or might be defined as hazardous under applicable environmental laws, including chemicals and fuel stored in underground and above-ground tanks, animal wastes and large volumes of wastewater discharges. As a result, the soil and groundwater at or under certain of our current and former facilities is or may be contaminated, and we may be required in the future to make material expenditures to investigate, control and remediate such contamination.

     We have been identified as a potentially responsible party under the Federal Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") or similar state statutes and currently have unresolved liability with respect to the past disposal of hazardous substances at several of our former facilities and at waste disposal facilities operated by third parties. Under CERCLA, any current or former owner, operator or user of a contaminated site may be held responsible for the entire cost of investigating and remediating such contamination, regardless of fault or the legality of the original disposal.

     Although compliance and clean-up costs have not been material in the past, the imposition of additional or more stringent environmental laws or unexpected remediation obligations could result in significant costs and have a material adverse effect on our business, financial condition, or results of operations.

  STRIKES OR WORK STOPPAGES BY OUR UNIONIZED WORKERS COULD DISRUPT OUR BUSINESS.


     As of June 30, 2004, approximately 25% of our employees were covered by collective bargaining agreements, some of which are due to expire within the next twelve months. Our inability to negotiate acceptable contracts with the unions upon expiration of these contracts could result in strikes or work stoppages and increased operating costs as a result of higher wages or benefits paid to union members or replacement workers. If the unionized workers were to engage in a strike or work stoppage, or other non-unionized operations were to become unionized, we could experience a significant disruption of our operations or higher ongoing labor costs. See "Business -- Employees" for additional information.


  THERE IS NO ASSURANCE THAT OUR SENIOR MANAGEMENT TEAM OR OTHER KEY EMPLOYEES WILL REMAIN WITH US.

     We believe that our ability to successfully implement our business strategy and to operate profitably depends on the continued employment of our senior management team and other key employees. If members of the management team or other key employees become unable or unwilling to continue in their present positions, the operation of our business would be disrupted and we may not be able to replace their skills and leadership in a timely manner to continue our operations as currently anticipated. We operate generally without employment agreements with, or key person life insurance on the lives of, our key personnel.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" that can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "could," "should," "seeks," "as adjusted," "anticipates," or other variations thereof, including their use in the negative, or by discussions of strategies, plans or intentions. Forward-looking statements contained in this prospectus include, in particular, the statements about the Company's plans, strategies, and prospects under the headings "Summary," "Risk factors," "Use of proceeds," "Capitalization," "Management's discussion and analysis of financial condition and results of operations" and "Business." Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, including under the heading "Risk Factors." The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they appear in this prospectus. We assume no obligation to update such forward-looking statements or to update the reasons that actual results could differ materially from those anticipated in such forward-looking statements.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the exchange offer. Any Old Notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled. The Old Notes and the New Notes bear interest at 9% annually and mature on December 15, 2010.


     We received gross proceeds of $175 million from the issuance of the Old Notes. Of this amount $122.5 million was used to make prepayments on our Term loan A facility and $52.5 million was used to make prepayments on our Term loan B facility. We used cash on hand to pay the initial purchasers' fees and transaction expenses related to the offering of the Old Notes. The terms and effect of our repayment of outstanding amounts under our term loan facilities are described under the heading "Management's Discussion and analysis of financial condition and results of operations -- Liquidity and Capital Resources" in this prospectus.

                                 CAPITALIZATION


     Set forth below as of June 30, 2004 is our actual cash and capitalization and our cash and capitalization on an as adjusted basis after giving effect to the exchange offer. The information set forth below should be read in conjunction with "Selected financial data," "Management's discussion and analysis of financial condition and results of operations," "Description of the new notes," "Description of certain other indebtedness," "Description of capital securities" and the Land O'Lakes financial statements and the related notes and other financial information included elsewhere in this prospectus.



                                                               AS OF JUNE 30, 2004
                                                              ----------------------
                                                               ACTUAL    AS ADJUSTED
                                                              --------   -----------
                                                                  (IN MILLIONS)
Cash and short-term investments.............................  $   69.8    $   69.8
Total debt:
  Senior bank facilities
     Revolving credit facility(1)...........................        --          --
     Term loan B facility...................................     118.4       118.4
  Old Notes.................................................     175.0          --
  New Notes offered hereby..................................        --       175.0
  8 3/4% senior notes due 2011(2)...........................     350.0       350.0
  Debt of unrestricted subsidiaries(3)......................     137.8       137.8
  Other debt................................................      22.9        22.9
                                                              --------    --------
Total debt before Capital Securities........................     804.1       804.1
  7.45% Capital Securities due 2028(4)......................     190.7       190.7
                                                              --------    --------
       Total debt...........................................     994.8       994.8
Obligations under capital leases(5).........................     106.0       106.0
Minority interests..........................................       8.9         8.9
Equities:
  Capital stock.............................................       2.1         2.1
  Member equities...........................................     875.4       875.4
  Accumulated other comprehensive loss......................     (65.6)      (65.6)
  Retained earnings.........................................     102.9       102.9
                                                              --------    --------
       Total equities.......................................     914.8       914.8
                                                              --------    --------
       Total capitalization.................................  $2,024.5    $2,024.5
                                                              ========    ========


---------------


(1) As of June 30, 2004 we had no outstanding borrowings under our revolving credit facility and $135.0 million was available to us, after giving effect to $50.0 million of outstanding letters of credit. See "Description of certain other indebtedness -- Description of senior bank facilities" for further information. In July 2004, we expanded our revolving credit facility to $200 million.



(2) In April and May, 2004, the Company entered into three $50 million fixed-to-floating interest rate swap agreements, designated as fair value hedges, in an effort to return to historical exposure levels for floating interest rate debt. These swaps mirror the terms of the 8.75% senior unsecured notes and effectively convert $150 million of such notes from a fixed 8.75% rate to an effective rate of LIBOR plus 385 basis points. At June 30, 2004, the notional amount of the swaps was $150 million in aggregate and the fair value was negative $4.0 million.



(3) Debt of unrestricted subsidiaries includes MoArk debt of $76.2 million, LOL Finance Co. debt of $51.3 million, CPI debt of $10.0 million, and others of $0.3 million.

(4) The Capital Securities represent undivided interests in the assets of Land O'Lakes Capital Trust I, our trust subsidiary, the sole assets of which are 7.45% subordinated debentures due March 15, 2028, issued by us. We may defer interest on the Capital Securities for up to ten semi-annual periods; provided that interest will continue to accrue, and we may not defer interest payments past the maturity date of the Capital Securities.


(5) The obligations under capital leases consist of lease of CPI, which had a lease balance of $94.8 million at June 30, 2004 and MoArk, which had a lease balance of $11.2 million at June 30, 2004. CPI, a consolidated joint venture, leases real property and certain equipment relating to its cheese manufacturing and whey processing plant in Tulare, California. MoArk has capital leases for land, building, machinery and equipment at various locations.

                            SELECTED FINANCIAL DATA


     The historical consolidated financial information presented below as of December 31, 2003 and 2002 and for each of the years ended December 31, 2003, 2002 and 2001 has been derived from, and should be read together with, the audited consolidated financial statements of Land O'Lakes and the related notes included elsewhere in this prospectus. The historical consolidated financial information as of December 31, 2001, 2000, and 1999 and for each of the years ended December 31, 2000 and 1999 has been derived from the consolidated financial statements of Land O'Lakes and the related notes, which have not been included in this prospectus. The historical consolidated financial information presented as of June 30, 2004 and for the six months ended June 30, 2004 and 2003, has been derived from the unaudited consolidated financial statements of Land O'Lakes and the related notes included elsewhere in this prospectus. The historical consolidated financial information presented as of June 30, 2003, has been derived from the unaudited consolidated financial statements of Land O'Lakes and the related notes, which have not been included in this prospectus. Interim results are not necessarily indicative of the results that can be expected for a full year. You should read this selected financial information along with "Management's discussion and analysis of financial condition and results of operations" and the consolidated financial statements of Land O'Lakes included in this prospectus.



                                                SIX MONTHS ENDED
                                                    JUNE 30,                       YEARS ENDED DECEMBER 31,
                                               -------------------   ----------------------------------------------------
                                                 2004       2003       2003       2002       2001       2000     1999(4)
                                               --------   --------   --------   --------   --------   --------   --------
                                                                         (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales....................................  $4,027.9   $2,851.6   $6,326.1   $5,842.5   $5,857.7   $5,666.8   $5,614.5
Cost of sales................................   3,719.4    2,600.7    5,742.9    5,350.2    5,376.1    5,147.0    5,100.4
                                               --------   --------   --------   --------   --------   --------   --------
Gross profit.................................     308.5      250.9      583.2      492.3      481.6      519.8      514.1
Selling, general and administrative..........     259.9      225.4      468.3      470.6      382.3      391.7      507.7
Restructuring and impairment charges(1)......       2.5        2.9        7.5       31.4        3.7       54.2        3.9
                                               --------   --------   --------   --------   --------   --------   --------
  Earnings (loss) from operations............      46.1       22.6      107.4       (9.7)      95.6       73.9        2.5
Interest expense, net........................      44.0       39.1       82.9       78.7       55.7       52.4       44.7
Gain on legal settlements(2).................      (4.5)     (19.2)     (22.8)    (155.5)      (3.0)        --         --
Other (income) expense, net(3)...............      (1.5)      (0.7)      (1.6)      (8.2)      23.1      (95.8)     (55.0)
Equity in (earnings) loss of affiliated
  companies..................................     (66.5)     (50.4)     (57.1)     (22.7)     (48.6)      35.6       (7.3)
Minority interest in earnings (loss) of
  subsidiaries...............................       1.0        2.9        6.4        5.4        6.9       (1.4)      (0.1)
                                               --------   --------   --------   --------   --------   --------   --------
  Earnings before income taxes...............      73.6       50.9       99.6       92.6       61.5       83.1       20.2
Income tax expense (benefit).................      11.7        6.3       17.6       (3.8)      (6.6)     (14.6)      (0.4)
                                               --------   --------   --------   --------   --------   --------   --------
  Net earnings...............................  $   61.9   $   44.6   $   82.0   $   96.4   $   68.1   $   97.7   $   20.6
                                               ========   ========   ========   ========   ========   ========   ========
OTHER FINANCIAL DATA:
Depreciation and amortization................  $   58.2   $   55.9   $  120.8   $  106.8   $   97.3   $   83.6   $   81.7
Capital expenditures.........................      41.4       35.0       74.1       87.4       83.9      104.3      109.3
Cash patronage paid to members(5)............      11.4        4.2        4.2       20.2       30.7       10.6       20.0
Equity revolvement paid to members(6)........      21.2       19.5       20.2       17.7       16.2       43.6       28.7
Ratio of earnings to fixed charges(7)........       1.4x       1.1x       1.8x       2.0x       1.3x       2.6x       1.2x
BALANCE SHEET DATA (AT END OF PERIOD):
Cash and short-term investments..............  $   69.8   $   85.5   $  110.3   $   64.3   $  130.2   $    4.0   $  197.8
Restricted cash(8)...........................      20.2       20.0       20.1         --         --         --         --
Working capital(9)...........................     284.9      305.8      401.2      370.9      311.0      463.7      457.8
Property, plant and equipment, net...........     613.8      563.1      624.6      579.9      675.3      467.8      461.8
Property under capital leases, net...........     105.0      101.4      109.1      105.7         --         --         --
Total assets.................................   2,972.1    2,934.5    3,389.1    3,232.6    3,073.3    2,464.2    2,696.3
Total debt(10)...............................     804.1      900.2      963.2      959.0    1,010.3      628.8      783.9
Capital securities of trust subsidiary.......     190.7      190.7      190.7      190.7      190.7      190.7      200.0
Obligations under capital leases.............     106.0      103.7      110.0      108.3         --         --         --
Minority interests...........................       8.9       60.1       62.7       53.7       59.8       55.1       14.9
Total equities...............................     914.8      918.4      879.4      895.8      823.3      795.1      764.2



               See accompanying Notes to selected financial data.

                                                SIX MONTHS ENDED
                                                    JUNE 30,                       YEARS ENDED DECEMBER 31,
                                               -------------------   ----------------------------------------------------
                                                 2004       2003       2003       2002       2001       2000       1999
                                               --------   --------   --------   --------   --------   --------   --------
                                                                             (IN MILLIONS)
SELECTED SEGMENT FINANCIAL INFORMATION
DAIRY FOODS
Net sales....................................  $1,942.2   $1,303.8   $2,975.0   $2,898.8   $3,462.1   $3,092.2   $3,289.8
Earnings (loss) from operations..............       0.5       (6.8)      26.3      (20.5)      60.2       20.2      (16.5)
Depreciation and amortization................      19.9       21.7       43.0       36.8       42.5       42.8       47.4
Capital expenditures.........................      23.7       14.1       28.2       32.3       37.7       60.3       63.3
ANIMAL FEED(11)(12)(13)
Net sales....................................   1,357.5    1,196.2    2,467.2    2,444.7    1,864.0    1,182.2      931.2
Earnings from operations.....................       4.9       22.9       56.1       41.7       39.0       23.0       21.4
Depreciation and amortization................      20.3       22.4       44.9       46.6       31.7       18.6       14.7
Capital expenditures.........................       7.3        9.6       24.0       26.0       24.9       21.5       17.4
CROP SEED
Net sales....................................     374.4      303.0      479.3      406.9      413.6      365.5      190.8
Earnings from operations.....................      19.9       17.9       15.0        8.7       10.3       12.7        5.7
Depreciation and amortization................       1.0        1.2        2.2        3.0        5.0        5.6        2.7
Capital expenditures.........................       1.1        0.3        0.5        0.6        2.7        3.5        4.8
SWINE(13)
Net sales....................................      46.0       43.7       91.2       83.2      109.9      102.0       82.7
(Loss) earnings from operations..............      (5.3)      (2.2)      (3.8)     (16.0)       6.0        0.3      (20.4)
Depreciation and amortization................       1.8        1.7        3.5        3.8        5.6        6.2        7.9
Capital expenditures.........................       2.4        2.5        5.1        3.1        7.3        9.6       14.0
AGRONOMY(14)
Net sales....................................        --         --         --         --         --      857.0    1,023.3
(Loss) earnings from operations..............      (7.1)      (6.7)     (14.0)     (18.9)     (16.5)      22.4       14.2
Depreciation and amortization................       3.1        3.1        6.1        6.1        6.3        4.6        3.4
Capital expenditures.........................        --         --         --         --         --         --         --
LAYERS(15)
Net sales....................................     318.6         --      317.8         --         --         --         --
Earnings (loss) from operations..............      33.6       (1.0)      28.5       (2.1)      (0.3)        --         --
Depreciation and amortization................       5.4        0.4        6.3        0.9        0.3         --         --
Capital expenditures.........................       4.9         --        3.8         --         --         --         --
OTHER/ELIMINATIONS
Net sales....................................     (10.8)       4.9       (4.4)       8.9        8.1       67.9       96.7
Loss from operations.........................      (0.4)      (1.5)      (0.7)      (2.6)      (3.1)      (4.7)      (1.9)
Depreciation and amortization................       6.7        5.4       14.8        9.6        5.9        5.8        5.6
Capital expenditures.........................       2.0        8.5       12.5       25.4       11.3        9.4        9.8



               See accompanying Notes to selected financial data.

                        NOTES TO SELECTED FINANCIAL DATA

 (1) The following table summarizes restructuring and impairment charges (reversals):


                                               SIX MONTHS
                                             ENDED JUNE 30,        YEARS ENDED DECEMBER 31,
                                             --------------   -----------------------------------
                                             2004     2003    2003   2002    2001    2000    1999
                                             -----    -----   ----   -----   -----   -----   ----
                                                                (IN MILLIONS)
Restructuring charges (reversals)..........  $0.8     $2.5    $3.5   $13.2   $(4.1)  $ 9.7   $ --
Impairment of assets.......................   1.7      0.4     4.0    18.2     7.8    44.5    3.9
                                             ----     ----    ----   -----   -----   -----   ----
  Total....................................  $2.5     $2.9    $7.5   $31.4   $ 3.7   $54.2   $3.9
                                             ====     ====    ====   =====   =====   =====   ====



     The restructuring charge of $0.8 million for the six months ended June 30, 2004 resulted from the closing of manufacturing facilities in dairy foods and the restructuring charge of $2.5 million for the six months ended June 30, 2003 resulted primarily from the closing of facilities in dairy foods and feed. The restructuring charges of $3.5 million, $13.2 million, reversal of ($4.1) million and charge of $9.7 million for the years ended December 31, 2003, 2002, 2001 and 2000, respectively, primarily resulted from initiatives to consolidate facilities and reduce personnel in our feed segment and the closing of manufacturing facilities in the dairy foods segment.



     The impairment charge of $1.7 million for the six months ended June 30, 2004 related to the write-down of goodwill in the seed segment. The impairment charge of $0.4 million for the six months ended June 30, 2003 related to the write-down of certain impaired plant assets in the feed segment. The impairment charge of $4.0 million for the year ended December 31, 2003 related to the write-down of various assets to their estimated fair value and goodwill impairments. The impairment charge of $18.2 million for the year ended December 31, 2002 related to the write-down of certain impaired plant assets in the dairy foods and animal feed segments to their estimated fair value. The impairment charge of $7.8 million for the year ended December 31, 2001 related to write-downs of a feed operation in Mexico and certain swine assets to their estimated fair value. The impairment charge of $44.5 million for the year ended December 31, 2000 resulted primarily from a write-down of goodwill related to a previous acquisition in our dairy foods segment. The impairment charge of $3.9 million for the year ended December 31, 1999 was related to under-utilization of the Land O'Lakes cheese production assets in Poland.



 (2) We recognized net gains on legal settlements of $4.5 million, $19.2 million, $22.8 million, $155.5 million and $3.0 million for the six months ended June 30, 2004 and 2003 and the years ended December 31, 2003, 2002 and 2001, respectively. In the six months ended June 30, 2004, we settled a case for a loss of $0.5 million. The gains represent cash received from product suppliers against whom we alleged certain price-fixing claims.


 (3) The following table summarizes other (income) expense, net:


                                          SIX MONTHS
                                        ENDED JUNE 30,           YEARS ENDED DECEMBER 31,
                                        ---------------   ---------------------------------------
                                         2004     2003    2003    2002    2001     2000     1999
                                        ------   ------   -----   -----   -----   ------   ------
                                                              (IN MILLIONS)
Loss (gain) on sale of investments....  $ 0.1    $(0.8)   $(0.9)  $ 0.9   $(0.3)  $ (2.4)  $ (0.8)
(Gain) loss on divestitures of
  businesses..........................   (1.6)     0.7     (0.7)   (4.9)     --    (89.0)   (54.2)
Gain on sale of intangibles...........     --     (0.6)    (0.5)   (4.2)     --       --       --
Loss (gain) on extinguishment of
  debt................................     --       --      0.5      --    23.4     (4.4)      --
                                        -----    -----    -----   -----   -----   ------   ------
  Total...............................  $(1.5)   $(0.7)   $(1.6)  $(8.2)  $23.1   $(95.8)  $(55.0)
                                        =====    =====    =====   =====   =====   ======   ======


 (4) Period results include an inventory write-down of $62.1 million for cheese and butter due to lower of cost or market adjustments.

 (5) Reflects the portion of earnings allocated to members for the prior fiscal year distributed in cash in the current fiscal year.


                                              SIX MONTHS
                                            ENDED JUNE 30,         YEARS ENDED DECEMBER 31,
                                            --------------   ------------------------------------
                                             2004    2003    2003   2002    2001    2000    1999
                                            ------   -----   ----   -----   -----   -----   -----
                                                                (IN MILLIONS)
20% required for tax deduction............  $ 7.9    $2.8    $2.8   $14.1   $28.5   $ 7.0   $15.0
Discretionary.............................    3.5     1.4     1.4     6.1     2.2     3.6     5.0
                                            -----    ----    ----   -----   -----   -----   -----
  Total...................................  $11.4    $4.2    $4.2   $20.2   $30.7   $10.6   $20.0
                                            =====    ====    ====   =====   =====   =====   =====


 (6) Reflects the distribution of earnings previously allocated to members and not paid out as cash patronage. Includes the distribution of a portion of the equity issued in connection with the acquisition of Dairyman's Cooperative Creamery Association and acquisition of certain assets of Countrymark Cooperative.


                                    SIX MONTHS ENDED
                                        JUNE 30,                YEARS ENDED DECEMBER 31,
                                    ----------------    -----------------------------------------
                                     2004      2003     2003     2002     2001     2000     1999
                                    ------    ------    -----    -----    -----    -----    -----
                                                            (IN MILLIONS)
Revolvement
  Dairy Foods.....................  $19.0     $17.7     $18.0    $15.2    $14.0    $13.8    $15.6
  Ag Services.....................    2.2(a)    1.8(a)    2.2(a)   2.5(a)   2.2(a)  29.8(a)  13.1(a)
                                    -----     -----     -----    -----    -----    -----    -----
    Total.........................  $21.2     $19.5     $20.2    $17.7    $16.2    $43.6    $28.7
                                    =====     =====     =====    =====    =====    =====    =====


        -----------------------

        (a) Included equity revolvements to deceased members of local cooperatives.


 (7) For purposes of determining the ratio of earnings to fixed charges, earning are determined as earnings before income taxes, less equity in earnings of affiliated companies plus minority interest in earnings of subsidiaries, plus distributed income of equity investees and fixed charges. Fixed charges include interest on all indebtedness and one-third of rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest.


 (8) Cash held in a restricted account required to support the CPI property and equipment lease.


 (9) Working capital is defined as current assets (less cash and short-term investments and restricted cash) minus current liabilities (less notes and short-term obligations, current maturities of long-term debt and obligations under capital leases).


(10) Total debt excludes the 7.45% Capital Securities due on March 15, 2028, of our trust subsidiary.

(11) On October 1, 2000, we combined our feed assets with those of Farmland Industries to form Land O'Lakes Farmland Feed. We consolidate the operating activities of Land O'Lakes Farmland Feed.

(12) In October 2001, we acquired Purina Mills, Inc. and since then we have consolidated its operating activities in the feed segment.


(13) Historically, Purina Mills reported results of its swine business together with its feed business. Accordingly, the portion of our swine business which we acquired from Purina Mills is reported in our animal feed segment results for the six months ended June 30, 2004 and 2003 and the years ended December 31, 2003, 2002 and 2001.

(14) On July 28, 2000, we contributed all of our revenue generating agronomy assets to Agriliance, a joint venture with United Country Brands and paid $57 million in cash, in exchange for a 50% interest in Agriliance. Beginning July 29, 2000, our share of earnings or losses in Agriliance was reported under the equity method of accounting.


(15) Through June 30, 2003, our layers business, MoArk, was unconsolidated and accounted for under the equity method. Effective July 1, 2003, MoArk was consolidated in our financial statements. Financial statements for periods prior to July 1, 2003 have not been restated for the effects of consolidation.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     You should read the following discussions of financial condition and results of operations together with the consolidated financial statements and the notes to such statements included elsewhere in this prospectus. This discussion contains forward-looking statements based on current expectations, assumptions, estimates and projections of management. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, as more fully described in the "Risk factors" section and elsewhere in this prospectus. We undertake no obligation to update publicly any forward-looking statements.


OVERVIEW

  GENERAL

  Segments

     We operate our business predominantly in the United States in six segments: dairy foods, feed, seed, swine, agronomy and layers. We have limited international operations.

     - Our dairy foods segment produces, markets and sells butter, spreads, cheese and other dairy products.


     - We operate our feed segment principally through Land O'Lakes Farmland Feed LLC, our wholly-owned consolidated subsidiary. Our feed segment develops, produces, markets and distributes animal feeds such as ingredient feed, formula feed, milk replacers, vitamins and additives to both commercial and lifestyle customers. As a result of the Purina Mills acquisition in October 2001, feed results include Purina Mills swine marketing activities since Purina Mills historically reported results of its swine business together with its feed business.


     - Our seed segment sells seed for a variety of crops, including alfalfa, corn, soybeans and forage and turf grasses.

     - Our swine segment produces and markets both young feeder pigs and mature market hogs.


     - Our agronomy segment consists primarily of our 50% ownership in Agriliance LLC which is accounted for under the equity method and our 38% interest in CF Industries, Inc. which is accounted for on a cost basis. Agriliance markets and sells two primary products lines: crop protection (including herbicides and pesticides) and crop nutrients (including fertilizer and micronutrients). CF Industries is an inter-regional crop nutrient manufacturing cooperative.


     - Our layers segment consists of our joint venture in MoArk, LLC, which was consolidated as of July 1, 2003. MoArk produces and markets shell eggs and egg products that are sold to retail and wholesale customers for consumer and industrial use throughout the United States.

     - We also derive a portion of revenues and income from other related businesses, which are insignificant to our overall results.

     We allocate corporate administrative expense to all six of our business segments using the following two methodologies: direct usage for services for which we are able to track usage, such as payroll and legal, and invested capital for all other expenses. A majority of these costs is allocated based on direct usage. We allocate these costs to all segments, including segments composed solely of investments and joint ventures.

  Unconsolidated Businesses


     We have investments in certain entities that are not consolidated in our financial statements. For the six months ended June 30, 2004, earnings from our unconsolidated businesses amounted to $66.5 million, compared to $50.4 million for the six months ended June 30, 2003. For the year ended December 31, 2003, income from our unconsolidated businesses amounted to $57.1 million, compared to income of $22.7 million in 2002 and $48.6 million in 2001. Our investment in unconsolidated businesses amounted to $557.3 million as of June 30, 2004, $506.6 million as of December 31, 2003, $545.6 million as of December 31, 2002 and $568.1 million as of December 31, 2001. Cash flow from our investment in unconsolidated businesses for the six months ended June 30, 2004 was $14.5 million, compared to $2.8 million for the six months ended June 30, 2003. Cash flow from our investment in unconsolidated businesses for the year ended December 31, 2003 was $39.9 million, compared to $30.4 million in 2002 and $6.0 million in 2001.



     Agriliance and CF Industries constitute the most significant of our investments in unconsolidated businesses, both of which are reflected in our agronomy segment results. Our investment in, and earnings from, Agriliance and CF Industries were as follows as of and for the six months ended June 30 and as of and for the years ended December 31:



                                 SIX MONTHS ENDED                    YEARS ENDED
                                -------------------   ------------------------------------------
                                JUNE 30,   JUNE 30,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                  2004       2003         2003           2002           2001
                                --------   --------   ------------   ------------   ------------
                                                         (IN MILLIONS)
AGRILIANCE:
  Investment..................   $141.8     $135.6       $ 92.1         $ 91.6         $ 84.0
  Equity in earnings..........     49.7       43.9         33.9           25.1           34.2
CF INDUSTRIES:
  Investment..................   $249.5     $249.5       $249.5         $249.5         $248.5
  Patronage income............       --         --           --             --             --



     In the years ended December 31, 2003, 2002 and 2001, we received cash distributions of $25.8 million, $17.5 million and $0.0 million, respectively, from Agriliance. We did not receive cash distributions from Agriliance during the six months ended June 30, 2004 and 2003. We did not receive any cash distributions from CF Industries during these periods.



     Land O'Lakes, CHS, Inc. ("CHS") and Farmland Industries contributed substantially all of their agronomy marketing assets to Agriliance in July 2000. The agronomy marketing operations of Land O'Lakes, CHS and Farmland Industries were previously managed through various operating entities. Land O'Lakes has a 50 percent equity ownership in Agriliance. The other 50 percent ownership interest in Agriliance is owned by United Country Brands (wholly owned by CHS). Land O'Lakes provides certain support services to Agriliance at competitive market prices. Agriliance was billed $4.6 million in the six months ended June 30, 2004, $4.5 million in the six months ended June 30, 2003, and $9.2 million, $8.3 million and $7.1 million for the years ended December 31, 2003, 2002, and 2001, respectively. In addition, Land O'Lakes purchases insignificant amounts of product from Agriliance. The fiscal year of Agriliance ends on August 31. Unless otherwise indicated, references to the annual results of Agriliance in this prospectus are presented on a calendar year basis to conform to Land O'Lakes' presentation. Agriliance funds its operations from operating cash flows, an initial working capital contribution on formation and borrowings from unaffiliated third parties. On December 4, 2003, Agriliance restructured its credit arrangements to include a $225 million three-year revolving syndicated credit facility, a three year $200 million receivables securitization with CoBank and sold $100 million of senior secured notes in a private placement. Neither Land O'Lakes nor any of the restricted subsidiaries guarantee these obligations. Land O'Lakes does not have an obligation to contribute additional capital to finance Agriliance's operations. Agriliance's performance reflects the seasonal nature of its business. Most of its annual sales and earnings, which are principally derived from the distribution of crop nutrients and crop protection products manufactured by others, including CF Industries, occur in the second quarter of each calendar year, with off-season losses in the first, third and fourth quarter.

     For the six months ended June 30, 2004, net earnings for Agriliance were $99.4 million, up $11.2 million versus the same period for 2003. This increase is the result of a $16.8 million increase in earnings from the crop protection business. The increased crop protection earnings were primarily the result of timing of vendor rebates. Offsetting these increases was a $6.5 million decline in crop nutrient earnings due to a 0.5 million ton decrease in volume resulting from competitive market conditions.


     For the year ended December 31, 2003 net earnings for Agriliance were $68.1 million, up $18.9 million versus 2002. This increase is the result of a $15.7 million increase in earnings from Agro Distribution, LLC, Agriliance's Southern retail business. A $5.9 million increase in the wholesale crop nutrients business also contributed to the improved earnings performance. The increased earnings for both Agro Distribution and crop nutrients were the result of improved margin performance. Agro Distribution's gross margin increased $25.9 million to $136.2 million for the year ended December 31, 2003. This increase was the result of increased sales of $57.2 million due to increased market share and favorable weather patterns particularly in the Southwest. Agro Distribution's gross margins also increased due to strong sales of higher-margin branded crop protection products. Wholesale crop nutrient gross margins increased by $9.0 million to $53.8 million. Increased crop nutrient gross margin per ton of $2.54, resulting from higher average crop nutrient prices, contributed to an increase in gross margins of $19.6 million. This increase was partially offset by a 2.4 million ton decrease in crop nutrient volume resulting from increased competition and lower application rates of key crop nutrient products. A slight increase in wholesale crop protection margins was offset by lower margins in Agriliance's other businesses. Increased margin performance was partially offset by an increase of $22.3 million for bad debt, restructuring and incentive expenses.


     CF Industries is an inter-regional cooperative involved in the manufacture of crop nutrients, in which we have a 38% ownership interest based on our product purchases. As a member, we are allowed to elect one board member out of a total of eight. Agriliance is one of CF Industries' most significant customers. CF Industries operates in a highly cyclical industry. The oversupply of nitrogen in the industry since 1998 had resulted in depressed prices and, consequently, depressed margins. Since CF Industries is a cooperative, we only receive earnings from our investment when the cooperative allocates and distributes patronage to us. No patronage was allocated and distributed to us in the last four years because CF Industries realized losses in those years. We anticipate that no patronage allocations will occur until prior losses have been recouped. Our $249.5 million investment in CF Industries primarily consists of approximately $150 million in noncash patronage income from prior periods (not distributed to us) and approximately $100 million that was acquired as part of our Countrymark acquisition in 1998 based on Countrymark's prior business with CF Industries. We have performed impairment tests of our investment and based on those tests we believe that the investment is not impaired. We will continue to perform such tests to determine whether or not a future impairment is warranted.


     Prior to the contribution of our agronomy assets to Agriliance, our agronomy business earned patronage income on the business it conducted with CF Industries. Since July 29, 2000, Land O'Lakes has been entitled to receive patronage income for business that Agriliance transacts with CF Industries on behalf of our members, primarily crop nutrient purchases. We believe that these sales are on terms comparable to those available to unaffiliated third parties.


     We have an investment in CoBank, an agricultural cooperative bank, which amounted to $16.7 million at June 30, 2004, $18.6 million at December 31, 2003, $22.1 million at December 31, 2002 and $21.5 million at December 31, 2001. This investment constitutes less than one percent of CoBank's total shareholders' equity. We account for our investment in CoBank under the cost basis method of accounting. The investment consists of an initial nominal cash amount of $1,000 and net equity contributions based on a percentage (currently 10.0%) of our five-year average loan volume. Since CoBank operates as a cooperative, we receive patronage income from CoBank based on our annual loan volume with CoBank. This patronage income reduces our interest expense. We believe that these loan transactions are on terms comparable to those available to unaffiliated third parties.

  Cooperative Structure

     Land O'Lakes is incorporated in Minnesota as a cooperative corporation. Cooperatives resemble traditional corporations in most respects, but with two primary distinctions. First, a cooperative's common shareholders, its "members," either supply the cooperative with raw materials and/or purchase its goods and services. Second, to the extent a cooperative allocates its earnings from member business to its members and meets certain other requirements, it is allowed to deduct this "qualified patronage income" or "patronage income" from its taxable income. Patronage income is allocated in accordance with the amount of business each member conducts with the cooperative.

     Cooperatives typically derive a majority of their business from members, although they are allowed by the Internal Revenue Code to conduct non-member business. Earnings from non-member business are retained as permanent equity by the cooperative and taxed as corporate income in the same manner as a typical corporation. Earnings from member business are either allocated to patronage income or retained as permanent equity (in which case it is taxed as corporate income) or some combination thereof.

     In order to obtain favorable tax treatment on allocated patronage income, the Internal Revenue Code requires that at least 20% of each member's annual allocated patronage income be distributed in cash. The portion of patronage income that is not distributed in cash is retained by the cooperative and allocated to member equities. Member equities may be distributed to members at a later time as a "revolvement" as determined by our board of directors. Members must recognize the amount of allocated patronage income (whether distributed to members or retained by the cooperative) in the computation of their individual taxable income.

     Cooperatives are also allowed to designate patronage income as "nonqualified" patronage income and allocate it to member equities. Unlike qualified patronage income, the cooperative pays taxes on this nonqualified patronage income as if it was derived from non-member business. The cooperative may revolve the nonqualified patronage equity to members at some later date and is allowed to deduct those amounts from its taxable income at that time. When nonqualified patronage income is revolved to the cooperative's members, the revolvement must be included in the members' taxable income.


     For the year ended December 31, 2003, our net earnings from member business were $39.7 million, excluding the portion (10% holdback) added to permanent equity. Of this amount, $40.0 million was applied to allocated patronage refunds and ($0.3) million was applied to deferred equities. The $40.0 million of allocated patronage refunds consisted of an estimated $11.6 million to be paid in cash in 2004 and $28.4 million to be retained as allocated member equities and revolved at a later time, subject to approval by the board of directors. The ($0.3) million of deferred equities represents earnings from member businesses that are held in an equity reserve account rather than being allocated to members. For the year ended December 31, 2003 we had net earnings of $42.3 million applied to retained earnings, which represents permanent equity derived from non-member business, the 10% holdback of member earnings and income taxes.


     In 2003, we made payments of $24.4 million for the redemption of member equities. This included $4.2 million for the cash patronage portion of the 2002 earnings allocated to members. It also included $20.2 million for the revolvement of member equities previously allocated to members, and not paid as cash patronage, and the revolvement of a portion of equities issued in connection with the 1998 acquisitions of Dairyman's Cooperative Creamery Association and certain assets of Countrymark Cooperative.

  Wholesaling and Brokerage Activities

     Our dairy foods segment operates a wholesale milk marketing program. We purchase excess raw milk over our manufacturing needs from our members and sell it directly to other dairy processors. We generate losses or insignificant earnings on these transactions. There are three principal reasons for doing this: first, we need to sell a certain percentage of our raw milk to fluid dairy processors in order to participate in the Federal market order system, which lowers our input cost of milk for the manufacture of dairy products;

second, it reduces our need to purchase raw milk from sources other than members during periods of low milk production in the United States (typically August, September and October) and third, it ensures that our members have a market for the milk that they produce during periods of high milk production. In the six months ended June 30, 2004, we sold 2,707.9 million pounds of milk, which resulted in $666.0 million of net sales or 34.3% of our dairy foods segment's net sales for that period, with cost of sales exceeding net sales by $9.9 million. For the year ended December 31, 2003, we sold 5,744.0 million pounds of milk, which resulted in $939.4 million of net sales or 31.6% of our dairy foods segment's net sales for that period, with cost of sales exceeding net sales by $12.3 million.



     Our feed segment, in addition to selling its own products, buys and sells or brokers for a fee soybean meal and other feed ingredients. We market these ingredients to our local member cooperatives and to other feed manufacturers, which use them to produce their own feed. Although this activity generates substantial revenues, it is a very low-margin business. We are generally able to obtain feed inputs at a lower cost as a result of our ingredient merchandising business because of lower per unit shipping costs associated with larger purchases and volume discounts. In the six months ended June 30, 2004, ingredient merchandising generated net sales of $367.1 million, or 27.0% of total feed segment net sales, and a gross profit of $13.2 million, or 10.4% of total animal feed segment gross profit. For the year ended December 31, 2003, ingredient merchandising generated net sales of $521.9 million, or 21.2% of total feed segment net sales, and a gross profit of $15.5 million, or 5.4% of total animal feed segment gross profit.


  Seasonality

     Certain segments of our business are subject to seasonal fluctuations in demand. In our dairy foods segment, butter sales typically increase in the fall and winter months due to increased demand during holiday periods. Feed sales tend to increase in the fourth and first quarter of each year because cattle are less able to graze during cooler months. Previously, most crop seed sales occurred in the first and second quarter of each year. However, we have seen a trend toward selling more crop seed in the fourth and first quarter of each year as a result of lower sales of proprietary brands and increased sales of partnered seed brands. Agronomy product sales tend to be much higher in the first and second quarter of each year, as farmers buy crop nutrients and crop protection products to meet their seasonal needs.

  FACTORS AFFECTING COMPARABILITY

  Dairy and Agricultural Commodity Inputs and Outputs

     Many of our products, particularly in our dairy foods, feed, swine and layers segments, use dairy or agricultural commodities as inputs or constitute dairy or agricultural commodity outputs. Consequently, our results are affected by the cost of commodity inputs and the market price of commodity outputs. Government regulation of the dairy industry and industry practices in animal feed tend to stabilize margins in those segments but do not protect against large movements in either input costs or output prices.


     Dairy Foods. Raw milk is the major commodity input for our dairy foods segment. In the six months ended June 30, 2004, our raw milk input cost was $1,076.5 million, or 57.9% of the cost of sales for our dairy foods segment. For the year ended December 31, 2003, our raw milk input cost was $1,621.1 million, or 57.8% of the cost of sales for our dairy foods segment. Cream, butter and bulk cheese are also significant dairy foods commodity inputs. Cost of sales in the six months ended June 30, 2004 for these inputs was $122.3 million for cream, $70.4 million for butter and $235.6 million for bulk cheese. Cost of sales for the year ended December 31, 2003 for these inputs was $155.2 million for cream, $108.5 million for butter and $262.1 million for bulk cheese. Our dairy foods outputs, namely butter, cheese and nonfat dry milk, are also commodities.


     The minimum price of raw milk and cream is set monthly by Federal regulators based on the regional prices of dairy food products manufactured. These prices provide the basis for our raw milk and cream input costs. As a result, those dairy foods products for which the sales price is fixed shortly after production, such as most bulk cheese, are not usually subject to significant commodity price risk as the price received for the output usually varies with the cost of the significant inputs. In the six months ended June 30, 2004, bulk cheese, which is generally priced the date of make, represented $164.8 million, or 8.5% of our dairy foods segment's net sales. For the year ended December 31, 2003, bulk cheese, represented $246.9 million, or 8.3% of our dairy foods segment's net sales.



     We also maintain significant inventories of butter and cheese for sale to our retail and foodservice customers, which are subject to commodity price risk. Because production of raw milk and demand for butter varies seasonally, we inventory significant amounts of butter. Demand for butter is highest during the fall and winter when milk supply is lowest. As a result, we produce and store excess quantities of butter during the spring when milk supply is highest. In addition, we maintain some inventories of cheese for aging. In the six months ended June 30, 2004, branded and private label retail, deli and foodservice net sales of cheese and butter represented $672.9 million, or 34.7%, of our dairy foods segment's net sales. For the year ended December 31 2003, branded and private label retail, deli and foodservice net sales of cheese and butter represented $1,116.7 million, or 37.6%, of our dairy foods segment's net sales.



     Market prices for commodities such as butter and cheese can have a significant impact on both the cost of products produced and the price for which products are sold. The per pound market price of butter averaged $1.91 for the six months ended June 30, 2004 compared to $1.09 for the six months ended June 30, 2003. The per pound market price of butter averaged $1.14 for the year ended December 31, 2003, $1.11 in 2002 and $1.66 in 2001. The per pound market price for butter on December 31, 2003 was $1.25. In the past three years, the lowest monthly market price for butter was $0.96 in September 2002, and the highest monthly market price was $2.21 in April 2004. The per-pound market price for block cheese averaged $1.74 for the six months ended June 30, 2004 compared to $1.13 for the six months ended June 30, 2003. The per pound market price for block cheese averaged $1.32 for the year ended December 31, 2003, $1.18 in 2002 and $1.44 in 2001. In the past three years, the lowest monthly market price for block cheese was $1.07 in March 2003 and the highest monthly market price was $2.14 in April 2004. The per pound market price for block cheese on December 31, 2003 was $1.31.



     We maintain a sizable dairy manufacturing presence in the Upper Midwest. This region has seen significant declines in cow numbers. Since 1993, cow numbers declined 27% in Minnesota and 17% in Wisconsin. Over the same period, the Minnesota/Wisconsin share of nationwide dairy manufacturing volume has declined from 41% to 33%. This decline has put pressure on our Upper Midwest milk input costs and has resulted in significant losses to our company in 2003 and 2002. We closed our Volga, South Dakota plant in May 2004 and our Perham, Minnesota plant in January 2003. We continue to explore additional initiatives to improve our Upper Midwest dairy infrastructure in an effort to increase efficiencies and reduce costs. Based on the initiatives we started in 2002, we incurred $0.8 million for the six months ended June 30, 2004, $1.6 million for the six months ended June 30, 2003, and $2.6 million and $9.5 million for the years ended December 31, 2003 and 2002, respectively, for restructuring and impairment charges related to the Upper Midwest.



     Margins on our mozzarella and whey products, primarily in our western cheese operations, remained weak for the year ended December 31, 2003. Soft demand for mozzarella and whey and over-capacity in the mozzarella industry continued to place pressure on the margins these products generate. However, margins improved for the six months ended June 30, 2004 compared to the same period for 2003 due to the effect of higher cheese and whey prices. Market softness and other factors have contributed to start-up losses at our Tulare, California mozzarella and whey manufacturing facility. As of June 30, 2004, we completed the phase II expansion at CPI which doubled the plant capacity to approximately 6 million pounds of milk per day. Our total investment in the CPI facility is approximately $175 million in property, plant and equipment. Since CPI's inception in 1999 through June 30, 2004, we incurred pre-tax losses related to CPI aggregating $81.8 million. We expect pretax losses at CPI to continue through 2005 as we ramp up production toward the rated capacity.

     Feed. The feed segment follows industry standards for feed pricing. The feed industry generally prices products based on income over ingredient cost per ton of feed. This practice tends to mitigate the impact of volatility in commodity ingredient markets on our animal feed profits. As ingredient costs fluctuate, the changes are generally passed on to customers through weekly or monthly changes in prices. Accordingly, net sales are less of an indicator of performance since large fluctuations can occur from period-to-period due to volatility in the underlying commodity ingredient prices.



     We enter into forward contracts to supply feed, which currently represent approximately 35% of our feed output. When we enter into these contracts, we also generally enter into forward input supply contracts to lock in our operating margins.


     Changes in commodity grain prices have an impact on the mix of products we sell. When grain prices are relatively high, the demand for complete feed rises since many livestock producers are also grain growers and will sell their grain in the market and purchase complete feed as needed. When grain prices are relatively low, these producers will feed their grain to their livestock and purchase premixes and supplements to provide complete nutrition to their animals. These fluctuations in product mix generally have minimal effects on our operating results. Complete feed has a far lower margin per ton than supplements and premixes. Thus, during periods of relatively high grain prices, although our margins per ton are lower, we sell substantially more tonnage because the grain portion of complete feed makes up the majority of its weight.

     As dairy production has shifted from the Upper Midwest to the western United States, we have seen a change in our feed product mix, with lower sales of complete feed and increased sales of simple blends. Complete feed is manufactured feed which meets the complete nutritional requirements of animals, whereas a simple blend is a blending of unprocessed commodities to which the producer then adds vitamins to supply the animal's nutritional needs. Simple blends tend to have lower margins than complete feeds. This change in product mix is a result of differences in industry practices. Dairy producers in the western United States tend to purchase feed components and mix them at the farm location rather than purchasing a complete feed product delivered to the farm. Producers purchase grain blends and concentrated premixes from separate suppliers. This shift is reflected in increased sales of simple blends in our western feed region and increases in our subsidiaries that manufacture premixes in the western area.


     We have seen continued erosion of commodity feed volumes, as well as a product mix shift, mainly related to regional swine and dairy herd liquidations and the continued consolidation of these market segments. In 2003, dairy feed volumes were down 9% compared to 2002, and there were also reductions of 10% and 14%, respectively, in poultry and swine feed volumes. Some of this volume reduction was deliberate due to plant closings and an increased focus on value-added sales opportunities. Beef feedlot occupancies have also declined due to a 20-year low in brood cow numbers. Competition within the industry has grown stronger as these volumes decline. Further integration and consolidation in the swine and dairy industries is expected to place pressures on volumes and result in a product mix shift to lower margin products in the second half of 2004.



     Swine. We produce and market both young feeder pigs (approximately 45 pounds) and mature market hogs (approximately 260 pounds) under three primary programs: swine aligned, farrow-to-finish and cost-plus.


     Under the swine aligned program, we own sows and raise feeder pigs that we sell to our local member cooperatives under ten-year contracts. For the first five years, we receive a fixed base price for our feeder pigs and are reimbursed for feed costs. In years six through ten, the price is based on the cost of production plus a margin designed to achieve a target return on invested capital. Since the price for the duration of the contract is not tied to the live hog market, we do not have market risk on feeder pig prices. In addition, there is no risk on corn or soybean meal prices since we are reimbursed for actual feed costs.

We incur production risk if we do not produce enough feeder pigs or if we do not produce them at a competitive cost.


     Under the farrow-to-finish program, we produce and sell market hogs. Historically, market hog price fluctuations have resulted in volatility in our net sales and earnings. In order to mitigate this risk, we have committed to sell substantially all of the market hogs we produce annually through 2005 to Tyson, Inc. under a packer agreement. Under this packer agreement, we are paid market prices for our hogs with a settlement based on the sales price of the pork products produced from those hogs. This approach mitigates some of the volatility under this program because market hog and pork product margins do not tend to move together. We sell the balance of our market hogs on the open market. We sell feeder pigs on the open market as well, depending on sow farm performance and finishing space limitations. In the six months ended June 30, 2004, we sold approximately 22% of our feeder pig volume on the open market. For the year ended December 31, 2003, we sold approximately 21% of our feeder pig volume on the open market.



     Under the cost plus program, we provide minimum hog price guarantees to producers in exchange for swine feed sales and profit participation. We are in the process of phasing out our existing cost plus contracts and will not be entering into new ones under the current structure. During the second quarter of 2003, we reduced our hog exposure by offering our cost plus producers an early exit option. During 2003, producers representing about 100,000 hogs elected the early exit option, leaving 60,000 hogs on the cost plus program. During the six months ended June 30, 2004, additional contracts expired and we now have approximately 9,000 hogs remaining in this program. The last cost plus contracts will expire in August 2005. The program incurred pre-tax losses of $0.3 million in the six months ended June 30, 2004 and $1.9 million in the six months ended June 30, 2003. The program incurred pre-tax losses of $2.4 million in the year ended December 31, 2003, $5.7 million in 2002 and had minimal earnings in 2001.



     Historically, Purina Mills reported results of its swine business together with its feed business. Accordingly, the portion of our swine business which we acquired from Purina Mills in October 2001 is reported within our feed segment. We operate this portion of our swine business through two contract programs, the pass-through program and the market risk sharing program. Under the pass-through program, we enter into commitments to purchase weanling and feeder pigs from producers and generally have commitments to immediately resell the animals to swine producers. The market risk sharing program provides minimum price floors to producers for market hogs. The price floor in our market risk sharing program floats with the market price of hogs and the cost of swine feed. For the year ended December 31, 2003, this portion of our swine business generated a loss of $0.7 million compared to losses of $3.9 million in 2002 and $0.1 million in 2001. The improvement in 2003 versus 2002 was primarily due to an improvement in hog market prices as well as exiting some contracts.



     Layers. MoArk produces and markets shell eggs and egg products. MoArk's sales and earnings fluctuate depending on egg prices. For the six months ended June 30, 2004, egg prices averaged $1.06 per dozen as measured by Urner Barry South Central Large compared to egg prices of $0.83 for the six months ended June 30, 2003. For the year ended December 31, 2003, egg prices averaged $0.93 per dozen, as compared to egg prices of $0.72 for 2002. Improved market prices for eggs resulted, in part, from a declining chick hatch, changes in response to new animal welfare guidelines and changing consumer dietary trends. In July 2004, egg prices averaged $0.78 per dozen.



     Through June 30, 2003, MoArk was unconsolidated and our ownership interest was recorded only as equity in earnings or loss from affiliated companies. Effective July 1, 2003, MoArk was consolidated in our financial statements as required by Financial Accounting Standards Board Interpretation No. 46 ("FIN 46") and we did not restate for prior periods. Accordingly, the 2003 and 2002 financial statements are not comparable for several categories, including sales and cost of sales in this segment. Sales of $318.6 million and cost of sales of $266.8 million were recorded for the six months ended June 30, 2004 in this segment. Sales of $317.8 million and cost of sales of $264.7 million were recorded for the six months ended December 31, 2003 in this segment. There were no sales and cost of sales recorded for the first six months of the year ended December 31, 2003 and for the years ended December 31, 2002 and 2001 as MoArk was accounted for under the equity method during these periods.

  Acquisitions/Joint Ventures/Divestitures

     In October 2001, we acquired Purina Mills, Inc. The total purchase price of the Purina Mills acquisition was $358.6 million. The acquisition added $86.9 million of goodwill and $98.9 million of other intangible assets to our balance sheet. This acquisition resulted in a substantial increase in our leverage as long-term debt to capital increased from 43.5% at December 31, 2000, prior to the acquisition, to 56.1% at December 31, 2001, subsequent to the acquisition. Given the nature of products sold by Purina Mills and its distribution network, the Purina Mills business has a higher gross margin rate and a higher rate of selling, general and administrative expense as a percent of sales when compared with our rates and percentages prior to this acquisition.

  Litigation Settlements


     Our net earnings and cash flow in 2003 and 2002 were significantly and positively affected by proceeds of settlements from certain litigation. Substantially all these gains have been recorded in our feed segment. In the fourth quarter of 1999, a class action lawsuit, alleging illegal price fixing, was filed against various vitamin product suppliers. Initially, we were a party to this action as a member of the class. In February 2000, however, we decided to pursue our claims against the defendants outside the class action. In the year ended December 31, 2002, we reached settlements with several defendants. As a result of these settlements, we recorded during that period gains on legal settlements aggregating $153.8 million. During the year ended December 31, 2001, we recorded a gain of $3.0 million from this litigation. We settled with additional defendants and received approximately $12.4 million in 2003. In the six months ended June 30, 2004, we settled with additional defendants and received $4.9 million. Cumulatively, we have received approximately $177 million from the settling defendants, which represents the vast majority of our vitamin purchases.


     During the first quarter of 2003, we also settled a claim against certain suppliers of methionine, an amino acid that we purchase and use in certain of our products. We alleged that certain methionine suppliers had illegally engaged in price fixing. For 2003, we received $10.4 million from the settling defendants. Cumulatively, we have received $12.1 million from the settling defendants. We do not expect to receive additional settlements based on this claim.

     The following table summarizes our gains on legal settlements for the last three years:


                                                    SIX MONTHS
                                                  ENDED JUNE 30,   YEARS ENDED DECEMBER 31,
                                                  --------------   ------------------------
                                                  2004     2003     2003     2002     2001
                                                  -----   ------   ------   -------   -----
                                                                (IN MILLIONS)
Vitamin settlement..............................  $4.9    $19.2    $12.4    $153.8    $3.0
Methionine settlement...........................    --       --     10.4       1.7      --
                                                  ----    -----    -----    ------    ----
  Total.........................................  $4.9    $19.2    $22.8    $155.5    $3.0
                                                  ====    =====    =====    ======    ====


  Recording of Minimum Pension Liability

     Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions", requires recognition of a minimum liability when the accumulated benefit obligation exceeds the fair value of plan assets at the measurement date. As of our November 30, 2003 measurement date, our defined benefit pension plan assets had a lower market value than the plan's accumulated benefit obligation. While we are not required to make any immediate cash contributions to the plan, we recorded a required non-cash other comprehensive income charge to equity of $60.9 million, net of an income tax benefit, in December 2003. In 2003, we also recorded a charge to equity of $4.7 million, net of income tax benefit, for our portion of the minimum pension liability adjustment of Agriliance. For the year ended December 31, 2002, we incurred no comparable charges. These non-cash charges to equity do not affect net earnings.

  Derivative Commodity Instruments


     We use derivative commodity instruments, primarily futures contracts, to reduce our exposure to changes in commodity prices. These contracts are not designated as hedges under Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." The futures contracts are marked to market each month and gains or losses ("unrealized hedging gains and losses") are recognized in our earnings. We recorded unrealized hedging (losses) gains of ($8.4) million, $6.0 million, $19.5 million, $1.1 million and ($6.6) million for the six months ended June 30, 2004 and 2003, and years ended December 31, 2003, 2002 and 2001, respectively.


RESULTS OF OPERATIONS


                        FOR THE SIX MONTHS ENDED JUNE 30,               FOR THE YEARS ENDED DECEMBER 31,
                       -----------------------------------   ------------------------------------------------------
                             2004               2003               2003               2002               2001
                       ----------------   ----------------   ----------------   ----------------   ----------------
                                                     % OF
                                  % OF                NET               % OF               % OF               % OF
                       $ AMOUNT   TOTAL   $ AMOUNT   SALES   $ AMOUNT   TOTAL   $ AMOUNT   TOTAL   $ AMOUNT   TOTAL
                       --------   -----   --------   -----   --------   -----   --------   -----   --------   -----
                                                              (IN MILLIONS)
NET SALES
Dairy foods..........  $1,942.2   48.2    $1,303.8   45.7    $2,975.0   47.0    $2,898.8   49.6    $3,462.1   59.1
Feed.................   1,357.5   33.7     1,196.2   41.9     2,467.2   39.0     2,444.7   41.8     1,864.0   31.8
Seed.................     374.4    9.3       303.0   10.6       479.3    7.6       406.9    7.0       413.6    7.1
Swine................      46.0    1.1        43.7    1.5        91.2    1.4        83.2    1.4       109.9    1.9
Layers...............     318.6    7.9          --     --       317.8    5.0          --     --          --     --
Other/Eliminations...     (10.8)  (0.2)        4.9    0.3        (4.4)   0.0         8.9    0.2         8.1    0.1
                       --------   ----    --------   ----    --------   ----    --------   ----    --------   ----
  Total net sales....  $4,027.9           $2,851.6           $6,326.1           $5,842.5           $5,857.7
                       ========           ========           ========           ========           ========



                        FOR THE SIX MONTHS ENDED JUNE 30,               FOR THE YEARS ENDED DECEMBER 31,
                       -----------------------------------   ------------------------------------------------------
                             2004               2003               2003               2002               2001
                       ----------------   ----------------   ----------------   ----------------   ----------------
                                  % OF               % OF               % OF               % OF               % OF
                                   NET                NET                NET                NET                NET
                       $ AMOUNT   SALES   $ AMOUNT   SALES   $ AMOUNT   SALES   $ AMOUNT   SALES   $ AMOUNT   SALES
                       --------   -----   --------   -----   --------   -----   --------   -----   --------   -----
                                                              (IN MILLIONS)
COST OF SALES
Dairy foods..........  $1,856.9    95.6   $1,236.5   94.8    $2,804.8   94.3    $2,743.7    94.6   $3,231.3   93.3
Feed.................   1,231.5    90.7    1,056.6   88.3     2,179.1   88.3     2,155.3    88.2    1,691.3   90.7
Seed.................     326.3    87.2      262.3   86.6       416.2   86.8       353.9    87.0      354.2   85.6
Swine................      48.5   105.4       43.3   99.1        88.6   97.1        93.5   112.4       97.0   88.3
Layers...............     266.8    83.7         --     --       264.7   83.3          --      --         --     --
Other/Eliminations...     (10.6)     --        2.0   40.8       (10.5)    --         3.8    42.2        2.3   28.4
                       --------   -----   --------   ----    --------   ----    --------   -----   --------   ----
  Total cost of
    sales............   3,719.4    92.3    2,600.7   91.2     5,742.9   90.8     5,350.2    91.6    5,376.1   91.8
Selling, general and
  administrative.....     259.9     6.5      225.4    7.9       468.3    7.4       470.6     8.1      382.3    6.5
Restructuring and
  impairment
  charges............       2.5     0.1        2.9    0.1         7.5    0.1        31.4     0.5        3.7    0.1
                       --------   -----   --------   ----    --------   ----    --------   -----   --------   ----
Earnings (loss) from
  operations.........      46.1     1.1       22.6    0.8       107.4    1.7        (9.7)    0.2       95.6    1.6
Interest expense,
  net................      44.0     1.1       39.1    1.4        82.9    1.3        78.7     1.3       55.7    1.0
Gain on legal
  settlements........      (4.5)    0.1      (19.2)   0.7       (22.8)   0.4      (155.5)    2.7       (3.0)   0.1

                        FOR THE SIX MONTHS ENDED JUNE 30,               FOR THE YEARS ENDED DECEMBER 31,
                       -----------------------------------   ------------------------------------------------------
                             2004               2003               2003               2002               2001
                       ----------------   ----------------   ----------------   ----------------   ----------------
                                  % OF               % OF               % OF               % OF               % OF
                                   NET                NET                NET                NET                NET
                       $ AMOUNT   SALES   $ AMOUNT   SALES   $ AMOUNT   SALES   $ AMOUNT   SALES   $ AMOUNT   SALES
                       --------   -----   --------   -----   --------   -----   --------   -----   --------   -----
                                                              (IN MILLIONS)
Other (income)
  expense, net.......      (1.5)    0.0       (0.7)   0.0        (1.6)   0.0        (8.2)    0.1       23.1    0.4
Equity in earnings of
  affiliated
  companies..........     (66.5)    1.7      (50.4)   1.8       (57.1)   0.9       (22.7)    0.4      (48.6)   0.8
Minority interest in
  earnings of
  subsidiaries.......       1.0     0.0        2.9    0.1         6.4    0.1         5.4     0.1        6.9    0.1
                       --------   -----   --------   ----    --------   ----    --------   -----   --------   ----
Earnings before
  income taxes.......      73.6     1.8       50.9    1.8        99.6    1.6        92.6     1.6       61.5    1.1
Income tax expense
  (benefit)..........      11.7     0.3        6.3    0.2        17.6    0.3        (3.8)    0.1       (6.6)   0.1
                       --------   -----   --------   ----    --------   ----    --------   -----   --------   ----
Net earnings.........      61.9     1.5       44.6    1.6        82.0    1.3        96.4     1.6       68.1    1.2
                       ========   =====   ========   ====    ========   ====    ========   =====   ========   ====



  SIX MONTHS ENDED JUNE 30, 2004 AS COMPARED TO SIX MONTHS ENDED JUNE 30, 2003


  OVERVIEW OF RESULTS


     Our net earnings were $61.9 million for the six months ended June 30, 2004 compared to $44.6 million for the six months ended June 30, 2003. Net earnings included income tax expense of $11.7 million compared to $6.3 million for the six months ended June 30, 2004 and 2003, respectively. Earnings increased primarily due to the effects of higher market prices for egg products and volume growth in the dairy foods and seed segments. Earnings also improved through operating efficiencies, particularly in dairy foods and layers segments, increased earnings from our investment in Agriliance and a $1.7 million gain on a divestiture of a business in the dairy foods segment. Partially offsetting these increases was an after-tax decrease in gain on legal settlements of $9.5 million in the feed segment. Feed also experienced weaker margins in 2004 compared to 2003 stemming from continued industry competition, rising ingredient prices and increased distribution costs. In addition, earnings were reduced by after-tax unrealized hedging losses totaling $5.2 million for the six months ended June 30, 2004 compared to gains of $3.7 million for 2003.


     NET SALES


     Net sales for the six months ended June 30, 2004 increased $1,176.3 million, or 41.3%, to $4,027.9 million compared to the same period in 2003. The increase was partly attributed to the consolidation of MoArk effective July 1, 2003, which increased sales by $318.6 million, or 11%. Increases in dairy foods, feed, and seed sales contributed $871 million of increased sales, or 30%, compared to the six months ended June 30, 2003. A discussion of net sales by business segment is found below under the caption "Net Sales and Gross Profit by Business Segment."



     GROSS PROFIT



     Gross profit for the six months ended June 30, 2004 increased $57.6 million, or 23%, to $308.5 million compared to $250.9 million for the six months ended June 30, 2003. The consolidation of MoArk increased gross profit by $51.8 million. Volume increases in the dairy foods and seed segments also contributed to the increase. Gross profit as a percent of net sales decreased 1.1 percentage points to 7.7% for the six months ended June 30, 2004 compared to 8.8% for the same period in 2003. The primary reason for the decline was due to unrealized hedging losses of $8.5 million for the six months ended June 30, 2004 versus unrealized hedging gains of $6.0 million in the same period in 2003. The consolidation of MoArk, which has a higher-margin product mix, partly offset this decrease. A discussion of gross profit by business segment is found below under the caption "Net Sales and Gross Profit by Business Segment."


     SELLING, GENERAL AND ADMINISTRATIVE EXPENSE


     Selling, general and administrative expense for the six months ended June 30, 2004 increased $34.5 million, or 15%, to $259.9 million compared to $225.4 million for the six months ended June 30, 2003. The increase was primarily due to the consolidation of MoArk, effective July 1, 2003, which added $18.2 million of selling, general and administrative expense for the six months ended June 30, 2004. Increased spending of $5.0 million in the dairy foods segment related to advertising and promotion costs and higher personnel costs contributed to the higher expenses. Also contributing to the increase was a $3.6 million gain on sale of a dairy facility in 2003 compared to no gain recorded in the same period for 2004. Selling, general and administrative expense as a percent of net sales decreased 1.4 percentage points to 6.5% for the six months ended June 30, 2004 from 7.9% for the same period in 2003. The decline as a percent of net sales is partially due to the consolidation of MoArk, which has a lower percentage of selling, general and administrative expense to net sales than our other segments, and also due to increased sales prices in dairy foods and feed due to rising commodity markets.


     RESTRUCTURING AND IMPAIRMENT CHARGES


     For the six months ended June 30, 2004, we had restructuring and impairment charges of $2.5 million compared to $2.9 million for the same period in 2003. In 2004, we incurred $0.8 million of restructuring charges for employee severance in our dairy foods segment related to the closure of our Volga, South Dakota cheese facility. We also incurred $1.5 million for goodwill impairment in our seed segment related to assets held for sale. For the six months ended June 30, 2003, the $2.9 million of restructuring and impairment charges related to closures of certain manufacturing facilities within various business segments.



     INTEREST EXPENSE, NET



     Interest expense, net of interest income, was $44.0 million for the six months ended June 30, 2004 compared to $39.1 million for the six months ended June 30, 2003. Changes in our debt structure resulted in additional interest expense of $1.0 million for the six months ended June 30, 2004 compared to the same period for the prior year. The consolidation of MoArk effective July 1, 2003, resulted in additional interest expense of $3.0 million. Also, for 2004 we accelerated $1.5 million of deferred financing cost amortization as a result of prepayments made on our term loans with proceeds from an expansion of our receivables securitization facility. Combined interest rates for borrowings, excluding CoBank patronage, averaged 7.05% for the six months ended June 30, 2004 compared to 6.77% for the six months ended June 30, 2003.



     GAIN ON LEGAL SETTLEMENTS



     As a result of settled litigation, we recorded a gain on legal settlements of $4.5 million for the six months ended June 30, 2004 compared to a gain on legal settlements of $19.2 million for the six months ended June 30, 2003. These gains represent cash received from product suppliers against whom we alleged certain price-fixing claims.



     EQUITY IN EARNINGS OF AFFILIATED COMPANIES



     For the six months ended June 30, 2004, equity in earnings of affiliated companies was $66.5 million compared to $50.4 million for the six months ended June 30, 2003. Equity in earnings from Agriliance was $49.7 million for the six months ended June 30, 2004, which was a $5.8 million increase from the equity earnings of $43.9 million for the six months ended June 30, 2003. This increase was primarily driven by improved crop protection product margins and was partially offset by a decline in crop nutrient volumes. A discussion of net earnings for Agriliance can be found under the caption
"-- Overview -- Unconsolidated Businesses." MoArk equity in earnings from joint venture investments was $10.4 million for the six months ended June 30, 2004 compared to $1.1 million for the six months ended June 30, 2003. The increase in MoArk equity in earnings was driven primarily by improved market prices for eggs, in part as a result of a declining chick hatch, changes in response to new animal welfare guidelines and changing consumer dietary trends.



     INCOME TAXES



     We recorded income tax expense of $11.7 million for the six months ended June 30, 2004 compared to $6.3 million for the six months ended June 30, 2003. The increase in income tax expense primarily resulted from improved earnings from MoArk.



     NET SALES AND GROSS PROFIT BY BUSINESS SEGMENT



     Our reportable segments consist of business units that offer similar products and services and/or similar customers. We have six segments: Dairy Foods, Feed, Seed, Swine, Agronomy and Layers. Our Agronomy segment consists primarily of our 50% ownership in Agriliance, which is accounted for under the equity method and our 38% interest in CF Industries which is accounted for on a cost basis. Accordingly, no sales, cost of sales or gross profit are recorded in the Agronomy segment. A discussion of earnings results for Agriliance can be found under the caption "Overview -- General -- Unconsolidated Businesses."



     Dairy Foods



                                                         FOR THE SIX MONTHS ENDED JUNE 30,
                                                         ---------------------------------
                                                           2004        2003      % CHANGE
                                                         ---------   ---------   ---------
                                                               (DOLLARS IN MILLIONS)
Net sales..............................................  $1,942.2    $1,303.8      49.0%
Gross profit...........................................      85.2        67.4      26.4%
  Gross profit % of net sales..........................       4.4%        5.2%



     NET SALES. Net sales for the six months ended June 30, 2004 increased $638.4 million, or 49.0%, compared to the six months ended June 30, 2003. Butter and value-added cheese (retail, deli, and foodservice cheese) sales prices increased for the six months ended June 30, 2004 compared to the same period in 2003 due primarily to higher commodity prices, which resulted in increased sales of $124.0 million and $59.2 million, respectively. Bulk cheese sales increased $119.9 million due to the increase in the average commodity market price of cheese, up $0.61 per pound compared to the same period in 2003. Volume increases in value-added cheese for the six months ended June 30, 2004 also contributed to the increase in sales by $31.6 million. Value-added cheese volume increases were due to strong consumer demand, especially for foodservice cheese. Sales through our wholesale milk marketing program increased $264.4 million compared to the same period in 2003 due primarily to increases in milk market prices. Partially offsetting these increases was a $5.1 million volume decline in sales of butter and spreads. Declines in private label butter volumes due to consumer and trade reaction to higher market prices more than offset increases in branded butter and spread volumes. The branded butter volume increase was impacted by our spreadable butter with canola oil product, which was introduced in the six months ended June 30, 2003.



     GROSS PROFIT. Gross profit for the six months ended June 30, 2004 increased $17.8 million compared to the six months ended June 30, 2003. Gross profit for value-added cheese increased $4.1 million due to higher profit margins as a result of higher commodity market prices. Volume increases for value-added cheese also increased gross profit by $4.1 million. Gross profit for bulk cheese increased by $14.5 million for the six months ended June 30, 2004 versus the same period in the prior year due to increased margins on mozzarella and whey products, product mix adjustments to higher-margin cheese, and operational efficiencies mainly due to the closures of the Gustine and Perham facilities in 2003. An unrealized hedging gain of $2.7 million for the six months ended June 30, 2004 compared to $0.7 million for the six months ended June 30, 2003 resulted in an additional $2.0 million of gross profit in 2004. Gross profit for butter and spreads was flat for the six months ended June 30, 2004 compared to 2003. Partially offsetting these increases was an $8.1 million decrease in gross profit in our wholesale milk marketing program. Gross profit as a percent of net sales declined 0.8 percentage points for the six months ended June 30, 2004 versus 2003 primarily due to product mix in butter and spreads as a result of high retail prices.



     Feed



                                                         FOR THE SIX MONTHS ENDED JUNE 30,
                                                         ---------------------------------
                                                           2004        2003      % CHANGE
                                                         ---------   ---------   ---------
                                                               (DOLLARS IN MILLIONS)
Net sales..............................................  $1,357.5    $1,196.2      13.5%
Gross profit...........................................     126.0       139.6      (9.7)%
  Gross profit % of net sales..........................       9.3%       11.7%



     NET SALES. Net sales for the six months ended June 30, 2004 increased $161.3 million, or 13.5%, compared to the six months ended June 30, 2003. Ingredients sales increased $71.3 million due to higher commodity prices in the six months ended June 30, 2004 compared to the same period in 2003. Formula feed sales, which includes both lifestyle and livestock feeds, increased $47.0 million due to increased volumes, particularly in horse and companion lifestyle animal feed, as well as higher commodity prices. Although livestock feed sales increased due to higher commodity prices, some of this increase was offset by slightly lower volumes for dairy, beef, and swine feed. Continued producer integration and exiting of a swine joint venture, as well as a geographic shift in livestock numbers are the primary causes for this volume decline. Sales of animal health, farm and ranch products were $11.1 million higher than in the six months ended June 30, 2003 due to the creation of Heritage Trading Company, a consolidated joint venture formed in March of 2003. Sales at other Land O'Lakes Farmland Feed LLC subsidiaries increased $34.5 million mainly due to increased sales of premix products.



     GROSS PROFIT. Gross profit for the six months ended June 30, 2004 decreased $13.6 million, or 9.7%, compared to the six months ended June 30, 2003. Formula feed gross profit declined $11.6 million due primarily to volume declines in livestock feeds, product mix changes, continued industry competition, increased freight subsidies resulting from higher fuel costs, and increased ingredient prices. An unrealized hedging loss of $4.2 million for the six months ended June 30, 2004 compared to a gain of $3.6 million for the six months ended June 30, 2003 resulted in a reduction to gross profit of $7.8 million. Partially offsetting these declines was additional sales of ingredients, resulting in $4.1 million of additional gross profit due to focused purchasing opportunities in rising and volatile commodity markets. Gross profit for animal health, farm and ranch products was $1.0 million higher than for the six months ended June 30, 2003 due to the creation of Heritage Trading Company in March of 2003. Increased sales at a premix subsidiary resulted in increased gross profit of $1.3 million. Gross profit as a percent of net sales declined from 11.7% to 9.3% for the six months ended June 30, 2003 versus 2004, respectively. The decline is primarily due to product mix changes to lower-margin formula feed products and increased packaging, supplies and fuel costs, as well as the unrealized hedging loss.



     Seed



                                                          FOR THE SIX MONTHS ENDED JUNE 30,
                                                          ----------------------------------
                                                            2004        2003       % CHANGE
                                                          --------    --------    ----------
                                                                (DOLLARS IN MILLIONS)
Net sales...............................................   $374.4      $303.0        23.6%
Gross profit............................................     48.0        40.7        17.9%
  Gross profit % of net sales...........................     12.8%       13.4%

     NET SALES. Net sales for the six months ended June 30, 2004 increased $71.4 million to $374.4 million compared to net sales of $303.0 million for the six months ended June 30, 2003. Product mix in proprietary brands and volume growth from partnered sales resulted in increased corn sales of $39.4 million, or 33.5%. Soybean sales increased $21.2 million in 2004, or 21.7%, as a result of increased volumes in both proprietary and partnered brands. Alfalfa sales increased $3.8 million, or 13.1%, due to increased volumes related to good domestic and strong international markets. Cotton volumes increased $4.0 million as a result of a new partnership in 2004.



     GROSS PROFIT. Gross profit for the six months ended June 30, 2004 increased $7.3 million to $48.0 million compared to gross profit of $40.7 million for the same period ended June 30, 2003. Gross profit for alfalfa increased $4.8 million, due to increased volumes and a lower inventory costs. Continued volume growth in partnered corn and proprietary product mix resulted in increased gross profit of $3.8 million, or 27.7%, over 2003. Gross profits for soybeans increased $1.8 million, or 13.7%, due to an increase in sales volumes. An unrealized hedging loss on soybean futures contracts of $3.3 million for the six months ended June 30, 2004 compared to an unrealized hedging gain of $0.3 million for the same period in 2003 decreased gross profit by $3.6 million. Gross profit as a percent of net sales declined 0.6 percentage points for the six months ended June 30, 2004 compared to 2003. The decline is primarily due to the unrealized hedging loss.



     Swine



                                                          FOR THE SIX MONTHS ENDED JUNE 30,
                                                          ----------------------------------
                                                           2004        2003        % CHANGE
                                                          -------     -------     ----------
                                                                (DOLLARS IN MILLIONS)
Net sales...............................................   $46.0       $43.7          5.3%
Gross (loss) profit.....................................    (2.5)        0.4          n/a
  Gross profit % of net sales...........................    (5.4)%       0.9%



     NET SALES. Net sales for the six months ended June 30, 2004 increased $2.3 million, or 5.3%, compared to the same period for 2003. Average market hog prices increased from $40.06 to $50.12 per hundredweight for the six months ended June 30, 2004 compared to the six months ended June 30, 2003 as a result of strong consumer demand, which resulted in a sales increase of $4.3 million. Partially offsetting this increase was a decrease in the number of market hogs sold, which reduced sales by $1.3 million. In addition, sales under our packer agreement, which ties the price we receive for market hogs to the price that the packer receives for pork products, decreased by $0.7 million.



     GROSS PROFIT. Gross profit for the six months ended June 30, 2004 decreased $2.9 million compared to the six months ended June 30, 2003. Higher corn and soybean meal costs resulted in a $2.9 million decline in gross profit. A $0.7 million decline related to the packer agreement and an unrealized hedging loss of $3.9 million for the six months ended June 30, 2004 compared to an unrealized hedging gain of $1.4 million for the six months ended June 30, 2003 also reduced gross profit. Partially offsetting these decreases was an increase in average market hog prices which resulted in a gross profit improvement of $4.3 million. Gross profit also increased by $1.6 million due to reduced expenses for our cost-plus program which ties producer payments we make under the program to market hog prices. Gross profit as a percent of net sales declined 6.3 percentage points for the six months ended June 30, 2004 compared to 2003. The decline is primarily due to the unrealized hedging loss for 2004.



     Layers



     Effective July 1, 2003, we consolidated MoArk as required by FIN 46 and presented the business as our layers segment in our financial statements. Prior periods were not restated. Prior to July 1, 2003, MoArk was accounted for under the equity method; accordingly, sales and gross profit for the six months ended June 30, 2003 were not included in our layers segment which is comprised solely of our ownership of MoArk.



     NET SALES. Net sales for the six months ended June 30, 2004 were $318.6 million compared to no net sales for the six months ended June 30, 2003 due to the consolidation of MoArk under FIN 46 on July 1, 2003. On a stand-alone basis, MoArk had net sales of $234.5 million for the six months ended June 30, 2003. The increase in net sales was driven primarily by higher egg market prices. For the six months ended June 30, 2004, the average market price of eggs per dozen was $1.06 versus $0.83 for the six months ended June 30, 2003. Total volume of shell eggs (in dozens) declined by approximately 2% for the six months ended June 30, 2004 compared to the same period in the prior year.



     GROSS PROFIT. Gross profit for the six months ended June 30, 2004 was $51.8 million compared to no gross profit for the six months ended June 30, 2003, due to the consolidation of MoArk under FIN 46 on July 1, 2003. On a stand-alone basis, MoArk had gross profit of $19.4 million for the six months ended June 30, 2003. Increased egg prices and operational efficiencies resulted in MoArk's gross profit increase.



  YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002



  OVERVIEW OF RESULTS



     Our net earnings decreased $14.4 million to $82.0 million in 2003, compared to $96.4 million in 2002. Net earnings in 2003 were impacted by a reduction in gain on legal settlements, net of income taxes, of $113.0 million. Excluding this reduction, net earnings increased $98.6 million over the year ended December 31, 2002. Net earnings were favorably impacted by the effects of higher market prices for dairy and egg products, higher prices for market hogs and volume growth in the seed and layers segments. Earnings were also improved through cost reduction initiatives, increased earnings from equity in affiliated companies, reduced one-time costs related to the integration of Purina Mills, gains on the sale of manufacturing facilities and reduced restructuring and impairment charges. An increase in unrealized hedging gains of $10.7 million also contributed to the increased earnings in 2003.



     NET SALES



     Net sales in 2003 increased $483.6 million, or 8.3%, to $6,326.1 million, compared to 2002. The increase was primarily attributed to the consolidation of MoArk effective July 1, 2003 which increased sales by $317.8 million. Increases in dairy foods, feed, seed and swine sales contributed a $179.1 million increase in sales. A discussion of net sales by business segment is found below under the caption "Net Sales and Gross Profit by Business Segment."



     GROSS PROFIT



     Gross profit in 2003 increased $90.9 million, or 18.5%, to $583.2 million compared to 2002. The consolidation of MoArk increased gross profit by $53.1 million. Dairy foods, feed and seed contributed to an increase in gross profit due to higher average prices for certain commodities. Gross profit as a percent of net sales increased 0.8 percentage points to 9.2% for 2003, compared to 8.4% for the prior year. The consolidation of MoArk was the primary reason for the increase in our gross profit as a percent of net sales due to its higher-margin product mix. A discussion of gross profit by business segment is found below under the caption "Net Sales and Gross Profit by Business Segment."



     SELLING, GENERAL AND ADMINISTRATIVE EXPENSE



     Selling, general and administrative expense for the year ended December 31, 2003 decreased $2.3 million, or 0.5%, to $468.3 million, compared to 2002. The decrease was primarily due to gains on the sale of two dairy facilities, which totaled $9.5 million, and spending reductions associated with our ongoing cost control efforts. These reductions were partially offset by the consolidation of MoArk, effective July 1, 2003, which added $23.4 million of selling, general and administrative expenses in 2003. Selling, general and administrative expense as a percent of net sales decreased 0.7 percentage points to 7.4% for the year ended December 31, 2003 from 8.1% for the year ended December 31, 2002.



    RESTRUCTURING AND IMPAIRMENT CHARGES


     In 2003, we had restructuring and impairment charges of $7.5 million compared to $31.4 million in 2002. In 2003, we closed two dairy facilities, three feed plants, and a seed facility as we continued to rationalize our operations, resulting in $3.5 million of restructuring charges. In 2002, restructuring charges were $13.2 million related to severance costs at dairy and feed facilities. Impairment charges of $4.0 million were recorded in 2003 due to write-downs of certain assets to their estimated values and the recording of goodwill impairments. In 2002, impairment charges totaled $18.2 million for the write-down of assets held for sale in the dairy foods and feed segments.

     INTEREST EXPENSE, NET

     Interest expense, net of interest income, in 2003 was $82.9 million, compared to $78.7 million in 2002. The increase is partly due to $4.4 million of interest expense in 2003 relating to CPI's capital lease obligation, which was recorded in selling, general, and administrative expense as operating lease rent expense in the 2002 consolidated financial statements. The consolidation of MoArk effective July 1, 2003 resulted in additional interest expense of $3.3 million. Also, in 2003 we accelerated $3.7 million of deferred financing cost amortization as a result of prepayments made on our term loans with proceeds from the issuance of $175 million 9% senior secured bonds in December 2003. Offsetting these increases was reduced interest expense on our variable rate term loans of $7.0 million which was due to lower debt levels and favorable LIBOR rates compared to 2002. Combined interest rates for borrowings, excluding CoBank patronage, averaged 7.2% in 2003, compared to 7.0% in 2002.

     GAIN ON LEGAL SETTLEMENTS


     As a result of settled litigation, we recorded a gain on legal settlements of $22.8 million for the year ended December 31, 2003 compared to a gain on legal settlements of $155.5 million for the year ended December 31, 2002. See "-- Overview -- Factors Affecting Comparability -- Litigation Settlements."


     EQUITY IN EARNINGS OF AFFILIATED COMPANIES

     For the year ended December 31, 2003, equity in earnings of affiliated companies was $57.1 million, compared to equity in earnings of $22.7 million in 2002. Results for 2003 included equity in earnings from Agriliance of $33.9 million compared to equity in earnings of $25.1 million for 2002. This increase was primarily driven by improved crop protection product and crop nutrient product margins, partially offset by increased selling, general and administrative expense. A discussion of net earnings for Agriliance can be found under the caption "Overview -- General -- Unconsolidated Businesses." We recorded earnings from MoArk of $4.3 million, prior to the consolidation, effective July 1, 2003, compared to a loss of $2.9 million for the year ended December 31, 2002. In addition, MoArk equity investments had equity earnings of $10.2 million for the six months ended December 31, 2003. The increase in MoArk-related earnings was driven by improved market prices for eggs, in part as a result of a declining chick hatch, changes in response to new animal welfare guidelines and changing consumer dietary trends.

     INCOME TAXES


     We recorded income tax expense of $17.6 million in 2003, compared to a tax benefit of $3.8 million in 2002. The increase in tax expense resulted from improved earnings from MoArk and other non-member business, including unrealized hedging gains. The effect of allocated patronage refunds reduced our statutory tax rate from 35.0% to a tax expense of 20.9% for 2003, compared to a tax benefit of 1.6% in 2002. The effect of taxes not previously benefited and other factors further reduced our tax rate, resulting in an effective tax rate of 17.7% for 2003, compared to an effective tax rate of (4.1)% in 2002.

     ALLOCATION OF NET EARNINGS


     In 2003, net earnings of $39.7 million from member business were allocated to member equities, and retained earnings increased by $42.3 million, primarily due to the increased earnings in Layers, which is non-member business, increased earnings from unrealized hedging gains and the portion of the gain on legal settlements that pertains to non-member business. This increase is partially offset by non-member losses in Swine and Dairy Foods industrial operations. In 2002, net earnings of $83.8 million were allocated to member equities, and retained earnings were increased by $12.6 million, reflecting the portion of the gain on legal settlements that pertains to non-member business, partially offset by losses in non-member business.



     NET SALES AND GROSS PROFIT BY BUSINESS SEGMENT


     Dairy Foods


                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                         ---------------------------------
                                                           2003        2002      % CHANGE
                                                         ---------   ---------   ---------
                                                               (DOLLARS IN MILLIONS)
Net sales..............................................  $2,975.0    $2,898.8       2.6%
Gross profit...........................................     170.2       155.1       9.7%
  Gross profit % of net sales..........................       5.7%        5.4%



     NET SALES. Net sales for the year ended December 31, 2003 increased $76.2 million, or 2.6%, to $2,975.0 million, compared to 2002. For the year ended December 31, 2003, average commodity prices for butter increased $0.03 per pound, while average commodity prices for cheese increased $0.13 per pound compared to 2002. The impact of these market price changes increased net sales of butter by $15.2 million and increased net sales of cheese by $16.1 million compared to 2002. Retail and foodservice butter volumes increased 9.5 million pounds resulting in a $5.9 million increase in net sales versus 2002. Retail butter volume increased as a result of the introduction of a new spreadable butter product that increased volume by 5.9 million pounds. Foodservice butter volumes increased due to an increased focus on school programs and growth in buying groups. Foodservice cheese sales increased 17.9 million pounds which resulted in an increase in sales of $25.7 million for 2003 compared to 2002 as a result of the strong performance within schools and buying groups. Sales in 2003 for our wholesale milk marketing program increased $90.5 million compared to 2002 primarily resulting from the increased market price of milk of approximately $1.00 per hundredweight. Offsetting these increases was a $7.1 million decline in bulk cheese sales for 2003 compared to 2002 as the result of closing the Perham, Minnesota cheese plant. The cheese production of Perham was shifted to the Melrose Dairy Plant which is an unconsolidated joint venture, which further led to the decline in bulk cheese sales. Retail cheese volumes decreased 11.3 million pounds compared to 2002 due to competitive pricing pressures and the grocer strikes on the West Coast. This resulted in a decrease in sales of $21.0 million. Deli cheese volumes decreased 8.7 million pounds resulting in a decrease in sales of $15.5 million versus 2002. This decrease was primarily due to increased average market prices, competitive pricing pressures and an increased focus on higher-margin branded deli cheese products. International sales decreased $16.5 million primarily due to the sale of the Poland cheese plant in June 2002. Volume changes in other product categories accounted for the remaining sales decrease of $17.1 million.



     GROSS PROFIT. Gross profit for the year ended December 31, 2003 increased $15.1 million, or 9.7%, compared to 2002. Higher commodity prices in butter and value-added cheese (retail, deli and foodservice cheese) increased gross profit by $4.6 million. Volume increases in butter and foodservice cheese also increased gross profit by $3.0 million compared to 2002. Gross profit in bulk cheese increased $13.1 million as a result of reducing sales of unprofitable business. Gross profit in 2003 under our wholesale milk marketing program also increased $12.0 million compared to 2002. These increases were offset by reduced volumes of retail cheese and deli cheese resulting in decreased gross profit of $3.2 million and $3.0 million, respectively. Gross profit in our International business decreased $4.1 million primarily due to the sale of our Poland cheese plant in June 2002. Gross profit of other product areas had a combined decrease of $7.3 million.


     Feed


                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                         ---------------------------------
                                                           2003        2002      % CHANGE
                                                         ---------   ---------   ---------
                                                               (DOLLARS IN MILLIONS)
Net sales..............................................  $2,467.2    $2,444.7       0.9%
Gross profit...........................................     288.1       289.4      (0.4)%
  Gross profit % of net sales..........................      11.7%       11.8%



     NET SALES. Net sales for the year ended December 31, 2003 increased $22.5 million to $2,467.2 million, compared to 2002. Sales of lifestyle feed products increased $36.9 million, primarily due to volume increases in horse, lab, and zoo feeds and increases in commodity prices, offset by declines in our pet food sales volumes. Ingredient sales increased $36.6 million, as a result of strong sales later in the year, increasing commodity prices during the second half of the year and product mix changes. Sales of animal health, farm and ranch products increased $39.4 million due to the creation of Heritage Trading Company, a consolidated joint venture formed in 2003. An increase in sales prices due to increased commodity prices for livestock feed during the latter part of the year also contributed to the sales increase. Offsetting these increases was a $61.8 million decline in livestock feeds, as volume decreased in our dairy, feedlot, grass cattle and swine areas due to unfavorable producer economics for the majority of the year. Volumes continued to be under pressure due to the effects of an excess supply of animal protein in the market, the impact of depressed commodity prices in dairy, swine and poultry, integration efforts in the industry, an increase in competitive pressures and a geographic shift in dairy production from the Upper Midwest to the western United States. We also experienced a decrease of $2.1 million in animal milk product sales, as volumes returned to historical levels compared to record volumes in 2002. Sales in our feed additive business decreased $4.9 million, as feed industry economics continued to be unfavorable. Sales declines of $13.7 million were attributed to exiting businesses in 2002.



     GROSS PROFIT. Gross profit for the year ended December 31, 2003 decreased $1.3 million, or 0.4%, compared to 2002. Gross profit declined $36.1 million for livestock feeds primarily due to volume decreases in dairy, feedlot, cattle and swine feed sales. Producer economics in the dairy and swine industries have pressured margins in these industries and affected feed purchasing decisions. Volumes declined due to the effects of an excess supply of animal protein in the market, the impact of depressed commodity prices in dairy, swine and poultry, integration efforts in the industry, competitive pressures and a geographic shift in dairy production. We also experienced a decrease of $1.5 million in our feed additives business, as this business has also been impacted by unfavorable industry economics. In addition, gross profit declined $4.7 million due to businesses exited in 2002. Offsetting these decreases was a $17.7 million increase in gross profit for lifestyle feed products due to volume increases for horse, lab and zoo feeds, somewhat offset by volume declines in pet food. Ingredient gross profit increased $6.9 million as a result of strong volumes late in 2003, increased commodity prices during the second half of 2003, and changes in product mix. Gross profit for animal health, farm and ranch products increased by $1.4 million due to the creation of Heritage Trading Company in 2003. Cost reductions in our manufacturing and distribution increased gross profit by $9.5 million in 2003 versus 2002, as we continued integration efforts. Unrealized hedging gains increased gross profit by $11.6 million as commodity markets moved higher at year-ended 2003 when we had more derivatives in place to manage risk on increased feed volumes sold during the winter months.

     Seed


                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                          ----------------------------------
                                                            2003        2002       % CHANGE
                                                          --------    --------    ----------
                                                                (DOLLARS IN MILLIONS)
Net sales...............................................   $479.3      $406.9        17.8%
Gross profit............................................     63.1        53.0        19.1%
  Gross profit % of net sales...........................     13.2%       13.0%



     NET SALES. Net sales for the year ended December 31, 2003 increased $72.4 million, or 17.8%, to $479.3 million compared to 2002. Volume growth and product mix in both proprietary and partnered categories resulted in increased corn sales of $47.6 million, or 35.7% compared to 2002. Soybean sales increased $38.9 million in 2003, or 29.6%, as a result of increased volumes and sales price. Alfalfa sales increased $2.6 million, or 6.7%, due to increased volumes related to selling off excess inventory. Weak markets and lower volumes decreased forage and turf sales by $4.4 million and $0.5 million respectively. Sales of inoculation/coatings decreased $2.8 million, mainly as a result of the sale of a wholesale business in 2002. Cotton volumes decreased, resulting in a $1.9 million sales decrease. Volume decreases in other seed categories resulted in a sales decrease of $7.1 million.



     GROSS PROFIT. Gross profit for the year ended December 31, 2003 increased $10.1 million, or 19.1%, compared to 2002. Continued volume growth in both proprietary and partnered corn seed products resulted in increased gross profit of $6.8 million over 2002. Gross profit for soybeans increased $11.9 million due to an increase in sales volume. Gross profit for forage, turf and cotton seed increased by $0.2 million for 2003 compared to 2002. Offsetting these increases was a $5.5 million decrease in gross profit for alfalfa due to write-downs of excess inventory. Also, gross profit decreased $2.3 million as a result of selling a wholesale inoculants business in 2002.


     Swine


                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                          ----------------------------------
                                                           2003        2002        % CHANGE
                                                          -------     -------     ----------
                                                                (DOLLARS IN MILLIONS)
Net sales...............................................   $91.2       $83.2          9.6%
Gross profit............................................     2.6       (10.3)         n/a
  Gross profit % of net sales...........................     2.9%      (12.4)%



     NET SALES. Net sales for the year ended December 31, 2003 increased $8.0 million, or 9.6%, to $91.2 million, compared to 2002. Reduced supply, caused in part by a reduction in the U.S. breeding herd, increased the average market hog price for the year ended December 31, 2003 to $40.59 per hundredweight versus an average market price of $35.86 for the year ended December 31, 2002. The average price per feeder pigs sold on the open market increased $4.62, from $34.33 for the year ended December 31, 2002 to $38.95 for the year ended December 31, 2003. The increase in average market hog prices along with the increase in feeder pig prices increased sales by $10.1 million for 2003 compared to 2002. We signed a packer agreement, effective September 25, 2000, which ties the price we receive for market hogs to the price that the packer receives for pork products. For 2003, this agreement decreased our sales by $1.3 million, compared to 2002. The number of market hogs sold decreased by 8,873 and the number of feeder pigs sold decreased by 25,405, with a corresponding sales decrease of $1.8 million.



     GROSS PROFIT. Gross profit for the year ended December 31, 2003 increased $12.9 million compared to the year ended December 31, 2002. Increased market hog prices along with the increase in feeder pig prices and lower costs under our Cost Plus program increased gross profit by $12.8 million. An unrealized hedging gain increased gross profit by $2.9 million for the year ended December 31, 2003 compared to the year ended December 31, 2002. Partially offsetting this increase were higher input costs which decreased gross profit by $2.8 million.

     Layers


     Effective July 1, 2003, we consolidated MoArk under FIN 46 and presented the business as our Layers segment in our financial statements. Prior periods were not restated. Prior to July 1, MoArk was accounted for under the equity method; hence, sales, cost of sales and gross profit for 2002 and the first six months of 2003 were not included in our Layers segment.



     NET SALES. Net sales in our layers segment for the year ended December 31, 2003 were $317.8 million compared to no net sales in 2002 due to the consolidation of MoArk under FIN 46 on July 1, 2003. MoArk had net sales of $234.6 million for the six months ended June 30, 2003. For the year ended December 31, 2002, MoArk had net sales of $441.8 million. During 2003, the average market price of eggs per dozen was $0.93 as compared to $0.73 in 2002. During the year ended December 31, 2003, LAND O LAKES-branded egg sales increased to 4.9 million dozen, up 43% compared to 2002. Total volume of shell eggs (in dozens) increased by 62 million, which increased sales by nearly $57.7 million.



     GROSS PROFIT. Gross profit for the year ended December 31, 2003 was $53.1 million compared to no gross profit in 2002 due to the consolidation of MoArk under FIN 46 on July 1, 2003. MoArk had gross profit of $19.4 million for the six months ended June 30, 2003. For the year ended December 31, 2002, MoArk had gross profit of $34.2 million. For 2003, the average cost of eggs (all egg sizes and types) per dozen was $0.63 as compared to $0.53 in 2002 due to increased feed and bird costs. Total volume of shell eggs (in dozens) increased by 62 million, which increased gross profit by nearly $18.7 million.


  YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

  OVERVIEW OF RESULTS


     Our net earnings increased $28.3 million to $96.4 million in 2002, compared to $68.1 million in 2001. Net earnings in 2002 include a gain on legal settlements of $129.3 million, net of income tax expense of $26.2 million, while net earnings in 2001 include a gain on legal settlements of $2.7 million, net of income tax expense of $0.3 million.


     Net earnings in 2002, excluding the impact of legal settlements, were adversely affected by lower market prices and volume declines for dairy, feed and swine commodity products, reduced earnings from equity in affiliated companies, start-up expenses associated with CPI and restructuring and impairment charges in the Feed and Dairy segments.

     NET SALES


     Net sales in 2002 decreased $15.2 million, or 0.3%, to $5,842.5 million, compared to net sales of $5,857.7 million in 2001. The decrease was primarily attributed to declines in dairy foods, feed and swine sales, partially offset by the acquisition of Purina Mills in October 2001, which contributed $694.3 million in incremental sales in 2002.



     GROSS PROFIT



     Gross profit in 2002 increased $10.7 million, or 2.2%, to $492.3 million compared to 2001. The acquisition of Purina Mills contributed $116.5 million in incremental gross profit. This was partially offset by the effect of lower average market prices and volume declines for dairy, feed and swine commodity products. Gross profit as a percent of net sales increased 0.2 percentage points to 8.4% for 2002, compared to 8.2% for the prior year. The acquisition of Purina Mills was the primary reason for the increase in our gross profit as a percent of net sales due to its higher-margin product mix. A discussion of gross profit by business segment is found below under the caption "Net Sales and Gross Profit by Business Segment."


     SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

     Selling, general and administrative expense in 2002 increased $88.3 million, or 23.0%, to $470.6 million, compared to 2001. Selling, general and administration expense as a percent of net sales increased 160 basis points from 6.5% in 2001 to 8.1% in 2002. The acquisition of Purina Mills in October 2001 contributed $81.4 million in incremental selling, general and administration expense and increased our selling, general and administrative expense as a percent of net sales by 140 basis points.


     RESTRUCTURING AND IMPAIRMENT CHARGES

     In 2002, Land O'Lakes recorded restructuring and impairment charges of $31.4 million, compared to $3.7 million in 2001. Dairy Foods recorded a $19.5 million restructuring and impairment charge in 2002, of which $15.1 million was related primarily to the write-down of certain impaired plant assets to their estimated fair value in anticipation of plant closings, and $4.4 million was related to employee severance and outplacement costs for 374 employees at various locations. Animal feed recorded an $11.9 million restructuring and impairment charge, of which $3.1 million primarily was related to the write-down of certain impaired plant assets to their estimated fair value, and $8.8 million was related to employee severance and outplacement costs for 375 employees at various locations. Restructuring and impairment charges in 2001 included a $1.7 million restructuring charge by Dairy Foods for employee severance and outplacement costs for 63 employees at a manufacturing facility, a $6.0 million impairment charge related to a feed operation in Mexico, a $1.8 million impairment charge related to the write-down of Swine assets to their estimated fair value and a $5.8 million reversal of charges taken in 2000. The 2001 reversal was for the sale of certain animal feed assets that had been written off in December 2000 and to reflect the decision to continue operating a plant previously scheduled for shutdown.

     INTEREST EXPENSE

     Interest expense in 2002 was $78.7 million, compared to $55.7 million in 2001. The $23.0 million, or 41.3%, increase primarily resulted from increased borrowing to finance the Purina Mills acquisition in October 2001. Average debt balances increased by $150.6 million over 2001.

     GAIN ON LEGAL SETTLEMENTS


     In the fourth quarter of 1999, a class action lawsuit, alleging illegal price fixing, was filed against various vitamin product suppliers. Initially, we were a party to this action as a member of the class. In February 2000, however we decided to pursue our claims against the defendants outside the class action. During the period commencing January 2002 through December 2002, we recorded a gain of $155.5 million on vitamin settlements. These settlements were with those defendants who supplied the vast majority of the vitamin purchases under dispute. In 2001, we recorded a gain on legal settlements of $3.0 million.


     OTHER (INCOME) EXPENSE, NET

     In 2002, we recorded $8.2 million of other income. This was composed of a $5 million gain on divestitures of seed businesses and the gain on the sale of a customer list pertaining to a feed phosphate distribution business for $4.2 million. In 2001, we recorded a loss on the extinguishment of debt of $23.5 million due to refinancing related to the Purina acquisition.

     EQUITY IN LOSS OR EARNINGS OF AFFILIATED COMPANIES

     In 2002, equity in earnings of affiliated companies was $22.7 million, compared to earnings of $48.6 million in 2001. Results in 2002 included earnings from Agriliance of $25.1 million, a loss from our Melrose Dairy Proteins LLC joint venture of $5.2 million and a loss from MoArk of $2.9 million, partially offset by earnings from our Advanced Food Products joint venture of $4.0 million and earnings from other affiliated companies. Results in 2001 included earnings from Agriliance of $34.2 million, earnings from various dairy, feed and swine joint ventures of $12.6 million and earnings from MoArk of $1.8 million.

     INCOME TAXES


     We recorded an income tax benefit of $3.8 million in 2002, compared with a tax benefit of $6.6 million in 2001. The tax benefit resulted from losses in our dairy foods industrial operations and Cheese & Protein International LLC joint venture, as well as non-member losses in our swine business and in MoArk, an affiliated company, which more than offset the tax expense related to the unallocated gain on legal settlements. The effect of allocated patronage refunds reduced our statutory tax rate from 35.0% to a tax credit of 1.6% for 2002, compared to a tax credit of 5.2% in 2001. The effect of foreign operations and other factors further reduced our tax rate, resulting in an effective tax rate of (4.1)% for 2002, compared to an effective tax rate of (10.7)% in 2001.


     ALLOCATION OF NET EARNINGS


     In 2002, net earnings of $83.8 million from member business were allocated to member equities, and retained earnings increased by $12.6 million, reflecting primarily the portion of the gain on legal settlements that pertains to non-member business, partially offset by non-member losses in Swine and Dairy Foods industrial operations. In 2001, net earnings of $70.3 million were allocated to member equities, and retained earnings were reduced by $2.2 million, reflecting minor losses in non-member business.



     NET SALES AND GROSS PROFIT BY BUSINESS SEGMENT


     Dairy Foods


                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                         ---------------------------------
                                                           2002        2001      % CHANGE
                                                         ---------   ---------   ---------
                                                               (DOLLARS IN MILLIONS)
Net sales..............................................  $2,898.8    $3,462.1      (16.3)%
Gross profit...........................................     155.1       230.8      (32.8)%
  Gross profit % of net sales..........................       5.4%        6.7%



     NET SALES. Net sales in 2002 decreased $563.3 million to $2,898.8 million, compared to net sales of $3,462.1 million in 2001. In 2002, average commodity prices for butter decreased $0.55 or 33.3% per pound, while average commodity prices for cheese decreased $0.25 or 17.5% per pound compared to the same period in 2001. The impact of these market price changes decreased net sales of butter by $205.0 million and decreased net sales of cheese by $52.5 million. However, the prices retailers set for branded butter did not follow trends in the commodity butter markets. Retail prices for branded butter remained high, which resulted in declines in sales volumes as consumers shifted to substitute products or reduced consumption. Retail branded butter and spreads volumes decreased 3.5 million pounds and 5.9 million pounds, respectively, representing a decrease in net sales of $8.1 million and $4.5 million, respectively, from 2001. On the other hand, private label butter volumes increased 15.1 million pounds and increased sales $25.6 million over the prior year. Foodservice butter volumes decreased 3.8 million pounds over the prior year and decreased sales by $7.4 million. Bulk cheese sales decreased $56.6 million for the period ended December 31, 2002 compared to the year ended December 31, 2001. Deli cheese volumes decreased 4.6 million pounds from the prior year, which resulted in a reduction of sales of $8.8 million. Nonfat dry milk powder, private label butter and cheese sales in the Western Region decreased $35.7 million, $33.6 million and $23.2 million, respectively, from the prior year. The decline in powder sales was due to changes in production schedules at our dairy plants, which resulted in reduced powder byproduct availability, while the decline in butter and cheese sales was due to a combination of decreased market prices and volume declines. Sales decreased $14.5 million as a result of exiting our cheese manufacturing business in Poland. Sales also decreased $13.7 million due to the formation of our Advanced Food Products joint venture. Sales in 2002 under our wholesale milk marketing program decreased $109.0 million, or 11.7%, to $821.9 million, compared to $930.9 million in 2001. Volume changes in exports, foodservice cheese and other product categories accounted for the remaining sales decrease of $16.4 million.

     GROSS PROFIT. Gross profit for the year ended December 31, 2002 decreased $75.7 million, or 32.8%, compared to 2001. Lower commodity prices in butter and value-added cheese (retail, deli and foodservice cheese) decreased gross profit by $23.3 million. Volume decreases in butter, spreads and deli cheese also decreased gross profit by $12.9 million compared to 2001. Nonfat dry milk powder, private label butter and cheese gross profit in our Western region decreased $13.9 million due to a combination of decreased market prices and volume declines. Gross profit in bulk cheese decreased $3.3 million. Gross profit decreased $25.1 million in 2002 due to the start-up of Cheese & Protein International's cheese and whey plant in Tulare, California. Higher milk input costs in the Upper Midwest driven, in part, by lower federal order pool returns resulted in decreased gross profit of $7.4 million. Also, gross profit in 2002 under our wholesale milk marketing program decreased $2.6 million compared to 2001. The formation of our Advanced Food Products joint venture in 2002 decreased gross profit by $1.1 million. Gross profit in our international business decreased $0.6 million primarily due to the sale of the Poland cheese plant in June 2002. These decreases were partially offset by reduced energy costs, which increased gross profit by $9.8 million.


     Feed


                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                         ---------------------------------
                                                           2002        2001      % CHANGE
                                                         ---------   ---------   ---------
                                                               (DOLLARS IN MILLIONS)
Net sales..............................................  $2,444.7    $1,864.0      31.2%
Gross profit...........................................     289.4       172.7      67.6%
  Gross profit % of net sales..........................      11.8%        9.3%



     NET SALES. Net sales in 2002 increased $580.7 million, or 31.2%, to $2,444.7 million, compared to net sales of $1,864.0 million in 2001. The acquisition of Purina Mills contributed $686.8 million in incremental sales. This increase was partially offset by declines in Land O'Lakes Farmland Feed branded sales. Sales of bulk phosphates decreased $19.2 million due to the sale of this business to a third party in the first quarter of 2002. Sales in our Land O'Lakes Farmland Feed animal health products decreased $17.5 million as a result of a realigned marketing arrangement with a large vendor whereby the vendor sells product directly to our customers in exchange for a margin-based fee. Swine feed sales of our Land O'Lakes Farmland Feed branded products decreased $16.3 million as a result of decreased volumes and depressed market prices for hog producers caused, in part, by excess food proteins in the U.S. market. Sales in our wholly and majority owned subsidiaries declined $15.7 million primarily as the result of exiting a joint venture operation manufacturing catfish feeds early in 2002. Sales in our International division decreased $12.4 million, primarily as a result of exiting our Poland operations. Sales in our medicated feed additives business declined $5.1 million due to lower volumes. Sales of Land O'Lakes Farmland Feed branded beef feeds decreased $4.8 million, primarily due to the effect of warmer than average winter weather in early 2002 and excess food proteins in the U.S. market. Sales in our warehouse ingredient area declined by $3.1 million due to lower volumes. On the other hand, sales in our animal milk products area increased $2.3 million as a result of strong volumes. Sales in our dairy feeds area increased $1.5 million, driven by strong sales of simple blends in our Western region. Changes in other feed categories amounted to a decrease of $12.7 million. Finally, sales from ingredient merchandising decreased $10.5 million, or 2.1%, from $500.2 million in 2001 to $489.7 million in 2002.



     GROSS PROFIT. Gross profit for the year ended December 31, 2002 increased $116.7 million, or 67.6%, compared to 2001. The acquisition of Purina Mills added $116.5 million in gross profit in 2002. Cost reductions from the integration efforts related to Purina Mills increased our gross profit by $7.8 million. Gross profit in our wholly and majority owned subsidiaries increased $2.8 million, primarily the result of exiting a joint venture manufacturing catfish feed in early 2002. Gross profit in our animal milk products increased $2.3 million as a result of strong volumes. In addition, unrealized hedging gains related to corn and soybean meal futures contracts increased gross profit by $3.9 million. Offsetting these increases was a $6.7 million decrease in gross profit for Land O'Lakes Farmland Feed branded swine feeds as a result of decreased volumes and depressed market prices for hog producers caused, in part, by excess food proteins in the U.S. market. Land O'Lakes Farmland Feed branded beef feeds gross profit decreased $2.5 million, due to slower sales as a result of warm winter weather early in 2002. Gross profit in our medicated feed additives and warehouse ingredients areas declined $2.5 million and $1.2 million, respectively, due to lower volumes. Gross profit of bulk phosphates decreased $2.2 million as we sold this business during the first quarter of 2002. Gross profit in our international business decreased $1.9 million primarily due to the exit of our Mexico and Poland operations in 2002. Gross profit in our dairy feed area decreased $1.5 million, primarily as a result of a shift to lower margin products, primarily in our Western region. Gross profit for Land O'Lakes Farmland Feed animal health products decreased $0.9 million as a result of a realigned marketing arrangement with a large vendor whereby the vendor sells product directly to our customer in exchange for a margin-based fee. Lower patronage income in 2002 versus 2001 caused gross profit to decrease by $2.9 million.


     Seed


                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                          ----------------------------------
                                                            2002        2001       % CHANGE
                                                          --------    --------    ----------
                                                                (DOLLARS IN MILLIONS)
Net sales...............................................   $406.9      $413.6         (1.6)%
Gross profit............................................     53.0        59.4        (10.8)%
  Gross profit % of net sales...........................     13.0%       14.4%



     NET SALES. Net sales in 2002 decreased $6.7 million, or 1.6%, to $406.9 million, compared to net sales of $413.6 million in 2001. Continued volume growth in both proprietary and partnered categories resulted in increased sales of corn of $21.9 million, or 21.4%. As in 2001, we shipped product early in the fourth quarter of 2002 which resulted in incremental sales of $12.4 million, primarily in partnered corn and soybean seed. A change in billing for technology fees collected on behalf of one of our third-party suppliers added $10.8 million to sales and cost of sales. However, these sales increases were more than offset by volume declines in other seed categories, such as soybeans and turf seed. Soybean sales declined $36.8 million in 2002, or 23.8%, mainly as the result of less acres planted, the discontinuance of a partnered soybean brand and smaller seed sizes. Turf sales declined $9.6 million, or 23.9%, primarily due to decreased volumes as a result of weak turf markets. Volume declines in other seed categories resulted in a sales decrease of $5.4 million.



     GROSS PROFIT. Gross profit for the year ended December 31, 2002 decreased $6.4 million, or 10.8%, compared to 2001. Gross profit for soybeans declined $5.7 million in 2002 mainly as the result of less acres planted, the discontinuance of a partnered soybean brand and smaller seed sizes. Changes in product mix, particularly in alfalfa, accounted for a decrease in gross profit of $4.3 million. As in 2001, we shipped product early in the fourth quarter of 2002 which resulted in a decrease in gross profit of $1.4 million, primarily in partnered corn and soybean seed. Volume declines in other seed categories resulted in a gross profit decrease of $5.4 million. Offsetting these decreases was a $5.8 million increase in gross profit for corn due to continued volume growth in both proprietary and partnered seed categories. Also, unrealized hedging gains on soybean futures contracts increased gross profit by $4.6 million for the year ended December 31, 2002 compared to the year ended December 31, 2001.


     Swine


                                                        FOR THE YEARS ENDED DECEMBER 31,
                                                        ---------------------------------
                                                         2002        2001       % CHANGE
                                                        -------     -------     ---------
                                                              (DOLLARS IN MILLIONS)
Net sales.............................................  $ 83.2      $109.9        (24.3)%
Gross profit..........................................   (10.3)       12.9       (179.8)%
  Gross profit % of net sales.........................   (12.4)%      11.7%



     NET SALES. Net sales in 2002 decreased $26.7 million, or 24.3%, to $83.2 million, compared to $109.9 million in 2001. The number of market hogs sold decreased by 91,807 and the average weight per market hog sold decreased 1.8 pounds, with a corresponding sales decrease of $11.7 million. Reduced consumer demand, caused, in part, by a protein glut in the U.S. markets, decreased the average market price in 2002 to $35.86 per hundredweight versus an average market price of $46.52 in 2001. The decrease in average market hog prices of $10.46 per hundredweight decreased sales by $14.5 million. We signed a packer agreement with IBP, Inc. effective September 25, 2000, which ties the price we receive for market hogs to the price that the packer receives for pork products. In 2002, this agreement increased our sales by $2.9 million compared to 2001. The number of feeder pigs sold under contract increased by 9,216, with a corresponding sales increase of $0.5 million. The average price per feeder pig sold under contract decreased $0.48 from $48.04 in 2001 to $47.56 in 2002, which decreased sales by $0.3 million. This decrease was due primarily to the fact that some contracts are based on futures markets. The average price per feeder pig sold on the open market decreased $14.84, from $49.17 in 2001 to $34.33 in 2002, which decreased sales by $2.6 million.


     GROSS PROFIT. Gross profit for the year ended December 31, 2002 decreased $23.2 million compared to the year ended December 31, 2001. Decreased unit sales and market hog prices along with a decrease in feeder pig prices and higher costs under our Cost Plus program decreased gross profit by $23.2 million. An unrealized hedging loss decreased gross profit by $0.5 million for the year ended December 31, 2002 compared to the year ended December 31, 2001. Partially offsetting these decreases was a $0.5 million increase in gross profit due to improved productivity which decreased the cost per unit.


LIQUIDITY AND CAPITAL RESOURCES

  OVERVIEW

     We rely on cash from operations, borrowings under our bank facilities and bank term debt, and other institutionally placed funded debt as the main sources for financing working capital requirements, additions to property, plant and equipment as well as acquisitions and investments in joint ventures. Other sources of funding consist of leasing arrangements, a receivables securitization and the sale of non-strategic assets.


     Total long-term debt, including the current portion, was $943.2 million as of June 30, 2004, $1,073.2 million as of December 31, 2003 and $1,111.9 million as of December 31, 2002. The decrease in debt of $130.0 million at June 30, 2004 compared to December 31, 2003 was due to term debt repayments of $126.5 million ($100 million of proceeds from the expansion of our receivables securitization facility was used to pay the term debt) and also a mark-to-market valuation of the unsecured notes related to our interest rate swaps of $4.0 million. The decrease in debt of $38.7 million at December 31, 2003 compared to December 31, 2002 was due to debt repayments of $304.9 million, somewhat offset by the issuance of $175 million in secured notes and the consolidation of MoArk which had long-term debt of $75.8 million as of December 31, 2003.



     Our primary sources of debt at June 30, 2004 included a $185 million revolving credit facility (which was amended in January, 2004 and expanded to $200 million in July 2004) and an $118.4 million institutional Term B loan, both of which are secured by the majority of our assets. In addition, we have $175 million in secured notes, $350 million in unsecured notes and $191 million of capital securities. Our primary sources of debt at December 31, 2003 included a $250 million revolving credit facility (of which $205.2 million was available), a $92 million bank Term A loan (which was paid off in March 2004) and a $152 million institutional Term B loan, all of which are secured by the majority of the Company's assets. In addition, as of December 31, 2003 we had $175 million in second lien notes, $350 million in unsecured notes, and $191 million of capital securities. For more information, please see the caption below entitled "Principal Debt Facilities."



     At June 30, 2004, we also had long and short-term debt related to MoArk of $76.2 million. Land O'Lakes does not provide any guarantees or support for MoArk's debt. In addition, we had $36.9 million of other miscellaneous long-term debt at June 30, 2004. At December 31, 2003, we had long and short-term debt related to MoArk of $101 million. Other debt at December 31, 2003 included approximately $15 million of Industrial Development Bonds, and $98 million of miscellaneous other debt obligations.

     During the fourth quarter of 2001, we entered into a $100 million receivables securitization program to reduce overall financing costs. On March 31, 2004, we amended and expanded the facility to $200 million. At June 30, 2004, $200 million was outstanding under this facility. At December 31, 2003, $20 million was outstanding under this facility. In accordance with generally accepted accounting principles, this facility was not reflected as debt on our consolidated balance sheets. A more complete description of this accounts receivable securitization program is found below under the caption, "Off-balance Sheet Arrangements."



     Our principal liquidity requirements are to service our debt and meet our working capital and capital expenditure needs. As of June 30, 2004, $135.0 million was available under our $185 million revolving credit facility for working capital and general corporate purposes, after giving effect to $50.0 million of outstanding letters of credit, which reduce availability. There was no outstanding balance on the facility as of June 30, 2004. The revolving credit facility commitment was increased by $15 million in July 2004, to $200 million. In addition, at June 30, 2004, we had available cash on hand of $69.8 million, excluding an additional $20 million in cash held in escrow to support the capital lease financing of Cheese and Protein International. Total equities as of June 30, 2004 were $914.8 million. As of December 31, 2003, $205.2 million was available under a $250 million revolving credit facility (which was amended in January 2004) for working capital and general corporate purposes, after giving effect to $44.8 million of outstanding letters of credit, which reduce availability. There were no draws on the facility as of December 31, 2003. Our peak borrowing on the revolving credit facility in 2003 was $43.5 million in April. For more information regarding the amended credit facility, please see the caption below entitled "Principal Debt Facilities." In addition, the Company had excess availability under the receivables securitization program of $67.8 million as of December 31, 2003, and available cash on hand of $110.3 million.



     We expect that funds from operations and available borrowings under our revolving credit facility and receivables securitization facility will provide sufficient working capital to operate our business, to make expected capital expenditures and to meet liquidity requirements for at least the next twelve months, including debt service on our term debt, the revolving credit facilities, the 9% senior secured notes, and our 8 3/4% senior unsecured notes.


     Concurrently with the March 31, 2004 amendment of the receivables securitization program, we sold additional receivables and applied the proceeds from the expansion to our outstanding senior bank facilities, which included the mandatory payment in full of our term loan A facility and prepayment of $24.0 million of the term loan B facility.

  CASH FLOWS


     The following table summarizes the key elements for our cash flows for the following periods:



                                         SIX MONTHS ENDED
                                             JUNE 30,        YEARS ENDED DECEMBER 31,
                                         ----------------   --------------------------
                                          2004      2003     2003      2002     2001
                                         -------   ------   -------   ------   -------
                                                         (IN MILLIONS)
Net cash provided by operating
  activities...........................  $ 176.7   $153.4   $ 227.5   $ 22.0   $ 274.3
Net cash used by investing
  activities...........................    (21.7)   (47.4)    (35.2)    (4.2)   (461.2)
Net cash (used by) provided by
  financing activities.................   (195.5)   (84.8)   (146.3)   (83.6)    313.1



     Operating Activities. Net cash provided by operating activities increased by $23.3 million for the six months ended June 30, 2004 compared to the same period for 2003. Working capital requirements increased cash flow by $127.4 million primarily due to increased borrowings on our receivables securitization program. Partially offsetting this increase was a decrease in legal settlement proceeds of $111.4 million for the six months ended June 30, 2004 compared to the six months ended June 30, 2003. Legal settlement proceeds totaled $4.5 million for the six months ended June 30, 2004 compared to $115.9 million for the same period in 2003.

     Net cash provided by operating activities increased $205.5 million in the year ended December 31, 2003 compared to the same period in 2002. The increase was largely due to the $117.0 million increase in earnings (loss) from operations as well as an increase of $60.4 million in cash proceeds from legal settlements. In the year ended December 31, 2003, no contributions were made to our pension plan compared to a $67.9 million discretionary contribution made in the same period in 2002. The increase was partially offset by a $32 million increase in working capital requirements. The $252.3 million decrease in cash from operating activities in the year ended December 31, 2002 as compared to same period in 2001 was primarily a result of $105.3 million reduction in earnings from operations and changes in working capital.



     Investing Activities. Net cash used by investing activities decreased $25.7 million for the six months ended June 30, 2004 compared to the six months ended June 30, 2003. The decrease was due primarily to $20 million addition to restricted cash in 2003 compared to $0.1 million addition in 2004. Proceeds from the divestiture of a business of $7.5 million received in the six months ended June 30, 2004 and an $11.7 million increase in dividends received from affiliates, primarily MoArk, also contributed to the reduction in investment activities. These were partially offset by the $12.2 million acquisition of minority interest in Land O'Lakes Farmland Feed LLC during the six months ended June 30, 2004.



     Net cash used by investing activities was $35.2 million for the year ended December 31, 2003 compared to $4.2 million for the same period in 2002. The increased use in the year ended December 31, 2003 was primarily due to the establishment of a $20.0 million restricted cash account to support the CPI capital lease. For more information regarding the CPI capital lease, see the subheading "Capital Leases" below. Also, the cash used by investing activities was offset by proceeds from sales of investments and business divestitures totaling $4.8 million in the year ended December 31, 2003 as compared to $43.4 million in the same period in 2002. Partly offsetting the increase in cash used by investing activities was $10.8 million increase in dividends received primarily from our equity investment in Agriliance LLC and equity investments held by our MoArk joint venture. In the year ended December 31, 2001 the primary use of cash for investing activities related to the Purina Mills acquisition in October of that year.



     Financing Activities. During the six months ended June 30, 2004, our financing activities resulted in a decrease in cash flow of $110.7 million compared to the same period in 2003. Payments on Term A and Term B loans were $54.9 million higher for the six months ended June 30, 2004 compared 2003. MoArk debt payments, net of debt acquired, for the six months ended June 30, 2004 were $19.5 million. Moark was not consolidated in our financial statements for the six months ended June 30, 2003. In 2004, we also paid $4.2 million for debt issuance costs related to senior secured notes issued December of 2003 and for an amendment of our senior bank facilities in January of 2004.



     During the year ended December 31, 2003, our financing activities resulted in a cash outflow of $146.3 million compared to our outflow of $83.6 million in the year ended December 31, 2002. We issued $175 million senior secured notes in December 2003 which were used entirely to make prepayments on Term A and Term B loans. Additional payments in the year ended December 31, 2003 on Term A and Term B loans were $99.8 million. Other long-term debt principal payments for the year ended December 31, 2003 were $30.1 million. In the year ended December 31, 2003, we also paid $24.4 million in cash for redemption of member equities. For the year ended December 31, 2002, we made payments of $62.0 million on existing long-term debt and payments of $37.9 million for redemption of member equities. For the year ended December 31, 2001, proceeds of $1,369.5 million resulted from new financing related to the Purina Mills acquisition offset by the payment of $935.1 million on existing long-term debt and the payment of $53.8 million on short-term debt.

  CASH REQUIREMENTS


     At June 30, 2004, we had certain contractual obligations, which require us to make payments as follows:



                                                  PAYMENTS DUE BY YEAR (AS OF JUNE 30, 2004)
                                       -----------------------------------------------------------------
                                                    LESS THAN                                  MORE THAN
CONTRACTUAL COMMITMENTS                  TOTAL        1 YEAR      1-3 YEARS      3-5 YEARS      5 YEARS
-----------------------                ----------   ----------   ------------   ------------   ---------
                                                                (IN THOUSANDS)
Debt and leases:
  Revolving credit facility(1).......  $       --   $       --     $     --       $     --     $     --
  Long-term debt.....................     943,174        8,986       21,915        137,247      775,026
  Obligations under capital lease....     106,027       10,318       20,928         20,571       54,210
  Operating leases...................     116,273       30,741       47,231         26,832       11,469
Other:
  Madison Dairy purchase
     payment(2)......................      26,461       26,461           --             --           --
  MoArk minimum payment
     obligation(3)...................      33,831           --           --         33,831           --
  Swine contract payments(4).........     157,933       32,686       44,508         34,638       46,101
  Non-cancelable purchase
     commitments(5)..................   1,328,000    1,328,000           --             --           --
  Other obligations(6)...............      19,883       13,717        4,715            387        1,064
                                       ----------   ----------     --------       --------     --------
     Total contractual
       obligations(7)................  $2,731,582   $1,450,909     $139,297       $253,506     $887,870
                                       ==========   ==========     ========       ========     ========


---------------


(1) As of June 30, 2004, $135.0 million was available under our $185 million revolving credit facility for working capital and general corporate purposes, after giving effect to $50.0 million of outstanding letters of credit, which reduce availability. There was no outstanding balances on the facility as of June 30, 2004. The revolving credit facility commitment was increased by $15 million in July 2004, to $200 million. For more information regarding the amended credit facility, please see the caption below entitled "Principal Debt Facilities."


(2) Amount represents the remaining amount to be paid for the acquisition of Madison Dairy Produce Company.


(3) Amount represents the present value of future minimum payment for the 42.5% interest in MoArk owned by our joint venture partner. See "Summary -- The Company -- other segments, joint ventures and investments -- MoArk, LLC" for a discussion of this payment obligation.


(4) Amounts include contractual commitments to purchase feeder pigs and producer services related to our swine segment and similar commitments in Purina Mills, accounted for in the Feed segment.

(5) Amounts primarily for raw materials in our dairy foods, feed and seed segments. These purchase commitments, estimated for this table, are contracted on an annual basis.

(6) Amounts primarily represent contractual commitments to purchase marketing and consulting services and capital equipment.


(7) Does not include contingent obligations under our pension and postretirement plans. For accounting disclosures of our pension and postretirement obligations see Note 15 in the annual consolidated financial statements of Land O'Lakes.



     We expect total capital expenditures to be approximately $100 million in 2004, of which approximately $30 million relates to the Phase II installation at CPI's Tulare, California facility and $19.4 million is contractually obligated and included in the table above. Of such amounts, we currently estimate that a minimum range of $35 million to $45 million of ongoing maintenance capital expenditures will be required. We had $41.4 million in capital expenditures for the six months ended June 30, 2004 compared to $35.0 million for the six months ended June 30, 2003. We had $74.1 million in capital expenditures for the year ended December 31, 2003 compared to $87.4 million in capital expenditures for the year ended December 31, 2002.


     In 2004, we expect our total cash payments to members to be at least $32 million for revolvement, cash patronage and estates and age retirements.

     In 2004, we anticipate our total cash payments for interest on our short-term and long-term debt obligations to be approximately $75 million, which amount is not included in the table above.

  PRINCIPAL DEBT FACILITIES


     At December 31, 2003, the principal term loans consisted of a syndicated Term A loan facility with a final maturity date of October 10, 2006, and a syndicated Term B loan facility with a final maturity of October 10, 2008. During December 2003, we completed a $175 million bond offering of 9% senior secured notes due 2010. The proceeds of the offering were used to make prepayments on the Term A loan of $122.5 million and on the Term B loan of $52.5 million, decreasing the outstanding balance of the Term A loan to $92.5 million, as of December 31, 2003, and the outstanding balance of the Term B loan facility to $152.4 million as of December 31, 2003. During the six months ended June 30, 2004, we made prepayments of $92.5 million on the Term A loan and $34.0 million on the Term B loan. The Term A loan was prepayable at any time without penalty and completely paid off with these prepayments. At June 30, 2004, the Term B loan had a remaining balance of $118.4 million.



     The amortization schedule for the Term B loan facility, after giving effect to the 2004 prepayments, is provided below.



                                                                TERM LOAN B
                                                              ----------------
                                                              ($ IN THOUSANDS)
2004 (remaining as of 6/30/04)..............................      $     --
2005........................................................         1,100
2006........................................................         1,466
2007........................................................         1,466
2008........................................................       114,341
                                                                  --------
  Total.....................................................      $118,373
                                                                  ========



     As of December 31, 2003, our $250.0 million revolving credit facility was scheduled to terminate on June 28, 2004. In January 2004, we completed an amendment to this credit facility. Under the amendment, the lenders committed to make advances and issue letters of credit until January 2007, in the aggregate amount not to exceed $185 million, subject to a borrowing base limitation. The amendment also increased the amount available for the issuance of letters of credit under the revolving facility from $50 million to $75 million. In July 2004, we obtained an additional $15 million in commitments to our revolving credit facility, increasing the total commitments under this facility to $200 million.



     Borrowings under the Term B loan and the revolving credit facility bear interest at variable rates (either LIBOR or an Alternative Base Rate) plus applicable margins. The margins are dependent upon Land O'Lakes leverage ratio in the case of the revolving credit facility. The margin on the Term B loan is fixed. As of June 30, 2004, the interest rate on the Term B loan was 4.73%.



     The Term B loan facility is prepayable with a penalty of 1% through October 10, 2004 and no penalty thereafter. The facility is subject to mandatory prepayments, subject to certain limited exceptions, in an amount equal to (1) 50% of excess cash flow, as defined in the facility agreement, of Land O'Lakes and the restricted subsidiaries measured annually following year end, (2) 100% of the net cash proceeds of asset sales and dispositions of property of Land O'Lakes and the restricted subsidiaries, to the extent not reinvested, (3) 100% of any casualty or condemnation receipts by Land O'Lakes and the restricted subsidiaries, to the extent not used to repair or replace assets, (4) 100% of joint venture dividends or distributions received by Land O'Lakes or the restricted subsidiaries, to the extent that they relate to the sale of property, casualty or condemnation receipts, or the issuance of any equity interest in the joint venture, (5) 100% of net cash proceeds from the sale of inventory or accounts receivable in a securitization transaction to the extent cumulative proceeds from such transactions exceed $100.0 million and (6) 100% of net cash proceeds from the issuance of unsecured senior or subordinated indebtedness issued by Land O'Lakes. In 2003, we made $195.8 million of prepayments on the Term A loan and $79.0 million of prepayments on the Term B loan, of which $224.8 million was mandatory and $50.0 million was optional. In February 2004, we made a mandatory prepayment of $26.5 million on Term A and Term B loans based on the excess cash flow calculation for December 31, 2003. In March 2004, we made a mandatory prepayment of $100 million on Term A and Term B loans due to additional cash received from drawing down the amount of the expansion of our accounts receivable securitization.

     In December 2003, we issued $175 million of senior secured notes that mature on December 15, 2010. Proceeds from the issuance were used to make payments on the Term A loan of $122.5 million and on the Term B loan of $52.5 million. These notes bear interest at a fixed rate of 9%, payable on June 15 and December 15 each year. The notes are callable beginning in year four at a redemption price of 104.5%. In year five, the redemption price is 102.25%. The notes are callable at par beginning in year six.

     In November 2001, we issued $350 million of senior unsecured notes that mature on November 15, 2011. Proceeds from the issuance were used to refinance the Company in connection with the acquisition of Purina Mills. These notes bear interest at a fixed rate of 8 3/4%, payable on May 15 and November 15 each year. The notes are callable beginning in year six at a redemption price of 104.375%. In years seven and eight, the redemption price is 102.917% and 101.458%, respectively. The notes are callable at par beginning in year nine.


     In 1998, Capital Securities in an amount of $200 million were issued by our trust subsidiary, and the net proceeds were used to acquire a junior subordinated note of Land O'Lakes. The holders of the securities are entitled to receive dividends at an annual rate of 7.45% until the securities mature in 2028. The payment terms of the Capital Securities correspond to the payment terms of the junior subordinated debentures, which are the sole asset of the trust subsidiary. Interest payments on the debentures can be deferred for up to five years, and the obligations under the debentures are junior to all of our debt. As of June 30, 2004 and December 31, 2003, the outstanding balance of Capital Securities was $190.7 million.



     The credit agreements relating to the term loan and revolving credit facility and the indentures relating to the 8.75% senior unsecured notes and the 9.0% senior secured notes impose certain restrictions on us, including restrictions on our ability to incur indebtedness, make payments to members, make investments, grant liens, sell our assets and engage in certain other activities. In addition, the credit agreements relating to the term loans and revolving credit facility require us to maintain an interest coverage ratio and a leverage ratio. Theses actual and required ratios for the periods indicated below are as follows:



                                        AS OF AND FOR
                                      THE TWELVE MONTHS      AS OF AND FOR       AS OF AND FOR
                                            ENDED           THE YEAR ENDED      THE YEAR ENDED
                                        JUNE 30, 2004      DECEMBER 31, 2003   DECEMBER 31, 2002
                                     -------------------   -----------------   -----------------
Actual Interest Coverage Ratio.....       3.19 to 1            4.51 to 1           3.12 to 1
Required Interest Coverage Ratio:
  Must be at least.................       2.50 to 1            2.50 to 1           2.50 to 1
Actual Leverage Ratio..............       3.17 to 1            2.63 to 1           3.76 to 1
Required Leverage Ratio:
  Must be no greater than..........       4.75 to 1            3.75 to 1           4.25 to 1



     An amendment to the credit agreements in January 2004 increased the required maximum leverage ratio from 3.75 to 1 to 4.75 to 1. The ratio steps down to 4.5 to 1 for the December 31, 2004 calculation, 4.0 to 1 for the December 31, 2005 calculation and to 3.75 to 1 for the December 31, 2006 calculation and thereafter.

     Indebtedness under the term loan and revolving credit facility is secured by substantially all of the material assets of Land O'Lakes and its wholly-owned domestic subsidiaries (other than LOL Finance Co. and LOLFC, LLC) and the wholly owned subsidiaries of Land O'Lakes Farmland Feed (other than LOL Farmland Feed SPV, LLC), including real and personal property, inventory, accounts receivable (other than those receivables which have been sold in connection with our receivables securitization), intellectual property and other intangibles. Indebtedness under the term loans and revolving credit facility is also guaranteed by our wholly-owned domestic subsidiaries (other than LOL Finance Co. and LOLFC, LLC) and the wholly-owned domestic subsidiaries of Land O'Lakes Farmland Feed (other than LOL Farmland Feed SPV, LLC). The 9% senior notes are secured by a second lien on essentially all of the assets which secure the term loan and the revolving credit agreement, and are guaranteed by the same entities. The 8.75% senior notes are unsecured but are guaranteed by the same entities that guarantee the obligations under the term loans and revolving credit facility.



  OFF-BALANCE SHEET ARRANGEMENTS


     In order to reduce overall financing costs, we entered into a revolving receivables securitization program with CoBank in December 2001 for up to $100 million in advances against eligible receivables. Under this program, Land O'Lakes, Land O'Lakes Farmland Feed LLC and Purina Mills, LLC sell feed, seed and certain swine receivables to LOL Farmland Feed SPV, LLC, a limited purpose wholly-owned subsidiary of Land O'Lakes Farmland Feed LLC. This subsidiary is a qualifying special purpose entity (QSPE) under applicable accounting rules. The QSPE was established for the limited purpose of purchasing and obtaining financing for these receivables. The transfers of the receivables to the QSPE are structured as sales and, in accordance with applicable accounting rules, these receivables are not reflected in the consolidated balance sheets of Land O'Lakes Farmland Feed LLC or Land O'Lakes. The QSPE purchases the receivables with a combination of cash initially received from CoBank, equal to the present value of eligible receivables multiplied by the agreed advance rate; and notes, equal to the unadvanced present value of the receivables. Land O'Lakes and the other receivables sellers are subject to credit risk related to the repayment of the QSPE notes, which in turn is dependent upon the ultimate collection on the QSPE's receivables pool. Accordingly, we have retained reserves for estimated losses.


     On March 31, 2004, we completed an amendment to our receivables securitization facility. Under the amendment, the facility was increased from $100 million to $200 million. The amendment incorporates receivables generated in our dairy foods segment. In addition, the amendment increases the facility's term from one year to three years. Concurrently with the amendment, we applied the incremental proceeds from the expansion to our outstanding senior bank facilities, which included the mandatory payment in full of our Term A loan facility and a partial repayment on our Term B loan facility. The amendment also reduced the effective cost of the facility from LIBOR plus 175 basis points to LIBOR plus 137.5 basis points. As of June 30, 2004 and December 31, 2003, $200.0 million and $20.0 million, respectively, was drawn under this securitization.



     In addition, we lease various equipment and real properties under long-term operating leases. Total consolidated rental expense was $24.9 million for the six months ended June 30, 2004, $24.7 million for the six months ended June 30, 2003, $51.7 million for the year ended December 31, 2003, $44.4 million for the year ended December 31, 2002 and $34.8 million for the year ended December 31, 2001. Most of the leases require payment of operating expenses applicable to the leased assets. We expect that in the normal course of business most leases that expire will be renewed or replaced by other leases.


  CAPITAL LEASES


     Cheese and Protein International (CPI), a consolidated joint venture of Land O'Lakes, leases the real property, certain equipment and the buildings relating to its cheese manufacturing and whey processing plant in Tulare, California. The CPI lease is accounted for as a capital lease in our consolidated financial statements, and as of June 30, 2004 and December 31, 2003 the lease balance was $94.8 million and $99.2 million, respectively. The lease base term commenced on April 30, 2002 and expires on the fifth anniversary, unless CPI requests, and the lessor approves, one or more one-year base term extensions, which could extend the base term to no more than ten years. We have entered into a Support Agreement in connection with the lease. Pursuant to this agreement, we can elect one of the following options in the event CPI defaults on its obligations under the lease: (i) assume the obligations of CPI, (ii) purchase the leased assets, (iii) fully cash collateralize the lease, or (iv) nominate a replacement lessee to be approved by the lessor. The lease agreement requires among other things, that CPI maintain certain financial ratios including minimum tangible net worth and a minimum fixed charge coverage ratio. In addition, CPI is restricted as to borrowings and changes in ownership.


     On March 28, 2003, the CPI lease agreement was amended. The amendment postponed the measurement of the fixed charge coverage ratio until March 2005. In addition, Land O'Lakes established a $20 million restricted cash account (which may be replaced with a letter of credit, at our option) which supports the lease. The restricted cash account or letter of credit would only be drawn upon in the event of a CPI default, and would reduce amounts otherwise due under the lease. This support requirement will be lifted when certain financial targets are achieved by CPI.

     The annual lease payments are disclosed below based on an assumed interest rate of 6% and a five-year lease term. The actual lease payments will vary with short-term interest rate fluctuations, as interest per the lease agreement is based on LIBOR. At the conclusion of the lease term, CPI is obligated to pay the remaining lease balance.

     The minimum CPI capital lease payments are as follows:

YEARS ENDED DECEMBER 31:                                         PAYMENTS
------------------------                                      --------------
                                                              (IN THOUSANDS)
2004........................................................     $ 14,579
2005........................................................       14,050
2006........................................................       13,514
2007........................................................       74,052
2008........................................................           --
                                                                 --------
  Total minimum lease payments..............................      116,195
Less amount representing interest...........................       16,956
                                                                 --------
  Present value of minimum capital lease payments...........     $ 99,239
                                                                 ========


     Our joint venture partner, Mitsui, has a put option for its remaining interest, which can be exercised beginning on December 31, 2004 and which takes effect up to nine months following such notice. The put allows Mitsui to sell its entire remaining interest to us for $3.2 million, which we have reflected as a liability in the accompanying consolidated financial statements, plus any future contributions which Mitsui may make. Mitsui may exercise the option earlier, but only if certain specified actions are deliberately taken by CPI or Land O'Lakes to Mitsui's material disadvantage. We do not expect that such a scenario will occur. If we acquire Mitsui's remaining equity interest, and if we do not replace Mitsui with another partner, CPI would become a restricted subsidiary under the senior bank facilities at that time. As a restricted subsidiary under the senior bank facilities, CPI's on-balance sheet debt and income or loss would be included in the covenant calculations for our senior bank facilities. Further, as a restricted subsidiary under the senior bank facilities, CPI would be required to guarantee our senior bank facilities, the 8.75% senior unsecured notes and the 9% senior secured notes.



     MoArk, a consolidated joint venture of Land O'Lakes, had capital leases at June 30, 2004 and December 31, 2003 of $11.2 million and $10.8 million, respectively, for land, buildings, machinery and equipment at various locations. The interest rates on the capital leases range from 5.22% to 7.93% with the weighted average rate being 6.94%. The weighted average term until maturity is four years. Land O'Lakes does not provide any guarantees or support for any of MoArk's capital leases.

CRITICAL ACCOUNTING ESTIMATES

     We utilize certain accounting measurements under applicable generally accepted accounting principles, which involve the exercise of management's judgment about subjective factors and estimates about the effect of matters which are inherently uncertain. The following is a summary of those accounting measurements which we believe are most critical to our reported results of operations and financial condition.

     Inventory Valuation. Inventories are valued at the lower of cost or market. Cost is determined on a first-in, first-out or average cost basis. Many of our products, particularly in our dairy foods, animal feed and swine segments, use dairy or agricultural commodities as inputs or constitute dairy or agricultural commodity outputs. Consequently, our results are affected by the cost of commodity inputs and the market price of outputs. Government regulation of the dairy industry and industry practices in animal feed tend to stabilize margins in those segments but do not protect against large movements in either input costs or output prices. Such large movements in commodity prices could result in significant write-downs to our inventories, which could have a significant negative impact on our operating results.

     We use derivative commodity instruments, primarily futures contracts, in our operations to lock in our ingredient input prices, primarily for our product inputs such as milk, butter and soybean oil for dairy foods, soybean meal and corn for animal feed, and soybeans for crop seed. The degree of our hedging position varies from less than one percent for butter to nearly 100% for soybean oil. In addition, purchase agreements with various vendors are used to varying degrees to lock in input prices. This decreases our exposure to changes in commodity prices. We do not use derivative commodity instruments for speculative purposes. The futures contracts are not designated as hedges under Statement of Financial Accounting Standards "(SFAS)" No. 133, "Accounting for Derivative Instruments and Hedging Activities." The futures contracts are marked to market (either Chicago Mercantile Exchange or Chicago Board of Trade) on the last day of each month and gains and losses are recognized as an adjustment to inventory and cost of sales.

     Allowance for Doubtful Accounts. We estimate our allowance for doubtful accounts based on an analysis of specific accounts, an analysis of historical trends, payment and write-off histories, current sales levels and the state of the economy. In addition, we estimate losses and retain reserves for the credit risk related to the repayment of the notes receivable with the qualifying special purpose entity ("QSPE") (See "Off-balance sheet arrangements"). Our credit risks are continually reviewed and management believes that adequate provisions have been made for doubtful accounts. However, unexpected changes in the financial strength of customers or changes in the state of the economy could result in write-offs which exceed estimates and negatively impact our financial results.

     Recoverability of Long-Lived Assets. Our test for goodwill impairment is a two-step process and is performed on at least an annual basis. The first step is a comparison of the fair value of the reporting unit with its carrying amount, including goodwill. If this step reflects impairment, then the loss would be measured as the excess of recorded goodwill over its implied fair value. Implied fair value is the excess of fair value of the reporting unit over the fair value of all identified assets and liabilities. We assess the recoverability of other long-lived assets annually or whenever events or changes in circumstances indicate that expected future undiscounted cash flows might not be sufficient to support the carrying amount of an asset. We deem an asset to be impaired if a forecast of undiscounted future operating cash flows is less than an asset's carrying amount. If an asset is determined to be impaired, the loss is measured as the amount by which the carrying value of the asset exceeds its fair value. Changes in our business strategies and/or changes in the economic environment in which we operate may result in future impairment charges.

RECENT ACCOUNTING PRONOUNCEMENTS

     On January 17, 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51," ("FIN 46"). The primary objectives of FIN 46 are to provide guidance on the identification and consolidation of variable
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

interest entities, or VIEs, which are entities for which control is achieved through means other than through voting rights. As permitted by the Interpretation, we early-adopted FIN 46 as of July 1, 2003 and began consolidating our joint venture interest in MoArk LLC ("MoArk"), an egg production and marketing company. FIN 46 was revised in December 2003 and is effective for us on January 1, 2005. The revision did not have a significant impact on our consolidated financial statements.

     In May, 2003, the FASB issued Statement of Financial Accounting Standards 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." The statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The statement is effective for us as of January 1, 2004. We have evaluated the standard and have determined that it will not have an impact on our consolidated financial statements.

     In December 2003, the FASB revised Statement of Financial Accounting Standards 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." The statement revises the disclosures about pension and other postretirement benefit plans. It requires additional disclosure regarding changes in benefit obligations and fair value of plan assets. The statement was effective for us as of December 31, 2003 and applicable disclosures are included in our financial statements.


     In May 2004, the FASB issued FASB Staff Position 106-2, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" (the "Position"). The Position applies to sponsors of single-employer defined benefit postretirement health care plans that are impacted by the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the "Act"). In general, the Act introduces a federal subsidy to sponsors that conclude that prescription drug benefits available under such plans are actuarially equivalent to the prescription drug benefit now provided under Medicare pursuant to the Act. The Position is effective for the Company as of July 1, 2004, and the Company expects that the Act will result in a modest reduction in postretirement health care costs. The effects of the Act have not yet been included in the Company's measurement of its accumulated benefit obligation.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

  COMMODITY RISK

     In the ordinary course of business, we are subject to market risk resulting from changes in commodity prices associated with dairy and other agricultural markets. See "Overview -- Factors affecting comparability -- Dairy and agricultural commodity inputs and outputs." To manage the potential negative impact of price fluctuations, we engage in various hedging and other risk management activities.

     As part of our trading activity, we utilize futures and option contracts offered through regulated commodity exchanges to reduce risk on the market value of our inventories and our fixed or partially fixed purchase and sale contracts. We do not utilize hedging instruments for speculative trading purposes.

     Certain commodities cannot be hedged with futures or option contracts because such contracts are not offered for these commodities by regulated commodity exchanges. Inventories and purchase contracts for those commodities are hedged with forward sales contracts to the extent practical so as to arrive at a net commodity position within the formal position limits set by us and deemed prudent for each of those commodities. Commodities for which future contracts and options are available are also typically hedged first in this manner, with futures and options used to hedge within position limits that portion not covered by forward contracts.

     The notional or contractual amount of futures contracts provides an indication of the extent of our involvement in such instruments for the dates and the periods provided below, but does not represent

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

exposure to market risk or future cash requirements under certain of these instruments. A summary of our futures contracts follows:


                                                             AT JUNE 30,
                                                 ------------------------------------
                                                       2004                2003
                                                 -----------------   ----------------
                                                 NOTIONAL    FAIR    NOTIONAL   FAIR
                                                  AMOUNT    VALUE     AMOUNT    VALUE
                                                 --------   ------   --------   -----
                                                            (IN THOUSANDS)
Commodity futures contracts
  Commitments to purchase......................  $165,835   $3,565   $102,481   $(916)
  Commitments to sell..........................   (74,072)     556     (4,733)    568
                                                 --------   ------   --------   -----
     Total outstanding derivatives.............  $ 91,763   $4,121   $ 97,748   $(348)
                                                 ========   ======   ========   =====


                                                           AT DECEMBER 31,
                                               ---------------------------------------
                                                      2003                 2002
                                               ------------------   ------------------
                                               NOTIONAL    FAIR     NOTIONAL    FAIR
                                                AMOUNT     VALUE     AMOUNT     VALUE
                                               --------   -------   --------   -------
                                                           (IN THOUSANDS)
Commodity futures contracts
  Commitments to purchase....................  $179,004   $13,384   $108,359   $(4,543)
  Commitments to sell........................   (43,052)     (517)   (56,969)     (615)
                                               --------   -------   --------   -------
     Total outstanding derivatives...........  $135,952   $12,867   $ 51,390   $(5,158)
                                               ========   =======   ========   =======


                                                      SIX MONTHS ENDED JUNE 30,
                                             -------------------------------------------
                                                     2004                   2003
                                             --------------------   --------------------
                                                         REALIZED               REALIZED
                                             NOTIONAL     GAINS     NOTIONAL     GAINS
                                              AMOUNT     (LOSSES)    AMOUNT     (LOSSES)
                                             ---------   --------   ---------   --------
                                                           (IN THOUSANDS)
Commodity futures contracts
  Total volume of exchange traded
     contracts:
  Commitments to purchase..................  $ 700,605   $26,711    $ 294,486    $(998)
  Commitments to sell......................  $(522,538)  $(5,567)   $(192,691)   $(523)


                                                       YEAR ENDED DECEMBER 31,
                                             -------------------------------------------
                                                     2003                   2002
                                             --------------------   --------------------
                                                         REALIZED               REALIZED
                                             NOTIONAL     GAINS     NOTIONAL     GAINS
                                              AMOUNT     (LOSSES)    AMOUNT     (LOSSES)
                                             ---------   --------   ---------   --------
                                                           (IN THOUSANDS)
Commodity futures contracts
  Total volume of exchange traded
     contracts:
  Commitments to purchase..................  $ 769,218    $4,652    $ 185,564   $(3,874)
  Commitments to sell......................  $(535,935)   $1,479    $(167,410)  $ 1,093

  INTEREST RATE RISK


     We are exposed to market risk from fluctuations in interest rates. We manage interest expense using a mix of floating and fixed rate debt. As of June 30, 2004 and December 31, 2003, we had $118.4 million and $244.8 million, respectively, in floating rate debt outstanding under the credit agreements relating to the term loans and revolving credit facility. Also at June 30, 2004 and December 31, 2003 we had $106.0 million and $110 million, respectively, for obligations under capital lease which have lease payments that fluctuate with short-term interest rates. Interest rate changes generally do not affect the market value of floating rate debt but do impact the amount of our interest payments and, therefore, our


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

future earnings and cash flows. Holding other variables constant, including levels of indebtedness, a one-percentage point increase in interest rates would have an estimated negative impact on pretax earnings and cash flows for 2004 of approximately $3.5 million.


     During the six months ended June 30, 2004, we entered into three $50 million fixed-to-floating interest rate swap agreements, in an effort to return to historical exposure levels for floating interest rate debt. The swaps mirror the terms of the 8.75% notes and effectively convert $150 million of such notes from a fixed 8.75% rate to an effective rate of LIBOR plus 385 basis points. The interest rate swaps are designated as fair value hedges of our fixed rate debt. As the critical terms of the swaps and the debt are the same, the swap is assumed to be 100 percent effective and the fair value gains on the swaps are completely offset by the fair value adjustment to the underlying debt. At June 30, 2004, the notional amount of the swaps was $150 million in aggregate and the fair value was negative $4.0 million.



     The fixed rate debt as of June 30, 2004 and December 31, 2003 totaled $758.2 million and $762.6 million, respectively. A 10% adverse change in market rates would potentially impact the fair value of our fixed rate debt by $13 million.


  INFLATION RISK

     Inflation is not expected to have a significant impact on our business, financial condition or results of operations. We generally have been able to offset the impact of inflation through a combination of productivity improvements and price increases.

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


                                    BUSINESS


OVERVIEW

     We produce dairy products, animal feed and crop seed in the United States. In 1921, we were formed as a cooperative designed to meet the needs of dairy farmers located in the Midwestern United States. We have expanded our business through acquisitions and joint ventures to diversify our product portfolio, to leverage our portfolio of brand names, to achieve economies of scale and to extend our geographic coverage. We operate our business through three primary segments: dairy foods, animal feed and crop seed. In addition, we generate operational and financial benefits from our three other segments, consisting of swine, agronomy and layers. We also have additional operations and interests in a group of joint ventures and investments that are not consolidated in our six operating segments.

BUSINESS SEGMENTS

  DAIRY FOODS


     Overview. We produce, market and sell butter, spreads, cheese and other related dairy products. We sell our products under our national brand names and trademarks, including LAND O LAKES, the Indian Maiden logo and Alpine Lace, as well as under our regional brands such as New Yorker. Our network of 12 dairy manufacturing facilities is geographically diverse and allows us to support our customers on a national scale. Our customer base includes national supermarket and supercenter chains, industrial customers, including major food processors, and major foodservice customers, including restaurants, schools, hotels and airlines.


     Products. We manufacture over 300 dairy-based food products. Our principal dairy products and activities include:

     Butter. We produce and market branded butter under our proprietary LAND O LAKES brand name for retail and foodservice customers. In addition, we produce nonbranded butter for our private label and industrial customers. Our butter products include salted butter, unsalted butter, light butter, whipped butter and flavored butter.

     Spreads. We produce and market a variety of spreads, including margarine, nonbutter spreads and butter blends. These products are primarily marketed under the LAND O LAKES brand and are sold to our retail, foodservice and industrial customers.

     Cheese. We produce and sell cheese for retail sale in deli and dairy cases, to foodservice businesses and to industrial customers. Our deli case cheese products are marketed under the LAND O LAKES, Alpine Lace and New Yorker brand names. Our dairy case cheese products are sold under the LAND O LAKES brand name. We also sell cheese products to private label customers. We offer a broad selection of cheese products including cheddar, monterey jack, mozzarella, provolone, American and other processed cheeses.

     Other. We manufacture nonfat dry milk and whey for sale to our industrial customers. We produce nonfat dry milk by drying the nonfat milk byproduct of our butter manufacturing process. It is used in processed foods, such as instant chocolate milk. Whey is a valued protein-rich byproduct of the cheesemaking process which is used in processed foods, sports drinks and other nutritional supplements.

     Raw Milk Wholesaling. We purchase raw milk from our members and sell it directly to other dairy manufacturers, particularly fluid milk processors. We generate substantial revenues but negligible margins on these sales. See "Management's discussion and analysis of financial condition and results of operations -- Overview -- General -- Wholesaling and brokerage activities."

     New Products. In May 2002 we introduced Fresh Buttery Taste, a buttery tasting spread with a touch of sweet cream. In June 2003, we introduced two new dairy case products, LAND O LAKES Soft Baking Butter with Canola Oil and LAND O LAKES Spreadable Butter with Canola Oil.

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


     Sales, Marketing and Advertising. In order to meet the needs of our retail, foodservice and industrial customers we have sales efforts designed to service each of these customer bases. Our retail customers are serviced through direct sales employees and independent national food brokers. Our retail sales force consists of approximately 65 employees that service our larger retail customers, such as supermarket and supercenter chains, and manage our national food broker relationship.


     We market our products to our industrial customers through six dedicated salespeople. Our industrial customers generally maintain a direct relationship with our facility managers in order to coordinate delivery and ensure that our products meet their specifications.


     Our foodservice products are primarily sold through independent regional food brokers and food distributors. In addition, we employ approximately 25 salespeople who are responsible for maintaining these regional food broker relationships and marketing to our large foodservice customers directly.


     Distribution. We contract with third-party trucking companies to distribute our dairy products throughout the United States in refrigerated trucks. Our dairy products are shipped to our customers either directly from the manufacturing facilities or from one of our five regional distribution centers located in New Jersey, Georgia, Illinois, California and Ohio. As most of our dairy products are perishable, our distribution facilities are designed to provide necessary temperature controls in order to ensure quality and freshness of our products. The combination of our strategically located manufacturing and distribution facilities and our logistics capabilities enables us to provide our customers with a highly efficient distribution system.


     Production. We produce our dairy products at 12 manufacturing facilities strategically located throughout the United States. We also have contractual arrangements whereby we engage other dairy processors to produce some of our products. We believe the geographic distribution of our plants allows us to service our customers in a timely and efficient manner. In 2003, we processed approximately 7.6 billion pounds of milk, primarily into butter and cheese. Butter is produced by separating the cream from milk, pasteurizing it and churning the cream until it hardens into butter. Butter production levels fluctuate due to the seasonal availability of milk and butterfat. The cheese manufacturing process involves adding a culture and a coagulant to milk. Over a period of hours, the milk mixture hardens to form cheese. At that point, whey is removed and separately processed. Finally, the cheese is salted, shaped and aged.


     Supply and Raw Materials. Our principal raw material for production of dairy products is milk. During 2003, we sourced approximately 93% of our raw milk from our members. We enter into milk supply agreements with all of our dairy members to ensure our milk supply. These contracts typically provide that we will pay the producer an advance for the milk during the month of delivery, and then will settle the final price in the following month for an amount determined by us, which typically includes a premium over Federal market order prices. These contracts provide that we will purchase all of the milk produced by our members for a fixed period of time, generally one year or less. As a result, we often purchase more milk from our members than we require for our production operations. There are three principal reasons for doing this: first, we need to sell a certain percentage (which is not less than 10% of the amount procured and depends on which Federal market order the milk is subject to) of our raw milk to fluid dairy processors in order to participate in the Federal market order system, which enables us to have a lower input cost for our milk; second, it decreases our need to purchase additional supply during periods of low milk production in the United States (typically August, September and October); and third, it ensures that our members have a market for the milk they produce during periods of high milk production. We enter into fixed-price forward sales contracts with some of our large industrial cheese customers which historically represented 10-15% of our processed milk volume. We simultaneously enter into milk supply agreements with a fixed price in order to ensure our margins on these contracts. We also purchase cream, bulk cheese and bulk butter as raw materials for production of our dairy products. We typically enter into annual agreements with fluid processors to purchase all of their cream production. We typically purchase bulk cheese and butter pursuant to annual contracts. These cheese and butter contracts provide for annual targets and delivery schedules and are based on market prices. In isolated instances, we

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

purchase these commodities on the open market at current market prices. We refer to this type of transaction as a spot market purchase.

     Customers. We sell our dairy products directly and indirectly to over 500 customers. Our products are sold in over 5,000 retail locations, including supermarkets and supercenters, convenience stores, warehouse club stores and military commissaries. In addition, we sell our products through food brokers and distributors to foodservice providers such as major restaurant chains, schools, hotels and airlines.


     Research and Development. We seek to offer our customers product innovations designed to meet their needs. In addition, we work on product and packaging innovations to increase overall demand for our products and improve product convenience. In 2003, we spent $10.2 million on dairy research and development, and we employ approximately 65 individuals in research capacities at our dedicated dairy foods research facility.


     Competition. The bulk of the dairy industry consists of national and regional competitors. Our branded cheese products compete with products from national competitors such as Kraft, Borden and Sargento as well as several regional competitors. For butter, our competition comes primarily from regional brands, such as Challenge and Kellers, and from private label products. We face increased competitive pressures because our retail customers are consolidating. We rely on the strength of our brands to help differentiate our products from our competition. We believe our branded products compete on the basis of brand name recognition, product quality and reputation and customer support. Products in the private label and industrial markets compete primarily based on price. We believe our product quality and consistency of supply distinguishes our products in these markets.

  ANIMAL FEED


     Overview. Through Land O'Lakes Farmland Feed, we manufacture and market feed for both the commercial and lifestyle sectors of the animal feed market in the United States. Our commercial feed products are used by farmers and specialized livestock producers who derive income from the sale of milk, eggs, poultry and livestock. Our lifestyle feed products are used by customers who own animals principally for non-commercial purposes. Margins on our lifestyle feed products are significantly higher than those on our commercial feed products. We market our lifestyle animal feed products, other than dog and cat food, under the brands Purina, Chow and the "Checkerboard" Nine Square logo. We also market our animal feed products under the LAND O LAKES Feed label. We operate a geographically diverse network of 81 feed mills, which permits us to distribute our animal feed nationally through our network of approximately 1,300 local member cooperatives, approximately 3,550 independent dealers operating under the Purina brand name and directly to customers. We believe we are a leader among feed companies in animal feed research and development with a focus on enhancing animal performance, productive capacity and early stage development. For example, we developed and introduced milk replacer products for young animals, and our patented product formulations make us the only supplier of certain milk replacer products. These products allow dairy cows to return to production sooner after birthing and increase the annual production capacity of cows. Other than certain insignificant foreign investments and sales, we operate our feed business entirely through our Land O'Lakes Farmland Feed subsidiary.


     Products. We sell commercial and lifestyle animal feed which are based upon proprietary formulas. We also produce commercial animal feed to meet our customers' specifications. We sell feed for a wide variety of animals, such as dairy cattle, beef cattle, swine, poultry, horses and other specialty animals such as laboratory and zoo animals. Our principal feed products and activities include:

     Complete Feed. These products provide a balanced mixture of grains, proteins, nutrients and vitamins which meet the entire nutritional requirement of an animal. They are sold as ground meal, in pellets or in extruded pieces. Sales of complete feeds typically represent the majority of net sales. We generally sell our lifestyle animal feed as complete feed. We market our lifestyle animal feed through the use of our trademarks, namely, Purina, Chow and the "Checkerboard" Nine Square logo.

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

     Supplements. These products provide a substantial part of a complete ration for an animal, and typically are distinguished from complete feed products by their lack of the bulk grain portion of the feed. Commercial livestock producers typically mix our supplements with their own grain to provide complete animal nutrition.

     Premixes. These products are concentrated additives for use in combination with bulk grain and a protein source, such as soybean meal. Premixes consist of a combination of vitamins and minerals that are sold to commercial animal producers and to other feed mill operators for mixing with bulk grains and proteins.

     Simple Blends. These products are a blend of processed commodities, generally steam-rolled corn or barley, that are mixed at the producer's location with a feed supplement to meet the animal's nutritional requirements. These products are highly price competitive and generally have low margins. These products are primarily used by large dairies in the western United States.

     Milk Replacers. Milk replacers are sold to commercial livestock producers to meet the nutritional requirements of their young animals while increasing their overall production capability by returning the parent animal to production faster. We market these products primarily under our Maxi Care, Cow's Match and Amplifier Max brand names. We have patents that cover certain aspects of our milk replacer products and processes. Our two principal milk replacer patents expire in April 2015 and April 2020.

     Ingredient Merchandising. In addition to selling our own products, we buy and sell or broker for a fee soybean meal and other feed ingredients. We market these ingredients to our local member cooperatives and to other feed manufacturers which use them to produce their own feed. Although this activity generates substantial revenues, it is a very low-margin business with a minimal capital investment. We are generally able to obtain feed inputs at a lower cost as a result of our ingredient merchandising business because of lower per unit costs associated with larger purchases and volume discounts.

     Sales, Marketing and Advertising. We employ approximately 350 direct salespeople in regional territories. In our commercial feed business, we provide our customers with information and technical assistance through trained animal nutritionists whom we either employ or have placed with our local member cooperatives. Our advertising and promotional expenditures are focused on higher margin products, specifically our lifestyle animal feed and milk replacers. We advertise in recreational magazines to promote our lifestyle animal feed products. To promote our horse feed products, we have dedicated promoters who travel to rodeos and other horse related events. We promote our milk replacers with print advertising in trade magazines. We spent $21.2 million on advertising and promotion for the year ended December 31, 2003.

     Distribution. We distribute our animal feed nationally primarily through our network of approximately 1,300 local member cooperatives and approximately 3,550 Purina-branded dealers or directly to customers. We deliver our products primarily by truck using independent carriers, supplemented by our own fleet. Deliveries are made directly from our feed mills to delivery locations within each feed mill's geographic area.

     Production. The basic feed manufacturing process consists of grinding various grains and protein sources into meal and then mixing these materials with certain nutritional additives, such as vitamins and minerals. The resulting products are sold in a variety of forms, including meal, pellets, blocks and liquids. Our products are formulated based upon proprietary research pertaining to nutrient content. As of December 31, 2003 we operated 81 feed mills across the United States. We have reduced the number of feed mills we operate by eliminating the overlap between our existing facilities and those we acquired as part of our Purina Mills acquisition. Consistent with current industry capacity utilization, our facilities operate below their capacity.

     Supply and Raw Materials. We purchase the bulk components of our products from various suppliers. These bulk components include corn, soybean meal and grain byproducts. In order to reduce transportation costs, we arrange for delivery of these products to occur at our feed mill operations

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

throughout the United States. We purchase vitamins and minerals from multiple vendors, including vitamin, pharmaceutical and chemical companies.

     Customers. Our customers primarily include large commercial corporations, local cooperatives, private feed dealers and individual producers. In the case of local cooperatives, the cooperative either uses these products in their own feed manufacturing operations or resells them to their customers. Our customers purchase our animal feed products for a variety of reasons, including our ability to provide products that fulfill some or all of their animals' nutritional needs, our knowledge of animal nutrition, our ability to maintain quality control and our available capacity.


     Research and Development. Our animal feed research and development focuses on enhancing animal performance, productive capacity and early stage development. Additionally, we dedicate significant resources to developing proprietary formulas that allow us to offer our commercial customers alternative feed formulations using lower cost ingredients. We employ approximately 90 people in various animal feed research and development functions at our research and development facilities. In 2003, we spent $9.7 million on research and development.


     Competition. The animal feed industry is highly fragmented. Our competitors consist of many small local manufacturers, several regional manufacturers and a limited number of national manufacturers. The available market for commercial feed may become smaller and competition may increase as meat processors and livestock producers become larger and integrate their business by acquiring or constructing their own feed production facilities. In addition, purchasers of commercial feed tend to select products based on price and performance and some of our feed products are purchased from third parties without further processing by us. As a result of these factors, the barriers to entry in the feed industry are low. Distribution for lifestyle feed is also consolidating as major national chain retailers enter this market. We believe we distinguish ourselves from our competitors through our high-performance, value-added products, which we research, develop and distribute on a national basis. Our brands, Purina, Chow and the "Checkerboard" Nine Square logo, provide us with a competitive advantage, as they are well-recognized, national brands for lifestyle animal feed. We also compete on the basis of service by providing training programs, using animal nutritionists with advanced technical qualifications to consult with local member cooperatives, independent dealers and livestock producers and by developing and manufacturing customized products to meet customer needs.


  CROP SEED


     Overview. We sell seed for a variety of crops, including alfalfa, soybeans, corn and forage and turf grasses, under our CROPLAN GENETICS brand. We also distribute certain crop seed products under third-party brands, including Northrop King, Asgrow and Dekalb, and under private labels. We distribute our seed products through our network of local member cooperatives, to other seed companies, to retail distribution outlets and under private labels. We have strategic relationships with Syngenta and Monsanto, two crop seed producers in the United States, to which we provide distribution and research and development services.

     Products. We develop, produce and distribute seed products including seed for alfalfa, soybeans, corn and forage and turf grasses. We also market and distribute seed products produced by other crop seed companies, including seed for corn, soybeans, sunflowers, canola, sorghum and sugarbeets. Seed products are often genetically engineered through selective breeding or gene splicing to produce crops with specific traits. These traits include resistance to herbicides and pesticides and enhanced tolerance to adverse environmental conditions. As a result of our relationships with certain life science companies, we believe we have access to one of the most diverse genetic databases of any seed company in the industry. We also license some of our proprietary alfalfa seed traits to other seed companies for use in their seed products.

     Sales, Marketing and Advertising. We have a sales force of approximately 150 employees who promote the sale of our seed products throughout the country, particularly in the Midwest. Our sales and marketing strategy is built upon the relationships we have established with our local member cooperatives and our ability to purchase and distribute quality seed products at a low cost due to our size and scale. We
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

market our crop seed products under our brand name CROPLAN GENETICS. We also distribute certain crop seed products under third-party brands, including Northrop King, Asgrow and DeKalb, and under private labels. We engage in a limited amount of advertising, primarily utilizing marketing brochures and field signs. We are a leader in online customer communications and order processing. We also participate in the Total Farm Solutions program with our affiliate Agriliance. Through this program, trained agronomists are placed at local cooperatives to provide advisory services regarding crop seed and agronomy products. In 2003, we spent approximately $0.9 million in connection with the Total Farm Solutions program. We do not have any long-term commitments associated with this program.

     Distribution. We distribute our seed products through our network of local member cooperatives, to other seed companies and to retail distribution outlets. We have strategic relationships with Syngenta and Monsanto, two leading crop seed producers in the United States, to which we provide distribution and research and development services. We also sell our proprietary products under private labels to other seed companies for sale through their distribution channels. Additionally, several of our product lines (particularly turf grasses) are sold to farm supply retailers and home and garden centers. We use third-party trucking companies for the nationwide distribution of our seed products.

     Supply and Production. Our alfalfa, soybeans, corn and forage and turf grass seed are produced to our specifications and under our supervision on farms owned by us and by geographically diverse third-party producers. We maintain a significant inventory of corn and alfalfa seed products in order to mitigate negative effects caused by weather or pests. Our alfalfa and corn seed products can be stored for up to four years after harvesting. Our crop seed segment has foreign operations in Argentina and Canada.

     Customers. We sell our seed products to over 6,500 customers, none of which represented more than 3% of our crop seed net sales in 2003. Our customers consist primarily of our local member cooperatives and other seed companies across the United States and internationally. Our customer base also includes retail distribution outlets.


     Research and Development. We focus our research efforts on crop seed products for which we have a significant market position, particularly alfalfa seed. We also work with other seed companies to jointly develop beneficial crop seed traits. In 2003, we spent $5.4 million on crop seed research and development. As of December 31, 2003, we employed approximately 20 individuals in research and development capacities and had four research and development facilities.


     Competition. Our competitors include Pioneer, Monsanto and Syngenta as well as many small niche seed companies. We differentiate our seed business by supplying a branded, technologically advanced, high quality product, and by providing farmers with access to agronomists through our joint Total Farm Solutions program with Agriliance. These services are increasingly important as the seed industry becomes more dependent upon biotechnology and crop production becomes more sophisticated. Due to the added cost involved, our competitors, with the exception of Pioneer, generally do not provide such services. We can provide these services at a relatively low cost because we often share the costs of an agronomist with Agriliance or with a local cooperative.

  SWINE


     We market feeder pigs (approximately 45 pounds) and mature market hogs (approximately 260 pounds) under three primary programs: swine aligned, farrow-to-finish and cost plus. Under the swine aligned program, we own sows and raise feeder pigs for sale to our local member cooperatives. Under the farrow-to-finish program, we raise market hogs for sale to pork processors. The cost plus program provides minimum price floors to producers for market hogs. The price floor fluctuates based on the cost of corn and soybean meal. There are 9,000 hogs remaining in the cost plus program. The last cost plus contracts will expire in August 2005. We are not entering into new cost plus contracts.



     We own approximately 64,000 sows producing approximately 623,000 feeder pigs and 568,000 market hogs annually at facilities we own or lease and at facilities owned by approximately 130 contract producers. The dramatic volatility in the live hog market in the past several years, where selling prices were well


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

below cost, resulted in our swine operations generating losses primarily in connection with our cost plus and our farrow-to-finish programs. In 2003, however, the average price per hundred weight for market hogs was $40.59 compared to $35.86 in 2002.

     Historically, Purina Mills reported results of its swine business together with its feed business. Accordingly, the portion of our swine business which we acquired from Purina Mills in October 2001 is reported within our animal feed segment. We operate this portion of our swine business under the pass-through program and the market risk sharing program. Under the pass-through program, we enter into commitments to purchase weanling and feeder pigs from producers and generally have commitments to immediately resell the animals to swine producers. The market risk sharing program provides minimum price floors to producers for market hogs. The price floor in our market risk sharing program floats with the market price of hogs and the cost of swine feed. For a discussion of our swine accounting and results see "Management's discussion and analysis of financial condition and results of operations."

  AGRONOMY

     Our agronomy segment consists solely of joint ventures and investments that are not consolidated in our financial results. The two most significant of these are Agriliance and CF Industries. As a result, our agronomy segment has no net sales, but we allocate overhead to selling and administrative expense and may recognize patronage as a reduction in cost of sales. Additional information regarding Agriliance is provided in "-- Joint Ventures and Investments -- Agriliance LLC." For a discussion of our agronomy accounting and results, see "Management's discussion and analysis of financial condition and results of operations -- Land O'Lakes -- Overview -- General -- Unconsolidated Businesses."

  LAYERS


     Our layers segment consists solely of our MoArk joint venture, which was consolidated in our financial statements beginning July 1, 2003. Additional information regarding MoArk is provided below under the caption "-- Joint Ventures and Investments -- MoArk, LLC". For a discussion of our layers segment accounting and results see "Management's discussion and analysis of financial condition and results of operations -- Land O'Lakes -- Results of Operations."


  OTHER

     We also operate various other wholly-owned businesses such as LOL Finance Co., which provides financing to farmers and livestock producers.

JOINT VENTURES AND INVESTMENTS

     Other than Cheese and Protein International and MoArk, each of which is a consolidated unrestricted subsidiary, the joint ventures and investments described below are unconsolidated.

     Agriliance LLC. Agriliance, a 50/50 joint venture with United Country Brands (wholly owned by CHS) was formed for the purposes of distributing and manufacturing agronomy products. Prior to the contribution of our agronomy assets to Agriliance in July 2000, the financial results of these assets were consolidated for financial reporting purposes.

          Products. Agriliance markets and sells two primary product lines: crop nutrients (including fertilizers and micronutrients) and crop protection products (including herbicides, pesticides, fungicides and adjuvants). For Agriliance's fiscal year ended August 31, 2003, approximately 89% of these products were manufactured by third-party suppliers and marketed under the suppliers' brand names. The remaining 11% was either manufactured by Agriliance or by a third-party supplier and marketed under the brand names AgriSolutions (for herbicides, pesticides and related products) and Origin (for micronutrients).

          Sales and Marketing. Agriliance has an internal sales force of approximately 140 employees. Agriliance's sales and marketing efforts serve the entire United States and focus on areas in the
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     Midwest, the Southeast, and the eastern Corn Belt. Agriliance's strategy is built upon strong relationships with local cooperatives and Agriliance's ability to purchase and distribute quality agronomy products at a low cost. Agriliance engages in a limited amount of advertising in trade journals and produces marketing brochures and advertisements utilized by local cooperatives. In addition, Agriliance assists local member cooperatives and independent farmers by identifying, recruiting and training agronomists who provide advice relating to agronomy products. In the Midwest, Agriliance has implemented the Total Farm Solutions program, an effort to utilize the expertise of the agronomists to bundle Agriliance products with our seed products.

          Production, Source of Supply and Raw Materials. Agriliance operates primarily as a wholesale distributor of products purchased from other manufacturers. Agriliance's primary suppliers of crop protection products are Syngenta, Monsanto, BASF, Dow Chemical, DuPont and Bayer. Agriliance enters into annual distribution agreements with these manufacturers. However, Agriliance manufactures approximately 9% of its proprietary crop protection products. Agriliance's production facilities are located in Iowa, Arkansas and Missouri. Agriliance procures approximately 32% of its fertilizer needs from CF Industries, of which we are a member. Agriliance sources its remaining fertilizer supply needs from a variety of suppliers including PCS, IMC, Terra Nitrogen, Koch and Agrium. Agriliance also produces micronutrient products. In 2003, approximately 45% of Agriliance's agronomy products were sourced from three suppliers.

          Customers and Distribution. Agriliance's customer base consists primarily of farmers, many of whom are members of our cooperative. Agriliance distributes its products through our local member cooperatives and also through retail agronomy centers owned by Agriliance. Agriliance stores inventory at a number of strategically positioned locations, including leased warehouses and storage space at local cooperatives. Agriliance serves most of the key agricultural areas of the United States, with its customers and distribution concentrated in the Midwest.

          Competition. Agriliance's primary competitors are national crop nutrient distributors, such as Cargill, IMC, PCS, Agrium and Royster Clark, and national crop protection product distributors, such as Helena and Wilbur-Ellis, as well as smaller regional brokers and distributors. The wholesale agronomy industry is consolidating as distributors attempt to expand their distribution capabilities and efficiencies. Wholesale agronomy customers tend to purchase products based upon a distributor's ability to provide ready access to product at critical times prior to and during the growing season. In addition, certain customers purchase on the basis of price. We believe Agriliance distinguishes itself from its competitors as a result of its distribution network, which enables it to efficiently distribute product to customers. In addition, Agriliance provides access to trained agronomists who give advice to farmers on both agronomy and crop seed products to optimize their crop production.


          Governance. Agriliance is managed by a four member board of managers. We and United Country Brands, each with 50% ownership positions, have the right to appoint two of the managers. Certain actions require the unanimous approval of the board, including (1) adopting or amending the annual business plan; (2) distributing products produced by Agriliance to anyone other than the members or patrons of Agriliance's members; (3) approving capital expenditures related to the expansion of Agriliance's production capabilities, purchasing additional inventory or changing the types of products produced by Agriliance; (4) incurring indebtedness other than in the ordinary course of business; (5) appointing, replacing, or discharging an executive officer; (6) making distributions to members; and (7) changing income tax or special accounting elections. Pursuant to the terms of Agriliance's operating agreement, Land O'Lakes and CHS have each agreed to refrain from directly or indirectly engaging in the wholesale marketing of fertilizer and agricultural chemicals in North America, except through Agriliance, for so long as they, or an entity in which they are a material owner, remain a member of Agriliance, and for a period of four years following termination of their membership.



     Cheese and Protein International LLC. Cheese and Protein International LLC ("CPI"), our 97.0% owned consolidated joint venture with a subsidiary of Mitsui & Co. (USA), consists of a mozzarella


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


cheese and whey plant in Tulare, California. Commercial production commenced in May 2002. We are party to a marketing agreement with Mitsui and CPI which gives us the right to distribute the products produced by the venture in North America and Central America and gives Mitsui the right to distribute the whey outside of North America and Central America. The purchase price for all products will be based upon the market prices for such product. We have also contracted with CPI to provide no less than 70% of their milk requirements at prices based upon market prices for milk. In addition, we have agreed to purchase no less than 70% of CPI's estimated production of mozzarella cheese, based upon market prices. This venture is governed by an eight member committee. We have the right to appoint seven members to the committee. The remaining member is appointed by our joint venture partner. On November 25, 2002, Mitsui provided notice of its intent to exercise a put option which, if exercised, would have required us to purchase its then 30% equity interest in CPI. Before the exercise date, however, Mitsui elected to maintain a 5% ownership stake and we purchased the remaining 25%. In June 2003, we entered into an agreement which provides for Mitsui's continued participation in CPI. Under the agreement, Mitsui contributed an additional $1.4 million to the venture in cash. Mitsui's participation interest as of June 30, 2004 was approximately 3.0% due to our additional cash contributions to CPI. Mitsui will not have significant control of the joint venture going forward, but will retain a put option for its remaining interest which can be exercised beginning on December 31, 2004 and which takes effect up to nine months following notice of exercise. The put option allows Mitsui to sell its entire remaining interest to us at original cost, with no interest thereon. This equates to $3.2 million plus any future equity contributions which Mitsui may make. Mitsui may exercise the option earlier, but only if certain specified actions are deliberately taken by CPI or Land O'Lakes to Mitsui's material disadvantage. We do not expect that such a scenario will occur. However, if we acquire Mitsui's remaining equity interest, and if we do not replace Mitsui with another partner, CPI would become a restricted subsidiary under the senior bank facilities. As a restricted subsidiary under the senior bank facilities, CPI's on-balance sheet debt and income or loss would be included in the covenant calculations for our senior bank facilities. Further, as a restricted subsidiary, CPI would be required to guarantee our senior bank facilities, the 8 3/4% senior notes and the New Notes. However, for as long as CPI remains non-wholly owned, it will continue to be unrestricted for purposes of the senior bank facilities, and will not be required to guarantee the senior bank facilities, 8 3/4 senior notes or the New Notes.



     MoArk, LLC. In January 2000, we formed MoArk, LLC, a joint venture of which we currently own 57.5% with Osborne Investments, LLC, to produce and market eggs and egg products. We increased our ownership percentage from 50% to 57.5% in February 2003 in exchange for a payment of $7.8 million to Osborne, but maintained our 50% voting rights. We have the right to purchase from Osborne (and Osborne has the right to cause us to buy from them) its interest in MoArk for a minimum purchase price of $42.2 million (adjusted for tax benefits received by Osborne and purchase price already paid) or a greater amount based upon MoArk's performance over time. These rights are exercisable in 2007. Although Osborne has a 42.5% interest in MoArk, since October 1, 2001 we have been allocated 100% of the income or loss of MoArk (other than on capital transactions involving realized gain or loss on intangible assets, which are allocated 50/50). In accordance with the provisions of Financial Accounting Standards Board Interpretation 46, effective July 1, 2003, we began consolidating MoArk into our financial statements. In addition to consolidating MoArk, we presumed for accounting purposes that we will acquire the remaining 42.5% of MoArk from Osborne in 2007. Effective July 1, 2003, the Company recorded this presumed $42.2 million payment as a long-term liability at a present value of $31.6 million using an effective interest rate of 7%. As a result, we do not record a minority interest in MoArk in our financial statements. Additionally, MoArk is obligated to make four guaranteed payments to Osborne in 2004, 2005, 2006 and 2007, each in the amount of $1,445,000.


          Products. MoArk produces and markets shell eggs and egg products that are sold at retail and wholesale for consumer and industrial use throughout the United States. MoArk markets and processes eggs from approximately 26 million layers (hens) which produce approximately 520 million dozen eggs annually. Approximately 50% of the eggs and egg products marketed are produced by layers owned by MoArk. The remaining 50% are purchased on the spot market or from third-party producers. Shell eggs represent approximately 78% of eggs MoArk sells annually, and the balance
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     are broken for use in egg products such as refrigerated liquid, frozen, dried and extended shelf life liquid. MoArk recently launched a high quality, all natural shell egg product marketed under the LAND O LAKES brand name in a Northeast market. Through MoArk's acquisition of Cutler Egg Products in April 2001, MoArk acquired a patented process that extends the shelf life of a refrigerated liquid egg product utilizing an ultra-pasteurization process.

          Customers and Distribution. MoArk has approximately 950 retail grocery, industrial, foodservice and institutional customers. While supply contracts exist with a number of the larger retail organizations, the terms are typically market based, annual contracts and allow early cancellation by either party. MoArk primarily delivers directly to its customer (store to door delivery). Alternatively, some customers pick up product at one of MoArk's facilities.

          Sales and Marketing. MoArk's internal sales force maintains direct relationships with customers. MoArk also uses food brokers to maintain select accounts and for niche and "spot" activity in situations where MoArk cannot effectively support the customer or needs to locate a customer or customers for excess products. With the exception of the advertising activity associated with the launch of the LAND O LAKES brand eggs, amounts spent for advertising are insignificant.

          Competition. MoArk competes with other egg processors, including Cal-Maine Foods, Rose Acre Farms, Inc. and Michael Foods. MoArk competes with these companies based upon its low cost production system, its high margin regional markets and its diversified product line.

          Governance. We are entitled to appoint three managers to the board of managers of MoArk, and Osborne has the right to appoint the remaining three managers until its governance interest has been transferred to us. According to the terms of MoArk's operating agreement, two managers elected by us and two managers elected by Osborne constitute a quorum. Actions of the board of managers require a unanimous vote of a quorum of the board of managers. MoArk is required to maintain at all times a net worth in excess of $40.0 million. If MoArk's net worth were to decline below $40.0 million, we would be required to contribute the necessary funds in order to maintain the $40.0 million net worth. As of December 31, 2003, MoArk's net worth was approximately $116.6 million. In the event we decide to sell or transfer any or part of our economic and governance interest in MoArk, including our right to cause the transfer of the governance interest owned by Osborne, we must first offer to sell or transfer to Osborne all of the rights and interests to be sold or transferred at a similar price and under similar material terms and conditions.

     Advanced Food Products, LLC. We own a 35% interest in Advanced Food Products, a joint venture which manufactures and markets a variety of custom and noncustom aseptic products. Aseptic products are manufactured to have extended shelf life through specialized production and packaging processes, enabling food to be stored without refrigeration until opened. We formed Advanced Food Products in 2001, with a subsidiary of Bongrain, S.A., a French food company, for the purpose of manufacturing and marketing aseptically packaged cheese sauces, snack dips, snack puddings, and ready to drink dietary beverages. The venture is governed by a six member board of managers, and we have the right to appoint two members. Bongrain manages the day-to-day operations of the venture.

     CF Industries, Inc. CF Industries is one of North America's largest interregional cooperatives, and is owned by eight cooperatives. CF Industries manufactures fertilizer products, which are distributed by its members or their affiliates. CF Industries has manufacturing facilities in Louisiana, Florida and Alberta, Canada. For the year ended December 31, 2003, CF Industries generated $1,287.3 million in net sales. As of December 31, 2003, our equity interest in CF Industries, which represents allocated but unpaid patronage, had a book value of approximately $250 million. For the year ended December 31, 2003, our percentage of ownership of allocated equity of CF Industries was 38%. Each of the members has the right to elect one director to the board of directors. The day-to-day operations of the cooperative are managed by the officers of CF Industries who are elected by its board of directors.

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     CoBank.  CoBank is a cooperative lender of which we are a member. Our equity interest in CoBank and the amount of patronage we receive is dependent upon our outstanding borrowings from CoBank. As of December 31, 2003, our investment in CoBank had a book value of $18.6 million.

     Ag Processing Inc. Ag Processing is a cooperative that produces soybean meal and soybean oil. As a member of Ag Processing, we are entitled to patronage based upon our purchases of these products. We use soybean meal as an ingredient in our feed products. Soybean oil is an ingredient used to produce our dairy spread products.

DESCRIPTION OF THE COOPERATIVE

     Land O'Lakes is incorporated in Minnesota as a cooperative corporation. Cooperatives resemble traditional corporations in most respects, but with two primary distinctions. First, a cooperative's common shareholders, its "members", supply the cooperative with raw materials, and/or purchase its goods and services. Second, to the extent a cooperative allocates its earnings from member business to its members and meets certain other requirements, it is allowed to deduct this "patronage income," known as "qualified" patronage income, from its taxable income. Patronage income is allocated in accordance with the amount of business each member conducts with the cooperative.

     Cooperatives typically derive a majority of their business from members, although they are allowed by the Internal Revenue Code to conduct non-member business. Earnings from non-member business are retained as permanent equity by the cooperative and taxed as corporate income in the same manner as a typical corporation. Earnings from member business are either allocated to patronage income or retained as permanent equity (in which case it is taxed as corporate income) or some combination thereof.

     In order to obtain favorable tax treatment on allocated patronage income, the Internal Revenue Code requires that at least 20% of each member's annual allocated patronage income be distributed in cash. The portion of patronage income that is not distributed in cash is retained by the cooperative, allocated to member equities and distributed to the member at a later time as a "revolvement" of equity. The cooperative's members must recognize the amount of allocated patronage income (whether distributed to members or retained by the cooperative) in the computation of their individual taxable income.

     At their discretion, cooperatives are also allowed to designate patronage income as "nonqualified" patronage income and allocate it to member equities. Unlike qualified patronage income, the cooperative pays taxes on this nonqualified patronage income as if it was derived from non-member business. The cooperative's members do not include undistributed nonqualified patronage income in their current taxable income. However, the cooperative may revolve the equity representing the nonqualified patronage income to members at some later date, and is allowed to deduct those amounts from its taxable income at that time. When nonqualified patronage income is revolved to the cooperative's members, the revolvement must be included in the members' taxable income.

  OUR STRUCTURE AND MEMBERSHIP

     We have both voting and nonvoting members, with differing membership requirements for cooperative and individual members. We also separate our members into two categories: "dairy members" supply our dairy foods segment with dairy products, primarily milk, cream, cheese and butter, and "ag members" purchase agricultural products, primarily agronomy products, feed and seed from our other operations or joint ventures. We further divide our dairy and ag members by region. There are eight dairy regions and five ag regions.

     All of our members must acquire stock and comply with uniform conditions prescribed by our board of directors and by-laws. The board of directors may terminate a membership if it determines that the member has failed to adequately patronize us or has become our competitor.

     A cooperative voting member (a "Class A" member) must be an association of producers of agricultural products operating on a cooperative basis engaged in either the processing, handling, or marketing of its members' products or the purchasing, producing, or distributing of farm supplies or

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services. Class A members are entitled to a number of votes based on the amount of business done with the Company. Class A members tend to be ag members, although a Class A member may be both an ag and dairy member if they both supply us with dairy products and purchase agricultural products from us or our joint ventures.

     An individual voting member (a "Class B" member) is an individual, partnership, corporation or other entity other than a cooperative engaged in the production of agricultural commodities. Class B members are entitled to one vote. Class B members tend to be dairy members. Class B members may be both an ag and dairy member if they both provide us with dairy products and purchase agricultural products from us or our joint ventures.

     Our nonvoting cooperative members ("Class C" members) are associations operating on a cooperative basis but whose members are not necessarily engaged in the production or marketing of agricultural products. Such members are not given the right to vote, because doing so may jeopardize our antitrust exemption under the Capper-Volstead Act (the exemption requires all our voting members be engaged in the production or marketing of agricultural products). Class C members also include cooperatives which are in direct competition with us. Nonvoting individual members ("Class D" members) generally do a low volume of business with us and are not interested in our governance.

  GOVERNANCE


     Our board is made up of 24 directors. Our dairy members nominate 12 directors from among the dairy members and our ag members nominate 12 directors from among the ag members. The nomination of directors is conducted within each group by region. The number of directors nominated from each region is based on the total amount of business conducted with the cooperative by that region's members. Directors are elected to four year terms at our annual meeting by voting members in a manner similar to a typical corporation. Our by-laws require that, at least every five years, we evaluate both the boundaries of our regions and the number of directors from each region, so that the number of directors reflects the proportion of patronage income from each region.


     The board may also choose to elect up to three non-voting advisory members. Currently, we have one such member. The board governs our affairs in the same manner as the boards of typical corporations that are not organized as cooperatives.

  EARNINGS

     As described above, we divide our earnings between member and non-member business and then allocate member earnings to dairy foods operations or agricultural operations (primarily our feed, seed and agronomy segments). For our dairy foods operations, the amount of member business is based on the amount of dairy products supplied to us by our dairy members. In 2003, 70.6% of our dairy input requirements came from our dairy members. For our agricultural operations, the amount of member business is based on the dollar-amount of products sold to our agricultural members. In 2003, 34.7% of our agricultural product net sales, and 36.0% of our agricultural operating income, was derived from sales to agricultural members.

  PATRONAGE INCOME AND EQUITY

     To acquire and maintain adequate capital to finance our business, our by-laws allow us to retain up to 15% of our earnings from member business as additions to permanent equity. We currently retain 10% and allocate the remainder of our earnings from member business to patronage income.

     We have two plans through which we revolve patronage income to our members: the Equity Target Program for our dairy foods operations and the Revolvement Program for our agriculture businesses.

     The Equity Target Program provides a mechanism for determining the capital requirements of our dairy foods operations and each dairy member's share of those requirements. The board of directors has established an equity target investment of $2.75 per hundred pounds of milk (or milk equivalent) delivered

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per year by that member to us. We distribute 20% of allocated patronage income to a dairy member annually until the investment target is reached by that member. The remaining 80% of allocated patronage income is retained and allocated to member equities and revolved in the twelve years after the member becomes inactive. When the member's equity investment reaches the target, and for as long as the member's equity target investment is maintained, we distribute 100% of the member's future allocated patronage income. The equity target as well as the revolvement period may be changed at the discretion of the board.

     In 2002, we did not allocate any of our earnings to dairy members. For 2003, we allocated $9.4 million of our earnings to our dairy members, with $2.4 million of this amount to be paid in cash in 2004. We also revolved $16.9 million of equities to dairy members in 2003.

     In the Revolvement Program for our agricultural businesses, we currently distribute 30% of allocated patronage income in cash and retain and allocate the remaining 70% to member equity. This equity is currently revolved 12 1/2 years later. Both the amount distributed in cash and the revolvement period are subject to change by our board. For 2002, we allocated $97.9 million of our member earnings to our agricultural members. Of this amount, $4.2 million was paid in cash in 2003, $9.7 million was designated and issued as qualified patronage equities, and $84.0 million was designated and issued as nonqualified patronage equities in connection with legal settlement proceeds. We paid income tax on the amount designated as nonqualified patronage, however, we will be able to deduct these earnings from our taxable income if we choose to revolve the earnings to our members in the future. Revolvement of the equity representing this nonqualified patronage income is also subject to board approval. In 2003, 2002 and 2001 our board suspended revolvement of agriculture member equities. In 2003, we allocated $30.7 million of our member earnings to our agricultural members, with $9.2 million of this to be paid in cash in 2004.

     Our estate redemption policy provides that we will redeem equity holdings of deceased natural persons upon the demise of the owner. The Company's age retirement policy provides that we will redeem in full equity holdings of dairy members who are natural persons when the member reaches age 75 or older and becomes inactive. Subject to various requirements, we may redeem the equity holdings of members in bankruptcy or liquidation. All proposed equity redemptions must be presented to, and are subject to the approval of, our board of directors before payment. In connection with these programs, we redeemed $3.3 million in 2003.

EMPLOYEES


     At June 30, 2004, we had approximately 8,000 employees, approximately 25% of whom were represented by unions having national affiliations. Our contracts with these unions expire at various times throughout the next several years. We consider our relationship with employees to be generally satisfactory. We have had no labor strikes or work stoppages within the last five years.


PROPERTIES

     We own the land underlying our corporate headquarters in Arden Hills, Minnesota and lease the buildings. Our corporate headquarters, consisting of a main office building and a research and development facility, has an aggregate of approximately 275,000 gross square feet. In addition, we own offices, manufacturing plants, storage warehouses and facilities for use in our various business segments.

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Thirty-two of our owned properties are mortgaged to secure our indebtedness. The following table provides summary information about our principal facilities:


                                                  TOTAL           TOTAL
                                                 NUMBER          NUMBER
                                              OF FACILITIES   OF FACILITIES   REGIONAL LOCATION
BUSINESS SEGMENT                                  OWNED          LEASED         OF FACILITIES
----------------                              -------------   -------------   -----------------
Dairy Foods.................................       12(1)           10         Midwest (2) - 13
                                                                              West (3) - 4
                                                                              East (4) - 2
                                                                              South (5) - 3
Animal Feed.................................       95(6)           59         Midwest - 85
                                                                              West - 38
                                                                              East - 9
                                                                              South - 22
Crop Seed...................................       16(7)           10         Midwest - 15
                                                                              West - 10
                                                                              East - 1
Swine.......................................        6               1         Midwest - 7
Agronomy....................................        5               0         Midwest - 5
Layers......................................       22              61         Midwest - 20
                                                                              West - 47
                                                                              East - 13
                                                                              South - 3


---------------


(1) Includes a facility utilized for feed manufacturing which is accounted for in the dairy foods segment.


(2) The Midwest region includes the states of Ohio, Michigan, Indiana, Illinois, Wisconsin, Minnesota, Iowa, Missouri, Oklahoma, Kansas, Nebraska, South Dakota and North Dakota and Ontario, Canada.

(3) The West region includes the states of Montana, Wyoming, Colorado, Texas, New Mexico, Arizona, Utah, Idaho, Washington, Oregon, Nevada, California, Alaska and Hawaii.

(4) The East region includes the states of Maine, New Hampshire, Vermont, New York, Massachusetts, Rhode Island, Connecticut, Pennsylvania, New Jersey, Delaware and Maryland.

(5) The South region includes the states of West Virginia, Virginia, North Carolina, Kentucky, Tennessee, South Carolina, Georgia, Florida, Alabama, Mississippi, Louisiana and Arkansas.

(6) Includes 15 closed facilities and one research and development facility.

(7) Includes 2 closed facilities.

     We do not believe that we will have difficulty in renewing the leases we currently have or in finding alternative space in the event those leases are not renewed. We consider our properties suitable and adequate for the conduct of our business.

PATENTS, TRADEMARKS AND INTELLECTUAL PROPERTY

     We rely on patents, copyrights, trademarks, trade secrets, confidentiality provisions and licensing arrangements to establish and protect our intellectual property. We believe that in addition to certain patented processes, the formulas and production methods of our dairy foods products are trade secrets. We also have patented formulations and processes for our milk replacer products and deem our feed product formulations to be proprietary.

     We own a number of registered and unregistered trademarks used in connection with the marketing and sale of our food products as well as our feed and seed products including LAND O LAKES, the Indian

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Maiden logo, Alpine Lace, New Yorker, Extra Melt, CROPLAN GENETICS, Maxi Care,
Amplifier Max, Cow's Match and Omolene. Land O'Lakes Farmland Feed licenses certain trademarks from Land O'Lakes, including LAND O LAKES, the Indian Maiden logo, Maxi Care, Cow's Match and Amplifier Max, for use in connection with its animal feed and milk replacer products. We license the trademarks Purina, Chow and the "Checkerboard" Nine Square logo from Nestle Purina PetCare Company under a perpetual, royalty-free license. This license only gives us the right to use these trademarks for particular products that we currently market with these trademarks. We do not have the right to use these trademarks outside of the United States, or in conjunction with any products designed primarily for use with cats, dogs or humans. We do not have the right to assign any of these trademarks without the written consent of Nestle Purina PetCare Company. These trademarks are important to us because brand name recognition is a key factor to our success in marketing and selling our feed products. The registrations of these trademarks in the United States and foreign countries are effective for varying periods of time, and may be renewed periodically, provided that we, as the registered owner, or our licensees, where applicable, comply with all pertinent renewal requirements including, where necessary, the continued use of the trademarks in connection with similar goods.


     In 2002, we expanded our licensing agreement with Dean Foods. Under the expanded agreement, Dean Foods is granted exclusive rights to use the LAND O LAKES brand and the Indian Maiden logo in connection with the manufacturing, marketing, promotion, distribution and sale of certain products, including, but not limited to, basic dairy products (milk, yogurt, cottage cheese, ice cream, eggnog, juices and dips), creams, small bottle milk, infant formula products and soy beverage products. Dean Foods is also granted the right to use the Company's patented Grip n Go bottle and the Company's formula to fat-free half & half. With respect to the basic dairy products and the small bottle milk, the license is granted on a royalty-free basis. With respect to the remaining products covered by the license agreement, Dean Foods pays a sales-based royalty, subject to a guaranteed minimum annual royalty payment. In addition, the license agreement is terminable by either party in the event that certain minimum thresholds are not met on an annual basis.

     We have patented formulations and processes for our milk replacer products. Our two principal milk replacer patents expire in April 2015 and April 2020.

     We have also entered into other license agreements with other affiliated and unaffiliated companies, such as MoArk, which permit these companies to utilize our trademarks in connection with the marketing and sale of certain products.

ENVIRONMENTAL MATTERS


     We are subject to various Federal, state, local, and foreign environmental laws and regulations, including those governing discharges of pollutants into the air or water and the use, storage and disposal of hazardous materials or wastes. Violations of these laws and regulations, or of the permits required for our operations, may lead to civil and criminal fines and penalties or other sanctions. For example, we are currently exceeding certain wastewater discharge limitations at one of our new facilities in California and, as a result, have paid repeated penalties or surcharges, to the City of Tulare. We estimate that we will have expenditures of $400,000 to $800,000 relating to engineering controls needed to achieve compliance with the applicable limits, and we will incur cumulatively approximately $1.25 million in surcharges before this issue is corrected.


     Environmental laws and regulations may also impose liability for the cleanup of environmental contamination. We generate large volumes of waste water, we use regulated substances in operating our manufacturing equipment, and we use and store other chemicals on site (including acids, caustics, fuels, oils and refrigeration chemicals). Agriliance stores petroleum products and other chemicals on-site (including fertilizers, pesticides and herbicides). Spills or releases resulting in significant contamination, or changes in environmental regulations governing the handling or disposal of these materials, could result in

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us incurring significant costs that could have an impact on our business, financial condition or results of operations.

     Many of our current and former facilities have been in operation for many years, and over time, we and other operators of those facilities have generated, used, stored, or disposed of substances or wastes that are or might be deemed hazardous under applicable environmental laws, including chemicals and fuel stored in underground and above-ground tanks, animal wastes and large volumes of wastewater discharges. As a result, the soil and groundwater at or under certain of our current and former facilities (and/or in the vicinity of such facilities) is or may be contaminated, and we may be required in the future to make significant expenditures to investigate, control and remediate such contamination.

     We are also potentially responsible for environmental conditions at a number of former facilities and at waste disposal facilities operated by third parties. We have been identified as a Potentially Responsible Party ("PRP") under the federal Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA" or "Superfund") or similar state laws and have unresolved liability with respect to the past disposal of hazardous substances at several such sites. CERCLA imposes strict, joint and several liability on certain statutory classes of persons, meaning that one party may be held responsible for the entire cost of investigating and remediating contaminated properties, regardless of fault or the legality of the original disposal. These persons include the present and former owners or operators of a contaminated property, and companies that generated, disposed of, or arranged for the disposal of hazardous substances found at the property. We have contested our liability at one Superfund site, as to which we have declined to pay past response costs associated with ongoing site study, and we have received a notice of potential liability regarding two other waste disposal sites under investigation by the EPA, as to which we are disputing our responsibility.

     We have, on average, paid less than $500,000 in each of the last five years for investigation and remediation of environmental matters, including Superfund and related matters. Expenditures for such activities could rise materially if substantial additional contamination is discovered at any of our current or former facilities or if other PRPs fail or refuse to participate in cost sharing at any Superfund site, or similar disposal site, at which we are implicated.

REGULATORY MATTERS

     We are subject to Federal, state and local laws and regulations relating to the manufacturing, labeling, packaging, health and safety, sanitation, quality control, fair trade practices, and other aspects of our business. In addition, zoning, construction and operating permits are required from governmental agencies which focus on issues such as land use, environmental protection, waste management, and the movement of animals across state lines. These laws and regulations may, in certain instances, affect our ability to develop and market new products and to utilize technological innovations in our business. In addition, changes in these rules might increase the cost of operating our facilities or conducting our business which would adversely affect our finances.

     Our dairy business is affected by Federal price support programs and federal and state pooling and pricing programs. Since 1949, the Federal government has maintained price supports for cheese, butter and nonfat dry milk. The government stands as a ready purchaser of these products at their price support levels. Historically, when the product price reached 110% of its price support level, the government would sell its inventory into the market, effectively limiting the price of these products. Because prices for these products have generally been higher than their support level for a number of years, the government currently has minimal inventories of cheese and butter. As a result, these commodity prices have been able to be greater than 110% of their price support levels for several years. The Farm Security and Rural Investment Act of 2002 extends the dairy price support program through December 31, 2007.

     Federal and certain similar state regulations attempt to ensure that the supply of raw milk flows in priority to fluid milk and soft cream producers before producers of hard products such as cheese and butter. This is accomplished in two ways. First, the Federal market order system sets minimum prices for raw milk. The minimum price of raw milk for use in fluid milk and soft cream production is set as a

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premium to the minimum price of raw milk used to produce hard products. The minimum price of raw milk used to produce hard products is, in turn, set based upon USDA survey data which includes market pricing of butter and cheese. Second, the Federal market order system establishes a pooling program under which participants are required to send at least some of their raw milk to fluid milk producers. The specific amount varies based on region, but is at least 10% of the raw milk a participant handles. Certain areas in the country, such as California, have adopted systems which supersede the Federal market order system but are similar to it. In addition, because the Federal market order system is not intended as an exclusive regulation of the price of raw milk, certain states have, and others could, adopt regulations which could increase the price we pay for raw milk, which could have an adverse effect on our financial results. We also pay a premium above the market order price based on competitive conditions in different regions.

     Producers of dairy products which are participants in the Federal market order system pay into regional "pools" for the milk they use based on the amount of each class of dairy product produced and the price of those products. As described above, only producers of dairy products who send the required minimum amount of raw milk to fluid milk producers may participate in the pool. The amounts paid into the pool for raw milk used to make fluid milk and soft creams are set at a premium to the amounts paid into the pool for raw milk used to make cheese or butter. The pool then returns to each dairy product producer for raw milk it handled the weighted average price for all raw milk (including that used for fluid milk and soft creams, whose producers must pay into the pool) sold in that region. The dairy product producer pays at least this pool price to the dairy farmer for milk received. This pooling system provides an incentive for hard product producers to participate in the pool (and therefore supply the required minimum for fluid milk production), because the average price for raw milk received by these producers from the pool is more than the average price they pay into the pool.

     As a cooperative, we are exempt from the requirement that we pay pool prices to our members for raw milk supplied to us. However, as a practical matter, we must pay a competitive price to our members in order to ensure adequate supply of raw milk for our production needs, and therefore our operations are affected by these regulations.

     If we did not participate in the pool, we would not receive the advantage of the average pool payment and we would not be able to pay our milk producers as much as participating processors without incurring higher costs for our raw milk. To maintain our participation in the Federal market order program and avoid this competitive disadvantage, we must procure at least 110% of our raw milk requirements to meet our production needs. If we are unable to procure at least 110% of our requirements, we would have lower production which could have a material adverse affect on our results of operations. In addition, if the pool was eliminated we would be subject to additional market forces when procuring raw milk, which could result in increased milk costs and decreased supply, which could materially affect our business.

     As a manufacturer and distributor of food and animal feed products, we are subject to the Federal Food, Drug and Cosmetic Act and regulations issued thereunder by the Food and Drug Administration ("FDA"). This regulatory scheme governs the manufacture (including composition and ingredients), labeling, packaging, and safety of food. The FDA regulates manufacturing practices for foods through its good manufacturing practices regulations, specifies the standards of identity for certain foods and animal feed and prescribes the format and content of certain information required to appear on food and animal feed product labels. In addition, the FDA enforces the Public Health Service Act and regulations issued thereunder, which authorize regulatory activity necessary to prevent the introduction, transmission or spread of communicable diseases. We and our products are also subject to state and local regulation through mechanisms such as the licensing of dairy manufacturing facilities, enforcement by state and local health agencies of state standards for food products, inspection of facilities and regulation of trade practices. Modification of these Federal, state and local laws and regulations could increase our costs of sales or prevent us from marketing foods in the way we currently do and could have a material adverse effect on our business prospects, results of operations and financial condition.

     Pasteurization of milk and milk products is also subject to inspection by the United States Department of Agriculture. We and our products are also subject to state and local regulation through

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mechanisms such as the licensing of dairy manufacturing facilities, enforcement by state and local health agencies of state standards for food products, inspection of facilities, and regulation of trade practices in connection with the sale of food products. Modification of these Federal, state and local laws and regulations could increase our costs of sales or prevent us from marketing foods in the way we currently do and could have a material adverse effect on our business prospects, results of operations and financial condition.

     Land O'Lakes Farmland Feed distributes animal feed products through a network of independent dealers. Various states in which these dealers are located have enacted dealer protection laws which could have the effect of limiting our rights to terminate dealers. In addition, failure to comply with such laws could result in awards of damages or statutory sanctions. As a result, it may be difficult to modify the way we distribute our feed products, which may put us at a competitive disadvantage.

     Several states have enacted "corporate farming laws" that restrict the ability of corporations to engage in farming activities. Minnesota, North Dakota, South Dakota, Nebraska, Kansas, Oklahoma, Missouri, Iowa and Wisconsin, states in which we conduct business, have corporate farming laws. We believe that our operations currently comply with the corporate farming laws in these states and their exemptions, but these laws could change in the future and additional states could enact corporate farming laws that regulate our businesses. Even with the exemptions, these corporate farming laws restrict our ability to expand or alter our operations in these states.

LITIGATION

     We are currently and from time to time involved in litigation incidental to the conduct of our business. The damages claimed against us in some of these cases are substantial. On February 24, 2004, Cache La Poudre Feeds, LLC ("Cache") filed a lawsuit in the United States District Court for the District of Colorado against the Company, Land O'Lakes Farmland Feed LLC and certain named officers thereof claiming trademark infringement with respect to certain animal feed sales under the Profile trade name. Cache seeks damages of at least $132.8 million, which, it claims, is the amount the named entities generated in gains, profits and advantages from using the Profile trade name. In response to Cache's complaint, the Company denied any wrongdoing and pursued certain counterclaims against Cache relating to, among other things, trademark infringement, and other claims against Cache for, among other things, defamation and libel. In addition, the Company believes that Cache's calculation of the Company's gains, profits and advantages allegedly generated from the use of the Profile trade name is grossly overstated. The Company believes that sales revenue generated from the sale of products carrying the Profile trade name are immaterial. Although the amount of any loss that may result from this matter cannot be ascertained with certainty, we do not currently believe that it will result in a loss material to our consolidated financial condition, future results of operations or cash flow.


     Since July 2003, several lawsuits have been filed against the Company by Ohio alpaca producers in which it is alleged that the Company manufactured and sold animal feed that caused the death of, or damage to, certain of the producers' alpacas. It is possible that additional lawsuits or claims relating to this matter could be brought against the Company. Although the amount of any loss that may result from these matters cannot be ascertained with certainty, we do not currently believe that, in the aggregate, they will result in losses material to our consolidated financial condition, future results of operations or cash flow.


     In December 2002, we reached settlements with defendants against whom we claimed had illegally fixed the prices for various vitamin and methionine products we purchased. As a result of the settlements, we received proceeds of approximately $119.5 million in 2003. In February 2004, we received an additional $4.5 million of proceeds. When combined with the settlement proceeds received from similar claims settled since the commencement of these actions, we have received cumulatively approximately $188 million from the settling defendants. These claims that have been settled represent the vast majority of our vitamin and methionine purchases.

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     In a letter dated January 18, 2001, we were identified by the United States
Environmental Protection Agency ("EPA") as a potentially responsible party for clean-up costs in connection with hazardous substances and wastes at the Hudson Refinery Superfund Site in Cushing, Oklahoma. The letter invited us to enter into negotiations with the EPA for the performance of a remedial investigation and feasibility study at the site and also demanded that we reimburse the EPA approximately $8.9 million for remediation expenses already incurred at the site. In March 2001, we responded to the EPA denying any responsibility. No further communication has been received from the EPA.

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

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth certain information with respect to Land O'Lakes directors and executive officers as of June 30, 2004:



NAME                                        AGE                      TITLE
----                                        ---                      -----
John E. Gherty............................  60    President and Chief Executive Officer
Daniel Knutson............................  47    Senior Vice President and Chief Financial
                                                  Officer
Robert DeGregorio.........................  47    President, Land O'Lakes Farmland Feed
Chris Policinski..........................  46    Executive Vice President and Chief
                                                  Operating Officer, Dairy Foods
Fernando Palacios.........................  44    Vice President Operations and Supply Chain,
                                                  Dairy Foods
Peter Simonse.............................  45    Vice President, Treasurer
Don Berg..................................  58    Vice President, Public Affairs
Peter Janzen..............................  45    Vice President, General Counsel
Karen Grabow..............................  54    Vice President, Human Resources
Lynn Boadwine.............................  40    Director
Harley Buys...............................  51    Director
Ben Curti.................................  53    Director
Kelly Davidson............................  52    Director
Richard Epard.............................  64    Director
Gordon Hoover.............................  47    Director
Peter Kappelman...........................  41    Director, Chairman of the Board
Cornell Kasbergen.........................  46    Director
Paul Kent, Jr. ...........................  54    Director
Kevin Kepler..............................  49    Director
Larry Kulp................................  61    Director
Charles Lindner...........................  52    Director
John Long.................................  54    Director
Manuel Maciel, Jr. .......................  59    Director, Second Vice Chairman of the Board
Robert Marley.............................  52    Director
Jim Miller................................  62    Director
Ronnie Mohr...............................  55    Director
Art Perdue................................  60    Director
Don Ranck.................................  57    Director
Douglas Reimer............................  53    Director, Secretary
Richard Richey............................  56    Director
Thomas Wakefield..........................  55    Director
Larry Wojchik.............................  52    Director, First Vice Chairman of the Board
John Zonneveld, Jr........................  50    Director
Bobby Moser...............................  60    Nonvoting Advisory Member


     Unless otherwise indicated, each officer of Land O'Lakes is elected by and serves at the pleasure of the Board of Directors and each director and officer of Land O'Lakes has been in his current profession for at least the past five years.

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     John E. Gherty, President and Chief Executive Officer since 1989. Mr.
Gherty began his career at Land O'Lakes in 1970 after completing graduate degrees in law and industrial relations at the University of Wisconsin. In the 1980s, he served as group vice president and chief administrative officer. He was appointed to his present position in 1989.

     Daniel Knutson, Senior Vice President and Chief Financial Officer of Land O'Lakes and Chief Financial Officer of Land O'Lakes Farmland Feed since 2000. Mr. Knutson began his career at the Company in 1978. He received his BS Degree in Accounting in 1977 and MBA with emphasis in Finance in 1991, both from Mankato State University, and has earned his CPA and CMA certifications.

     Robert DeGregorio, President of Land O'Lakes Farmland Feed LLC since 2000 and Manager of Land O'Lakes Farmland Feed since 2002. Mr. DeGregorio began his career at Land O'Lakes in 1982 in the Agriculture Research Department and became Vice President of Land O'Lakes Feed Division in 1997. He became President of Land O'Lakes Farmland Feed LLC at the formation of the joint venture in 2000.

     Chris Policinski, Executive Vice President and Chief Operating Officer of the Dairy Foods division, was appointed to this office in March, 2002. From 1999 to 2002, Mr. Policinski served as our Executive Vice President of the Dairy Foods division's Value Added Group. Mr. Policinski joined Land O'Lakes in 1997 with more than 21 years of management experience in the food industry. Prior to his current position, he was Vice President of Strategy, Business Development and International Development. Before joining Land O'Lakes, Chris spent four years with The Pillsbury Company in leadership roles in Marketing/ General Management as Vice President of their Pizza and Mexican Food Groups.

     Fernando Palacios, Vice President Operations and Supply Chain of Dairy Foods since 2000. Before joining Land O'Lakes, Mr. Palacios served as the Director of Consumer Goods Consulting at KPMG LLP from 1997 to 2000. Mr. Palacios also serves as the Chief Operating Officer of Melrose Dairy Proteins.

     Peter Simonse, Vice President and Treasurer since December 2002. Prior to his appointment to this position Mr. Simonse served as Treasurer since 2000, when he joined the Company. Before joining Land O'Lakes, Peter spent 14 years with the Amoco Corporation in various finance roles, his last being Vice President of Finance, Exploration Business Group.


     Don Berg, Vice President of Public Affairs since December, 2000. Prior to his appointment to this position Mr. Berg served as Vice President of Milk Procurement for 15 years. Don has been employed with our company for approximately 30 years.


     Peter Janzen, Vice President and General Counsel since February 2004. Mr. Janzen joined our company as an attorney in 1984. He holds a Juris Doctor degree from Hamline University.


     Karen Grabow, Vice President of Human Resources since September, 2001. Prior to joining our company, Karen was employed as the Vice President, Human Resources of Target Corporation. She held that position since 1993.


     Lynn Boadwine, has held his position as director since 1999 and his present term of office as a director will end in February 2008. Mr. Boadwine operates Boadwine Farms, Inc., a farm in South Dakota.

     Harley Buys has held his position as director since 2003 and his present term of office as a director will end in February 2008. Mr. Buys farms corn, soybeans and alfalfa and operates a dairy farm in partnership with his son in Edgerton, Minnesota.

     Ben Curti has held his position as director since February 2003 and his present term of office as a director will end in February 2005. Mr. Curti maintains a dairy operation and farms field crops and pistachios in Tulare, California.

     Kelly Davidson has held his position as director since February 2003 and his present term of office as a director will end in February 2005. Mr. Davidson is the general manager of Andale Co-op, Andale, Kansas, and the chief operating officer of Field Solutions, LLC, of Halstead, Kansas.

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

     Richard Epard has held his position as director since February 2003 and his present term of office as a director will end in February 2007. Mr. Epard farms wheat, corn, soybeans and sunflowers in Colby, Kansas.

     Gordon Hoover has held his position as director since 1997 and his present term of office as a director will end in February 2006. Mr. Hoover operates a dairy farm in Pennsylvania.


     Peter Kappelman has held his position as director since 1996 and has served as Chairman of the Board since February 2004. His present term of office as a director will end in February 2007. Mr. Kappelman is co-owner of Meadow Brook Dairy Farms, LLC, a dairy farm in Wisconsin.


     Cornell Kasbergen has held his position as director since 1998 and his present term of office as a director will end in February 2005. Mr. Kasbergen operates a dairy in California.

     Paul Kent, Jr. has held his position as director since 1990 and his present term of office as a director will end in February 2006. Mr. Kent operates a dairy farm in Minnesota.

     Kevin Kepler has held his position as director since February 2003 and his present term of office as a director will end in February 2005. Mr. Kepler is the president of his family farm corporation, Junlyn Farms, Inc., located in Hillsboro, Wisconsin. Mr. Kepler operates a dairy farm and farms alfalfa, corn and soybeans.

     Larry Kulp has held his position as director since February 2003 and his present term of office as a director will end in February 2007. Mr. Kulp is a partner in his family dairy farm, Kulp Family Dairy, LLC, located in Martinsburg, Pennsylvania.

     Charles Lindner has held his position as director since 1996 and his present term of office as a director will end in February 2005. Mr. Lindner operates a dairy farm in Wisconsin.

     John Long has held his position as director since 1991 and his present term of office as a director will end in February 2006. Mr. Long operates a ranch in North Dakota.

     Manuel Maciel, Jr. has held his position as director since 1998 and his present term of office as a director will end in February 2005. Mr. Maciel operates Macy L Holsteins, a dairy farm in California.

     Robert Marley has held his position as director since 2000 and his present term of office as a director will end in February 2007. Mr. Marley is Chief Executive Officer of Jackson Jennings Farm Bureau Co-operative Association, a local cooperative located in Seymour, Indiana.

     Jim Miller has held his position as director since February 27, 2003 and his present term of office as a director will end in February 2006. Mr. Miller farms grain and raises beef cattle in Hardy, Nebraska.

     Ronnie Mohr has held his position as director since 1998 and his present term of office as a director will end in February 2005. Mr. Mohr operates a farm, hog finishing operation and grain bin and equipment sales business in Indiana. Mr. Mohr has served as a director of Holiday Gulf Homes Inc. since 1996.

     Art Perdue has held his position since February 26, 2004 and his present term of office as a director will end in February 2008. Mr. Perdue manages Farmers Union Oil Company, a diversified cooperative with sales of $40 million.

     Don Ranck has held his position since February 26, 2004 and his present term of office as a director will end in February 2005. Mr. Ranck owns and manages Verdant View Farm, an 82-cow, 115 acres operation.

     Douglas Reimer has held his position as director since 2001 and his present term of office as a director will end in February 2007. Mr. Reimer is the managing partner of Deer Ridge S.E.W. Feeder Pig LLC, located in Iowa.


     Richard Richey has held his position since February 26, 2004 and his present term of office as a director will end in February 2008. Mr. Richey is the general manager of Husker Co-Op in Columbus, Nebraska, a full-service cooperative with 10 locations and sales of $43 million.


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     Thomas Wakefield was appointed to the board in May 2004. He will serve the remainder of the term vacated by Ken Schoenberg, and will be up for re-election during the February 2005 annual meeting. Mr. Wakefield farms 400 acres (corn, alfalfa and grass hay) and milks 120 cows as part of his family farm corporation -- JTJ Wakefield Farms, Inc. He has 30 years of cooperative leadership experience with Atlantic Dairy Cooperative (ADC), Interstate Milk Producers and Land O'Lakes, including four years on the ADC Board of Directors.


     Larry Wojchik has held his position as director since 1986 and his present term of office as a director will end in February 2006. Mr. Wojchik has served as general manager of Goldstar Cooperative since 2000. From 1978-2000, he served as general manager of Equity Cooperative. Goldstar Cooperative and Equity Cooperative are cooperatives focused on feed, energy and agronomy.

     John Zonneveld, Jr. has held his position as director since 2000 and his present term of office as a director will end in February 2005. Mr. Zonneveld operates a dairy farm in California.


     Bobby Moser is a nonvoting advisory member of the board. He is appointed by the Board of Directors annually and has held his position since 2002. Mr. Moser is Vice President for Agricultural Administration at The Ohio State University in Columbus, Ohio.



     We transact business in the ordinary course with our directors and with our local cooperative members with which the directors are associated. Such transactions are on terms no more favorable than those available to our other members.



     The Land O'Lakes board is made up of 24 directors. Twelve directors are chosen by our dairy members and 12 by our Ag members. Each board member must also be a member of the group of members, dairy or Ag, which elects him or her. The board may also choose to elect up to 3 nonvoting advisory members. Currently, there is one such advisory board member. Our board of directors governs our affairs in virtually the same manner as any other corporation. See "Business -- Description of the cooperative -- Governance" for more information regarding the election of our directors.


     Land O'Lakes has seven committees of its board of directors: the Executive Committee, the Advisory Committee, the Audit Committee, the Governance Committee, the Expense Committee, the PAC Committee and the Board
Performance/Operations Committee.

     Land O'Lakes' Board of Directors passed a resolution, for 2004, stating that Land O'Lakes will not designate an audit committee financial expert, as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. Similar to other cooperative corporations, Land O'Lakes' Board of Directors is comprised of cooperative members who become members by virtue of purchases they make of cooperative products or sales they make to the cooperative. Accordingly, while each Board member possesses a strong agricultural background, no current member possesses, in the Board's present estimation, the requisite experience to qualify as audit committee financial expert.


     Land O'Lakes adopted a code of ethics applicable to it senior financial officers, which include, the chief executive officer, the chief financial officer, the chief operating officers of each operating division, the treasurer, the controller and any person serving in a similar capacity. The code is a "code of ethics" as defined by applicable rules promulgated by the Securities and Exchange Commission. The code is publicly available on Land O'Lakes' website at www.landolakesinc.com. If Land O'Lakes makes any amendments to the code other than technical, administrative or other non-substantive amendments, or grants any waivers from a provision of this code to a senior financial officer, Land O'Lakes will disclose, on its website, the nature of the amendment or waiver, its effective date and to whom it applies.

EXECUTIVE OFFICER COMPENSATION


     The following table shows, for the Chief Executive Officer of Land O'Lakes and each of our four other most highly compensated executive officers, information concerning compensation earned for services in all capacities during the year ended December 31, 2003.


                           SUMMARY COMPENSATION TABLE


                                                                         LONG-TERM COMPENSATION
                                                                     ------------------------------
                                                                          AWARDS          PAYOUTS
                                                                     ----------------   -----------
                                             ANNUAL COMPENSATION        SECURITIES
                                            ----------------------      UNDERLYING         LTIP            ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR   SALARY ($)   BONUS ($)   OPTIONS/SARS (#)   PAYOUTS ($)   COMPENSATION ($)(1)
---------------------------          ----   ----------   ---------   ----------------   -----------   -------------------
John E. Gherty.....................  2003    $700,000    $307,440         16,000         $     --           $56,828
  President and Chief                2002     698,620          --         16,000               --            13,700
  Executive Officer                  2001     653,935     199,833         16,000          101,696            28,074
Chris Policinski...................  2003    $453,269    $251,515         $7,000         $     --           $32,504
  Executive Vice President           2002     431,115          --          7,000               --             8,575
  and Chief Operating                2001     352,209     255,696          7,000           44,000            13,141
  Officer, Dairy Foods Group
Duane Halverson....................  2003    $460,000    $159,183          7,000         $     --           $36,453
  Executive Vice President           2002     446,923          --          9,500               --            14,436
  and Chief Operating                2001     429,212     174,107          7,000           56,400            21,277
  Officer, Ag Services(2)
Robert DeGregorio..................  2003    $367,539    $125,333          5,000         $     --           $28,764
  President, Land O'Lakes            2002     359,847      50,000         10,000               --             9,500
  Farmland Feed LLC(3)               2001     302,412     109,782          5,000           22,800            11,683

Dan Knutson........................  2003    $402,115    $176,965          7,000         $     --           $27,380
  Senior Vice President              2002     357,692          --          7,000               --            17,847
  and Chief Financial Officer        2001     289,903     113,208          7,000           28,267            15,054


---------------

(1) The amounts shown in the table for 2003 reflect life insurance premiums paid by Land O'Lakes in the amount of $8,600 for Mr. Gherty, $3,475 for Mr. Policinski, $8,400 for Mr. Halverson, $3,800 for Mr. DeGregorio, and $3,900 for Mr. Knutson. The amount for Mr. Gherty also includes a car allowance in the amount of $9,154. The amounts also include contributions made by Land O'Lakes on behalf of the named individuals under the qualified and non-qualified defined contribution plans of Land O'Lakes as follows:

                                                   COMPANY MATCHING
                                                     CONTRIBUTION     COMPANY CONTRIBUTION
NAME                                               (QUALIFIED PLAN)   (NON-QUALIFIED PLAN)
----                                               ----------------   --------------------
Mr. Gherty.......................................       $6,000              $22,252
Mr. Policinski...................................        6,000               13,452
Mr. Halverson....................................        6,000               11,355
Mr. DeGregorio...................................        6,000                9,355
Mr. Knutson......................................        6,000                7,951

(2) Mr. Halverson retired on January 1, 2004.


(3) Mr. DeGregorio is the President of Land O'Lakes Farmland Feed and also performs policy making functions for Land O'Lakes.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                          ---------------------------------------------------------
                                            PERCENT OF                                AT ASSUMED ANNUAL RATES
                            NUMBER OF         TOTAL                                       OF STOCK PRICE
                            SECURITIES     OPTIONS/SARS                               APPRECIATION FOR OPTION
                            UNDERLYING      GRANTED TO    EXERCISE OF                         TERM(2)
                           OPTIONS/SARS    EMPLOYEES IN       BASE       EXPIRATION   -----------------------
NAME                      GRANTED (#)(1)   FISCAL YEAR    PRICE ($/SH)      DATE        5% ($)      10% ($)
----                      --------------   ------------   ------------   ----------   ----------   ----------
John E. Gherty..........      16,000           12.5%         $27.69      3-31-2013     $278,625     $706,092
Chris Policinski........       7,000            5.5           27.69      3-31-2013      121,899      308,915
Duane Halverson(3)(4)...       7,000            5.5           27.69      3-31-2013      121,899      308,915
Robert DeGregorio(3)....       5,000            3.9           27.69      3-31-2013       87,070      220,654
Daniel Knutson..........       7,000            5.5           27.69      3-31-2013      121,899      308,915

---------------

(1) Options granted are to purchase "Units" described below under the Land O'Lakes Long-Term Incentive Plan. The vesting schedule for all grants of Units is set forth below in the plan descriptions.

(2) The dollar amounts under these columns are the results of calculations at the 5% and 10% annual appreciation rates set by the Securities and Exchange Commission for illustrative purposes, and, therefore, are not intended to forecast future financial performance. Accordingly, these calculations assume 5% and 10% appreciation in the value of the Units.

(3) As a result of Purina Mills synergies targets being achieved as of December 31, 2003, 1,250 options in the name of Mr. Halverson and 2,500 options in the name of Mr. DeGregorio were partially vested at 50% based on an original issue date of January 1, 2002. This number of shares is not reflected in the number of securities granted column in the table above.

(4) Mr. Halverson retired on January 1, 2004.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The purpose of the following table is to report exercises of options to purchase Units by the named executive officers of Land O'Lakes during the fiscal year ended December 31, 2003 and any value of their unexercised options as of December 31, 2003. The named executive officers did not exercise options in fiscal 2003. Land O'Lakes has not issued any stock appreciation rights to the named executive officers.

                                                                                            VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS/SARS
                                                              OPTIONS AT FY-END (#)           AT FY-END ($)(1)
                         SHARES ACQUIRED       VALUE       ---------------------------   ---------------------------
NAME                     ON EXERCISE (#)    REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     ----------------   ------------   -----------   -------------   -----------   -------------
John E. Gherty.........        --               --           24,000         24,000           --             --
Chris Policinski.......        --               --           10,500         10,500           --             --
Duane Halverson(2).....        --               --           11,750         11,750           --             --
Robert DeGregorio......        --               --           10,000         10,000           --             --
Daniel Knutson.........        --               --           10,500         10,500           --             --

---------------

(1) Value is based on a Unit value of $27.11, which was the value of the Units on December 31, 2003, minus the purchase price.

(2) Mr. Halverson retired on January 1, 2004.


  LAND O'LAKES EMPLOYEES SAVINGS AND SUPPLEMENTAL RETIREMENT PLAN


     The Land O'Lakes Employee Savings and Supplemental Retirement Plan is a qualified defined contribution 401(k) plan which permits employees to make both pre-tax and after-tax contributions. All full-time, non-union Land O'Lakes employees are eligible to participate. Union employees may participate if their participation is specified by their collective bargaining agreement. Subject in all cases to maximum contribution limits established by law, the maximum total contribution for non-highly compensated employees is 60% of compensation; the maximum pre-tax contribution for such employees is 50%. For highly compensated employees, the maximum total contribution is 12% of compensation and the maximum pre-tax contribution is 8%. The Company matches 50% of the first 6% of pre-tax contributions made by employees. Employees are immediately 100% vested in their full account balance, including the Company match.

  EXECUTIVE ANNUAL VARIABLE COMPENSATION PLAN

     The Executive Annual Variable Pay Compensation Plan is a plan for executive officers of Land O'Lakes. During 2003, the target award opportunity varies by the participant's position up to a maximum target award of 45% of base pay. Awards from this plan are dependent on a combination of three elements of performance: 1) company overall results (20%); 2) targets for business performance (65%); and 3) individual performance commitments (15%). A minimum of 6% after-tax return on equity is the threshold performance level required to trigger any payments from the plan. Targets for company results, business performance, and individual performance commitments are established annually. Once maximum results from all of these components are achieved, the maximum award of 79-102% of base salary may be granted.

     For 2004, the target award opportunity varies by the participant's position up to a maximum target award of 45% of base pay. Awards from this plan are dependent on a combination of three elements of performance: 1) company overall results (20%); 2) targets for business performance (65%); and 3) individual performance commitments (15%). Company net earnings of $0 dollars (breakeven) are required to trigger payments from this plan. Targets for company results, business performance, and individual performance commitments are established annually. Once maximum results from all of these components are achieved, the maximum award of 79-102% of base salary may be granted.

  LAND O'LAKES, INC. EXECUTIVE LONG-TERM VARIABLE COMPENSATION PLAN (2004-2006)

     The Land O'Lakes, Inc. Executive Long-Term Variable Compensation Plan is effective for years 2004-2006. The President and all officers of Land O'Lakes who were not otherwise participating in a long-term variable plan are eligible. The target award is 50-60% of base salary and the maximum award is 62.5-75% of base salary at the end of the performance period. Corporate staff officers awards are made based on total Land O'Lakes return on invested capital and pretax earnings and business unit officers awards are made based on business unit return on invested capital and pretax earnings for the period between January 1, 2004 and December 31, 2006. The awards are payable in cash or eligible to be deferred at the option of the award recipient.

  LAND O'LAKES LONG-TERM INCENTIVE PLAN

     The Land O'Lakes Long-Term Incentive Plan, initiated in 2001, is a phantom stock plan which allows certain employees to purchase "Units" under the plan. Neither options granted nor Units may be transferred, assigned, pledged, encumbered, or otherwise alienated from the grantee. Officers are eligible to participate, as are selected non-officers identified by the Chief Executive Officer. Participants are granted an annual award of options. One quarter of the options vest on December 31 of the year in which they are granted, with the rest vesting ratably on December 31 of the succeeding three years. These Units are not traditional stock, and do not provide the purchaser with any voting rights or rights to receive assets of Land O'Lakes.

     The purchase price of the option is established as of December 31 of the year prior to the grant of the option, based on a formula reflecting the value of the enterprise at the close of the fiscal year preceding the grant of the option. Participants may elect to exercise vested options to purchase Units only during the period between January 1 and March 31 of any year. Units are valued each year on December 31, and are valued by the same formula by which the purchase price of the option is determined. Participants in the plan may purchase Units using cash or amounts in their deferred compensation accounts. In addition, the options have a net exercise provision which allows participants to use the value of appreciated options to buy Units.

     Participants' ability to redeem owned Units while employed is limited to 50% of the appreciated value of the cumulative total of Units previously purchased by such participant, until the value of the owned Units reaches an established ratio to the participant's annual base pay. These ratios are established based on the level of the participant. Following death, inability to work due to disability, retirement or other termination, the participant has a limited period of time during which to exercise remaining vested options and/or redeem purchased units, which varies according to the circumstances of the participant's cessation of employment.

  LAND O'LAKES NON-QUALIFIED DEFERRED COMPENSATION PLAN

     The Land O'Lakes Non-Qualified Deferred Compensation Plan provides a select group of employees with base salaries equal to or in excess of $95,000 an opportunity to elect to defer a portion of their compensation for later payment at the earlier of their death, disability, retirement or other termination. Eligible employees may elect to defer a minimum of $1,000 up to a maximum 30% of base compensation and 100% of variable pay. The default distribution is monthly installments over a five year period. Deferred compensation is included as compensation for purposes of the company's qualified retirement plan, but is excluded from the company's qualified savings plan. The Company adds an additional amount equal to three percent (3%) of the participant's elective deferrals to this plan. In addition, at the end of each calendar quarter, the Company credits the participant's account balance with modest interest at a rate announced in advance of each calendar year. Benefits of this plan are paid out of the general assets of the corporation.

     Land O'Lakes maintains three non-qualified excess benefit plans for its officers. Benefits for all three of these plans are paid out of the general assets of the corporation.

  NON-QUALIFIED EXECUTIVE EXCESS BENEFIT SAVINGS PLAN

     The Non-Qualified Executive Excess Benefit Savings Plan provides a benefit to officers who participate in this savings plan by crediting an amount to a deferred compensation account which represents 3% of total compensation, net of any deferred compensation, less the amount of the Company match contributed to the qualified savings plan. Account balances are credited with a modest rate of interest quarterly. Distributions are made under the same circumstances and on the same terms as the individual has elected under the Land O'Lakes Non-Qualified Deferred Compensation Plan, or according to the default provisions of the Land O'Lakes Non-Qualified Deferred Compensation Plan in the absence of an election.

  CALIFORNIA COOPERATIVE VALUE INCENTIVE PLAN

     The California Cooperative Value Incentive Plan is similar to the Land O'Lakes Long-Term Incentive Plan. The primary difference is that participants may not actually purchase the phantom stock "Units" under this plan. Instead, plan participants who "exercise" options granted to them receive a cash distribution equal to the difference between the Unit value and the exercise price.

  NON-QUALIFIED EXECUTIVE EXCESS BENEFIT PLAN (IRS LIMITS)

     The Non-Qualified Executive Excess Benefit Plan (IRS Limits) provides a non-qualified benefit to officers which is the equivalent of the difference between the benefit that would have been payable to the executive if the Land O'Lakes Employee Retirement Plan benefit formula were applied to the executive's actual compensation, without regard for limitations on compensation or benefits imposed by the Internal Revenue Code, and the benefit actually payable under the Land O'Lakes Employee Retirement Plan with IRS compensation limits in place.

  NON-QUALIFIED EXECUTIVE EXCESS BENEFIT PLAN (1989 FORMULA)

     The Non-Qualified Executive Excess Benefit Plan (1989 Formula) provides a non-qualified benefit to individuals who were officers as of January 1, 1989 at the time the defined benefit formula was changed. This excess benefit plan provides a benefit representing the difference between the accrued benefit using the 1989 Formula to the executive's actual compensation, without regard for limitations on compensation or benefits imposed by the Internal Revenue Code, and the benefit actually payable under the Land O'Lakes Employee Retirement Plan with IRS compensation limits in place.

  LAND O'LAKES EMPLOYEE RETIREMENT PLAN


     The Land O'Lakes Employee Retirement Plan is a qualified defined benefit pension plan. All full-time, non-union Land O'Lakes employees are eligible to participate. Union employees may participate if their participation is specified by their collective bargaining agreement. An employee is fully vested in the plan after five years of vesting service. For most employees, the plan provides for a monthly benefit for the employee's lifetime beginning at normal retirement age (social security retirement age), calculated according to the following formula: I[1.08% X Final Average Pay]+[.52% X (Final Average Pay - Covered Compensation)]J X years of credited service (up to a maximum of 30 years). These estimated benefit amounts are illustrated by Table A below. Due to provisions of this plan providing that certain benefits existing in a previous version of the plan will not be reduced, certain employees, including Messrs. Gherty and Halverson, will instead receive the compensation at levels previously in effect for the retirement plan under the 1989 Formula. These approximate benefit amounts are described in Table B below.


     Final Average Pay is average monthly compensation for the highest paid 60 consecutive months of employment out of the last 132 months worked. Covered Compensation is an amount used to coordinate pension benefits with Social Security benefits. It is adjusted annually to reflect changes in the Social Security Taxable Wage Base, and varies with the employee's year of birth and the year in which employment ends. The normal form of benefit for a single employee is a life-only annuity; for a married employee, the normal form is a 50% joint and survivor annuity. There are other optional annuity forms available. Terminated or retired employees who are at least 55 with 10 years of vesting service may elect a reduced early retirement benefit.

     As of January 1, 2004, Mr. Gherty has 33 years of service, Mr. Halverson had 33 years of service (he retired January 1, 2004), Mr. DeGregorio has 22 years of service, Mr. Policinski has 7 years of service and Mr. Knutson has 26 years of service. (The maximum credited service allowed under the Land O'Lakes Employee Retirement Plan is 30 years.)

                           SAMPLE PENSION PLAN TABLE

                                       FINAL
                                    AVERAGE PAY        YEARS OF SERVICE AT RETIREMENT
                                    -----------   -----------------------------------------
                        (ANNUAL)        10           15         20         25         30
                       ----------   -----------   --------   --------   --------   --------
TABLE A..............  $  200,000    $ 30,100     $ 45,100   $ 60,100   $ 75,200   $ 90,200
                          400,000      62,100       93,100    124,100    155,200    186,200
                          600,000      94,100      141,100    188,100    235,200    282,200
                          800,000     126,100      189,100    252,100    315,200    378,200
                        1,000,000     158,100      237,100    316,100    395,200    474,200
                        1,200,000     190,100      285,100    380,100    475,200    570,200
TABLE B..............  $  200,000    $ 34,700     $ 52,000   $ 69,400   $ 86,700   $104,100
                          400,000      76,000      114,000    152,100    190,100    228,100
                          600,000     117,400      176,000    234,700    293,400    352,100
                          800,000     158,700      238,000    317,400    396,700    476,100
                        1,000,000     200,000      300,000    400,100    500,100    600,100
                        1,200,000     241,400      362,000    482,700    603,400    724,100

COMPENSATION OF DIRECTORS AND MANAGERS

     The Chairman of the Board of Land O'Lakes is paid $30,000 annually; all other directors are paid $10,000 annually. In addition, all directors receive a $300 per diem and are reimbursed for their reasonable expenses incurred in attending board of directors meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS


     At June 30, 2004 no person, either individually or as a member of a group, beneficially owned in excess of five percent of any class of our voting securities, and our directors and executive officers did not, either individually or as a member of a group, beneficially own in excess of one percent of any class of our voting securities.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Land O'Lakes transacts business in the ordinary course with our directors and with our local cooperative members with which the directors are associated on terms no more favorable than those available to our other members.

     Pursuant to an agreement dated September 25, 2000, Land O'Lakes Farmland Feed licenses certain trademarks from Land O'Lakes on a royalty free basis, including LAND O LAKES, the Indian Maiden logo, Maxi Care, and Amplifier Max, for use in connection with its animal feed and milk replacer products. Land O'Lakes Farmland Feed also licenses certain trademarks of Farmland Industries, including Farmland, for use with its feed products.

     Pursuant to a Management Services Agreement dated September 1, 2000 between Land O'Lakes and Land O'Lakes Farmland Feed, Land O'Lakes provides certain management, operational and ancillary services to Land O'Lakes Farmland Feed. Land O'Lakes charges Land O'Lakes Farmland Feed for these services on an at-cost basis using methodologies approved by Land O'Lakes and the board of managers of Land O'Lakes Farmland Feed. For the year ended December 31, 2003, Land O'Lakes Farmland Feed paid Land O'Lakes $221.1 million for payroll and benefit related costs and $9.0 million for corporate services such as legal, insurance administration, tax administration, human resources, payroll and benefit administration, leasing, public relations, credit and collections, accounting and IT support.

                   DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS


DESCRIPTION OF SENIOR BANK FACILITIES

     The following is a summary of the material terms of our senior bank facilities with a syndicate of banks, financial institutions and other entities ("Lenders"), including JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), an affiliate of J.P. Morgan Securities Inc. ("JPMorgan"), as administrative agent and collateral agent ("Agent"). The following is a summary of the material provisions of our senior bank facilities. Additional details can be found in the credit agreements that are filed as exhibits to the registration statement of which this prospectus is a part.

  GENERAL

     Our senior bank facilities consist of:


     - a $250.0 million seven year amortizing term loan B facility with $118.4 million outstanding as of June 30, 2004; and



     - a $200.0 million revolving credit facility with up to $75.0 million available in the form of letters of credit.


  TERM FACILITY

     The term loan B facility bears interest, at our election, at a rate per annum equal to Adjusted LIBOR plus 3.5% or ABR plus 2.5%. We may elect interest periods of one, two, three or six months for Adjusted LIBOR borrowings. "ABR" is the alternate base rate, which is the higher of the Agent's Prime Rate and the Federal Funds Effective Rate plus one-half of one percent. The loans under the term loan B facility will amortize under a schedule providing for quarterly installments in an aggregate annual amount of $1.5 million and a final installment at maturity on October 11, 2008 of $113.6 million.

  REVOLVING CREDIT FACILITY

     The revolving credit facility requires the prepayment of borrowings if the aggregate amount of outstanding borrowings and letters of credit exceed the borrowing base. The revolving credit facility bears interest, at our election, at a rate per annum equal to either Adjusted LIBOR plus a spread ranging from 2.00% to 2.75%, depending upon the debt leverage ratio as of the end of the most recent quarter for which financial statements have been delivered to the Lenders ("Leverage Ratio"), or ABR plus a spread ranging from 1.00% to 1.75% depending on the Leverage Ratio. The revolving credit facility has a sublimit of $75.0 million for letters of credit. As of March 31, 2004, we had approximately $48.4 million of letters of credit outstanding which reduced availability under the revolving credit facility to approximately $136.6 million. The revolving credit facility matures on January 13, 2007.

  USE OF FACILITIES

     The proceeds of loans under the revolving credit facility may be used by us for working capital and other general corporate purposes, including the issuance of letters of credit. Amounts repaid under the revolving credit facility may be reborrowed to the extent of the available commitments.

  FEES

     We will pay certain fees, including (1) commitment fees payable to the Lenders on the undrawn portions of their commitments in respect of the revolving credit facility at rates depending upon the Leverage Ratio payable quarterly in arrears, and (2) customary fronting fees to the issuing bank in connection with the issuance of letters of credit. The commitment fees payable in respect of the revolving credit facility range from 0.25% to 0.50%.

  PREPAYMENTS

     Subject to certain limited exceptions, loans under the term facilities are required to be prepaid with (a) 50% of Excess Cash Flow (as defined), (b) 100% of the net cash proceeds of sales or other dispositions of property or assets in excess of $5 million during any fiscal year, to the extent not reinvested, (c) 100% of the net cash proceeds of casualty or condemnation receipts, to the extent not used to repair or replace assets, (d) 100% of joint venture dividends or distributions, to the extent they related to the sale of property, casualty or condemnation receipts, or the issuance to any third party of equity interests in the joint venture, (e) 100% of the net cash proceeds from inventory or accounts receivable securitization transactions, and (f) 100% of the net cash proceeds from the issuance by Land O'Lakes of unsecured senior or subordinated indebtedness.

     Voluntary prepayments of borrowings under the senior bank facilities, and voluntary reductions of the unutilized portion of the revolving credit facility commitment, are permitted at any time.

     A prepayment penalty must be paid to term loan B Lenders in an amount equal to 1.0% of the amount prepaid if any term loan B facility loans are prepaid after October 11, 2003, but on or before October 11, 2004.

  GUARANTEES


     All of our obligations under the senior bank facilities and under any interest protection or other hedging arrangements entered into with the Lenders (or affiliates thereof) are unconditionally guaranteed by the domestic wholly-owned subsidiaries of Land O'Lakes, other than LOL Finance Co. (and its wholly-owned subsidiaries), and by the domestic wholly-owned subsidiaries of Land O'Lakes Farmland Feed LLC (other than LOL Farmland Feed SPV, LLC) (the "Bank Guarantors").


  SECURITY

     Our obligations under the financing documents governing the senior bank facilities are secured by perfected first priority pledges and security interests in (a) 100% of the equity interests and indebtedness of any Restricted Subsidiary owned directly by us or any of the Bank Guarantors (which pledge, in the case of voting equity interests issued by any foreign subsidiary, is limited to 65% of the voting equity interests of such foreign subsidiary) and (b) substantially all of our and each of the Bank Guarantors' other tangible and intangible assets, including without limitation real property and fixtures, accounts receivable, inventory, contract rights, equipment, intellectual property, general intangibles, investment property and proceeds of the foregoing other than the dairy and seed receivables and certain swine receivables of Land O'Lakes, all receivables of Land O'Lakes Farmland Feed and Purina Mills and related assets.

  COVENANTS

     The financing documents governing the senior bank facilities contain financial covenants, including maximum total debt leverage ratio and minimum interest coverage ratio.

     The agreements for the senior bank facilities (the "Credit Agreements") contain restrictive covenants pertaining to our management and operations, including, among others, limitations on (1) indebtedness, (2) liens and sale-leaseback transactions, (3) investments, (4) cash payments of patronage and other restricted payments, (5) mergers and acquisitions, (6) asset dispositions,
(7) hedging activities, (8) amendments to or prepayments or redemptions of other indebtedness, (9) changes in business conducted, (10) transactions with affiliates, and (11) restrictions on the ability of subsidiaries to pay dividends or to make or repay loans.

  EVENTS OF DEFAULT

     The Credit Agreements provide for events of default customary to facilities of this type, including nonpayment of principal, interest or other amounts, violation of covenants, incorrectness of representations and warranties in any material respect, cross-default and cross-acceleration, certain events of bankruptcy or insolvency, certain material judgments, certain ERISA events, actual or asserted invalidity of guarantee or security documents, and Change in Control (as defined).

  INDEMNIFICATION

     Under the senior bank facilities, we agree to indemnify the Agent and the Lenders and their affiliates and hold them harmless from and against all costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities arising out of or relating to the transactions contemplated thereby, provided that no person will be indemnified for its own gross negligence or willful misconduct.

DESCRIPTION OF 8 3/4% SENIOR NOTES

  GENERAL

     On November 4, 2001 we sold $350 million aggregate principal amount of 8 3/4% senior notes. The net proceeds from these notes was used to repay a portion of the loans under our senior bank facilities used to finance the acquisition of Purina Mills, refinance the then existing debt of Purina Mills and refinance certain of our then existing debt.

  MATURITY AND INTEREST

     The 8 3/4% senior notes will mature on November 15, 2011. Interest on the 8 3/4% senior notes is payable at the rate of 8 3/4% per annum and is payable semi-annually in cash on each May 15 and November 15.

  RANKING


     The 8 3/4% senior notes are senior unsecured obligations ranking equal in right of payment to all of our existing and future senior debt and senior in right of payment to all of our existing and future subordinated debt. The 8 3/4% senior notes effectively rank junior in right of payment to liabilities of our subsidiaries that do not guarantee the 8 3/4% senior notes. In the event of liquidation, bankruptcy, insolvency or similar events, holders of the New Notes are entitled to receive payment in full in cash or cash equivalents, to the extent of the value of the assets securing such debt, before holders of the 8 3/4% senior notes are entitled to receive any payments.


  GUARANTEES


     The 8 3/4% senior notes are unconditionally guaranteed by the domestic wholly-owned subsidiaries of Land O'Lakes, other than LOL Finance Co. (and its wholly-owned subsidiaries), and by each domestic wholly-owned subsidiary of Land O'Lakes Farmland Feed LLC, other than LOL Farmland Feed SPV, LLC.


  OPTIONAL REDEMPTION

     We may not redeem the 8 3/4% senior notes prior to November 15, 2006. After this date, we may redeem the 8 3/4% senior notes, in whole or from time to time in part, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period commencing on November 15 of the years set forth below:

                                                              REDEMPTION
YEAR                                                            PRICE
----                                                          ----------
2006........................................................   104.375%
2007........................................................   102.917%
2008........................................................   101.458%
2009 and thereafter.........................................   100.000%

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

  COVENANTS


     The indenture governing the 8 3/4% senior notes contains covenants that restrict our ability and the ability of our restricted subsidiaries to:


     - incur more indebtedness, including guarantees;

     - pay dividends and make distributions in respect of capital stock or similar payments;

     - redeem or repurchase capital stock;

     - make investments or other restricted payments;

     - enter into any agreements that restrict our subsidiaries' ability to pay dividends or make distributions;

     - sell assets;

     - enter into transactions with affiliates;

     - issue or sell capital stock of restricted subsidiaries;

     - create liens;

     - change our cooperative status;

     - engage in any business other than a permitted business;

     - enter into any sale/leaseback transactions; and

     - merge or consolidate.

Note, however, that these covenants are subject to a number of important exceptions.

  EVENTS OF DEFAULT


     The indenture governing the 8 3/4% senior notes contains events of default that are substantially similar to those that will be contained in the indenture governing the New Notes.


  FUTURE ISSUANCES UNDER THE INDENTURE


     We may issue additional notes having identical terms and conditions to the 8 3/4% senior notes we offered. We will only be permitted to issue such additional notes if at the time of such issuance we are in compliance with the covenants contained in the indenture. Any additional notes will be part of the same issue as the 8 3/4% senior notes and will vote on all matters with such 8 3/4% senior notes.


DESCRIPTION OF RECEIVABLES SECURITIZATION

     On December 18, 2001, we entered into a $100 million receivables securitization pursuant to which all or substantially all existing and future feed, seed and certain swine receivables of Land O'Lakes, Inc., Land O'Lakes Farmland Feed LLC and Purina Mills, LLC (the "Securitized Receivables") and related assets were or will be sold to LOL Farmland Feed SPV, LLC, a special purpose entity owned by Land O'Lakes Farmland Feed. The special purpose entity sold to CoBank an undivided 100% ownership interest ("Securitized Interest") in all of the Securitized Receivables. CoBank also has a first priority security interest in the Securitized Receivables and related assets. The transfers of the receivables to the special purpose entity are structured as sales and, in accordance with applicable accounting rules, these receivables are not reflected in the consolidated balance sheets of Land O'Lakes Farmland Feed or Land O'Lakes. The special purpose entity purchases the receivables with a combination of cash initially received from CoBank, and notes equal to the unadvanced present value of the receivables. The purchase price paid by CoBank is equal to the net balance of the eligible Securitized Receivables sold from time to time less a discount based upon present value and historical write-off, delinquency and dilution experience. Land O'Lakes Farmland Feed serves as the servicer and in this capacity assists CoBank in collecting proceeds of

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

the Securitized Receivables. Land O'Lakes and the other receivables sellers are subject to credit risk related to the repayment of the special purpose entity notes, which in turn is dependent upon the ultimate collection on the special purpose entity's receivables pool. Accordingly, we have retained reserves for estimated losses. The initial term of the receivables securitization was one year with an expiration date of April 28, 2004. On March 31, 2004 we completed an amendment to our receivables securitization facility. Under the amendment, the receivables securitization was increased from $100 million to $200 million. The amendment also incorporated receivables generated in our dairy segment into the Securitized Receivables. In addition, the amendment increased the receivables securitization term from one year to three years. Concurrently with the amendment, we sold additional receivables and applied the proceeds to the outstanding senior bank facilities, which included the mandatory payment in full of our term loan A facility. In connection with this sale the lenders under our senior bank facilities and the trustee under the indenture released their respective security interests in the additional receivables sold. The amendment did not include any further material modifications to the receivables securitization facility.

  FEES

     We have paid or will pay CoBank certain fees, including arrangement fees.

  COVENANTS

     The securitization provides for standard covenants as to (1) compliance with laws, (2) preservations of corporate existence, (3) audits, (4) keeping books of account, (5) performance and compliance with receivables and contracts,
(6) location of records, (7) compliance with credit and collection policy, and
(8) collection and reporting of termination events and material litigation.

  EVENTS OF TERMINATION

     The securitization provides for termination events customary to transactions of this type, including non-payment, violation of covenants, incorrectness of representations and warranties in any material respect, cross-default and cross-acceleration, certain events of bankruptcy or insolvency, certain material judgments, certain ERISA events, material adverse change in the financial condition of Land O'Lakes, Land O'Lakes Farmland Feed, Purina Mills or of the special purpose entity, material adverse change in the collectibility of the eligible receivables, certain lien notices by the Internal Revenue Service or the Pension Benefit Guaranty Corporation, termination of the term loan portions of the senior bank facilities without replacement, breach of certain portfolio triggers, and change in control (as defined).

  INDEMNIFICATION

     Land O'Lakes, Land O'Lakes Farmland Feed and Purina Mills are obligated to indemnify CoBank against all liability arising from the ownership of the Securitized Interest which does not arise out of gross negligence or willful misconduct of CoBank. Furthermore, the same entities will indemnify CoBank for yield protection including for capital adequacy, illegality, required reserves and certain taxes.

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

                       DESCRIPTION OF CAPITAL SECURITIES

GENERAL

     On September 15, 1998, our subsidiary, Land O'Lakes Capital Trust I, a statutory business trust (the "Trust"), sold 7.45% capital securities (the "Capital Securities"). The Capital Securities represent undivided preferred beneficial interests in the assets of the Trust. We own all of the common securities representing undivided beneficial interests in the assets of the Trust (together with the Capital Securities, the "Trust Securities"). The Trust exists for the sole purpose of investing the proceeds of the common securities and the Capital Securities in an equivalent amount of 7.45% Subordinated Deferrable Interest Debentures due March 15, 2028 (the "Junior Subordinated Debentures") issued by us.

MATURITY

     The Junior Subordinated Debentures will mature on March 15, 2028. Upon the maturity of the Junior Subordinated Debentures, the Trust will redeem the Capital Securities at their maturity value of $1,000 per Capital Security.

RANKING

     Our obligations under the Junior Subordinated Debentures are unsecured and are subordinate and junior in right of payment to all of our present and future senior debt and will rank on par with any of our trust related securities. Upon an event of default, the holders of Capital Securities will have a preference over holders of the common equities with respect to payments of distributions and payments upon redemption, liquidation, and otherwise.

INTEREST PAYMENTS

     Holders of the Capital Securities are entitled to receive cumulative cash distributions at an annual distribution rate of 7.45% of the liquidation amount of $1,000 per Capital Security, accruing from the date of original issuance and payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 1998.

     The distribution rate and the distribution payment dates and other payment dates for the Capital Securities correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debentures, which are the sole assets of the Trust. As a result, if principal and interest are not paid on the Junior Subordinated Debentures, no amounts will be paid on the Capital Securities. If we do not make principal or interest payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make distributions on the Capital Securities, in which case the guarantee will not apply to distributions until the Trust has sufficient funds legally available therefor.

GUARANTEES

     The payment of distributions out of moneys held by the Trust or payments upon the redemption of Capital Securities and payments on liquidation of the Trust are guaranteed by us pursuant to a guarantee. The guarantee covers distributions and other payments on the Capital Securities only if and to the extent that we have made a payment of interest or principal on the Junior Subordinated Debentures. The guarantee, when taken together with our obligations under the Junior Subordinated Debentures and its obligations under the declaration, including its obligations to pay costs, expenses, and certain liabilities of the Trust, provides a full and unconditional guarantee of amounts due on the Capital Securities. Our obligations under the guarantee are subordinate and junior in right of payment to all of our present and future senior debt and on par with our guarantee of trust related securities and the most senior preferred stock issued, if any, from time to time by us.

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

INTEREST DEFERRAL

     We have the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period on them at any time for up to ten consecutive semi-annual periods, provided that no extension may continue beyond the stated maturity of the Junior Subordinated Debentures. If we defer interest payments, the trust will also defer distributions on the Capital Securities. During a deferral period, distributions will continue to accrue with interest at 7.45% per annum. There could be multiple deferral periods of varying lengths throughout the term of the Junior Subordinated Debentures.

REDEMPTION

     We may redeem the Junior Subordinated Debentures, in whole or in part, upon not less than 30 days notice, at any time after March 15, 2008. Upon the repayment of the Junior Subordinated Debentures, whether at maturity or upon redemption, the proceeds will simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures. If we redeem Junior Subordinated Debentures other than in connection with a tax event, the redemption price shall be the greater of $1,000 per Trust Security or an amount equal to the discounted value of the remaining scheduled distributions (the "Make-Whole Value"), plus accrued and unpaid distributions. The discount rate for determination of the Make-Whole Value shall be determined by the yield of the appropriate United States Treasury security plus 25 basis points. The Trust will redeem the Capital Securities upon redemption of the Junior Subordinated Debentures.

     We may also redeem the Junior Subordinated Debentures prior to March 15, 2008 upon the occurrence of a tax event. If we redeem the Junior Subordinated Debentures in connection with a tax event, the redemption price shall be $1,000 per Trust Security plus accrued and unpaid distributions. In addition, upon the occurrence of a tax event arising from a change in law or a change in legal interpretation regarding tax matters, unless the Junior Subordinated Debentures are redeemed, the Trust will be dissolved, and the Junior Subordinated Debentures will be distributed to the holders of the Capital Securities, on a pro rata basis, in lieu of any cash distribution.

     In the event of the involuntary or voluntary dissolution, winding up, or termination of the Trust, the holders of the Capital Securities will be entitled to receive, for each Capital Security, a liquidation amount of $1,000 plus accrued and unpaid distributions to the date of payment, unless, in connection with the dissolution, the Junior Subordinated Debentures are distributed to the holders of the Capital Securities.

EVENTS OF DEFAULT

     The indenture for the Junior Subordinated Debentures provides for events of default for nonpayment of interest (but permitted interest deferment periods shall not constitute events of default), certain events of bankruptcy, or the voluntary or involuntary dissolution or winding up of the Trust, unless the Junior Subordinated Debentures are redeemed, distributed to the holders of the Capital Securities or the dissolution is in connection with certain mergers, consolidations or amalgamations.

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

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     Subject to terms and conditions, we will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 12:00 a.m.,
New York City time,           , 2004. We may, however, in our sole discretion,
extend the period of time during which the exchange offer is open. While we do not currently intend to extend the exchange offer, any extension would not exceed an additional 10 business days of the original Expiration Date. The term "Expiration Date" means the latest time and date to which the exchange offer is extended.

     As of the date of this prospectus, $175 million principal amount of Old Notes are outstanding. This prospectus, together with the letter of transmittal, is being sent to all holders of Old Notes known to us. Our obligation is to accept Old Notes for exchange pursuant to the exchange offer is subject to certain obligations as set forth under "-- Conditions to the Exchange Offer."

     We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     Old Notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

     We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Old Notes, upon the occurrence of any of the conditions of the exchange offer specified under "-- Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination of the holders of the Old Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to us of Old Notes by you as set forth below and our acceptance of the Old Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in any accompanying letter of transmittal. Except as set forth below, to tender Old Notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent's message in lieu of such letter of transmittal, to U.S. Bank National Association, as exchange agent, at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either:

     - certificates for such Old Notes must be received by the exchange agent along with the letter of transmittal, or

     - a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such Old Notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described beginning on page 135 must be received by the exchange agent, prior to the Expiration Date, with the letter of transmittal or an agent's message in lieu of such letter of transmittal, or the holder must comply with the guaranteed delivery procedures described below.

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

     The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

     The method of delivery of Old Notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or Old Notes should be sent to us.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange are tendered:

     - by a holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

     - for the account of an Eligible Institution (as defined below).

     In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an "Eligible Institution"). If Old Notes are registered in the name of a person other than the signer of the letter of transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an Eligible Institution.

     We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular Old Note not properly tendered or to not accept any particular Old Note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular Old Note either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the exchange offer). Our or the exchange agent's interpretation of the terms and conditions of the exchange offer as to any particular Old Note either before or after the Expiration Date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of Old Notes for exchange, and no one will be liable for failing to provide such notification.

     If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the Old Notes.

     If the letter of transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

     By tendering Old Notes, you represent to us that, among other things:

     - the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder; and

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

     - neither the holder nor such other person has any arrangement or understanding with any person, to participate in the distribution of the New Notes.

     In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in or does not intend to engage in a distribution of the New Notes.

     If you are our "affiliate," as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such New Notes to be acquired pursuant to the exchange offer, you or any such other person:

     - could not rely on the applicable interpretations of the staff of the SEC; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "-- Conditions to the Exchange Offer." For purposes of the exchange offer, we will be deemed to have accepted properly tendered Old Notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

     The holder of each Old Note accepted for exchange will receive a New Note in the amount equal to the surrendered Old Note. Accordingly, registered holders of New Notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the Old Notes. Holders of New Notes will not receive any payment in respect of accrued interest on Old Notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

     - certificates for such Old Notes or a timely book-entry confirmation of such Old Notes into the exchange agent's account at DTC,

     - a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof, and

     - all other required documents.

     If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the exchange offer.

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

BOOK-ENTRY TRANSFERS

     For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the Old Notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC, including Euroclear and Clearstream, may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of Old Notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If you desire to tender your Old Notes and your Old Notes are not immediately available, or time will not permit your Old Notes or other required documents to reach the exchange agent before the Expiration Date, a tender may be effected if:

     - the tender is made through an Eligible Institution,

     - prior to the Expiration Date, the exchange agent received from such Eligible Institution a notice of guaranteed delivery, substantially in the form we provide (by facsimile transmission, mail or hand delivery), setting forth your name and address, the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such Eligible Institution with the exchange agent, and

     - the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

     You may withdraw your tender of Old Notes at any time prior to the Expiration Date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under "-- Exchange Agent." This notice must specify:

     - the name of the person having tendered Old Notes to be withdrawn,

     - the Old Notes to be withdrawn (including the principal amount of such Old Notes), and

     - where certificates for Old Notes have been transmitted, the name in which such Old Notes are registered, if different from that of the withdrawing holder.

     If certificates for Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name

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

and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC.

     We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time or receipt) of such notices. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost of such holder (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with DTC for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the exchange offer, we are not required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such Old Notes: (i) the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC; (ii) an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our or any Subsidiary Guarantor's ability to proceed with the exchange offer; (iii) we shall not have received all governmental approvals that we deem necessary to consummate the exchange offer; or (iv) there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

     In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order is threatened or in effect with respect to the Registration Statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act.

EXCHANGE AGENT

     U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

                         U.S. Bank National Association
                           Corporate Trust Department
                              60 Livingston Avenue
                            St. Paul, MN 55107-2292
                        Telephone Number: (651) 495-3913
                        Facsimile Number: (651) 495-8097

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

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

FEES AND EXPENSES

     The principal solicitation is being made by mail by U.S. Bank National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the New Notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or other soliciting acceptances of the exchange offer.

     Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

ACCOUNTING TREATMENT

     We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the New Notes.

TRANSFER TAXES

     You will not be obligated to pay any transfer taxes in connection with the tender of Old Notes in the exchange offer unless you instruct us to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE OLD NOTES

     If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will continue to be subject to the provisions of the indenture relating to the Old Notes regarding transfer and exchange of the Old Notes and the restrictions on transfer of the Old Notes described in the legend on your certificates. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Old Notes under the Securities Act.

     The Old Notes are eligible for trading in the PORTAL market; however, we cannot assure you that a liquid trading market will develop, that you will be able to sell your Old Notes at a particular time or that the prices that you receive when you sell will be favorable. The New Notes sold using this prospectus will no longer be eligible for trading in the PORTAL market. The PORTAL market is a screen-based market operated by the National Association of Securities Dealers. Trading in the PORTAL market is limited to qualified institutional buyers as defined by Rule 144A of the Securities Act.

     Under existing interpretations of the Securities Act by the SEC's staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the New Notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of New Notes, as set forth below. However, any purchaser of New Notes who is one of our "affiliates" (as defined in Rule 405 under the Securities Act) or who intends to participate in the exchange offer for the purpose of distributing the New Notes:

     - will not be able to rely on the interpretation of the SEC's staff;

     - will not be able to tender its Old Notes in the exchange offer; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes unless such sale or transfer is made pursuant to an exemption from such requirements. See "Plan of Distribution."

     We do not intend to seek our own interpretation regarding the exchange offer and there can be no assurance that the SEC's staff would make a similar determination with respect to the New Notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

                          DESCRIPTION OF THE NEW NOTES

     You can find the definitions of certain terms used in this description under the heading "Material Definitions." In this description, the term "Land O'Lakes" refers only to Land O'Lakes, Inc. and not to any of its Subsidiaries. Certain of Land O'Lakes' Subsidiaries will guarantee the New Notes and will be subject to many of the provisions contained in this description. Each Subsidiary that guarantees the New Notes is referred to in this section as a "Subsidiary Guarantor."

     We will issue the New Notes under the indenture dated as of December 23, 2003, among Land O'Lakes, the Subsidiary Guarantors and U.S. Bank National Association, as Trustee. This is the same indenture under which the Old Notes were issued. The terms of the New Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

     The following description is a summary of the material provisions of the indenture. It does not restate the terms of the indenture in their entirety. You should carefully read the indenture as it, and not this description, governs your rights as holders of the New Notes. We have filed a copy of the indenture as an exhibit to the registration statement that includes this prospectus.

OVERVIEW OF THE NEW NOTES AND SUBSIDIARY GUARANTEES

     The New Notes:

     - are identical to the Old Notes, except that the transfer restrictions, registration rights and special redemption provisions do not apply to the New Notes;

     - are secured by the Collateral as described under the heading "-- Security" below;

     - rank equally in right of payment with all existing and future Senior Indebtedness of Land O'Lakes;

     - are senior in right of payment to all existing and future Subordinated Obligations of Land O'Lakes; and

     - are effectively subordinated to all liabilities, including trade payables and preferred stock, of each Land O'Lakes' Subsidiary that is not a Subsidiary Guarantor.


     Even though the New Notes and the Subsidiary Guarantees are secured, the security interests in the Collateral securing the New Notes and the Subsidiary Guarantees, subject to Permitted Collateral Liens:


     - rank junior in priority to the security interests in the Collateral granted to secure Priority Lien Obligations, including our outstanding Bank Indebtedness; and

     - rank ratably in priority with the security interests in the Collateral securing any Other Equal Lien Obligations.

     In addition, certain of our Indebtedness is or may be secured by assets that do not secure the New Notes and the Subsidiary Guarantees. We also have a revolving receivable securitization program. Receivables sold pursuant to this program are not included in the Collateral securing the Bank Indebtedness or the New Notes.

THE GUARANTEES

     The New Notes are Guaranteed by:

     - each domestic wholly-owned Subsidiary of Land O'Lakes, other than LOL Finance Co. and its Subsidiaries;


     - each domestic wholly-owned Subsidiary of Land O'Lakes Farmland Feed LLC, other than LOL Farmland Feed SPV, LLC.

     The New Notes are not Guaranteed by any of our other Subsidiaries, including our foreign Subsidiaries and the Unrestricted Subsidiaries. We refer to our Subsidiaries that do not guarantee the New Notes as the "Non-Guarantors."

     The Subsidiary Guarantees:

     - are secured by the Collateral as described under the heading "-- Security" below;

     - rank equally in right of payment with all existing and future Senior Indebtedness of each Subsidiary Guarantor;

     - are senior in right of payment to all existing and future Subordinated Obligations of each Subsidiary Guarantor; and

     The New Notes are not Guaranteed by any of the Non-Guarantors. After eliminating intercompany activity, the Non-Guarantors:


     - had assets of $588.4 million or 19.8% of our total assets as of June 30, 2004;



     - had liabilities of $362.1 million or 19.4% of our total liabilities as of June 30, 2004 (excluding the $190.7 million of Capital Securities); and



     - generated net sales of $483.7 million or 12.0% of our consolidated net sales for the six months ended June 30, 2004.


     A Non-Guarantor may become a Guarantor if the Non-Guarantor becomes a guarantor under our senior bank facilities. A Non-Guarantor may also become a Guarantor of the New Notes if the senior bank facilities are terminated without replacement and the Non-Guarantor is a Restricted Subsidiary.


     Unrestricted Subsidiaries will not be Subsidiary Guarantors or be subject to any of the restrictive covenants contained in the indenture. On December 31, 2003, the Unrestricted Subsidiaries were LOL Finance Co. and its wholly-owned Subsidiaries and all of our non-wholly-owned Subsidiaries. Our board of directors may, in its discretion, designate other current or future, direct or indirect, Subsidiaries as Unrestricted Subsidiaries. The board may not make such a designation if the Subsidiary owns stock in, holds indebtedness of, or has a lien on the assets of Land O'Lakes or our consolidated Subsidiaries, or if the designation would cause us to violate the restrictions on investment contained in the indenture. After eliminating intercompany activity, the Unrestricted
Subsidiaries:



     - had assets of $588.4 million or 19.8% of our total assets as of June 30, 2004;



     - had liabilities of $362.1 million or 19.4% of our total liabilities as of June 30, 2004 (in addition to the $190.7 million of Capital Securities); and



     - generated net sales of $483.7 million or 12.0% of our total net sales for the six months ended June 30, 2004.


PRINCIPAL, MATURITY AND INTEREST

     We will issue New Notes in an aggregate principal amount of $175 million in exchange for Old Notes with an aggregate outstanding principal amount of $175 million. The New Notes will mature on December 15, 2010. We will issue the New Notes in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.

     Each New Note we issue will bear interest at a rate of 9% per annum beginning on December 23, 2003, or from the date we most recently paid interest on the Old Notes. We will pay interest semiannually on June 15 and December 15 of each year to holders of record at the close of business on the immediately preceding June 1 or December 1, as applicable. We will begin paying interest under the New Notes to holders on the first interest payment date following the consummation of the exchange offer.

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

INDENTURE MAY BE USED FOR FUTURE ISSUANCES

     We may issue additional notes having identical terms and conditions to the New Notes we are currently offering, which we refer to as the "Additional Notes." We will only issue Additional Notes if at the time of such issuance we are in compliance with the covenants contained in the indenture. Any Additional Notes will be part of the same issue as the New Notes that we are currently offering and will vote on all matters with such New Notes. Additional Notes would rank equal to the New Notes and would be guaranteed by the Subsidiary Guarantors and secured by the Collateral to the same extent as the New Notes.

PAYING AGENT AND REGISTRAR

     We will pay the principal of, premium, if any, and interest on the New Notes at any Land O'Lakes office or any agency designated by Land O'Lakes. We have initially designated the corporate trust office of the Trustee to act as our agent in such matters. The location of the corporate trust office is 60 Livingston Avenue, St. Paul, Minnesota 55107-2292. We reserve the right to pay interest by check mailed directly to holders of New Notes at their registered addresses.

TRANSFER AND EXCHANGE

     A holder will be able to transfer or exchange New Notes at the same location given in "-- Paying agent and registrar" above. No service charge will be made for the registration of any transfer or exchange of New Notes. Upon any transfer or exchange, the registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. In connection with any transfer or exchange, we may require a holder to pay any transfer tax, fee or other similar governmental charge required by law as permitted by the indenture. Land O'Lakes will not be required to transfer or exchange any New Note selected for redemption or to transfer or exchange any New Note for a period of 15 days prior to a selection of New Notes to be redeemed.

     The New Notes will be issued in registered form and the holder will be treated as the owner of such New Note for all purposes.

OPTIONAL REDEMPTION

     We may not redeem the New Notes prior to December 15, 2007. On or after this date, we may redeem all or a part of the New Notes on not less than 30 nor more than 60 days' prior notice, at the redemption prices below (expressed as percentages of principal amount) plus accrued and unpaid interest, if any, to the redemption date. The redemption prices below apply during the 12-month period commencing on December 15 of the years opposite the applicable price.

                                                              REDEMPTION
YEAR                                                            PRICE
----                                                          ----------
2007........................................................   104.500%
2008........................................................   102.250%
2009 and thereafter.........................................   100.000%

SELECTION

     If we partially redeem New Notes, the Trustee will select the New Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee deems to be fair and appropriate. No note of $1,000 in original principal amount or less will be partially redeemed.

     If we redeem any New Note in part only, the notice of redemption relating to such New Note will state the portion of the principal amount to be redeemed. Upon cancellation of the original note, a New Note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder. On and after the redemption date, interest will cease to accrue on New Notes or the portions called for redemption so long as we have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the New Notes to be redeemed.

RANKING

     The New Notes:

     - are Senior Indebtedness of Land O'Lakes;

     - rank equally in right of payment with all existing and future Senior Indebtedness of Land O'Lakes;

     - have the benefit of the Equal Liens on the Collateral described below under "-- Security;" and

     - are senior in right of payment to all existing and future Subordinated Obligations of Land O'Lakes;

     The Subsidiary Guarantees:

     - are Senior Indebtedness of each Subsidiary Guarantor;

     - rank equally in right of payment with all existing and future Senior Indebtedness of each Subsidiary Guarantor;

     - have the benefit of the Equal Liens on the Collateral described below under "-- Security;" and

     - are senior in right of payment to all existing and future Subordinated Obligations of each Subsidiary Guarantor;

     Pursuant to the Security Documents and the Intercreditor Agreement, the security interests in the Collateral securing the New Notes and the Subsidiary Guarantees rank junior in priority (subject to Permitted Collateral Liens) to the security interests in the Collateral granted to secure Priority Lien Obligations. The Collateral will also be subject to Liens in favor of holders of certain other Indebtedness and non-debt obligations as described below under "-- Security."

     We currently conduct a substantial portion of our operations through our Subsidiaries. The creditors of our Subsidiaries that are not Subsidiary Guarantors, including trade creditors and holders of preferred stock of such Subsidiaries, if any, generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of our creditors, including holders of the New Notes. The New Notes, therefore, will be effectively subordinated to the claims of creditors of our Subsidiaries that are not Subsidiary Guarantors.


     After eliminating intercompany activity, as of June 30, 2004, our Subsidiaries, other than Subsidiary Guarantors, had total liabilities, including trade payables, of approximately $362.1 million and no preferred stock outstanding (excluding the $190.7 million of Capital Securities).



     After eliminating intercompany activity, as of June 30, 2004:



     - Land O'Lakes had $490.6 million of Senior Indebtedness, excluding the Old Notes, unused commitments under the Credit Facilities and undrawn letters of credit, $123.3 million of which was Secured Indebtedness;



     - the Subsidiary Guarantors had $0.8 million of Senior Indebtedness, excluding their guarantees of Bank Indebtedness under the Credit Agreements and the Old Notes and residuals under the Receivables Securitization, none of which was Secured Indebtedness; and


     - Land O'Lakes and the Subsidiary Guarantors had indebtedness subordinate to the New Notes aggregating $190.7 million.

     Although the indenture will limit the incurrence of Indebtedness by Land O'Lakes and the Restricted Subsidiaries and the issuance of preferred stock by the Restricted Subsidiaries, such limitation is subject to a number of significant qualifications. Land O'Lakes and its Subsidiaries may be able to incur substantial amounts of Indebtedness in certain circumstances. Such Indebtedness may be Senior Indebtedness and, subject to the limitations described below, may be Prior Lien Obligations or Equal Lien Obligations. See "-- Material covenants -- Limitation on indebtedness" below.

SUBSIDIARY GUARANTEES

     The Subsidiary Guarantors are:

     - each domestic wholly-owned Subsidiary of Land O'Lakes, other than LOL Finance Co. and its Subsidiaries, and


     - each of the domestic wholly-owned Subsidiaries of Land O'Lakes Farmland Feed LLC, other than LOL Farmland Feed SPV, LLC.


     The Subsidiary Guarantors jointly and severally, irrevocably and unconditionally, Guarantee all obligations of Land O'Lakes under the indenture and the New Notes. Each Subsidiary Guarantee will be the senior obligation of the Subsidiary Guarantor. Each Subsidiary Guarantee will be secured by the Collateral owned by such Subsidiary with an Equal Lien. The Subsidiary Guarantors are also required to pay any and all costs and expenses, including reasonable counsel fees and expenses, incurred by the Trustee or the holders in enforcing any rights under the Subsidiary Guarantees. Each Subsidiary Guarantee will be limited, as necessary, to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

     Land O'Lakes will cause:

     - at any time that any Bank Indebtedness is outstanding, each Subsidiary that incurs or enters into a Guarantee of any Bank Indebtedness; and

     - at any time that no Bank Indebtedness is outstanding, each domestic and, to the extent no material adverse tax consequences would result therefrom, foreign Restricted Subsidiary that incurs any Indebtedness, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will Guarantee payment of the New Notes. See "-- Material covenants -- Future subsidiary guarantors" below.

     Each Subsidiary Guarantee is a continuing Guarantee and:

     - remains in full force and effect until payment in full of all obligations under the indenture and the New Notes;

     - is binding upon each Subsidiary Guarantor and its successors; and

     - inures to the benefit of, and is enforceable by, the Trustee, the holders and their successors, transferees and assigns.

     The Subsidiary Guarantee of a Subsidiary Guarantor is automatically released:

     - upon the sale, including through merger or consolidation, of the Capital Stock or substantially all of the assets of the Subsidiary if:

          (1) the sale is made in compliance with the covenants described under "-- Material covenants -- Limitation on sales of assets and capital stock" and, to the extent applicable, "-- Merger and consolidation"; and

          (2) after the sale, such Subsidiary is no longer a Subsidiary of Land O'Lakes.

     - upon the Subsidiary being designated an Unrestricted Subsidiary in compliance with the covenant described under "-- Material covenants -- Limitation on restricted payments"; or

     - upon the Subsidiary ceasing to be a Subsidiary of Land O'Lakes as a result of any foreclosure on any pledge or security interest securing Bank Indebtedness or other exercise of remedies in connection with Bank Indebtedness if the Subsidiary is released from its Guarantee of, and all pledges and security interests granted in connection with, the Credit Agreement.

     At the option of Land O'Lakes, unless a Subsidiary remains a guarantor of our 8 3/4% Senior Notes or any Subordinated Obligations, at any time that Bank Indebtedness is outstanding, if a Subsidiary is released from its Guarantee of, and all pledges and security interests granted in connection with, the Credit Agreement, then the Subsidiary will be released and relieved of any obligations under its Subsidiary Guarantee.

SECURITY

  COLLATERAL DESCRIPTION

     The New Notes and the Subsidiary Guarantees are secured by Liens on the Collateral that rank immediately junior in priority (subject to Permitted Collateral Liens) to the Liens on the Collateral securing Priority Lien Obligations and that rank equal in priority (subject to Permitted Collateral Liens) to the Liens on the Collateral securing Other Equal Lien Obligations.

     The Collateral is comprised of substantially all of the material collateral securing the Bank Indebtedness, including:

          (1) all of the Capital Stock of Land O'Lakes Farmland Feed LLC now or in the future owned by Land O'Lakes, and all of the Capital Stock of each existing and future wholly-owned Restricted Subsidiary of Land O'Lakes or Land O'Lakes Farmland Feed LLC (other than LOL Farmland Feed SPV, LLC) owned directly by Land O'Lakes or any of the Subsidiary Guarantors, subject in each case to the limitations provided below, and except that the Collateral shall not include more than 65% of the Voting Stock of any existing or future Foreign Subsidiary; and

          (2) substantially all of the other assets that are held by Land O'Lakes or any of the Subsidiary Guarantors to the extent that a junior security interest is able to be granted or perfected therein (but in each case only to the extent that Priority Lien Obligations are secured by a Priority Lien thereon).

     The Collateral will be subject to Liens in favor of holders of certain of our other Indebtedness and non-debt obligations as follows:

          (1) in addition to the Bank Indebtedness currently secured by the Collateral, the indenture permits us to incur additional Priority Lien Obligations, however:

             (a) subject to the additional permitted Priority Liens and Equal Liens noted below, the total principal amount of Priority Lien Obligations that may be outstanding at any one time does not exceed $695.0 million; and

             (b) we may allocate any portion of this amount to be secured by Equal Liens rather than Priority Liens. If any Collateral secures Indebtedness on a Priority Lien basis, the Indebtedness will be considered a Priority Lien Obligation;

          (2) in addition to the New Notes and any other Indebtedness secured by Equal Liens pursuant (1) and the additional permitted Priority Liens and Equal Liens noted below, the indenture will permit us to secure Other Equal Lien Obligations in a principal amount not to exceed $25.0 million. Pursuant to the Security Documents and the Intercreditor Agreement, the security interests in the Collateral securing the New Notes and the Subsidiary Guarantees will rank ratably in priority (subject to Permitted Collateral Liens) to any and all security interests at any time granted in the Collateral to secure the Other Equal Lien Obligations.

          (3) in the future, certain Hedging Obligations may be secured by Priority Liens or Equal Liens on the Collateral.

          (4) certain administrative expenses of the Credit Facilities Collateral Agent and the Trustee may be secured by Priority Liens or Equal Liens on the Collateral.

          (5) certain other Indebtedness and non-debt obligations are and may in the future be secured by Permitted Collateral Liens, some of which have or may in the future have priority, as a matter of law, over the security interests in the Collateral securing the New Notes and the Subsidiary Guarantees.

     As a result, the Equal Liens securing the New Notes, the Subsidiary Guarantees and the Other Equal Lien Obligations will be subject and subordinate to the Priority Liens securing Bank Indebtedness and any other Priority Lien Obligations, as well as certain Permitted Collateral Liens securing other Indebtedness and non-debt obligations.

     Any security interest related to the New Notes in any Capital Stock or other securities of any Subsidiary is limited at any time to the portion of Capital Stock or other security the value (defined as the principal amount, par value, book value as carried by Land O'Lakes or market value, whichever is greatest) of which, in the aggregate with all other Capital Stock or other securities of the Subsidiary subject to a security interest under the indenture, does not exceed 19.99% of the principal amount of the then outstanding New Notes.

     In addition, in the event that Rule 3-16 of Regulation S-X promulgated by the SEC is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of Land O'Lakes due to the fact that such Subsidiary's Capital Stock or other securities secure the New Notes or the Subsidiary Guarantees, then the Capital Stock or other securities of such Subsidiary (the "Excluded Securities") shall automatically be deemed to not be part of the Collateral but only for so long as and to the extent necessary to not be subject to such requirement.

     In this event, the Security Documents may be amended or modified, without the consent of any holder of New Notes, to the extent necessary to release the security interests in the Excluded Securities that are deemed to no longer constitute part of the Collateral. Any portion of a Subsidiary's capital stock or other securities that does not secure the New Notes or the Subsidiary Guarantees pursuant to this paragraph (including any Excluded Securities) may continue to secure any Priority Lien Obligations and Other Equal Lien Obligations.


     Additionally, if any Priority Lien Obligation or Other Equal Lien Obligation is secured by a security interest in any securities that are Excluded Securities, the obligation is registered under the Securities Act, and, in connection with the registration, Land O'Lakes is required to file with the SEC (or any other governmental agency) separate financial statements of the Subsidiary of Land O'Lakes that is the issuer of the securities, then the securities will not be considered Excluded Securities and will be pledged to secure the New Notes and the Subsidiary Guarantees. Due to the limitation described above, pledged securities of Land O'Lakes Farmland Feed LLC will be limited to $35.0 million.


     If Land O'Lakes or any Subsidiary Guarantor creates any additional security interest upon any property to secure any Priority Lien Obligation or any Other Equal Lien Obligations, it must concurrently grant an Equal Lien (subject to Permitted Collateral Liens) upon that property as security for the New Notes and the Subsidiary Guarantees.

     Land O'Lakes, the Subsidiary Guarantors and the Trustee entered into the Security Documents on December 23, 2003 which defined the terms of the security interests that secure the New Notes and the Subsidiary Guarantees. These security interests secure the payment and performance when due of all of the obligations of Land O'Lakes and the Subsidiary Guarantors under the New Notes, the indenture, the Subsidiary Guarantees and the Security Documents as provided in the Security Documents.

     Land O'Lakes may issue Additional Notes of any series under the indenture as provided under "-- Indenture may be used for future issuances," which, if issued, would be secured by the Collateral to the same extent as the New Notes.

  INTERCREDITOR AGREEMENT

     On December 23, 2003, the Trustee and the Credit Facilities Collateral Agent entered into the Intercreditor Agreement. If any other Indebtedness is designated as Priority Lien Obligations or Other Equal Lien Obligations, the representatives of the holders of the other Indebtedness will also become party to the Intercreditor Agreement and, in the case of Other Equal Lien Obligations, will designate the Trustee as collateral agent on their behalf. Pursuant to the terms of the Intercreditor Agreement, prior to the Discharge of Priority Lien Obligations, the Credit Facilities Collateral Agent will determine the time and method by which the security interests in the Collateral will be enforced. The Trustee will not be permitted to enforce the security interests and certain other rights related to the New Notes even if an Event of Default has occurred and the Notes have been accelerated except:

     (1) in any insolvency or liquidation proceeding, as necessary to file a claim or statement of interest with respect to the New Notes or any Subsidiary Guarantee or (2) as necessary to take any action not adverse to the Priority Liens in order to preserve or protect its right in the Equal Liens on the Collateral for the benefit of the Holders and the holders of any Other Equal Lien Obligations for which the Trustee may be acting.

     After the Discharge of Priority Lien Obligations, the Trustee, in accordance with the provisions of the indenture and the Security Documents, will determine the time and method by which the security interests in the Collateral will be enforced and, if applicable, will distribute proceeds (after payment of the costs of enforcement and collateral administration) of the Collateral received by it under the Security Documents for the proportionate benefit of the Holders of the New Notes and the Other Equal Lien Obligations.

     The rights of the holders of the New Notes with respect to the Collateral securing the New Notes and the Subsidiary Guarantees will be limited pursuant to the terms of the Intercreditor Agreement. Under the terms of the Intercreditor Agreement, the holders of the New Notes and the holders of Other Equal Lien Obligations will have security interests in the Collateral that rank immediately junior to that of the holders of Priority Lien Obligations (subject to Permitted Collateral Liens). Accordingly, any proceeds received upon a realization of the Collateral securing the New Notes, Other Equal Lien Obligations and Priority Lien Obligations will be applied as follows:

     - first, to the payment of all costs and expenses incurred by the Credit Facilities Collateral Agent in connection with the collection of proceeds or sale of any Collateral or otherwise in connection with the agreements governing the Priority Lien Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Credit Facilities Collateral Agent on behalf of Land O'Lakes or a Subsidiary Guarantor and any other costs or expenses incurred in connection with the exercise of any right or remedy of the holders of the Priority Lien Obligations,

     - second, to pay amounts due under all Priority Lien Obligations in accordance with the relative priorities of the Priority Liens securing the Priority Lien Obligations, as determined among the holders of the Priority Lien Obligations,

     - third, to the payment of all costs and expenses incurred by the Trustee in connection with the collection of proceeds or sale of any Collateral or otherwise in connection with the indenture, the Security Documents and the Intercreditor Agreement, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Trustee on behalf of Land O'Lakes or a Subsidiary Guarantor and any other costs or expenses incurred in connection with the exercise of any right or remedy of the holders of the New Notes and the Other Equal Lien Obligations,

     - fourth, to pay the New Notes, any accrued and unpaid interest thereon and the Other Equal Lien Obligations on a pro rata basis based on the respective amounts of the New Notes and the Other Equal Lien Obligations then outstanding, and

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     - fifth, to the extent of the balance of such proceeds after application in accordance the clauses above, to Land O'Lakes or such Subsidiary Guarantor, as applicable, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

     No appraisals of any Collateral have been prepared by us or on our behalf in connection with this offering. The value of the Collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. The proceeds from the sale or sales of all of the Collateral may not be sufficient to satisfy the amounts due on the New Notes in an Event of a Default. If such proceeds were not sufficient to repay amounts due on the New Notes, then holders (to the extent not repaid from the proceeds of the sale of the Collateral) would only have an unsecured claim against the remaining assets of Land O'Lakes and the Subsidiary Guarantors.

     In the event a bankruptcy proceeding shall be commenced by or against Land O'Lakes and Land O'Lakes enters into certain debtor-in-possession financings in such proceeding, the Liens on the Collateral securing the New Notes and the Subsidiary Guarantees may, without any further action or consent by the Trustee or the holders of the New Notes, be made junior and subordinated to Liens granted to secure such debtor-in-possession financings, subject to the granting and approval by the applicable bankruptcy court of adequate protection for the Holders.

FURTHER ASSURANCES

     Upon request of the Trustee at any time and from time to time, Land O'Lakes will, and will cause each of the Subsidiary Guarantors to, promptly execute, acknowledge and deliver Security Documents, financing statements, instruments, certificates, notices and other documents and take other actions which the Trustee may reasonably request to cause the security interests purported to be created by the Security Documents or required to be created under the terms of the indenture to constitute valid security interests, perfected in accordance with the indenture, and to protect, assure or enforce the Liens and benefits intended to be conferred as contemplated by the indenture, in each case for the benefit of the holders of the New Notes.

     Subject to the limitations described under the heading "-- Security" above, in the event that Land O'Lakes or any Subsidiary Guarantor directly own any Capital Stock of any Wholly Owned Subsidiary (other than (1) Capital Stock of any such Subsidiary with Consolidated assets not greater than $1.0 million as of the end of the most recent fiscal quarter for which consolidated financial statements of Land O'Lakes have been filed with the SEC and (2) Capital Stock as to which the actions required by this paragraph have already been taken), Land O'Lakes will promptly notify the Trustee. The Trustee will, within 30 days (or a longer period as may be reasonable under the circumstances) after notification, cause the Capital Stock to be pledged under the Security Documents and cause to be delivered to the Trustee (or the Credit Facilities Collateral Agent, acting on behalf of the Trustee pursuant to the Intercreditor Agreement) any certificates representing such Capital Stock, together with undated stock powers or other instruments of transfer endorsed in blank. In addition, neither Land O'Lakes nor any Subsidiary Guarantor shall be required to pledge more than 65% of outstanding Voting Stock of any Foreign Subsidiary or to pledge any Capital Stock of a Securitization Vehicle.

     Subject to the limitations described under the heading "-- Security" above, in the event that Land O'Lakes or any Subsidiary Guarantor directly own any Capital Stock of any Material Foreign Subsidiary (other than Capital Stock as to which the actions required by this paragraph have already been taken), Land O'Lakes will promptly notify the Trustee and will take all such actions as the Trustee shall reasonably request and as shall be available under applicable law to cause the Capital Stock of the Material Foreign Subsidiary to be pledged under a Foreign Pledge Agreement and cause to be delivered to the Trustee (or the Credit Facilities Collateral Agent, acting on behalf of the Trustee pursuant to the Intercreditor Agreement) any certificates representing the pledged Capital Stock, together with undated stock powers or other instruments of transfer endorsed in blank. In addition, neither Land O'Lakes nor any Subsidiary Guarantor shall be required to pledge more than 65% of outstanding Voting Stock of any Foreign Subsidiary or to pledge any Capital Stock of a Securitization Vehicle.

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     If Land O'Lakes or any Subsidiary Guarantor own any Material Intellectual
Property (other than Material Intellectual Property as to which the actions required by this paragraph have already been taken), Land O'Lakes will promptly notify the Trustee and will file all Uniform Commercial Code financing statements and recordations with the United States Patent and Trademark Office as shall be required by law or reasonably requested by the Trustee to be filed or recorded to perfect the Liens intended to be created on the Collateral (to the extent such Liens may be perfected by filings under the Uniform Commercial Code as in effect in any applicable jurisdiction or by filings with the United States Patent and Trademark Office). If the consents of Persons other than Land O'Lakes and the Wholly Owned Subsidiaries would be required under applicable law or the terms of any agreement in order for a security interest to be created in any Material Intellectual Property under the Security Documents, a security interest shall not be required to be created in the Material Intellectual Property prior to the obtaining of such consents. Land O'Lakes will endeavor in good faith to obtain any consents required to permit any security interest in Material Intellectual Property to be created under the Security Documents.

     Land O'Lakes will otherwise comply with the provisions of TIA sec. 314(b).

RELEASE OF COLLATERAL

     We will be entitled to releases of assets included in the Collateral from the Liens securing the Notes and the Subsidiary Guarantees under any one or more of the following circumstances:

          (1) if all other Liens (other than Liens described in clause (4) or (6) of the definition of Permitted Collateral Liens) on that asset securing Priority Lien Obligations and any Other Equal Lien Obligations then secured by that asset (including all commitments thereunder) are released; provided, that after giving effect to the release, at least $100.0 million of obligations secured by Priority Liens on the remaining Collateral remain outstanding or committed and no Default or Event of Default shall have occurred and be continuing under the indenture as of the time of the proposed release;

          (2) to enable us to consummate sales, transfers, leases or other dispositions of assets (to a Person who is not Land O'Lakes or a Restricted Subsidiary, or, in the case of the sale of accounts receivable or inventory in a Securitization, to any Securitization Vehicle whether or not it is a Restricted Subsidiary), including any such transactions by the Credit Facilities Collateral Agent in connection with an exercise of remedies against the Collateral on behalf of holders of any Priority Lien Obligations secured by such Collateral;

          (3) if we provide substitute collateral with at least an equivalent fair value, as determined in good faith by the board of directors;

          (4) if all of the Capital Stock of any of our Subsidiaries that is pledged to the Trustee is released (except in the case of a release because such Capital Stock has become part of the Excluded Securities) or if any Subsidiary that is a Subsidiary Guarantor is released from its Subsidiary Guarantee, that Subsidiary's assets will also be released; or

          (5) as described under the heading "-- Amendments and waivers" below.

     The Liens on all Collateral securing the New Notes and the Subsidiary Guarantees also will be released automatically:

          (1) upon payment in full of the principal of, and accrued and unpaid interest on, the New Notes and all other obligations under the indenture, the Subsidiary Guarantees the Security Documents and the Intercreditor Agreement that are due and payable at or prior to the time such principal and accrued and unpaid interest are paid;

          (2) upon a satisfaction and discharge of the indenture;

          (3) at our election, after the Fall-Away Date (as defined below under "-- Certain covenants -- Fall-Away of covenants"); or

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          (4) upon a legal defeasance or covenant defeasance as described below under the heading "-- Defeasance."

     The Trustee will, upon Land O'Lakes request accompanied by an Officers' Certificate or an Opinion of Counsel to the effect that one of the conditions stated above for terminating the Liens securing the New Notes and Subsidiary Guarantees has occurred, promptly execute and deliver to Land O'Lakes, at Land O'Lakes expense, all documents reasonably requested by Land O'Lakes to evidence such release.

     Land O'Lakes will cause TIA sec.314(b), relating to reports, and TIA sec.314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA sec.314(d) may be made by an Officer of Land O'Lakes except in cases where TIA sec.314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee. However, Land O'Lakes will not be required to comply with all or any portion of TIA sec.314(d) if it determines, in good faith based on advice of counsel, that the terms of TIA sec.314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, whether or not issued to Land O'Lakes by the SEC, or any portion of TIA sec.314(d) is inapplicable to one or a series of released Collateral.

CHANGE OF CONTROL

     If a Change of Control, as defined below in "-- Material definitions," occurs, each holder will have the right to require Land O'Lakes to purchase all or any part of such holder's New Notes at a purchase price in cash equal to 101% of the principal amount of New Notes to be purchased plus accrued and unpaid interest to the date of purchase. Despite the occurrence of a Change of Control, however, Land O'Lakes will not be obligated to purchase the New Notes pursuant to this section if it has exercised its right to redeem all the New Notes under the terms of the section titled "-- Optional Redemption."

     Within 30 days following any Change of Control, Land O'Lakes will mail a notice to each holder with a copy to the Trustee, which we refer to as the "Change of Control Offer," stating:

     - that a Change of Control has occurred and that the holder has the right to require Land O'Lakes to purchase all or a portion of its New Notes at a purchase price in cash equal to 101% of the principal amount of New Notes to be purchased, plus accrued and unpaid interest to the date of purchase;

     - the circumstances, relevant facts and financial information regarding the Change of Control;

     - the purchase date, which may be no earlier than 30 days nor later than 60 days from the date such notice is mailed; and

     - instructions, consistent with this covenant, that Land O'Lakes has determined a holder must follow in order to have its New Notes purchased.

     Land O'Lakes will not be required to make a Change of Control Offer upon a Change of Control if a third party:

     - makes the Change of Control Offer in compliance with the requirements set forth in the indenture; and

     - purchases all New Notes validly tendered and not withdrawn under such Change of Control Offer.

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     If at the time of a Change of Control, the terms of the Bank Indebtedness restrict or prohibit the repurchase of New Notes pursuant to this covenant, then prior to the mailing of the Change of Control Offer, but in any event within 30 days following any Change of Control, Land O'Lakes is required to:

     - repay in full all Bank Indebtedness or, if doing so will allow the purchase of New Notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer; or

     - obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the New Notes.

     Land O'Lakes will comply, to the extent applicable, with the requirements of Sections 13e-4 and 14(e) of the Exchange Act and any other securities laws or regulations in connection with any offer for or the purchase of New Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Land O'Lakes will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

     The Change of Control purchase feature is a result of negotiations between Land O'Lakes and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control. In the future, however, Land O'Lakes may decide to engage in a transaction involving a Change of Control.

     Subject to the limitations discussed below, Land O'Lakes could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect Land O'Lakes' capital structure or credit ratings. Restrictions on the ability of Land O'Lakes to incur additional Indebtedness are contained in the covenants described under "-- Material Covenants -- Limitation on Indebtedness," "-- Limitation on Liens" and "-- Limitation on Sale/Leaseback Transactions." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the New Notes then outstanding. Except for these limitations, the indenture will not contain any covenants or provisions that may afford holders protection in the event of a highly leveraged transaction.

     Certain events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Senior Indebtedness of Land O'Lakes may prohibit certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased or repaid upon a Change of Control. In addition, if the holders exercise their right to require Land O'Lakes to purchase the New Notes, the financial effect of such repurchase on Land O'Lakes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not.

     In the event of a Change of Control, Land O'Lakes' ability to pay cash to the holders upon a purchase of the New Notes may be limited by its financial resources at such time. Land O'Lakes may not have sufficient funds available when necessary to make any required purchases.

     The provisions under the indenture relative to Land O'Lakes' obligation to make an offer to purchase the New Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the New Notes.

MATERIAL COVENANTS

     The indenture contains covenants including, among others, the following:

     Limitation on Indebtedness. (a) Land O'Lakes will not, and will not permit any Restricted Subsidiary to, incur, directly or indirectly, any Indebtedness; provided, however, that Land O'Lakes or any Subsidiary Guarantor may incur Indebtedness if the Consolidated Coverage Ratio would be greater than 2.5:1 after giving effect to the Indebtedness.

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     (b) Land O'Lakes and its Restricted Subsidiaries may incur the following
Indebtedness without regard to the preceding paragraph (a):

          (1) Bank Indebtedness in an aggregate principal amount not to exceed $695.0 million less (a) the aggregate amount of all prepayments of principal applied to permanently reduce any such Indebtedness (other than prepayments out of the proceeds of the Old Notes issued on December 23,
     2003) and (b) Indebtedness incurred pursuant to clause (b)(8)(A) below;

          (2) Indebtedness of Land O'Lakes owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by Land O'Lakes or any other Restricted Subsidiary; provided, however, that:

        - any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary which is the holder of such Indebtedness ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to Land O'Lakes or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of the Indebtedness by the issuer of the Indebtedness; and

        - if Land O'Lakes or a Restricted Subsidiary that is a Subsidiary Guarantor is the obligor on the Indebtedness and the Indebtedness is owed to and held by a Restricted Subsidiary that is not a Subsidiary Guarantor or by Land O'Lakes, the Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of Land O'Lakes with respect to the New Notes or the Restricted Subsidiary with respect to its Subsidiary Guarantee, as applicable;

          (3) the Capital Securities in an aggregate amount not in excess of $200 million outstanding at any time;

          (4) Indebtedness:


        - represented by the 8 3/4% Senior Notes and the 8 3/4% Senior Notes Guarantees and the New Notes (not including any Additional Notes) and the Subsidiary Guarantees;



        - outstanding on November 14, 2001, which is the date of original issuance of the 8 3/4% Senior Notes (other than the Indebtedness described in clauses (1), (2) and (3) above);


        - incurred after November 14, 2001 and prior to December 23, 2003 under the provision of the 8 3/4% Senior Notes Indenture comparable to paragraph (a) above;

        - consisting of Refinancing Indebtedness incurred in respect of any Indebtedness described in this clause (4) or in paragraph (a) above;


        - consisting of Refinancing Indebtedness incurred after November 14, 2001 and prior to December 23, 2003 in respect of any Indebtedness described in the provision of the 8 3/4% Senior Notes Indenture comparable to this clause (4) or paragraph (a) above; and


        - consisting of Guarantees by Land O'Lakes of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of Land O'Lakes or any other Restricted Subsidiary;

          (5) with certain exceptions, Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by Land O'Lakes and related Refinancing Indebtedness;

          (6) Indebtedness relating to surety and similar arrangements and hedging transactions entered into in the ordinary course of business;

          (7) purchase money indebtedness, capitalized lease obligations and Attributable Debt in an aggregate principal amount, when combined with all such Indebtedness incurred after November 14, 2001 and prior to December 23, 2003 under the provision of the 8 3/4% Senior Notes Indenture comparable to this clause (7), not in excess of $50 million outstanding at any time;

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          (8) (A) Indebtedness of Restricted Subsidiaries that are
     Securitization Vehicles in respect of Third Party Securities in an aggregate amount, when combined with all such Indebtedness incurred after November 14, 2001 and prior to December 23, 2003 under the provision of the 8 3/4% Senior Notes Indenture comparable to this clause (A), not to exceed $200 million at any time outstanding; and (B) Indebtedness consisting solely of liens on Sellers' Retained Interests in connection with Securitizations permitted by the indenture securing obligations in respect of Third Party Securities permitted to be incurred under clause (A) above or incurred after November 14, 2001 and prior to December 23, 2003 under the provision of the 8 3/4% Senior Notes Indenture comparable to clause (A) above;



          (9) Indebtedness consisting of loans from Agriliance LLC and MoArk, LLC in the ordinary course of business for cash management purposes in an aggregate principal amount, when combined with all such Indebtedness incurred after November 14, 2001 and prior to December 23, 2003 under the provision of the 8 3/4% Senior Notes Indenture comparable to this clause
     (9), not to exceed $20 million outstanding at any time, which loans shall not be outstanding for more than 30 days; or



          (10) other Indebtedness in an aggregate principal amount on the date of incurrence that, when added to all other Indebtedness then outstanding incurred pursuant to this clause and all other Indebtedness then outstanding incurred after November 14, 2001 and prior to December 23, 2003 under the provision of the 8 3/4% Senior Notes Indenture comparable to this clause (10), will not exceed $75 million.


     Limitation on Restricted Payments. Subject to exceptions set forth in the indenture, including the payment of Patronage, Land O'Lakes will not, and will not permit any Restricted Subsidiary to, directly or indirectly, do any of the following, which we refer to as "Restricted Payments":

          (1) declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment of Patronage or any payment in connection with any merger or consolidation involving Land O'Lakes or any of its Subsidiaries) to the direct or indirect holders of its Capital Stock, except as set forth in the indenture:

          (2) purchase, redeem, retire, make any revolvement payment or otherwise acquire for value any Capital Stock of Land O'Lakes or any Restricted Subsidiary held by Persons other than Land O'Lakes or a Restricted Subsidiary, provided that amounts owed from members that can be offset against Patronage payable to such members are not prohibited by this paragraph (a)(2);

          (3) purchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations or Indebtedness owed to the trust entity that has issued the Capital Securities, unless acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity of any Subordinated Obligations or Indebtedness due within one year of the date of acquisition;

          (4) make any Investment, other than a Permitted Investment, in any Person, if at the time Land O'Lakes or such Restricted Subsidiary makes such Restricted Payment:

             (A) a Default will have occurred and be continuing or would occur as a result of the Restricted Payment;

             (B) Land O'Lakes could not incur at least $1.00 of additional Indebtedness under paragraph(a) of the covenant described under "-- Limitation on indebtedness"; or

             (C) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the date of the indenture would exceed the sum, without duplication, of:

                (i) 50% of the Consolidated Net Income accrued during the period from January 1, 2001 to the end of the most recent fiscal quarter for which consolidated financial statements

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           of Land O'Lakes are publicly available prior to the date of such
           Restricted Payment (or, if such Consolidated Net Income is a deficit, minus 100% of such deficit);

                (ii) except as set forth in the indenture, the aggregate Net Cash Proceeds received by Land O'Lakes from the issue or sale of its Capital Stock subsequent to November 14, 2001;

                (iii) the amount by which Indebtedness of Land O'Lakes or its Restricted Subsidiaries is reduced on Land O'Lakes' balance sheet upon the conversion or exchange subsequent to November 14, 2001, other than by a Subsidiary of Land O'Lakes, of any Indebtedness of Land O'Lakes or its Restricted Subsidiaries issued which is convertible or exchangeable for Capital Stock of Land O'Lakes, less the amount of any cash or the fair market value of other property distributed by Land O'Lakes or any Restricted Subsidiary upon such conversion or exchange;

                (iv) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries subsequent to November 14, 2001 resulting from (x) distributions, repayments of the principal of loans or advances or other transfers of assets to Land O'Lakes or any Restricted Subsidiary from Unrestricted Subsidiaries or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries, valued in each case as provided in the definition of "Investment," not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by Land O'Lakes or any Restricted Subsidiary in such Unrestricted Subsidiary; and

                (v) an amount equal to the cash distributions received by Land O'Lakes or any of its Restricted Subsidiaries from any other Person (other than Land O'Lakes or a Restricted Subsidiary) during the period from October 1, 2001 to the end of the most recent fiscal quarter for which consolidated financial statements of Land O'Lakes are publicly available prior to the date of such Restricted Payment.

     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. Subject to exceptions set forth in the indenture, including preexisting liens, restrictions and refinancings, Land O'Lakes will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to Land O'Lakes;

          (2) make any loans or advances to Land O'Lakes; or

          (3) transfer any of its property or assets to Land O'Lakes,

     Limitation on Sales of Assets and Subsidiary Stock. (a) Land O'Lakes will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

          (1) Land O'Lakes or the Restricted Subsidiary receives consideration, including assumption of or relief from liabilities, at the time of the Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition;

          (2) Land O'Lakes or the Restricted Subsidiary receives at least 80% of the consideration for the Asset Disposition in the form of cash; and

          (3) Land O'Lakes or the Restricted Subsidiary applies an amount equal to 100% of the Net Available Cash from the Asset Disposition in the manner specified in the indenture, including the acquisition of bank indebtedness, reinvestment in additional assets and repurchases of New Notes.

     Land O'Lakes and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $10 million.

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     Land O'Lakes will comply, to the extent applicable, with the requirements of Sections 13e-4 and 14(e) of the Exchange Act and any other securities laws or regulations in connection with any offer for or the repurchase of New Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Land O'Lakes will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

     Limitation on Transactions with Affiliates. Subject to exceptions set forth in the indenture, Land O'Lakes will not, and will not permit any Restricted Subsidiary to, directly or indirectly, purchase, sell, lease or exchange any property; render any service; or enter into or conduct any transaction or series of related transactions with any Land O'Lakes' Affiliate, which we refer to as an "Affiliate Transaction," unless such transaction is on terms:

          (1) that are no less favorable to Land O'Lakes or the relevant Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate;

          (2) that, if the Affiliate Transaction involves an aggregate amount in excess of $10 million;

        - are set forth in writing; and

        - have been approved by a majority of the members of Land O'Lakes' board of directors not having a personal stake in the Affiliate Transaction, other than as a member of Land O'Lakes generally; and

          (3) that, if the Affiliate Transaction involves an amount in excess of $25 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to Land O'Lakes and its Restricted Subsidiaries.

     Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. Land O'Lakes will not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, other than in a transaction resulting in a Permitted Lien, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except:

          (1) to Land O'Lakes or a Restricted Subsidiary;

          (2) if, immediately after giving effect to such issuance, sale or other disposition, neither Land O'Lakes nor any of its Subsidiaries own any Capital Stock of the Restricted Subsidiary;

          (3) if, immediately after giving effect to such issuance or sale;

        - the Restricted Subsidiary would no longer constitute a Restricted Subsidiary; and

        - any interest remaining in such Restricted Subsidiary would have been permitted as an Investment under the covenant described under "-- Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition; or

          (4) if, immediately after giving effect to such issuance, sale or other disposition, the Restricted Subsidiary would continue to constitute a Restricted Subsidiary.

     The proceeds of any sale of Capital Stock permitted above will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock."

     Limitation on Liens. Subject to exceptions set forth in the indenture, Land O'Lakes will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any lien of any nature whatsoever on any of its property or assets, including Capital Stock of a Restricted Subsidiary, whether owned at or acquired after December 23, 2003, other than:

     - if the asset does not constitute Collateral, (i) Permitted Liens or (ii) if not a Permitted Lien, only upon providing for the payments under the indenture, the New Notes and the Subsidiary

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       Guarantees to be secured equally and ratably with, or prior to, the obligations secured until the time such obligations are no longer secured by a Lien on the assets; and

     - if the asset constitutes Collateral, Permitted Collateral Liens.

     SEC Reports. Under applicable law, Land O'Lakes will be required to file certain periodic information with the SEC following the effectiveness of the registration statement of which this prospectus forms a part. However, these reporting obligations will be automatically suspended if, at any time after this fiscal year, less than 300 persons hold the New Notes of record. Whether or not required by Section 13 or 15(d) of the Exchange Act, Land O'Lakes will file with the SEC for public availability its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. Within 15 days of filing such documents, Land O'Lakes will provide copies of them to the Trustee and holders and, upon request, prospective holders.

     At any time that Land O'Lakes is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and the SEC will not accept filings from companies not subject to such requirements, Land O'Lakes may satisfy its obligations under the preceding paragraph by providing the required annual reports, information, documents and other reports to the Trustee and holders and, upon request, prospective holders. Land O'Lakes also will comply with the other provisions of Section 314(a) of the Trust Indenture Act.

     Cooperative Status. Land O'Lakes will maintain its status as a cooperative under both Subchapter T of the Code and Minnesota Law.

     Future Subsidiary Guarantors.  Land O'Lakes will cause:

     - at any time that any Bank Indebtedness is outstanding, each Subsidiary that incurs or enters into a Guarantee of any Bank Indebtedness; and

     - at any time that no Bank Indebtedness is outstanding, each domestic and, to the extent no material adverse tax consequences would result therefrom, foreign Restricted Subsidiary that incurs any Indebtedness;

to become a Subsidiary Guarantor, and if applicable, execute and deliver to the Trustee a supplemental indenture in the form set forth in the indenture pursuant to which the Subsidiary will Guarantee payment of the New Notes. In that event, Land O'Lakes will also cause the Subsidiary Guarantor to execute and deliver to the Trustee Security Documents pursuant to which it assets constituting Collateral will be pledged to secure its Guarantee of the New Notes. Each Subsidiary Guarantee will be limited as necessary to prevent the Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

     Limitation on Lines of Business. Land O'Lakes will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

     Limitation on Sale/Leaseback Transactions. Land O'Lakes will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

          (1) Land O'Lakes or the Restricted Subsidiary would be entitled to:

             (A) incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "-- Limitation on Indebtedness"; and

             (B) create a lien on such property securing such Attributable Debt without equally and ratably securing the New Notes pursuant to the covenant described under "-- Limitation on Liens";

          (2) the gross proceeds received by Land O'Lakes or the Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value of the property; and

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          (3) the transfer of the property is permitted by, and Land O'Lakes applies the proceeds of such transaction in compliance with, the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock."

     After the Fall-Away Date, as defined below, the requirements of clauses
(1)(A) and (3) above will no longer apply.

     Fall-Away of Covenants. After the date, which we refer to as the "Fall-Away Date," on which:

          (1) the New Notes have been assigned an investment grade rating by both rating agencies;


          (2) if the investment grade rating is BBB-, in the case of S&P, or Baa3, in the case of Moody's, it may not be accompanied by either:


             (A) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof; or

             (B) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof;

          (3) no Default or Event of Default under the indenture has occurred and is continuing; and

          (4) Land O'Lakes has delivered an officers' certificate to the Trustee certifying that the conditions set forth above are satisfied,

     Land O'Lakes and the Restricted Subsidiaries will no longer be subject to the following provisions of the indenture:

     - "-- Limitation on Indebtedness";

     - "-- Limitation on Restricted Payments";

     - "-- Limitation on Restrictions and Distributions from Restricted Subsidiaries";

     - "-- Limitation on Sales of Assets and Subsidiary Stock";

     - "-- Limitation on Transactions with Affiliates";

     - "-- Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries";

     - "-- Limitation on Lines of Business"; and

     - "-- clause (3) of the first paragraph of "Merger and consolidation."

     In addition, Land O'Lakes may elect to release any or all of the Collateral from the Liens securing the New Notes and the Subsidiary Guarantees.

MERGER AND CONSOLIDATION

     Land O'Lakes will not (1) consolidate with or merge with or into any Person, or (2) convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (1) the resulting, surviving or transferee Person, which we refer to as the "Successor Company" will:

        - be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and

        - if not Land O'Lakes, will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Land O'Lakes under the New Notes and the indenture;

          (2) immediately after giving effect to the transaction, no Default will have occurred and be continuing; provided that any Indebtedness which becomes an obligation of the Successor Company

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     or any Restricted Subsidiary as a result of the transaction will be treated as having been incurred by the Successor Company or such Restricted Subsidiary at the time of the transaction;

          (3) immediately after giving effect to the transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "-- Material
     Covenants -- Limitation on Indebtedness";

          (4) immediately after giving effect to the transaction, the Successor Company will have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of Land O'Lakes immediately prior to such transaction;

          (5) Land O'Lakes will have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the indenture; and

          (6) Land O'Lakes will have delivered to the Trustee an opinion of counsel to the effect that the holders will not recognize income, gain or loss for Federal income tax purposes as a result of the transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, Land O'Lakes under the indenture. In the event of a conveyance, transfer or lease of all or substantially all of Land O'Lakes' assets, the obligation to pay the principal of and interest on the New Notes will remain in full force and effect.

     In addition, except in a transaction which results in the Subsidiary Guarantor being released from its Subsidiary Guarantee as provided in the indenture, Land O'Lakes will not permit a Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

          (1) the resulting, surviving or transferee Person, which we refer to as the "Successor Guarantor":

        - will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and

        - if not such Subsidiary Guarantor, will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

          (2) immediately after giving effect to the transaction, no Default will have occurred and be continuing; provided that any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of the transaction will be treated as having been incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction; and

          (3) Land O'Lakes will have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the indenture.

     The preceding provisions of this covenant will not prohibit a Restricted Subsidiary from consolidating with, merging into or transferring all or part of its properties and assets to Land O'Lakes or any Subsidiary Guarantor.

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DEFAULTS

     Each of the following is an Event of Default:

          (1) a default for 30 days in any payment when due of interest on any New Note;

          (2) a default in the payment when due of principal of any New Note at its stated maturity, upon required redemption or repurchase, upon declaration or otherwise;

          (3) the failure by Land O'Lakes or any Restricted Subsidiary to comply with its obligations under the covenant described under "-- Merger and Consolidation" above;

          (4) the failure by Land O'Lakes or any Restricted Subsidiary to comply for 30 days after notice with any of its obligations under the covenants described under "-- Change of Control" or "-- Material Covenants" above, in each case, other than a failure to purchase New Notes;

          (5) the failure by Land O'Lakes or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the New Notes or the indenture;

          (6) the failure by Land O'Lakes or any Restricted Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by its holders because of a default, but only if the total amount of such Indebtedness unpaid or accelerated exceeds $15 million or its foreign currency equivalent, which we refer to as the "cross acceleration provision";

          (7) certain events of bankruptcy, insolvency or reorganization of Land O'Lakes or a Significant Subsidiary, which we refer to as the "bankruptcy provisions";

          (8) the rendering of any judgment or decree for the payment of money in excess of $15 million or its foreign currency equivalent against Land O'Lakes or a Restricted Subsidiary if:

        - an enforcement proceeding thereon is commenced by any creditor; or

        - such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed.

          We refer to this provision as the "judgment default provision." This provision does not include judgments which are covered by enforceable insurance policies issued by reputable and creditworthy insurance companies for which coverage has been acknowledged in writing; or

          (9) any Subsidiary Guarantee by a Subsidiary Guarantor ceases to be in full force and effect, except as contemplated by its terms, or any Subsidiary Guarantor or Person acting by or on behalf of such Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under the indenture or the Guarantee and such Default continues for 10 days after receipt of the notice specified in the indenture.

          (10) (A) the repudiation or disaffirmation by Land O'Lakes or any Subsidiary Guarantor of its obligations under any of the Security Documents or the determination in a judicial proceeding that any of the Security Documents is unenforceable or invalid against Land O'Lakes or any Subsidiary Guarantor for any reason with respect to any material portion of the Collateral, or (B) any Security Document shall cease to be in full force and effect (other than in accordance with the terms of the applicable Security Document or the indenture), or cease to be effective in all material respects to grant the Trustee a perfected Lien on the Collateral (but only to the extent the applicable Security Documents contemplated perfection and except as a result of the Trustee's failure to file any necessary continuation statements or the Trustee's or the Credit Facilities Collateral Agent's failure to maintain possession of any stock certificates, notes or other instruments delivered to it) with the priority purported to be created thereby (other than in accordance with the terms of the applicable Security Document or the indenture) and, in each case, such Default continues for 10 days after receipt of the notice specified in the indenture (the "security default provision").

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     The preceding items will constitute Events of Default regardless of the reason for the Event of Default including whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     However, a default under clauses (4), (5), (9) or (10) above will not constitute an Event of Default until the Trustee notifies Land O'Lakes of the default or the holders of at least 25% in principal amount of the outstanding New Notes notify Land O'Lakes and the Trustee of the default and in either case Land O'Lakes or the Subsidiary Guarantor, as applicable, does not cure the default within the time specified in clauses (4), (5), (9) or (10) above after receipt of such notice.

     If an Event of Default, other than an Event of Default under the bankruptcy provisions as they apply to Land O'Lakes, occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding New Notes may, by notice to Land O'Lakes, declare the principal of and accrued but unpaid interest on all the New Notes to be due and payable. Upon such a declaration, the principal and interest will be due and payable immediately. If an Event of Default under the bankruptcy provisions as they apply to Land O'Lakes occurs, the principal of and interest on all the New Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding New Notes may rescind any such acceleration with respect to the New Notes and its consequences.

     Subject to the provisions of the indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless the holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indenture or the New Notes unless:

     - the holder has previously given the Trustee notice that an Event of Default is continuing;

     - holders of at least 25% in principal amount of the outstanding New Notes have requested the Trustee in writing to pursue the remedy;

     - the holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

     - the Trustee has not complied with the request within 60 days after the receipt of the request and the offer of security or indemnity; and

     - the holders of a majority in principal amount of the outstanding New Notes have not given the Trustee a direction inconsistent with the request within such 60-day period.

     Subject to restrictions contained in the indenture, the holders of a majority in principal amount of the outstanding New Notes will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture; that the Trustee determines is unduly prejudicial to the rights of any other holder; or that would involve the Trustee in personal liability. Prior to taking any action under the indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within the earlier of 90 days after it occurs; 30 days after it is known to a trust officer; or 30 days after written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any New Note, including payments pursuant to the redemption provisions of a New Note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders. In addition, Land O'Lakes will be required to deliver to the Trustee, within 120 days after the end

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of each fiscal year, a certificate indicating whether the signers of the certificate know of any Default that occurred during the previous year. Land O'Lakes will also be required to deliver to the Trustee written notice of any event which would constitute certain Events of Default, the status of the event and what action Land O'Lakes is taking or proposes to take regarding the event. The notice must be delivered within 30 days of the event.

AMENDMENTS AND WAIVERS

     Subject to exceptions contained in the indenture, the New Notes, the Subsidiary Guarantees, the Security Documents or the provisions of the Intercreditor Agreement affecting the holder of New Notes may be amended with the written consent of the holders of a majority in principal amount of the New Notes then outstanding. Any past default or compliance with any provisions of the New Notes or indenture may be waived with the consent of the holders of a majority in principal amount of the New Notes then outstanding. However, without the written consent of each holder of an outstanding New Note affected, no amendment may:

          (1) reduce the amount of New Notes whose holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any New Note;

          (3) reduce the principal of or extend the stated maturity of any New Note;

          (4) reduce the premium payable upon the redemption of any New Note or change the time at which any New Note may be redeemed as described under "-- Optional Redemption" above;

          (5) make any New Note payable in money other than that stated in the New Note;

          (6) impair the right of any holder to receive payment of principal of, and interest on, such holder's New Notes on or after the due dates for such New Notes or to institute suit for the enforcement of any payment on or with respect to such holder's New Notes;

          (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

          (8) modify the Subsidiary Guarantees in any manner adverse to the holders; or

          (9) except as provided below, make any change to the Security Documents, the Intercreditor Agreement or the provisions of the indenture dealing with the Security Documents or the application of proceeds or the Collateral that would adversely affect the holders of New Notes, in each case, except as provided in such agreements.

     Without the consent of any holder, Land O'Lakes, the Subsidiary Guarantors and the Trustee may amend the indenture, the New Notes, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreement to:

          (1) cure any ambiguity, omission, defect or inconsistency;

          (2) provide for the assumption by a successor corporation of the obligations of Land O'Lakes under the indenture or of any Subsidiary Guarantor under a Subsidiary Guarantee;

          (3) provide for uncertificated New Notes in addition to or in place of certificated New Notes;

          (4) add additional Guarantees with respect to the New Notes;

          (5) provide for the addition of Collateral permitted under the terms of the indenture and Security Documents;

          (6) add to the covenants of Land O'Lakes for the benefit of the holders or to surrender any right or power conferred upon Land O'Lakes;

          (7) make any change that does not adversely affect the rights of any holder, subject to the provisions of the indenture;

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          (8) provide for the issuance of the Additional Notes; or

          (9) comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

DEFEASANCE

     Land O'Lakes may at any time terminate all its obligations under the New Notes, the Security Documents and the indenture, which we refer to as "legal defeasance," except for obligations with respect to:

          (1) the defeasance trust;

          (2) the registration of the transfer or exchange of the New Notes;

          (3) the replacement of mutilated, destroyed, lost or stolen New Notes; and

          (4) the maintenance of a registrar and paying agent in respect of the New Notes.

     In addition, Land O'Lakes may at any time terminate:

          (1) its obligations under the covenants described under "-- Material Covenants;"

          (2) the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults" above;

          (3) the limitations contained in clauses (3) and (4) under the first paragraph of "-- Merger and Consolidation" above; and

          (4) its obligations under the Security Documents.

     We refer to a termination described above in (1), (2) and (3) as "covenant defeasance."

     In the event that Land O'Lakes exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee and from all of its obligations under the Security Documents.

     Land O'Lakes may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Land O'Lakes exercises its legal defeasance option, payment of the New Notes may not be accelerated because of an Event of Default. If Land O'Lakes exercises its covenant defeasance option, payment of the New Notes may not be accelerated because of an Event of Default specified in clause (4), (5), with respect to the Security Documents,
(6), (7), with respect only to Significant Subsidiaries, or (8), (9) or (10), under "-- Defaults" above or because of the failure of Land O'Lakes to comply with clause (3) or (4) under the first paragraph of "-- Merger and Consolidation" above.

     In order to exercise either defeasance option:

          (1) Land O'Lakes must irrevocably deposit in trust with the Trustee, which we refer to as the "defeasance trust," money, U.S. Government obligations or a combination thereof in such amounts as will be sufficient to pay the principal, premium, if any, and interest on the New Notes to redemption or maturity, as the case may be; and

          (2) Land O'Lakes must deliver to the Trustee an opinion of counsel to the effect that:

        - holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance; and

        - holders will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

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     In the case of legal defeasance only, the opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

CONCERNING THE TRUSTEE

     U.S. Bank National Association is the Trustee under the indenture and has been appointed by Land O'Lakes as Registrar and Paying Agent with regard to the New Notes.

GOVERNING LAW

     The indenture and the New Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required.

MATERIAL DEFINITIONS

     Set forth below are the material defined terms used in the indenture. Reference is made to the indenture for all defined terms.

     "Accounts" means all accounts, as defined in the New York Uniform Commercial Code, and Account Assets with respect to such accounts, including those related to the dairy businesses of Land O'Lakes and the Restricted Subsidiaries and payable to such parties, including, but not limited to:

          (1) accounts receivable generated from the marketing and sale of milk, butter, cheese, cream products, dairy and non-dairy spreads, whey, non-fat dry milk, cocoa, and other dairy or dairy related products sold for consumer use; and

          (2) licensing fees relating to dairy products and dairy related services, and the proceeds thereof.

     For purposes of this definition, CoBank Accounts and the Account Assets with respect to such CoBank Accounts are specifically excluded.

     "Account Assets" means, collectively, with respect to Accounts or CoBank Accounts, as the case may be, all such Accounts or CoBank Accounts, together with:

          (1) all right, title and interest in and to all contracts that relate to any of such accounts;

          (2) all security interests or liens and property subject to such security interests or liens from time to time purporting to secure payment of any of such accounts, whether pursuant to the contracts related to such accounts or otherwise;

          (3) all UCC financing statements covering any collateral securing payment of any of such accounts;

          (4) all Guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of any of such accounts whether pursuant to the contracts related to any of such accounts or otherwise;

          (5) all interest in the merchandise, goods, products or other property, including any that is returned, if any, the sale of which gave rise to any of such accounts; and

          (6) all proceeds of (1)-(5) above.

     "Additional Assets" means:

          (1) any property or assets, other than Indebtedness and Capital Stock, to be used by Land O'Lakes or a Restricted Subsidiary in a Permitted Business;

          (2) any Investments in Permitted Businesses permitted by the covenant described under "-- Material Covenants -- Limitation on Restricted Payments";

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          (3) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Land O'Lakes or another Restricted Subsidiary; or

          (4) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (3) or (4) above is primarily engaged in a Permitted Business.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to directly or indirectly direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have correlative meanings. For purposes of the provisions described under "-- Material Covenants -- Limitation on Transactions with Affiliates" and "-- Material Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" means any beneficial owner of shares representing 10% or more of the total voting power of the voting stock, of Land O'Lakes on a fully diluted basis or of rights or warrants to purchase voting stock, whether or not currently exercisable, and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence of this definition.

     "Asset Disposition" means any sale, lease, transfer or other disposition, or series of related sales, leases, transfers or dispositions, by Land O'Lakes or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction, of:

          (1) any shares of Capital Stock of a Restricted Subsidiary, other than directors' qualifying shares or shares required by applicable law to be held by a Person other than Land O'Lakes or a Restricted Subsidiary;

          (2) all or substantially all the assets of any division or line of business of Land O'Lakes or any Restricted Subsidiary; or

          (3) any other assets of Land O'Lakes or any Restricted Subsidiary outside of the ordinary course of its business.

     The definition of Asset Disposition does not include:

          (1) a disposition by a Restricted Subsidiary to Land O'Lakes or by Land O'Lakes or a Restricted Subsidiary to a wholly-owned Subsidiary;

          (2) for purposes of the provisions described under "-- Material Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, a disposition subject to the covenant described under "-- Material Covenants -- Limitation on Restricted Payments";

          (3) a disposition of assets with a fair market value of less than $500,000;

          (4) the disposition of all or substantially all of the assets of Land O'Lakes in a manner permitted by the covenant described under "-- Merger and Consolidation"; and

          (5) the sale to one or more Securitization Vehicles of accounts receivable, including Account Assets, or inventory in Securitizations, provided that;

        - each such Securitization is effected on market terms;

        - the aggregate amount of Third Party Securities in respect of all such Securitizations does not exceed $200 million at any time outstanding; and

        - an amount equal to the Net Available Cash from each Securitization is applied to the mandatory repayment of Bank Indebtedness even though, in the case of the Amended and Restated Five-Year Credit Agreement referred to in the definition of Credit Agreement, the commitment is not required to be reduced.

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     For the purposes of (5) above, Land O'Lakes and its Restricted
Subsidiaries:

          (1) will be deemed at the time of any issuance by the relevant Securitization Vehicle of Third Party Securities to have received the Net Available Cash received by the Securitization Vehicle from the issuance of Third Party Securities; and

          (2) will not be deemed to have received Net Available Cash in connection with ongoing sales of accounts receivable (including Account Assets) or inventory to such Securitization Vehicle that are purchased by it with the proceeds from collections of receivables or from ordinary course sales of inventory, in each case previously purchased by it pursuant to such Securitization.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction, including any period for which such lease has been extended. The present value of the total obligations will be determined using as a discount rate the interest rate borne by the New Notes, compounded annually.

     "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect to the Credit Agreement, as amended from time to time, including principal, premium, if any, interest, fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable in connection with the Credit Agreement. As used in this definition, "interest" includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Land O'Lakes whether or not a claim for post-filing interest is allowed in such proceedings. Refinancing Indebtedness in respect of the Credit Agreement may be incurred from time to time after termination of the Credit Agreement and such Refinancing Indebtedness will be deemed to constitute Bank Indebtedness.

     "Capital Securities" means the trust preferred securities in aggregate face amount of up to $200 million issued pursuant to an indenture dated as of March 25, 1998, between Land O'Lakes and Wilmington Trust Company.

     "Capital Stock" of any Person means any and all shares, membership interests, limited liability company interests, rights to purchase, warrants, options, participations or other equivalents of or interests in equity of such Person, however designated, including any preferred stock and any cooperative membership interests or accounts, but excluding any debt securities convertible into such equity.

     "Change of Control" means the occurrence of any of the following:

          (1) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of more than 35% of the total voting power of the voting stock of Land O'Lakes; provided, however, for purposes of this clause (1):

             (A) "beneficial owner" has the meaning ascribed to it in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that the person has the right to acquire, whether such right is exercisable immediately or only after the passage of time; and

             (B) any person will be deemed to beneficially own any voting stock of an entity (the "specified entity") held by any other entity (the "parent entity"), if such other person is the beneficial owner, directly or indirectly, of more than 35% of the voting power of the voting stock of such parent entity;

          (2) during any period of two consecutive years, individuals who at the beginning of such period constituted Land O'Lakes' board of directors, together with any new directors whose election by the board of directors or whose nomination for election was approved by a vote of 66 2/3% of the directors of Land O'Lakes then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors then in office;

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          (3) the adoption of a plan relating to the liquidation or dissolution of Land O'Lakes;

          (4) the failure of Land O'Lakes to maintain cooperative status under Subchapter T of the Code or Minnesota law;

          (5) the merger or consolidation of Land O'Lakes with or into another Person or the merger of another Person with or into Land O'Lakes, if the securities of Land O'Lakes that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the voting stock of Land O'Lakes are changed into or exchanged for cash, securities or property, unless, in addition to any other consideration, such securities are changed into or exchanged for securities of the surviving Person or transferee that represent at least a majority of the aggregate voting power of the voting stock of the surviving Person or transferee; or

          (6) the sale of all or substantially all the assets of Land O'Lakes to another Person.

     "CoBank Accounts" means:

          (1) accounts related to the feed businesses of Land O'Lakes Farmland Feed LLC and Purina Mills, LLC, its Subsidiaries and their respective successors, including, but not limited to, accounts receivable generated from the sale of animal feed and feed ingredients, soybean meal, premixes, non-grain protein ingredients, grains, vitamins, minerals, branded feed products, complete feed products, milk replacer products, feed additives, animal health products, farm supply products, toll milling services and other feed related services and the proceeds from such accounts;

          (2) accounts related to the seed business of Land O'Lakes including, but not limited to, accounts receivable generated from the sale of seed, licensing fees and seed related services and the proceeds from such accounts;

          (3) accounts related to the swine businesses of Land O'Lakes, Land O'Lakes Farmland Feed LLC and Purina Mills, LLC, its Subsidiaries and their respective successors, including, but not limited to, accounts receivable generated from the sale of swine and swine related services and the proceeds from such accounts; and

          (4) all Account Assets related to (1), (2) and (3) above.

     For purposes of this definition, the CoBank Accounts related to the swine businesses of Land O'Lakes and Land O'Lakes Farmland Feed LLC will not include any such right to payment where payments have been sent to a lockbox or lockbox account other than those specified in the guarantee and collateral agreement related to the Credit Agreement dated as of October 11, 2001 between Land O'Lakes and CoBank.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means all the collateral provided for and described in the Security Documents.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of:

          (1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination, to

          (2) Consolidated Interest Expense for such four fiscal quarters.

     "Consolidated Interest Expense" means, for any period, the total interest expense of Land O'Lakes and its consolidated Restricted Subsidiaries, plus, to the extent incurred by Land O'Lakes and its consolidated Restricted Subsidiaries in such period but not included in such interest expense:

          (1) interest expense attributable to capitalized lease obligations and to leases constituting part of a Sale/Leaseback Transaction;

          (2) amortization of debt discount and debt issuance costs;

          (3) capitalized interest;

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          (4) noncash interest expense;

          (5) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing;

          (6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by Land O'Lakes or any Restricted Subsidiary;

          (7) net costs associated with Hedging Obligations of interest rate and foreign currency exposure, including amortization of fees;

          (8) dividends in respect of all Disqualified Stock of Land O'Lakes and all preferred stock of any of its Subsidiaries to the extent held by Persons other than Land O'Lakes or a wholly-owned Subsidiary;

          (9) interest incurred in connection with investments in discontinued operations;

          (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person, other than Land O'Lakes, in connection with Indebtedness incurred by such plan or trust; and

          (11) the amount of dividends paid in respect of the Capital
     Securities.

     The term "Consolidated Interest Expense" specifically includes commissions, discounts, yield and other fees and charges incurred in connection with any transaction, including, without limitation, any Securitization, pursuant to which Land O'Lakes or any Subsidiary of Land O'Lakes may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets or inventory or related assets of the type specified in the definition of "Securitization."

     "Consolidated Net Income" means, for any period, the net income of Land O'Lakes and its consolidated Subsidiaries for such period (plus, to the extent deducted in determining such net income, any minority interest in the earnings of any Subsidiary Guarantor, and minus, to the extent added in determining such net income, any minority interest in the losses of any Subsidiary Guarantor). For purposes of this definition, Consolidated Net Income does not include:

          (1) any net income of any Person, other than Land O'Lakes, if such Person is not a Restricted Subsidiary (except to the extent of the amount of dividends or other distributions actually paid by such Person to the Company or any Restricted Subsidiary during such period);

          (2) any net income or loss of any Person acquired by Land O'Lakes or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (3) any net income or loss of any Restricted Subsidiary, other than a Restricted Subsidiary which is a Subsidiary Guarantor on the date of the indenture, if such Restricted Subsidiary, subject to exceptions set forth in the indenture, is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Land O'Lakes, except that:

             (A) subject to the limitations contained in clause (4) below, Land O'Lakes' equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to Land O'Lakes or another Restricted Subsidiary as a dividend or other distribution, subject in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause, and

             (B) Land O'Lakes' equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

          (4) any gain, but not loss, realized upon the sale or other disposition of any asset of Land O'Lakes or its consolidated Subsidiaries, including pursuant to any Sale/Leaseback Transaction,

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     that is not sold or otherwise disposed of in the ordinary course of business and any gain, but not loss, realized upon the sale or other disposition of any Capital Stock of any Person;

          (5) any extraordinary gain or loss;

          (6) the cumulative effect of a change in accounting principles; and

          (7) for the year ended December 31, 2001, charges and expenses resulting from the acquisition of Purina Mills, Inc. consisting of:

             (A) up to $18.5 million of extraordinary expenses related to early extinguishment of debt;

             (B) up to $21.0 million of non-cash accruals for plant writedowns; and

             (C) up to $5.1 million of expenses related to the cancellation of an interest rate swap of Purina Mills, Inc.

     Solely for the purpose of the covenant described under "-- Material Covenants -- Limitation on Restricted Payments," the definition of Consolidated Net Income excludes any dividends, repayments of loans or advances or other transfers or distributions of cash or other assets from Unrestricted Subsidiaries to Land O'Lakes or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(4)(C)(iv) or (v) of such covenant.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of Land O'Lakes and its Restricted Subsidiaries, determined on a consolidated basis, as of the end of the most recent fiscal quarter of Land O'Lakes ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as:

          (1) the par or stated value of all outstanding capital stock of Land O'Lakes, plus

          (2) member equity relating to such capital stock, plus

          (3) any retained earnings or earned surplus, less

             (A) any accumulated deficit, and

             (B) any amounts attributable to Disqualified Stock.

     "Credit Agreement" means collectively:

          (1) the Credit Agreement dated as of October 11, 2001, among Land O'Lakes, the Chase Manhattan Bank, as administrative agent and the lenders party to such agreement;

          (2) the Amended and Restated Five-Year Credit Agreement dated as of October 11, 2001, among Land O'Lakes, the lenders party to such agreement, and The Chase Manhattan Bank, as administrative agent; and

          (3) the CoBank Receivables Loan Agreement;

each as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time, except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of the indenture, unless otherwise agreed to by the holders of at least a majority in aggregate principal amount of New Notes at the time outstanding.

     "Credit Facilities Collateral Agent" means JPMorgan Chase Bank, in its capacity as collateral agent for the Lenders party to each of the Credit Agreements described in clause (1) and (2) of the definition thereof, or any successor thereto, or any Person otherwise designated the "Credit Facilities Collateral Agent" pursuant to the Intercreditor Agreement.

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     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Discharge of Priority Lien Obligations" means payment in full in cash of the principal of and interest and premium, if any, on all Indebtedness constituting Priority Lien Obligations secured by any Collateral, or, with respect to Hedging Obligations constituting Priority Lien Obligations secured by any Collateral, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the terms of such Priority Lien Obligation, in each case after or concurrently with termination of all commitments to extend credit thereunder, and payment in full of any other obligations in respect of any Priority Lien Obligation secured by any Collateral that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium, if any, are paid.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, or upon the happening of any event:

          (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable for Indebtedness or Disqualified Stock, excluding Capital Stock convertible or exchangeable solely at the option of Land O'Lakes or a Restricted Subsidiary; provided, however, that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable; or

          (3) is redeemable at the option of the holder thereof, in whole or in part, on or prior to 91 days following the stated maturity of the New Notes. Notwithstanding the previous sentence, any Capital Stock that would constitute Disqualified Stock solely because holders thereof have the right to require such Person to repurchase or redeem the Capital Stock upon the occurrence of an "asset sale" or "change of control" shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of the covenants described under "-- Change of Control" and "-- Material Covenants -- Limitation on Sale of Assets and Subsidiary Stock."

     "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

          (1) income tax expense of Land O'Lakes and its consolidated Restricted Subsidiaries;

          (2) Consolidated Interest Expense;

          (3) depreciation expense of Land O'Lakes and its consolidated Restricted Subsidiaries;

          (4) amortization expense of Land O'Lakes and its consolidated Restricted Subsidiaries, excluding amortization expense attributable to a prepaid cash item that was paid in a prior period;

          (5) all other noncash charges of Land O'Lakes and its consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period), less all non-cash items of income of Land O'Lakes and its consolidated Restricted Subsidiaries; and

          (6) up to $20.0 million of cash severance costs incurred in 2001 and 2002 in connection with plant closings resulting from the acquisition of Purina Mills, Inc.

     For purposes of this definition, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of Land O'Lakes will be added to Consolidated Net Income to compute EBITDA:

          (1) only to the extent, and in the same proportion, that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income; and

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          (2) except for Restricted Subsidiaries which are Subsidiary Guarantors on December 23, 2003, only if a corresponding amount would be permitted at the date of determination to be distributed as a dividend to Land O'Lakes by such Restricted Subsidiary without prior approval, which has not been obtained, pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "8 3/4% Senior Notes" means the Company's 8 3/4% Senior Notes due 2011 issued under the 8 3/4% Senior Notes Indenture and any of the Company's 8 3/4% Series A Senior Notes due 2011 exchanged therefor.


     "8 3/4% Senior Notes Guarantees" means the Guarantees of the 8 3/4% Senior Notes pursuant to the 8 3/4% Senior Notes Indenture.


     "8 3/4% Senior Notes Indenture" means the indenture dated as of November 14, 2001, between the Company, the guarantors party thereto, and U.S. Bank National Association, as trustee, under which the 8 3/4% Senior Notes were issued.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Foreign Pledge Agreement" means a pledge agreement securing the New Notes or the Subsidiary Guarantees or any of them that is governed by the law of a jurisdiction other than the United States of America and reasonably satisfactory in form and substance to the Trustee.

     "Foreign Subsidiary" means any Restricted Subsidiary of Land O'Lakes that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

          (2) entered into for purposes of assuring, in any other manner, payment to the obligee of such Indebtedness or other obligation or to protect such obligee, in whole or in part, against loss in connection with the Indebtedness or other obligation.

     For purposes of this definition, the term "Guarantee" excludes endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" means any Person Guaranteeing any obligation.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

          (1) currency exchange, interest rate or commodity swap agreements;

          (2) currency exchange, interest rate or commodity cap agreements;

          (3) currency exchange, interest rate or commodity collar agreements;
     and

          (4) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

     "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

          (1) the principal of and premium, if any, in respect of indebtedness of such Person for borrowed money;

          (2) the principal of and premium, if any, in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

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          (3) all obligations, including reimbursement obligations, of such
     Person in respect of letters of credit or other similar instruments;

          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables) which purchase price is due more than six months after the date of placing such property in service, taking delivery and title to such property or the completion of such services;

          (5) all capitalized lease obligations and all Attributable Debt of such Person;

          (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any preferred stock, but excluding in each case, any accrued dividends;

          (7) all Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person will be the lesser of:

             (A) the fair market value of such asset at such date of determination; and

             (B) the amount of such Indebtedness of such other Persons;

          (8) Hedging Obligations of such Person;

          (9) all obligations in respect of Third Party Securities issued by such Person in Securitizations, regardless of whether denominated as equity or debt securities; and

          (10) all obligations of other Persons of the type referred to in clauses (1)-(9) above and all dividends of other Persons, in either case, for which the Person is directly or indirectly responsible or liable for payment of such obligations or dividends, as obligor, guarantor or otherwise (including by means of any Guarantee).

     The amount of Indebtedness of a Person at any date will be:

          (1) the outstanding balance at such date of all unconditional obligations as described above in this definition; and

          (2) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, at such date.

     "Intercreditor Agreement" means the Lien Subordination and Intercreditor Agreement, dated December 23, 2003, by and among Land O'Lakes, the Subsidiary Guarantors, the Credit Facilities Collateral Agent and the Trustee, as amended, supplemented or otherwise modified from time to time.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

     "Investment" in any Person means any:

          (1) direct or indirect advance, loan, or other extension of credit to such Person, including by way of Guarantee or similar arrangement, other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender;

          (2) any capital contribution to such Person, including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others; or

          (3) any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

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     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any conditional sale or other title retention agreement or lease of a similar nature.

     "Material Foreign Subsidiary" means, at any time, each Foreign Subsidiary that is a wholly-owned Subsidiary and that had assets with an aggregate book value in excess of $15.0 million as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC.

     "Material Intellectual Property" means all intellectual property of Land O'Lakes and the Subsidiary Guarantors, other than intellectual property that in the aggregate is not material to the business of Land O'Lakes and its Subsidiaries, taken as a whole.

     "Minimum Patronage Amount" means the minimum amount required to be paid in money or by qualified check under Section 1388 of the Code for the allocation to be a "qualified written notice of allocation." Currently 20% of the Patronage allocated to a member in a given year would be such member's Minimum Patronage Amount.

     "Net Available Cash" means cash payments received from an Asset Disposition, net of:

          (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under generally accepted accounting principles as a consequence of such Asset Disposition;

          (2) all payments made on any Indebtedness:

             (A) which is secured by any assets subject to the Asset Disposition in accordance with the terms of any lien upon or other security agreement of any kind with respect to the assets; or

             (B) which must by its terms, or in order to obtain a necessary consent to the Asset Disposition, or by applicable law be repaid out of the proceeds from the Asset Disposition;

          (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of the Asset Disposition; and

          (4) appropriate amounts to be provided by the seller as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with the property or other assets disposed of in the Asset Disposition and retained by Land O'Lakes or any Restricted Subsidiary after the Asset Disposition.

     The definition of Net Available Cash includes, when and as received:

          (1) any cash payments received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise; and

          (2) proceeds from the sale or other disposition of any securities received as consideration for the Asset Disposition.

     Net Available Cash excludes any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of the Asset Disposition or received in any other non-cash form.

     "Net Cash Proceeds" of any issuance or sale of Capital Stock means the cash proceeds from the issuance or sale net of:

          (1) the fees of attorneys, accountants, underwriters or placement agents; discounts or commissions; and brokerage, consultant and other fees actually incurred in connection with the issuance or sale; and

          (2) taxes paid or payable as a result of the issuance or sale.

     "Other Equal Lien Obligations" means any Indebtedness, and any related premium, interest, fees and expenses, of Land O'Lakes and the Restricted Subsidiaries (including any Additional Notes) that is

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permitted by the indenture to be secured by Equal Liens (other that the New
Notes and the Subsidiary Guarantees) and which is so designated by Land O'Lakes.

     "Equal Lien" means any Lien on Collateral securing the New Notes, a Subsidiary Guarantee or any Other Equal Lien Obligation that ranks immediately junior in priority (subject to Permitted Collateral Liens) to the Liens on such Collateral securing any Priority Lien Obligations.

     "Patronage" means any earnings of Land O'Lakes and its Subsidiaries directly or indirectly returned to members based on business conducted with such members. Patronage includes any "Patronage Dividends," "Per-Unit Retain Allocations," "Qualified Per-Unit Retain Certificates," or "Non-Qualified Per-Unit Retain Certificates," as defined in Subchapter T of the Code, as well as any other redemptions or revolvement payments to members.

     "Permitted Business" means any business engaged in by Land O'Lakes or any Restricted Subsidiary on November 14, 2001 and any Related Business.

     "Permitted Collateral Liens" means:

          (1) Liens on the Collateral securing Priority Lien Obligations in a principal amount which, when taken together with the principal amount of all other Priority Lien Obligations then outstanding (other than Hedging Obligations secured by Priority Liens), does not exceed $695.0 million. For purposes of this definition, and at the election of Land O'Lakes, any portion or all of the amount of Indebtedness permitted to be secured by Priority Liens pursuant to this clause (1) may instead be allocated to be secured by Equal Liens;

        (2) (A) Liens on the Collateral outstanding on December 23, 2003 securing the New Notes and the Subsidiary Guarantees; and

             (B) Liens on the Collateral securing Other Equal Lien Obligations (including, without limitation, Additional Notes) in a principal amount which, when taken together with the principal amount of all other Equal Lien Obligations then outstanding (other than Hedging Obligations secured by Equal Liens), does not exceed the sum of any amount of Indebtedness secured by Equal Liens pursuant to clause (1) above plus $25.0 million;

          (3) Liens on the Collateral existing on the December 23, 2003 (other than Liens specified in clauses (1) and (2) above);

          (4) Liens on the Collateral described in clauses (1) through (5), (9),
     (10), (11), (12), (15) and (17) (only in respect of clauses (9) and (10))
     of the definition of "Permitted Liens;"

          (5) Liens on the Collateral in favor of any collateral agent relating to such collateral agent's administrative expenses with respect to the Collateral;

          (6) Liens on the Collateral securing Indebtedness Incurred pursuant to clause (b)(7) of the covenant described under "-- Certain covenants -- Limitation on indebtedness;" and

          (7) Liens on the Collateral securing Hedging Obligations constituting Priority Lien Obligations or Other Equal Lien Obligations.

     For the avoidance of doubt, any Lien on the Collateral securing Bank Indebtedness outstanding on December 23, 2003 is deemed to be incurred and outstanding pursuant to clause (1) of this definition.

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     "Permitted Investment" means an Investment by Land O'Lakes or any
Restricted Subsidiary in:

          (1) Land O'Lakes or a Restricted Subsidiary;

          (2) another Person whose primary business is a Permitted Business if as a result of the Investment the other Person:

             (A) becomes a Restricted Subsidiary; or

             (B) is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Land O'Lakes or a Restricted Subsidiary;

          (3) temporary cash investments;

          (4) receivables owing to Land O'Lakes or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (5) payroll, travel and similar advances made in the ordinary course of business to cover matters that are expected at the time of the advance ultimately to be treated as expenses for accounting purposes;

          (6) loans or advances to employees made in the ordinary course of business consistent with past practices of Land O'Lakes or a Restricted Subsidiary and not exceeding $5 million in the aggregate outstanding at any one time. The repayments of such loans or advances may not increase the amount of Restricted Payments permitted to be made;

          (7) any Person to the extent representing the noncash consideration received for an Asset Disposition made pursuant to and in compliance with the covenant described under "-- Material Covenants -- Limitations on Sales of Assets and Subsidiary Stock";

          (8) Sellers' Retained Interests in Securitizations permitted by the covenants described under "-- Material Covenants -- Limitation on Indebtedness" and "-- Material Covenants -- Limitation on Sales of Assets and Subsidiary Stock";

          (9) Capital Stock of CoBank required to be made in accordance with CoBank's by-laws and capital plans applicable to cooperative borrowers generally;

          (10) any Person received in the ordinary course of business in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, or received in satisfaction of judgments;

          (11) loans to Agriliance and MoArk, LLC in the ordinary course of business for cash management purposes in an aggregate principal amount not to exceed $20 million outstanding at any time and which are not outstanding for more than 30 days. The repayments of such loans may not increase the amount of Restricted Payments permitted to be made;

          (12) loans to LOL Finance in an aggregate principal amount not to exceed $45 million outstanding at any time. The repayments of such loans may not increase the amount of Restricted Payments permitted to be made;

          (13) any Person in an aggregate amount not to exceed $20 million at any time outstanding.

     "Permitted Liens" with respect to any Person means:

          (1) if incurred in the ordinary course of business:

             (A) pledges or deposits by a Person under worker's compensation laws, unemployment insurance laws or similar legislation;

             (B) good faith deposits in connection with bids, tenders, leases or contracts, other than for the payment of Indebtedness;

             (C) deposits to secure public or statutory obligations;

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             (D) deposits of cash or United States government bonds to secure surety or appeal bonds; or

             (E) deposits as security for contested taxes or import duties or for the payment of rent;

          (2) liens imposed by law and arising in the ordinary course of business, such as carriers', warehousemen's, mechanics', materialmen's, repairmen's and other similar liens, in each case for sums not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings, and liens arising out of judgments or awards against a Person for which such Person is seeking an appeal or other proceedings for review;

          (3) liens for taxes, assessments or other governmental charges:

             (A) not yet due or payable or subject to penalties for non-payment; or

             (B) which are being contested in good faith by appropriate proceedings;

          (4) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other similar obligations, in each case in the ordinary course of business;

          (5) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that:

             (A) do not secure any monetary obligations;

             (B) do not materially adversely affect the value of the property, taken as a whole; or

             (C) do not interfere with the ordinary conduct of business of Land O'Lakes or any Restricted Subsidiary;

          (6) liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of a Person;

          (7) liens to secure Bank Indebtedness;

          (8) liens existing on December 23, 2003;

          (9) liens on property or shares of stock of another Person at the time it becomes a Subsidiary of such Person;

          (10) liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person;

          (11) liens securing Indebtedness or other obligations of:

             (A) a Subsidiary of such Person owing to such Person or a wholly-owned Subsidiary of such Person; or

             (B) such Person owing to a wholly-owned Subsidiary of such Person;

          (12) liens securing obligations under Interest Rate Agreements so long as such obligations relate to Indebtedness that is, and is permitted under the indenture to be, secured by a lien on the same property securing such obligations;

          (13) liens on Sellers' Retained Interests incurred in connection with Securitizations permitted by the covenants in the indenture other than the covenants described under "-- Material Covenants -- Limitation on Liens" securing obligations in respect of Third Party Securities in an aggregate amount at any time outstanding not in excess of $200 million less the aggregate principal amount of Indebtedness under the CoBank Receivables Loan Agreement. The ratio of the amount of such Sellers' Retained Interests to the amount of such Third Party Securities will not be significantly

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     greater than the ratio of Sellers' Retained Interests to the financed portion of assets in similar securitization transactions;

          (14) liens on assets of Restricted Subsidiaries that are Securitization Vehicles securing Indebtedness of such Securitization Vehicles provided that prior to the Fall-Away Date, such Indebtedness is permitted by clause (b)(8) of the covenant described under "-- Material Covenants -- Limitation on Indebtedness";

          (15) judgment liens in respect of judgments that do not constitute an Event of Default;

          (16) liens of CoBank on investments by Land O'Lakes in the stock, participation certificates, or allocated reserves of CoBank owned by Land O'Lakes;

          (17) liens to secure any refinancing (or successive refinancings), in part or as a whole, of any Indebtedness secured by any lien referred to in the foregoing clauses (6), (8), (9) and (10); provided, however, that:

             (A) such new lien will be limited to all or part of the same property that secured the original lien, plus improvements to or on such property; and

             (B) the Indebtedness secured by such lien at such time is not increased to any amount greater than the sum of:

                (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by liens described under clauses
           (6), (8), (9) or (10) at the time the original lien became a Permitted Lien under the indenture; and

                (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings; and

          (19) liens not expressly permitted by clauses (1) through (18) above; provided that the aggregate principal amount of Indebtedness secured by liens permitted by this clause (19), including Attributable Debt permitted by the covenant described under "-- Material Covenants -- Limitation on Sale/Leaseback Transactions" and clause (b)(7) of the covenant described under "-- Material Covenants -- Limitation on Indebtedness," does not at any time exceed $75 million.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Priority Lien" means any Lien on any Collateral for the benefit of the holders of any Indebtedness of Land O'Lakes or any of its Restricted Subsidiaries that is designated by Land O'Lakes, as permitted by the indenture, to rank prior to the Liens on such Collateral for the benefit of the holders.

     "Priority Lien Obligation" means any Indebtedness, and any related premium, interest, fees and expenses, that is secured by a Priority Lien. The relative priorities of the Priority Lien Obligations are determined by agreement among the holders of the Priority Lien Obligations.

     "Refinancing Indebtedness" means Indebtedness that is incurred to refund, refinance, replace, renew, repay or extend, including pursuant to any defeasance or discharge mechanism, any Indebtedness of Land O'Lakes or any Restricted Subsidiary existing on December 23, 2003 or incurred in compliance with the indenture, including Indebtedness of Land O'Lakes that refinances Refinancing Indebtedness; provided, however, that:

          (1) the Refinancing Indebtedness has a stated maturity either (A) no earlier than the stated maturity of the Indebtedness being refinanced, or
     (B) at least 91 days after the stated maturity of the New Notes;

          (2) the Refinancing Indebtedness has an average life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the average life of the Indebtedness being refinanced;

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          (3) such Refinancing Indebtedness is incurred in an aggregate principal amount, or if issued with original issue discount, an aggregate issue price, that is equal to or less than the aggregate principal amount, or if issued with original issue discount, the aggregate accreted value, then outstanding of the Indebtedness being refinanced; and

          (4) if the Indebtedness being refinanced is subordinated in right of payment to the New Notes, such Refinancing Indebtedness is subordinated in right of payment to the New Notes at least to the same extent as the Indebtedness being refinanced.

     For purposes of this definition, Refinancing Indebtedness excludes:

          (1) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of Land O'Lakes; or

          (2) Indebtedness of Land O'Lakes or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any business related, ancillary or complementary to the businesses of Land O'Lakes and the Restricted Subsidiaries on December 23, 2003.

     "Restricted Subsidiary" means any Subsidiary of Land O'Lakes other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or acquired in the future by Land O'Lakes or a Restricted Subsidiary whereby Land O'Lakes or a Restricted Subsidiary transfers the property to a Person and Land O'Lakes or the Restricted Subsidiary leases it from such Person, other than leases between Land O'Lakes and a Subsidiary Guarantor or between Subsidiary Guarantors.

     "Secured Indebtedness" means any Indebtedness of Land O'Lakes secured by a lien. "Secured Indebtedness" of a Subsidiary Guarantor has a correlative meaning.

     "Securitization" means the transfer and sale by Land O'Lakes or a Restricted Subsidiary of accounts receivable (including Account Assets) or inventory to a Securitization Vehicle and the financing of the acquisition of the assets:

          (1) with proceeds from the issuance of Third Party Securities;

          (2) with Sellers' Retained Interests; and

          (3) with proceeds from the sale or collection of accounts receivable (including Account Assets) or inventory previously purchased by the Securitization Vehicle.

     "Securitization Vehicle" means a special purpose trust, partnership, limited liability company or similar entity which issues Third Party Securities and was formed at the direction of Land O'Lakes for the purpose of effecting one or more Securitizations.

     "Security Documents" means one or more security agreements, pledge agreements, mortgages, deeds of trust and collateral assignments defining the terms of the security interests that secure the New Notes and the Subsidiary Guarantees.

     "Sellers' Retained Interests" means the debt or equity interests held by Land O'Lakes or any Restricted Subsidiary in a Securitization Vehicle to which accounts receivable, including Account Assets, or inventory of Land O'Lakes and the Restricted Subsidiaries have been transferred in a Securitization, including any debt or equity received in consideration for the assets transferred.

     "Senior Indebtedness" of Land O'Lakes or any Subsidiary Guarantor means the principal of, premium, if any, and accrued and unpaid interest on, and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of Land O'Lakes or any Subsidiary Guarantor, as applicable, whether outstanding on, or incurred after, December 23, 2003, including the 8 3/4% Senior Notes, unless in the instrument creating or evidencing the same or pursuant to which the same is

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outstanding it is provided that such obligations are subordinated in right of payment to the New Notes or the Subsidiary Guarantee. For purposes of this definition, Senior Indebtedness of Land O'Lakes or any Subsidiary Guarantor excludes:

          (1) any obligation of Land O'Lakes to any Subsidiary of Land O'Lakes or of such Subsidiary Guarantor to Land O'Lakes or any other Subsidiary of Land O'Lakes;

          (2) any liability for Federal, state, local or other taxes owed or owing by Land O'Lakes or such Subsidiary Guarantor, as applicable;

          (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business including Guarantees of instruments evidencing such liabilities;

          (4) any Indebtedness or obligation of Land O'Lakes or a Subsidiary Guarantor and any accrued and unpaid interest in connection with such Indebtedness or obligation that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of Land O'Lakes or such Subsidiary Guarantor, as applicable, including any Subordinated Obligations of Land O'Lakes or such Subsidiary Guarantor, as applicable;

          (5) any obligations with respect to any Capital Stock; or

          (6) any Indebtedness incurred in violation of the indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Land O'Lakes within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Subordinated Obligation" means any Indebtedness of Land O'Lakes, whether outstanding on or incurred after December 23, 2003, that is subordinate or junior in right of payment to the New Notes pursuant to a written agreement. "Subordinated Obligation" of a Subsidiary Guarantor has a correlative meaning.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests, including partnership interests, entitled to vote in the election of directors, managers or trustees, without regard to the occurrence of any contingency, is at the time owned or controlled, directly or indirectly, by:

          (1) such Person;

          (2) such Person and one or more Subsidiaries of such Person; or

          (3) one or more Subsidiaries of such Person.

     "Third Party Securities" means, with respect to any Securitization, notes, bonds or other debt instruments, beneficial interests in a trust, undivided ownership interests or other securities issued for cash consideration by the relevant Securitization Vehicle to banks, investors or other financing sources, other than Land O'Lakes and its Subsidiaries, the proceeds of which are used to finance, in whole or part, the purchase by such Securitization Vehicle of accounts receivable, including Account Assets, or inventory in a Securitization.

     "Unrestricted Subsidiary" means:

          (1) any Subsidiary of Land O'Lakes that Land O'Lakes' board of directors designates an Unrestricted Subsidiary in the manner provided below so long as such designation is in effect; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

     Land O'Lakes' board of directors may designate any Land O'Lakes' Subsidiary, including any newly acquired or newly formed Subsidiary, to be an Unrestricted Subsidiary. A Subsidiary cannot be an Unrestricted Subsidiary if it or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any lien on any property of, Land O'Lakes or any other Land O'Lakes' Subsidiary that is not a

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Subsidiary of the designated Subsidiary. A Subsidiary may only be designated an
Unrestricted Subsidiary if:

     - the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

     - if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled "-- Material Covenants -- Limitation on Restricted Payments."

     Land O'Lakes' board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

     - Land O'Lakes could incur $1.00 of additional Indebtedness under paragraph
       (a) of the covenant described under "-- Material Covenants -- Limitation on Indebtedness"; and

     - no Default has occurred and is continuing.

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                      BOOK-ENTRY SETTLEMENT AND CLEARANCE

THE GLOBAL NOTES

     The New Notes will initially be represented by one or more permanent global notes in definitive, fully registered book-entry form, without interest coupons that will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee, on behalf of the acquirers of New Notes represented thereby for credit to the respective accounts of the acquirers, or to such other accounts as they may direct, at DTC. See "The exchange offer -- Book entry transfer."

     Except as set forth below, the global notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

     All interests in the global notes may be subject to the procedures and requirements of DTC (including, if applicable, those of Euroclear and Clearstream).

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

     The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. We will take no responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

     DTC has advised us that it is:

     - a limited purpose trust company organized under the laws of the State of New York,

     - a "banking organization" within the meaning of the New York Banking Law,

     - a member of the Federal Reserve System,

     - a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and

     - a "clearing agency" registered pursuant to Section 17A of the Exchange
       Act.

     DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

     We expect that pursuant to procedures established by DTC ownership of the New Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the indirect participants (with respect to the interests of persons other than participants).

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the New Notes represented by a global note to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in New Notes represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

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     So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

     - will not be entitled to have New Notes represented by such global note registered in their names,

     - will not receive or be entitled to receive physical delivery of certificated New Notes, and

     - will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder.

     Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if such holder is not a participant or an indirect participant, on the procedures of the participant (including Euroclear and Clearstream) through which such holder owns its interest, to exercise any rights of a holder of Notes under the indenture or such global note. We understand that under existing industry practice, in the event that we request any action of holders of Notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of such global note, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such New Notes.

     Payments with respect to the principal of, and premium, if any, and interest on, any New Notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing the New Notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the New Notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global note (including principal, premium, if any, liquidated damages, if any, and interest). Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

     Except for trades involving only Euroclear and Clearstream participants, interests in the global notes will trade in DTC's settlement system, and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected by DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant New Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

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     Because of time zone differences, the securities account of a Euroclear or
Clearstream participant purchasing an interest in a New Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the DTC settlement date. Cash received in Euroclear or Clearstream as a result of sales of interests in a New Note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global notes among participants of DTC, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear and Clearstream, their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global notes.

CERTIFICATED NOTES

     If,

     - we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation,

     - we, at our option, notify the trustee in writing that we elect to cause the issuance of Notes in definitive form under the indenture or

     - upon the occurrence of certain other events as provided in the indenture,

then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon any such issuance, the trustee is required to register such certificated notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

     Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes the material United States federal income and certain estate tax consequences of ownership and disposition of the New Notes. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), existing administrative pronouncements and judicial decisions, existing and proposed Treasury Regulations currently in effect, and interpretations of the foregoing, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein, possibly with retroactive effect.

     This summary applies to you only if you:

     - acquired the Old Notes in the initial offering at the initial offering price; and

     - hold the Old and New Notes as capital assets within the meaning of
       Section 1221 of the Code.

     This summary does not discuss all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, flow-through entities (such as S corporations or partnerships), tax-exempt organizations, dealers in securities, persons holding notes in connection with a hedging transaction, "straddle," conversion transaction or other integrated transaction or persons who have ceased to be United States citizens or to be taxed as resident aliens or United States persons whose functional currency (as defined in Section 985 of the Code) is not the United States dollar. We recommend that you consult with your own tax advisor as to the particular tax consequences to you of acquiring, holding or disposing of the New Notes.

TAX CONSEQUENCES TO UNITED STATES PERSONS

     For purposes of the following discussion, "United States person" means a beneficial owner of a New Note that is for United States federal income tax purposes:

     - a citizen or resident of the United States;

     - a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or of any political subdivision thereof;

     - an estate the income of which is subject to United States federal income taxation regardless of its source; or

     - a trust if (a) (1) a court within the United States is able to exercise primary supervision over the administration of the trust and (2) one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.

     If a partnership holds New Notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding New Notes should consult their tax advisors.

PAYMENTS OF INTEREST

     Interest on a note will generally be taxable to a United States person as ordinary interest income at the time it is accrued or is received in accordance with the United States person's method of accounting for tax purposes.

EXCHANGE OFFER

     A United States person who owns an Old Note will not recognize any taxable gain or loss on the exchange of an Old Note for a New Note, and the owner's tax basis and holding period in the New Note will be the same as in the Old Note.

SALE, EXCHANGE, REDEMPTION OR RETIREMENT OF THE NEW NOTES

     Upon the sale, exchange, redemption or retirement of a New Note, a United States person will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement and the United States person's adjusted tax basis in the New Note. For these purposes, the amount realized does not include any amount attributable to interest on the New Note that has not previously been included in income, which will be includable as interest as described under "-- Payments of interest" above.

     In general, gain or loss realized on the sale, exchange, redemption or retirement of a New Note held for longer than one year will be capital gain or loss. Prospective investors should consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates) and losses (the deductibility of which is subject to limitations).

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Backup withholding and information reporting requirements may apply to certain payments of principal, premium and interest on a New Note, and to payments of proceeds of the sale or redemption of a New Note, to certain noncorporate United States persons. We, our agent, a broker, or any paying agent, as the case may be, will be required to withhold from any payment a percentage equal to the fourth lowest rate of income tax applicable to unmarried individuals (currently 28%) from such payment if the United States person fails to furnish or certify his correct taxpayer identification number to the payor in the manner required, fails to certify that such United States person is not subject to backup withholding, or otherwise fails to comply with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules from a payment to a United States person may be credited against that United States person's United States federal income tax and may entitle that United States person to a refund, provided that the required information is furnished to the United States Internal Revenue Service.

TAX CONSEQUENCES TO NON-UNITED STATES PERSONS

     As used herein, the term "non-United States person" means an owner of a New Note that is, for United States federal income tax purposes:

     - a nonresident alien individual;

     - a foreign corporation; or

     - a nonresident alien fiduciary of a foreign estate or trust.

     If a partnership holds New Notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding New Notes should consult their tax advisors.

INCOME, WITHHOLDING, AND ESTATE TAX

     Subject to the discussion of backup withholding below:

          (a) payments of principal and interest on a New Note that is beneficially owned by a non-United States person will not be subject to United States federal withholding tax; provided, that in the case of interest,

        - (1) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) the beneficial owner is not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership, and (3) either (A) the beneficial owner of the New Note certifies (generally on an IRS Form W-8BEN) to the person otherwise required to withhold United States federal income tax from such interest, under penalties of perjury, that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the New Note certifies to the person otherwise required to withhold United States federal income tax from such interest, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

        - the beneficial owner is entitled to the benefits of an income tax treaty under which the interest is exempt from United States federal withholding tax and the beneficial owner of the New Note or such owner's agent provides an IRS Form W-8BEN claiming the exemption; or

        - the beneficial owner conducts a trade or business in the United States to which the interest is effectively connected and the beneficial owner of the New Note or such owner's agent provides an IRS Form W-8ECI;

     provided that in each such case, the relevant certification or IRS Form is delivered pursuant to applicable procedures and is properly transmitted to the person otherwise required to withhold United States federal income tax, and none of the persons receiving the relevant certification or IRS Form has actual knowledge that the certification or any statement on the IRS Form is false.

          (b) a non-United States person will not be subject to United States federal withholding tax on any gain realized on the sale, exchange, redemption or retirement of a New Note unless the gain is effectively connected with the beneficial owner's trade or business in the United States, the gain represents accrued interest, in which case the rules for interest would apply or, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met; and

          (c) a New Note owned by an individual who at the time of death is not, for United States estate tax purposes, a citizen or resident of the United States generally will not be subject to United States federal estate tax as a result of such individual's death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and, at the time of such individual's death the income on the New Note would not have been effectively connected with a United States trade or business of the individual.

     If a non-United States person holding a New Note is engaged in a trade or business in the United States, and if interest on the New Note (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct of such trade or business, such holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to United States income tax on such effectively connected income in the same manner as if it were a United States person. Such a holder may also need to provide a United States taxpayer identification number on the forms referred to in paragraph (a) above in order to meet the requirements set forth above. In addition, if such holder is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange, redemption or retirement of, a New Note will be included in the effectively connected earnings and profits of such holder if such interest or gain, as the case may be, is effectively connected with the conduct by such holder of a trade or business in the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Under current Treasury Regulations, backup withholding (see "-- Tax consequences to United States persons -- Backup withholding and information reporting" above) will not apply to payments made by us or a paying agent to a non-United States person in respect of a New Note if the certifications required by Sections 871(h) and 881(c) of the Code, which are described above, are received, provided in each case that we or the paying agent, as the case may be, does not have actual knowledge that the payee is a United States person.

     Under current Treasury Regulations, payments of the proceeds from the sale, exchange or other disposition of a New Note made to or through a foreign office of a broker (including a custodian, nominee or other agent acting on behalf of the beneficial owner of a New Note) generally will not be subject to information reporting or backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States federal tax purposes, a non-United States person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, or a non-United States partnership with certain connections with the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if such broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker are subject to information reporting and backup withholding unless the holder or beneficial owner certifies, under penalties of perjury that it is a non-United States person and that it satisfies certain other conditions or otherwise establishes an exemption from information reporting and backup withholding.

     Non-United States persons holding New Notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Backup withholding is not a separate tax, but is allowed as a refund or credit against the holder's United States federal income tax, provided the necessary information is furnished to the Internal Revenue Service.

     Interest on a New Note that is beneficially owned by a non-United States person will be reported annually on IRS Form 1042-S (unless the interest income is effectively connected and Form W-8ECI is submitted, in which case interest will be reported on Form 1099), which must be filed with the Internal Revenue Service and furnished to such beneficial owner.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such
resale. In addition, until           , 2004, all dealers effecting transactions
in the New Notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensations under the Securities Act. Any broker-dealer that resells New Notes that were received by it for its own account in the exchange offer and any broker-dealer that participates in a distribution of those New Notes may be deemed to be an underwriter within the meaning of the Securities Act and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the New Notes. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Furthermore, any broker-dealer that acquired any of the Old Notes directly from us:

     - may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983); and

     - must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

     For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Old Notes) other than commissions or concessions of any broker-dealer and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Notes will be passed upon for us by Faegre & Benson LLP, Minneapolis, Minnesota and Peter S. Janzen, General Counsel of Land O'Lakes.

                                    EXPERTS


     The consolidated financial statements of the entities and for the periods listed below have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing:


     - LAND O'LAKES, INC. as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003


     - AGRILIANCE LLC as of August 31, 2003 and 2002, and for each of the years in the three-year period ended August 31, 2003



     The audit report covering the December 31, 2003, 2002 and 2001 consolidated financial statements of Land O'Lakes, Inc. refers to the restatement of the consolidated financial statements for those years. The audit report covering the December 31, 2003 consolidated financial statements of Land O'Lakes, Inc. refers to the report of other auditors related to the financial statements of MoArk LLC, and refers to the adoption, in 2003, of the provisions of the Financial Accounting Standards Board's Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." The audit report covering the December 31, 2002 consolidated financial statements of Land O'Lakes, Inc. refers to the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets".


     The consolidated financial statements of MoArk, LLC as of December 27, 2003 and February 1, 2003, and for the eleven months ended December 27, 2003 and for the year ended February 1, 2003 have been included herein in reliance upon the reports of Moore Stephens Frost, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION


     Pursuant to the indenture under which we issued our 8 3/4% senior notes, we file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). You can inspect a copy of these materials at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the SEC's Public Reference Room at the above address. You can obtain information about the Public Reference Room by call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.



     In addition, we and each of the Subsidiary Guarantors have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the New Notes offered in this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information that is included in the registration statement. You will find additional information about us, the Subsidiary Guarantors and the New Notes in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement for a more complete understanding of the document or matter. After the registration statement becomes effective, Land O'Lakes will be required to file periodic reports with the SEC. You may read and copy the registration statement and any of the other documents we file with the SEC as noted above.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


LAND O'LAKES, INC.
Financial Statements (unaudited) for the six months June 30,
  2004 and 2003
Consolidated Balance Sheets as of June 30, 2004 (unaudited)
  and December 31, 2003.....................................    F-2
Consolidated Statements of Operations for the six months
  ended June 30, 2004 and 2003 (unaudited)..................    F-3
Consolidated Statements of Cash Flows for the six months
  ended June 30, 2004 and 2003 (unaudited)..................    F-4
Notes to Consolidated Financial Statements (unaudited)......    F-5
Financial Statements for the years ended December 31, 2003,
  2002 and 2001
Report of Independent Registered Public Accounting Firm.....   F-20
Consolidated Balance Sheets as of December 31, 2003 and
  2002......................................................   F-21
Consolidated Statements of Operations for the years ended
  December 31, 2003, 2002 and 2001..........................   F-22
Consolidated Statements of Cash Flows for the years ended
  December 31, 2003, 2002 and 2001..........................   F-23
Consolidated Statements of Equities for the years ended
  December 31, 2003, 2002 and 2001..........................   F-24
Notes to Consolidated Financial Statements..................   F-25

MOARK, LLC
Financial Statements for the eleven months ended December
  27, 2003 and the year ended February 1, 2003
Report of Independent Registered Public Accounting Firm.....   F-56
Consolidated Balance Sheets as of December 27, 2003 and
  February 1, 2003..........................................   F-57
Consolidated Statements of Operations for the eleven months
  ended December 27, 2003 and the year ended February 1,
  2003......................................................   F-58
Consolidated Statements of Members' Equity for the eleven
  months ended December 27, 2003 and the year ended February
  1, 2003...................................................   F-59
Consolidated Statements of Cash Flows for the eleven months
  ended December 27, 2003 and the year ended February 1,
  2003......................................................   F-60
Notes to Consolidated Financial Statements..................   F-61

AGRILIANCE, LLC
Financial Statements (unaudited) for the nine months ended
  May 31, 2004 and 2003
Consolidated Balance Sheets as of May 31, 2004 and August
  31, 2003..................................................   F-73
Consolidated Statements of Operations for the nine months
  ended May 31, 2004 and 2003...............................   F-74
Consolidated Statements of Cash Flows for the nine months
  ended May 31, 2004 and 2003...............................   F-75
Notes to Consolidated Financial Statements..................   F-76
Financial Statements for the years ended August 31, 2003,
  2002 and 2001
Report of Independent Registered Public Accounting Firm.....   F-77
Consolidated Balance Sheets as of August 31, 2003 and
  2002......................................................   F-78
Consolidated Statements of Operations for the years ended
  August 31, 2003, 2002 and 2001............................   F-79
Consolidated Statements of Cash Flows for the years ended
  August 31, 2003, 2002 and 2001............................   F-80
Consolidated Statements of Members' Equity for the years
  ended August 31, 2003, 2002 and 2001......................   F-81
Notes to Consolidated Financial Statements..................   F-82

                               LAND O'LAKES, INC.



                          CONSOLIDATED BALANCE SHEETS


                                  (UNAUDITED)



                                                               JUNE 30,      DECEMBER 31,
                                                                 2004            2003
                                                              -----------   ---------------
                                                                    ($ IN THOUSANDS)
                                          ASSETS
Current assets:
  Cash and short-term investments...........................  $   69,802      $  110,274
  Restricted cash...........................................      20,213          20,118
  Receivables, net..........................................     401,655         623,587
  Inventories...............................................     560,657         496,826
  Prepaid expenses..........................................      42,660         246,373
  Other current assets......................................      40,390          42,006
                                                              ----------      ----------
     Total current assets...................................   1,135,377       1,539,184
Investments.................................................     557,250         506,641
Property, plant and equipment, net..........................     613,813         624,631
Property under capital lease, net...........................     104,975         109,145
Goodwill....................................................     332,068         373,083
Other intangibles...........................................     101,134         102,938
Other assets................................................     127,452         133,438
                                                              ----------      ----------
     Total assets...........................................  $2,972,069      $3,389,060
                                                              ==========      ==========
                                 LIABILITIES AND EQUITIES
Current liabilities:
  Notes and short-term obligations..........................  $   51,642      $   80,703
  Current portion of long-term debt.........................       8,986           7,841
  Current portion of obligations under capital lease........      10,318          10,399
  Accounts payable..........................................     523,184         761,694
  Accrued expenses..........................................     223,928         226,476
  Patronage refunds and other member equities payable.......      13,350          19,449
                                                              ----------      ----------
     Total current liabilities..............................     831,408       1,106,562
Long-term debt..............................................     934,188       1,065,382
Obligations under capital lease.............................      95,709          99,650
Employee benefits and other liabilities.....................     187,072         175,363
Minority interests..........................................       8,941          62,739
Equities:
  Capital stock.............................................       2,095           2,125
  Member equities...........................................     875,360         866,586
  Accumulated other comprehensive loss......................     (65,617)        (65,617)
  Retained earnings.........................................     102,913          76,270
                                                              ----------      ----------
     Total equities.........................................     914,751         879,364
                                                              ----------      ----------
Commitments and contingencies
Total liabilities and equities..............................  $2,972,069      $3,389,060
                                                              ==========      ==========



          See accompanying notes to consolidated financial statements.

                               LAND O'LAKES, INC.



                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                  (UNAUDITED)



                                                              FOR THE SIX MONTHS ENDED
                                                                      JUNE 30,
                                                              -------------------------
                                                                 2004          2003
                                                              -----------   -----------
                                                                  ($ IN THOUSANDS)
Net sales...................................................  $4,027,908    $2,851,612
Cost of sales...............................................   3,719,410     2,600,741
                                                              ----------    ----------
Gross profit................................................     308,498       250,871
Selling, general and administration.........................     259,888       225,395
Restructuring and impairment charges........................       2,490         2,867
                                                              ----------    ----------
Earnings from operations....................................      46,120        22,609
Interest expense, net.......................................      44,037        39,116
Gain on legal settlements...................................      (4,547)      (19,177)
Other (income) expense, net.................................      (1,521)         (696)
Equity in earnings of affiliated companies..................     (66,526)      (50,431)
Minority interest in earnings of subsidiaries...............       1,120         2,916
                                                              ----------    ----------
Earnings before income taxes................................      73,557        50,881
Income tax expense..........................................      11,688         6,329
                                                              ----------    ----------
Net earnings................................................  $   61,869    $   44,552
                                                              ==========    ==========
Applied to:
  Member equities
     Allocated patronage refunds............................  $   44,499    $   35,864
     Deferred equities......................................      (7,978)      (14,282)
                                                              ----------    ----------
                                                                  36,521        21,582
  Retained earnings.........................................      25,348        22,970
                                                              ----------    ----------
                                                              $   61,869    $   44,552
                                                              ==========    ==========



          See accompanying notes to consolidated financial statements.

                               LAND O'LAKES, INC.



                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                  (UNAUDITED)



                                                              FOR THE SIX MONTHS ENDED
                                                                      JUNE 30,
                                                              -------------------------
                                                                 2004          2003
                                                              -----------   -----------
                                                                  ($ IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings..............................................   $  61,869     $  44,552
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization...........................      54,610        54,004
    Amortization of deferred financing charges..............       3,570         1,846
    Bad debt expense........................................         638         1,760
    Proceeds from patronage revolvement received............       2,043         1,316
    Non-cash patronage income...............................      (1,023)       (1,222)
    Receivable from legal settlement........................          --        96,707
    Deferred income tax benefit expense.....................       3,772         4,346
    (Increase) decrease in other assets.....................      (3,881)        8,302
    Decrease in other liabilities...........................        (797)         (130)
    Restructuring and impairment charges....................       2,490         2,867
    (Gain) loss on divestiture of businesses................      (1,664)          700
    Equity in earnings of affiliated companies..............     (66,526)      (50,431)
    Minority interests......................................       1,120         2,916
    Other...................................................      (1,213)       (8,537)
  Changes in current assets and liabilities, net of
    acquisitions and divestitures:
    Receivables.............................................     216,178       167,126
    Inventories.............................................     (63,491)      (37,355)
    Other current assets....................................     202,427       150,299
    Accounts payable........................................    (239,177)     (299,903)
    Accrued expenses........................................       5,800        14,191
                                                               ---------     ---------
  Net cash provided by operating activities.................     176,745       153,354
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment................     (41,412)      (34,954)
  Acquisition of minority interest..........................     (12,150)           --
  Payments for investments..................................        (170)       (9,675)
  Proceeds from divestiture of businesses...................       7,500           465
  Proceeds from sale of investments.........................       2,199         3,000
  Proceeds from sale of property, plant and equipment.......       7,596         8,015
  Dividends from investments in affiliated companies........      14,452         2,798
  Increase in restricted cash...............................         (95)      (20,000)
  Other.....................................................         392         2,980
                                                               ---------     ---------
  Net cash used by investing activities.....................     (21,668)      (47,371)
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Decrease) increase in short-term debt....................     (28,977)       14,309
  Proceeds from issuance of long-term debt..................      17,712         1,202
  Principal payments on long-term debt......................    (142,481)      (73,052)
  Principal payments on obligations under capital lease.....      (5,241)       (4,435)
  Payments for redemption of member equities................     (32,616)      (23,662)
  Payments for debt issuance costs..........................      (4,166)           --
  Other.....................................................         240           808
                                                               ---------     ---------
  Net cash used by financing activities.....................    (195,529)      (84,830)
                                                               ---------     ---------
  Net (decrease) increase in cash and short-term
    investments.............................................     (40,472)       21,153
Cash and short-term investments at beginning of period......     110,274        64,327
                                                               ---------     ---------
Cash and short-term investments at end of period............   $  69,802     $  85,480
                                                               =========     =========
SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during periods for:
  Interest..................................................   $  40,024     $  35,585
  Income taxes paid (recovered).............................   $   6,631     $  (3,743)



          See accompanying notes to consolidated financial statements.

                               LAND O'LAKES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                           ($ IN THOUSANDS IN TABLES)


                                  (UNAUDITED)



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     The unaudited consolidated financial statements reflect, in the opinion of the management of Land O'Lakes, Inc. (the "Company"), all normal, recurring adjustments necessary for a fair statement of the financial position and results of operations and cash flows for the interim periods. The statements are condensed and therefore do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. For further information, refer to the audited consolidated financial statements and footnotes for the year ended December 31, 2003 included elsewhere in this prospectus. The results of operations and cash flows for interim periods are not necessarily indicative of results for a full year.



  RECENT ACCOUNTING PRONOUNCEMENTS



     In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liability and Equity." The statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The statement was effective for the Company as of January 1, 2004. The adoption of this standard did not have a material impact on the Company.



     In December 2003, the FASB revised Statement of Financial Accounting Standards 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." The statement revises the disclosures about pension and other postretirement benefit plans. It requires additional disclosure regarding changes in benefit obligations and fair value of plan assets. The statement was effective for the Company as of December 31, 2003. The Company adopted this Statement for the year ended December 31, 2003 and has provided the interim disclosures in Note 13, Pension and Other Postretirement Plans.



     In May 2004, the FASB issued FASB Staff Position 106-2, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" (the "Position"). The Position applies to sponsors of single-employer defined benefit postretirement health care plans that are impacted by the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the "Act"). In general, the Act introduces a federal subsidy to sponsors that conclude that prescription drug benefits available under such plans are actuarially equivalent to the prescription drug benefit now provided under Medicare pursuant to the Act. The Position is effective for the Company as of July 1, 2004, and the Company expects that the Act will result in a modest reduction in postretirement health care costs. The effects of the Act have not yet been included in the Company's measurement of its accumulated benefit obligation.



2.  FINANCIAL STATEMENT RESTATEMENT



     In June 2004, the Company announced that it planned to restate financial results for certain periods due to accounting errors it identified at its Carlisle, PA dairy facility and reported in its dairy foods segment. The consolidated financial statements for the six month periods ended June 30, 2003 and as of December 31, 2003, have been restated to reflect adjustments necessary to correct these errors. Such restatements have been fully set forth in Amendment No. 1 to the Land O'Lakes, Inc. annual report filed on Form 10-K/A for the year ended December 31, 2003 as filed with the Securities and Exchange Commission ("Commission") on August 16, 2004 and Amendment No. 2 to the Land O'Lakes, Inc. quarterly report filed on Form 10-Q/A for the quarterly period ended June 30, 2003 as filed with the Commission on August 16, 2004.

                               LAND O'LAKES, INC.

3. MOARK LLC CONSOLIDATION AND PLANNED ACQUISITION OF MINORITY INTEREST



     At December 31, 2002, the Company carried its 50% ownership interest in MoArk under the equity method with an investment balance of $44.7 million. Osborne Investments, LLC ("Osborne") owned the remaining interest in MoArk. In the three months ended March 31, 2003, the Company increased its ownership from 50% to 57.5% with an additional investment of $7.8 million. In addition, the Company has the right to acquire (and Osborne has the right to require the Company to acquire) the remaining 42.5% of MoArk owned by Osborne by making a $42.2 million minimum payment in 2007.



     In accordance with the provisions of FASB Interpretation No. 46, effective July 1, 2003, the Company consolidated MoArk into its financial statements. Although Osborne has a 42.5% ownership interest in MoArk, the Company continues to be allocated 100% of the income or loss from the operations of MoArk (other than on capital transactions involving a realized gain or loss on intangible assets, which are allocated 50/50). In addition to consolidating MoArk, the Company has presumed for accounting purposes that it will acquire the remaining 42.5% in 2007. Effective July 1, 2003, the Company recorded this presumed $42.2 million payment as a long-term liability in the consolidated balance sheet as "employee benefits and other liabilities" at a present value of $31.6 million using an effective interest rate of 7%. The present value of this liability is $33.8 million at June 30, 2004.



4. RESTRICTED CASH



     On March 28, 2003, Cheese and Protein International LLC ("CPI"), a 97.0%-owned consolidated subsidiary, amended its lease for property and equipment relating to its cheese manufacturing and whey processing plant in Tulare, California. The amendment postponed the measurement of the fixed charge coverage ratio requirement contained in the lease until March 2005. The amendment requires Land O'Lakes to maintain a $20 million cash account (which may be replaced by a letter of credit at the Company's option) to support the lease. The cash account or letter of credit would only be drawn upon in the event of a CPI default and would reduce amounts otherwise due under the lease. The requirement can be lifted pending the achievement of certain financial targets by CPI.



5. RECEIVABLES



     A summary of receivables is as follows:



                                                               JUNE 30,      DECEMBER 31,
                                                                 2004            2003
                                                              -----------   ---------------
Trade accounts..............................................   $107,618        $327,913
Notes and contracts.........................................     87,015          63,984
Notes from sale of trade receivables (see Note 6)...........    119,285         155,191
Other.......................................................    105,402          96,051
                                                               --------        --------
                                                                419,320         643,139
Less allowance for doubtful accounts........................     17,665          19,552
                                                               --------        --------
Total receivables, net......................................   $401,655        $623,587
                                                               ========        ========



     A substantial portion of Land O'Lakes receivables is concentrated in agriculture as well as in wholesale and retail food industries. Collections of these receivables may be dependent upon economic returns in these industries. The Company's credit risks are continually reviewed, and management believes that adequate provisions have been made for doubtful accounts.

                               LAND O'LAKES, INC.

6.  RECEIVABLES PURCHASE FACILITY



     In December 2001, the Company established a $100 million receivables purchase facility with CoBank, ACB ("CoBank"). In March 2004, the facility was expanded to $200 million. A wholly-owned, unconsolidated special purpose entity ("SPE") has been established to purchase certain receivables from the Company. CoBank has been granted an interest in the pool of receivables owned by the SPE. The transfers of the receivables from the Company to the SPE are structured as sales, and, accordingly, the receivables transferred to the SPE are not reflected in the consolidated balance sheet. However, the Company retains credit risk related to the repayment of the notes receivable with the SPE, which, in turn, is dependent upon the credit risk of the SPE's receivables pool. Accordingly, the Company has retained reserves for estimated losses. The Company expects no significant gains or losses from the facility. At June 30, 2004, $200 million was outstanding under this facility and $20 million was outstanding under this facility at December 31, 2003. The total accounts receivable sold during the six months ended June 30, 2004 and 2003 were $2,535 million and $1,245 million, respectively.



7.  INVENTORIES



     A summary of inventories is as follows:



                                                               JUNE 30,      DECEMBER 31,
                                                                 2004            2003
                                                              -----------   ---------------
Raw materials...............................................   $180,661        $159,511
Work in process.............................................     31,504          33,645
Finished goods..............................................    348,492         303,670
                                                               --------        --------
Total inventories...........................................   $560,657        $496,826
                                                               ========        ========



8.  INVESTMENTS



     A summary of investments is as follows:



                                                               JUNE 30,      DECEMBER 31,
                                                                 2004            2003
                                                              -----------   ---------------
CF Industries, Inc. ........................................   $249,502        $249,502
Agriliance LLC..............................................    141,811          92,134
Ag Processing Inc ..........................................     38,230          37,941
Advanced Food Products LLC..................................     29,352          27,494
CoBank, ACB.................................................     16,705          18,583
Universal Cooperatives......................................      8,224           8,224
Melrose Dairy Proteins, LLC.................................      8,699           6,623
Agronomy Company of Canada Ltd. ............................      7,883           7,954
Prairie Farms Dairy, Inc. ..................................      5,653           5,125
MoArk/Fort Recovery Egg Marketing, LLC......................        777           2,210
Other -- principally cooperatives and joint ventures........     50,414          48,851
                                                               --------        --------
Total investments...........................................   $557,250        $506,641
                                                               ========        ========



     During the six months ended June 30, 2004, the Company sold its investment in a swine joint venture for $2.0 million in cash and an investment in the feed segment for $0.2 million in cash.

                               LAND O'LAKES, INC.

9. GOODWILL AND OTHER INTANGIBLE ASSETS



 GOODWILL



     The carrying amount of goodwill is as follows:



                                                               JUNE 30,      DECEMBER 31,
                                                                 2004            2003
                                                              -----------   ---------------
Dairy Foods.................................................   $ 66,259        $ 66,259
Feed........................................................    114,450         150,922
Seed........................................................     10,907          12,405
Agronomy....................................................     60,687          63,733
Layers......................................................     79,765          79,764
                                                               --------        --------
Total goodwill..............................................   $332,068        $373,083
                                                               ========        ========



     The decrease in goodwill of $41.0 million resulted from a $36.1 million reduction related to the acquisition of the minority interest of Land O'Lakes Farmland Feed LLC, amortization associated with investments in joint ventures and cooperatives of $3.4 million, and an impairment of $1.5 million in the seed segment.



 OTHER INTANGIBLE ASSETS



                                                              JUNE 30,   DECEMBER 31,
                                                                2004         2003
                                                              --------   ------------
Amortized other intangible assets:
Patents, less accumulated amortization of $3,222 and $2,622,
  respectively..............................................  $ 13,547     $ 14,147
Trademarks, less accumulated amortization of $2,234 and
  $2,044, respectively......................................     2,106        2,296
Other intangible assets, less accumulated amortization of
  $13,903 and $12,783, respectively.........................     8,856        9,870
                                                              --------     --------
Total amortized other intangible assets.....................    24,509       26,313
Total non-amortized other intangible assets -- trademarks...    76,625       76,625
                                                              --------     --------
Total other intangible assets...............................  $101,134     $102,938
                                                              ========     ========



     Amortization expense for the six months ended June 30, 2004 and 2003 was $1.9 million and $2.3 million, respectively. The estimated amortization expense related to other intangible assets subject to amortization for the next five years will approximate $2.5 million annually. The weighted-average life of the intangible assets subject to amortization is approximately 10 years.



10. DEBT OBLIGATIONS



     The Company had notes and short-term obligations of $51.6 million at June 30, 2004 and $80.7 million at December 31, 2003. The Company also has a $185 million revolving credit facility due January, 2007, with variable interest based on LIBOR. In July, 2004, the revolving credit facility was expanded by $15 million to $200 million. There were no borrowings under this facility as of June 30, 2004.

                               LAND O'LAKES, INC.

     A summary of long-term debt is as follows:



                                                               JUNE 30,      DECEMBER 31,
                                                                 2004            2003
                                                              -----------   ---------------
Term A loan -- quarterly installments through 2006 (variable
  rate based on LIBOR)......................................   $     --       $   92,473
Term B loan -- quarterly installments through 2008 (variable
  rate based on LIBOR)......................................    118,373          152,374
Senior unsecured notes -- due 2011 (8.75%)..................    350,000          350,000
Senior secured notes -- due 2010 (9.00%)....................    175,000          175,000
MoArk LLC debt -- due 2004 through 2023 (5.77% weighted
  average)..................................................     76,224           75,785
Industrial development revenue bonds and other secured notes
  payable -- due 2004 through 2016 (1.1% to 5.5%)...........     14,929           14,940
Capital Securities of Trust Subsidiary -- due 2028
  (7.45%)...................................................    190,700          190,700
Other debt..................................................     17,948           21,951
                                                               --------       ----------
                                                                943,174        1,073,223
Less current portion........................................      8,986            7,841
                                                               --------       ----------
Total long-term debt........................................   $934,188       $1,065,382
                                                               ========       ==========



     During the six months ended June 30, 2004, the Company amended its receivables securitization facility which expanded the facility from $100 million to $200 million. The incremental proceeds from the expansion were used to make prepayments on the term loans. A mandatory $76.0 million payment in full was made for Term A loan and a $24.0 million partial repayment was made for Term B loan. Additional mandatory prepayments made during the six months ended June 30, 2004 were $16.5 million for Term A loan and $10.0 million for Term B loan. The weighted average interest rates on short-term borrowings and notes outstanding at June 30, 2004 and December 31, 2003 were 3.52% and 3.56%, respectively.



     Borrowings under the revolving credit facility and the term loan bear interest at variable rates (either LIBOR or an Alternative Base Rate) plus applicable margins. The margins depend on Land O'Lakes leverage ratio in the case of the revolving credit facility. The margin on the Term B loan is fixed at 350 basis points over LIBOR. Based upon Land O'Lakes leverage ratio as of June 30, 2004, the LIBOR margin for the revolving credit facility is 250 basis points. Spreads for the Alternative Base Rate are 100 basis points lower than the applicable LIBOR spreads. LIBOR may be set for one, two, three or six month periods at the election of Land O'Lakes. As of June 30, 2004, the interest rate on the Term B loan was 4.73%.



     Other debt includes a negative $4.0 million mark-to-market valuation for the 8.75% senior unsecured notes related to the Company's interest rate swap agreements. These swaps mirror the terms of the 8.75% senior unsecured notes and effectively convert $150 million of such notes from a fixed 8.75% rate to an effective rate of LIBOR plus 385 basis points.



11. PURCHASE OF MINORITY INTEREST



     In June 2004, the Company completed the purchase of the remaining 8% of Land O' Lakes Farmland Feed LLC from Farmland Industries, which now gives the Company 100% ownership of Land O'Lakes Farmland Feed LLC. The Company paid $12.2 million to purchase the minority interest. As a result of this acquisition, a minority interest of $55 million for this joint venture was eliminated from the consolidated balance sheet.

                               LAND O'LAKES, INC.

12. DERIVATIVE FINANCIAL INSTRUMENTS



     In April and May 2004, the Company entered into three $50 million fixed-to-floating interest rate swap agreements, designated as fair value hedges, in an effort to return to historical exposure levels for floating interest rate debt. These swaps mirror the terms of the 8.75% senior unsecured notes and effectively convert $150 million of such notes from a fixed 8.75% rate to an effective rate of LIBOR plus 385 basis points. As the critical terms of the swaps and the debt are the same, the swap is assumed to be 100 percent effective and the fair value gains on the swaps are completely offset by the fair value adjustment of the underlying debt. At June 30, 2004, the notional amount of the swaps was $150 million in aggregate and the fair value was negative $4.0 million.



13. PENSION AND OTHER POSTRETIREMENT PLANS



     The following tables present the components of net periodic benefit cost for pension benefits and other postretirement benefits for the six months ended June 30:



                                                                             OTHER
                                                                        POSTRETIREMENT
                                                  PENSION BENEFITS         BENEFITS
                                                 -------------------   -----------------
                                                   2004       2003      2004      2003
                                                 --------   --------   ------   --------
Service cost...................................  $ 10,500   $  8,294   $  500    $  402
Interest cost..................................    14,100     13,584    2,100     2,176
Expected return on assets......................   (16,350)   (16,404)      --        --
Amortization of actuarial loss.................     3,750        886    1,300     1,084
Amortization of prior service cost.............       400        422      150       134
Amortization of transition obligation..........        --         --      300       322
                                                 --------   --------   ------    ------
Net periodic benefit cost......................  $ 12,400   $  6,782   $4,350    $4,118
                                                 ========   ========   ======    ======



     The Company expects to contribute approximately $12 million to its defined benefit pension plans and $7 million to its other postretirement benefits plans in 2004. During the six months ended June 30, 2004, the Company contributed $1.2 million to its defined benefit pension plans and $2.9 million to its other postretirement benefits plans.



14. RESTRUCTURING AND IMPAIRMENT CHARGES



 RESTRUCTURING CHARGES



     For the six months ended June 30, 2004, the dairy foods segment recorded a restructuring charge of $0.8 million for employees' severance related to the closure of a facility in Volga, South Dakota. For the six months ended June 30, 2003, the Company recorded restructuring charges of $2.5 million. Of this amount, dairy foods recorded a restructuring charge of $1.6 million, feed recorded a restructuring charge of $0.6 million, and seed recorded a restructuring charge of $0.3 million for costs related to closing facilities.



 IMPAIRMENT CHARGES



     For the six months ended June 30, 2004, the seed segment recorded goodwill impairment charges of $1.5 million and the feed segment recorded an impairment of $0.2 million for assets held for sale. For the six months ended June 30, 2003, the Company recorded impairment charges of $0.3 million in the seed segment and $0.1 million in the feed segment for write-downs of certain plant assets to their estimated fair values.

                               LAND O'LAKES, INC.

15. GAIN ON LEGAL SETTLEMENTS



     During the six months ended June 30, 2004 and 2003, the Company recognized gains on legal settlements of $4.5 million and $19.2 million, respectively. These gains primarily represent cash received from product suppliers against whom the Company alleged certain price-fixing claims.



16. OTHER (INCOME) EXPENSE, NET



                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                              -----------------
                                                                2004      2003
                                                              --------   ------
Loss (gain) on sale of investments..........................  $   143    $(846)
Gain on sale of intangible..................................       --     (550)
(Gain) loss on divestiture of businesses....................   (1,664)     700
                                                              -------    -----
Total other (income) expense, net...........................  $(1,521)   $(696)
                                                              =======    =====



     During the six months ended June 30, 2004, the Company recorded a $0.1 million loss on the sale of investments and the divestiture of QC, Inc., an environmental, dairy and food testing company, which resulted in a gain of $1.7 million. During the six months ended June 30, 2003, the Company recorded a $0.8 million gain on sale of an investment in a swine joint venture within the feed segment, a $0.6 million gain on the sale of a customer list, and $0.7 million loss on divestiture of a business within the feed segment.



17. SEGMENT INFORMATION



     The Company operates in six segments: Dairy Foods, Feed, Seed, Swine, Agronomy and Layers.



     The dairy foods segment produces, markets and sells products such as butter, spreads, cheese, and other dairy related products. Products are sold under well-recognized national brand names including LAND O LAKES, the Indian Maiden logo and Alpine Lace, as well as under regional brand names such as New Yorker.



     The feed segment is largely comprised of the operations of Land O'Lakes Farmland Feed LLC ("Land O'Lakes Farmland Feed"), the Company's wholly owned subsidiary. Land O'Lakes Farmland Feed develops, produces, markets and distributes animal feeds such as ingredient feed, formula feed, milk replacers, vitamins and additives.



     The seed segment is a supplier and distributor of crop seed products in the United States. A variety of crop seed is sold, including alfalfa, soybeans, corn, forage and turf grasses.



     The swine segment has three programs: farrow-to-finish, swine aligned and cost-plus. The farrow-to-finish program produces and sells market hogs. The swine aligned program raises feeder pigs which are sold to local member cooperatives. The cost-plus program provides minimum hog price guarantees to producers in exchange for swine feed sales and profit participation.



     The agronomy segment consists primarily of the Company's 50% ownership in Agriliance LLC ("Agriliance"), which is accounted for under the equity method. Agriliance markets and sells two primary product lines: crop protection (including herbicides and pesticides) and crop nutrients (including fertilizers and micronutrients).



     The layers segment consists of the Company's MoArk joint venture, which was consolidated as of July 1, 2003. MoArk produces and markets shell eggs and egg products that are sold at retail and wholesale for consumer and industrial use throughout the United States.

                               LAND O'LAKES, INC.

     The Company allocates corporate administration expense to all of its business segments, both directly and indirectly. Corporate staff functions that are able to determine actual services provided to each segment allocate expense on a direct and predetermined basis. All other corporate staff functions allocate expense indirectly based on each segment's percent of total invested capital. A majority of corporate administration expense is allocated directly.



                                                                                                         OTHER/
                                DAIRY FOODS      FEED        SEED      SWINE    AGRONOMY     LAYERS    ELIMINATION   CONSOLIDATED
                                -----------   ----------   --------   -------   ---------   --------   -----------   ------------
FOR THE SIX MONTHS ENDED JUNE
  30, 2004
  Net sales...................  $1,942,154    $1,357,469   $374,359   $45,981   $     --    $318,647    $(10,702)     $4,027,908
  Cost of sales(1)............   1,856,947     1,231,476    326,334    48,534         --     266,821     (10,702)      3,719,410
  Selling, general and
    administrative............      83,869       120,882     26,689     2,761      7,119      18,204         364         259,888
  Restructuring and impairment
    charges...................         800           210      1,480        --         --          --          --           2,490
  Interest expense (income),
    net.......................      14,727        13,157      2,719     2,990      4,403       7,489      (1,448)         44,037
  Loss (gain) on legal
    settlements...............         334        (4,433)        --        --         --        (448)         --          (4,547)
  Other (income) expense,
    net.......................      (1,664)           66         (1)       78         --          --          --          (1,521)
  Equity in (earnings) loss of
    affiliated companies......      (4,958)         (996)        --      (619)   (49,606)    (10,355)          8         (66,526)
  Minority interest in
    earnings of
    subsidiaries..............          --         1,120         --        --         --          --          --           1,120
                                ----------    ----------   --------   -------   --------    --------    --------      ----------
  (Loss) earnings before
    income taxes..............  $   (7,901)   $   (4,013)  $ 17,138   $(7,763)  $ 38,084    $ 36,936    $  1,076      $   73,557
                                ==========    ==========   ========   =======   ========    ========    ========      ==========
FOR THE SIX MONTHS ENDED JUNE
  30, 2003
  Net sales...................  $1,303,833    $1,196,153   $302,992   $43,666   $     --    $     --    $  4,968      $2,851,612
  Cost of sales(1)............   1,236,451     1,056,570    262,269    43,281         --          --       2,170       2,600,741
  Selling, general and
    administrative............      72,583       116,023     22,271     2,600      6,683         978       4,257         225,395
  Restructuring and impairment
    charges...................       1,600           707        560        --         --          --          --           2,867
  Interest expense (income),
    net.......................      14,049        13,842      2,251     2,713      4,742       2,646      (1,127)         39,116
  Gain on legal settlements...         (38)      (19,139)        --        --         --          --          --         (19,177)
  Other (income) expense,
    net.......................          --          (696)        --        --         --          --          --            (696)
  Equity in (earnings) loss of
    affiliated companies......      (1,130)         (732)        --       290    (44,637)     (4,253)         31         (50,431)
  Minority interest in
    earnings of
    subsidiaries..............          --         2,916         --        --         --          --          --           2,916
                                ----------    ----------   --------   -------   --------    --------    --------      ----------
  (Loss) earnings before
    income taxes..............  $  (19,682)   $   26,662   $ 15,641   $(5,218)  $ 33,212    $    629    $   (363)     $   50,881
                                ==========    ==========   ========   =======   ========    ========    ========      ==========

(1) Cost of sales includes unrealized hedging losses (gains) of:
  For the six months ended
    June 30, 2004.............      (2,706)        4,235      3,339     3,854         --        (246)         --           8,476
  For the six months ended
    June 30, 2003.............        (696)       (3,553)      (305)   (1,420)        --          --          --          (5,974)



18. CONSOLIDATING FINANCIAL INFORMATION



     The Company has entered into financing arrangements which are guaranteed by the Company and certain of its wholly-owned subsidiaries (the "Guarantor Subsidiaries"). Such guarantees are full, unconditional and joint and several.



     In June 2004, the Company completed the purchase of the remaining 8% of Land O'Lakes Farmland Feed LLC from Farmland Industries, which now gives the Company 100% ownership of Land O'Lakes Farmland Feed LLC. Accordingly, the Land O'Lakes Farmland Feed LLC financial information, except for its majority-owned subsidiaries which are excluded from the guarantee, has been combined with the wholly-owned consolidated guarantors in the following supplemental financial information.

                               LAND O'LAKES, INC.

     The following supplemental financial information sets forth, on an unconsolidated basis, balance sheet, statement of operations and cash flow information for Land O'Lakes, Guarantor Subsidiaries and Land O'Lakes other subsidiaries (the "Non-Guarantor Subsidiaries"). The supplemental financial information reflects the investments of the Company in the Guarantor and Non-Guarantor Subsidiaries using the equity method of accounting.

                               LAND O'LAKES, INC.



                    SUPPLEMENTAL CONSOLIDATING BALANCE SHEET


                                 JUNE 30, 2004



                                             LAND           WHOLLY-
                                         O'LAKES, INC.       OWNED
                                            PARENT        CONSOLIDATED    NON-GUARANTOR
                                            COMPANY        GUARANTORS     SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         -------------   --------------   -------------   ------------   ------------
                                                       ASSETS
Current assets:
  Cash and short-term investments......   $   47,233        $  7,470        $ 15,099      $        --     $   69,802
  Restricted cash......................       20,213              --              --               --         20,213
  Receivables, net.....................      293,169         249,798         115,043         (256,355)       401,655
  Inventories..........................      332,862         172,110          55,685               --        560,657
  Prepaid expenses.....................       29,739           8,549           4,372               --         42,660
  Other current assets.................       20,288          11,102           9,000               --         40,390
                                          ----------        --------        --------      -----------     ----------
    Total current assets...............      743,504         449,029         199,199         (256,355)     1,135,377
Investments............................    1,373,242          19,369          10,366         (845,727)       557,250
Property, plant and equipment, net.....      227,950         234,756         151,107               --        613,813
Property under capital lease, net......           --              --         104,975               --        104,975
Goodwill...............................      185,711          82,112          64,245               --        322,068
Other intangibles......................        3,401          94,412           3,321               --        101,134
Other assets...........................       57,183          34,495          55,232          (19,458)       127,452
                                          ----------        --------        --------      -----------     ----------
    Total assets.......................   $2,590,991        $914,173        $588,445      $(1,121,540)    $2,972,069
                                          ==========        ========        ========      ===========     ==========

                                              LIABILITIES AND EQUITIES
Current liabilities:
  Notes and short-term obligations.....   $  123,356        $  3,281        $ 96,119      $  (171,114)    $   51,642
  Current portion of long-term debt....        1,773          45,213           6,920          (44,920)         8,986
  Current portion of obligations under
    capital lease......................           --              --          10,318               --         10,318
  Accounts payable.....................      394,378         147,295          32,290          (50,779)       523,184
  Accrued expenses.....................      150,110          55,546          18,272               --        223,928
  Patronage refunds and other member
    equities payable...................       13,350              --              --               --         13,350
                                          ----------        --------        --------      -----------     ----------
    Total current liabilities..........      682,967         251,335         163,919         (266,813)       831,408
Long-term debt.........................      853,581          10,093          79,514           (9,000)       934,188
Obligations under capital lease........           --              --          95,709               --         95,709
Employee benefits and other
  liabilities..........................      139,692          30,339          17,041               --        187,072
Minority interests.....................           --           3,004           5,937               --          8,941
Equities:
  Capital stock........................        2,095         463,823         120,536         (584,359)         2,095
  Member equities......................      875,360              --              --               --        875,360
  Accumulated other comprehensive
    loss...............................      (65,617)         (1,692)             --            1,692        (65,617)
  Retained earnings....................      102,913         157,271         105,789         (263,060)       102,913
                                          ----------        --------        --------      -----------     ----------
    Total equities.....................      914,751         619,402         226,325         (845,727)       914,751
                                          ----------        --------        --------      -----------     ----------
Commitments and contingencies
    Total liabilities and equities.....   $2,590,991        $914,173        $588,445      $(1,121,540)    $2,972,069
                                          ==========        ========        ========      ===========     ==========

                               LAND O'LAKES, INC.



               SUPPLEMENTAL CONSOLIDATING STATEMENT OF OPERATIONS


                     FOR THE SIX MONTHS ENDED JUNE 30, 2004



                                     LAND          WHOLLY-
                                 O'LAKES, INC.      OWNED
                                    PARENT       CONSOLIDATED   NON-GUARANTOR
                                    COMPANY       GUARANTORS    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                 -------------   ------------   -------------   ------------   ------------
Net sales......................   $2,090,832      $1,453,363      $483,713        $     --      $4,027,908
Cost of sales..................    1,970,543       1,318,896       429,971              --       3,719,410
                                  ----------      ----------      --------        --------      ----------
Gross profit...................      120,289         134,467        53,742              --         308,498
Selling, general and
  administrative...............      112,892         125,307        21,689              --         259,888
Restructuring and impairment
  charges......................        2,280             210            --              --           2,490
                                  ----------      ----------      --------        --------      ----------
Earnings from operations.......        5,117           8,950        32,053              --          46,120
Interest expense, net..........       40,030              69         3,938              --          44,037
Gain on legal settlements......       (3,810)           (289)         (448)             --          (4,547)
Other (income) expense, net....       (1,587)             66            --              --          (1,521)
Equity in (earnings) loss of
  affiliated companies.........      (97,483)           (856)      (10,355)         42,168         (66,526)
Minority interest in earnings
  of subsidiaries..............          459              --           661              --           1,120
                                  ----------      ----------      --------        --------      ----------
Earnings (loss) before income
  taxes........................       67,508           9,960        38,257         (42,168)         73,557
Income tax expense.............        5,639             115         5,934              --          11,688
                                  ----------      ----------      --------        --------      ----------
Net earnings (loss)............   $   61,869      $    9,845      $ 32,323        $(42,168)     $   61,869
                                  ==========      ==========      ========        ========      ==========

                               LAND O'LAKES, INC.



               SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS


                     FOR THE SIX MONTHS ENDED JUNE 30, 2004



                                                        LAND          WHOLLY-
                                                    O'LAKES, INC.      OWNED
                                                       PARENT       CONSOLIDATED   NON-GUARANTOR
                                                       COMPANY       GUARANTORS    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                    -------------   ------------   -------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss).............................    $  61,869       $  9,845       $ 32,323        $(42,168)     $  61,869
  Adjustments to reconcile net earnings (loss) to
    net cash provided by operating activities:
    Depreciation and amortization.................       25,118         17,997         11,495              --         54,610
    Amortization of deferred financing costs......        3,272             --            298              --          3,570
    Bad debt expense..............................          638             --             --              --            638
    Proceeds from patronage revolvement
      received....................................        2,043             --             --              --          2,043
    Non-cash patronage income.....................       (1,023)            --             --              --         (1,023)
    Deferred income tax expense...................        3,772             --             --              --          3,772
    (Increase) decrease in other assets...........      (11,821)         6,806            955             179         (3,881)
    Increase (decrease) in other liabilities......        4,380         (4,795)        (1,014)            632           (797)
    Restructuring and impairment charges..........        2,280            210             --              --          2,490
    Gain on divestiture of business...............       (1,664)            --             --              --         (1,664)
    Equity in (earnings) loss of affiliated
      companies...................................      (97,483)          (856)       (10,355)         42,168        (66,526)
    Minority interests............................          459             --            661              --          1,120
    Other.........................................       (1,213)            --             --              --         (1,213)
  Changes in current assets and liabilities, net
    of acquisitions and divestitures:
    Receivables...................................       92,490         22,174          4,413          97,101        216,178
    Inventories...................................      (66,598)         5,898         (2,791)             --        (63,491)
    Other current assets..........................      212,950         (7,721)        (2,802)             --        202,427
    Accounts payable..............................     (172,149)       (22,905)        (6,416)        (37,707)      (239,177)
    Accrued expenses..............................       11,994         (6,259)            65              --          5,800
                                                      ---------       --------       --------        --------      ---------
  Net cash provided by operating activities.......       69,314         20,394         26,832          60,205        176,745
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment......      (12,224)        (7,170)       (22,018)             --        (41,412)
  Acquisition of minority interest................      (12,150)            --             --              --        (12,150)
  Payments for investments........................      (24,670)            --             --          24,500           (170)
  Net proceeds from divestiture of businesses.....        7,500             --             --              --          7,500
  Proceeds from sale of investments...............        1,983            216             --              --          2,199
  Proceeds from sale of property, plant and
    equipment.....................................        6,574            486            536              --          7,596
  Dividends from investments in affiliated
    companies.....................................       13,346            444         11,262         (10,600)        14,452
  Increase in restricted cash.....................          (95)            --             --              --            (95)
  Other...........................................          392             --             --              --            392
                                                      ---------       --------       --------        --------      ---------
  Net cash (used) provided by investing
    activities....................................      (19,344)        (6,024)       (10,220)         13,900        (21,688)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in short-term debt..........       60,345        (10,028)       (18,089)        (60,205)       (28,977)
  Proceeds from issuance of long-term debt........          766             14         16,932              --         17,712
  Principal payments on long-term debt............     (127,059)           (93)       (15,329)             --       (142,481)
  Principal payments on obligations under capital
    lease.........................................           --             --         (5,241)             --         (5,241)
  Payments for redemption of member equities......      (32,616)            --             --              --        (32,616)
  Payments for debt issuance costs................       (4,166)            --             --              --         (4,166)
  Other...........................................          240             --         13,900         (13,900)           240
                                                      ---------       --------       --------        --------      ---------
  Net cash used by financing activities...........     (102,490)       (11,107)        (7,827)        (74,105)      (195,529)
                                                      ---------       --------       --------        --------      ---------
  Net (decrease) increase in cash.................      (52,520)         3,263          8,785              --        (40,472)
Cash and short-term investments at beginning of
  period..........................................       99,753          4,207          6,314              --        110,274
                                                      ---------       --------       --------        --------      ---------
Cash and short-term investments at end of
  period..........................................    $  47,233       $  7,470       $ 15,099        $     --      $  69,802
                                                      =========       ========       ========        ========      =========

                               LAND O'LAKES, INC.



                    SUPPLEMENTAL CONSOLIDATING BALANCE SHEET


                               DECEMBER 31, 2003



                                           LAND          WHOLLY-       MAJORITY-
                                       O'LAKES, INC.      OWNED          OWNED
                                          PARENT       CONSOLIDATED   CONSOLIDATED   NON-GUARANTOR
                                          COMPANY       GUARANTORS     GUARANTORS    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                       -------------   ------------   ------------   -------------   ------------   ------------
                                                             ASSETS
Current assets:
  Cash and short-term investments....   $   99,753       $  4,207       $     --       $  6,314      $        --     $  110,274
  Restricted cash....................       20,118             --             --             --               --         20,118
  Receivables, net...................      386,678         82,097        194,002        120,064         (159,254)       623,587
  Inventories........................      265,924         45,981        132,027         52,894               --        496,826
  Prepaid expenses...................      227,495          3,053         10,975          4,850               --        246,373
  Other current assets...............       33,968          2,318             --          5,720               --         42,006
                                        ----------       --------       --------       --------      -----------     ----------
    Total current assets.............    1,033,936        137,656        337,004        189,842         (159,254)     1,539,184
Investments..........................    1,311,131            223         18,587         11,227         (834,527)       506,641
Property, plant and equipment, net...      246,803         13,357        228,100        136,371               --        624,631
Property under capital lease, net....           --             --             31        109,114               --        109,145
Goodwill.............................      183,665          3,224        121,993         64,201               --        373,083
Other intangibles....................        1,140          3,041         95,241          3,516               --        102,938
Other assets.........................       65,734          4,464         26,483         56,036          (19,279)       133,438
                                        ----------       --------       --------       --------      -----------     ----------
    Total assets.....................   $2,842,409       $161,965       $827,439       $570,307      $(1,013,060)    $3,389,060
                                        ==========       ========       ========       ========      ===========     ==========

                                                    LIABILITIES AND EQUITIES
Current liabilities:
  Notes and short-term obligations...   $   62,802       $  2,927       $    165       $114,208      $   (99,399)    $   80,703
  Current portion of long-term
    debt.............................        1,786         56,430             --          6,055          (56,430)         7,841
  Current portion of obligations
    under capital lease..............           --             --             --         10,399               --         10,399
  Accounts payable...................      566,201         59,621        110,238         38,706          (13,072)       761,694
  Accrued expenses...................      145,705         23,740         38,824         18,207               --        226,476
  Patronage refunds and other member
    equities payable.................       19,449             --             --             --               --         19,449
                                        ----------       --------       --------       --------      -----------     ----------
    Total current liabilities........      795,943        142,718        149,227        187,575         (168,901)     1,106,562
Long-term debt.......................      984,884          9,769             --         79,729           (9,000)     1,065,382
Obligations under capital lease......           --             --             14         99,636               --         99,650
Employee benefits and other
  liabilities........................      127,881          1,256         28,803         18,055             (632)       175,363
Minority interests...................       54,337             --          2,561          5,841               --         62,739
Equities:
  Capital stock......................        2,125          1,216        502,506         95,745         (599,467)         2,125
  Member equities....................      866,586             --             --             --               --        866,586
  Accumulated other comprehensive
    loss.............................      (65,617)            --             --             --               --        (65,617)
  Retained earnings..................       76,270          7,006        144,328         83,726         (235,060)        76,270
                                        ----------       --------       --------       --------      -----------     ----------
    Total equities...................      879,364          8,222        646,834        179,471         (834,527)       879,364
                                        ----------       --------       --------       --------      -----------     ----------
Commitments and contingencies
    Total liabilities and equities...   $2,842,409       $161,965       $827,439       $570,307      $(1,013,060)    $3,389,060
                                        ==========       ========       ========       ========      ===========     ==========

                               LAND O'LAKES, INC.



               SUPPLEMENTAL CONSOLIDATING STATEMENT OF OPERATIONS


                     FOR THE SIX MONTHS ENDED JUNE 30, 2003



                               LAND          WHOLLY-       MAJORITY-
                           O'LAKES, INC.      OWNED          OWNED
                              PARENT       CONSOLIDATED   CONSOLIDATED   NON-GUARANTOR
                              COMPANY       GUARANTORS     GUARANTORS    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                           -------------   ------------   ------------   -------------   ------------   ------------
Net sales................   $1,515,189       $98,702       $1,169,051      $ 68,670        $     --      $2,851,612
Cost of sales............    1,397,510        93,326        1,033,781        76,124              --       2,600,741
                            ----------       -------       ----------      --------        --------      ----------
Gross profit.............      117,679         5,376          135,270        (7,454)             --         250,871
Selling, general and
  administrative.........      104,297         6,449          111,673         2,976              --         225,395
Restructuring and
  impairment charges.....        1,600           560              707            --              --           2,867
                            ----------       -------       ----------      --------        --------      ----------
Earnings (loss) from
  operations.............       11,782        (1,633)          22,890       (10,430)             --          22,609
Interest expense
  (income), net..........       36,533         1,341              597           645              --          39,116
Gain on legal
  settlements............      (16,175)           --           (3,002)           --              --         (19,177)
Other (income) expense,
  net....................          700            --             (846)         (550)             --            (696)
Equity in (earnings) loss
  of affiliated
  companies..............      (66,650)           --             (556)           --          16,775         (50,431)
Minority interest in
  earnings of
  subsidiaries...........        2,177            --              371           368              --           2,916
                            ----------       -------       ----------      --------        --------      ----------
Earnings (loss) before
  income taxes...........       55,197        (2,974)          26,326       (10,893)        (16,775)         50,881
Income tax expense
  (benefit)..............       10,645            79               --        (4,395)             --           6,329
                            ----------       -------       ----------      --------        --------      ----------
Net earnings (loss)......   $   44,552       $(3,053)      $   26,326      $ (6,498)       $(16,775)     $   44,552
                            ==========       =======       ==========      ========        ========      ==========

                               LAND O'LAKES, INC.



               SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS


                     FOR THE SIX MONTHS ENDED JUNE 30, 2003



                                            LAND          WHOLLY-       MAJORITY-
                                        O'LAKES, INC.      OWNED          OWNED
                                           PARENT       CONSOLIDATED   CONSOLIDATED   NON-GUARANTOR
                                           COMPANY       GUARANTORS     GUARANTORS    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                        -------------   ------------   ------------   -------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss).................    $  44,552       $ (3,053)      $ 26,326       $ (6,498)       $(16,775)     $  44,552
  Adjustments to reconcile net
    earnings (loss) to net cash
    provided (used) by operating
    activities:
    Depreciation and amortization.....       28,749          1,502         19,881          3,872              --         54,004
    Amortization of deferred financing
      charges.........................        1,846             --             --             --              --          1,846
    Bad debt expense..................          621             --          1,139             --              --          1,760
    Proceeds from patronage
      revolvement received............        1,316             --             --             --              --          1,316
    Non-cash patronage income.........       (1,222)            --             --             --              --         (1,222)
    Receivable from legal
      settlement......................       90,707             --          6,000             --              --         96,707
    Deferred income tax expense.......        4,346             --             --             --              --          4,346
    Decrease (increase) in other
      assets..........................       33,665         11,514           (520)        (2,566)        (33,791)         8,302
    Increase (decrease) in other
      liabilities.....................        1,974            (11)        (1,810)          (283)             --           (130)
    Restructuring and impairment
      charges.........................        1,600            560            707             --              --          2,867
    Loss on divestiture of business...          700             --             --             --              --            700
    Equity in (earnings) loss of
      affiliated companies............      (66,650)            --           (556)            --          16,775        (50,431)
    Minority interest.................        2,177             --            371            368              --          2,916
    Other.............................       (9,135)           879         (1,606)         1,325              --         (8,537)
  Changes in current assets and
    liabilities, net of acquisitions
    and divestitures:
    Receivables.......................       34,062         12,573         66,772         (3,583)         57,302        167,126
    Inventories.......................      (53,508)        19,052         (1,658)        (1,241)             --        (37,355)
    Other current assets..............      148,872            724          1,263           (560)             --        150,299
    Accounts payable..................     (113,679)       (51,709)       (39,242)        (5,038)        (90,235)      (299,903)
    Accrued expenses..................       34,810            936        (16,033)        (1,455)         (4,067)        14,191
                                          ---------       --------       --------       --------        --------      ---------
  Net cash provided (used) by
    operating activities..............      185,803         (7,033)        61,034        (15,659)        (70,791)       153,354
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and
    equipment.........................      (23,517)          (499)        (9,257)        (1,681)             --        (34,954)
  Payments for investments............       (9,675)            --             --             --              --         (9,675)
  Proceeds from divestiture of
    business..........................          465             --             --             --              --            465
  Proceeds from sale of investments...           --             --          3,000             --              --          3,000
  Proceeds from sale of property,
    plant and equipment...............        3,081          1,069          2,157          1,708              --          8,015
  Dividends from investments in
    affiliated companies..............        2,798             --             --             --              --          2,798
  Increase in restricted cash.........      (20,000)            --             --             --              --        (20,000)
  Other...............................          440             --          2,540             --              --          2,980
                                          ---------       --------       --------       --------        --------      ---------
  Net cash (used) provided by
    investing activities..............      (46,408)           570         (1,560)            27              --        (47,371)
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Decrease) increase in short-term
    debt..............................      (26,417)        (3,574)           963         11,488          31,849         14,309
  Proceeds from issuance of long-term
    debt..............................        1,202             --             --             --              --          1,202
  Payments on principal of long-term
    debt..............................      (70,345)           (37)       (59,588)        (2,658)         59,576        (73,052)
  Payments on principal of capital
    lease obligation..................           --             --             --         (4,435)             --         (4,435)
  Payments for redemption of member
    equities..........................      (23,662)            --             --             --              --        (23,662)
  Other...............................          808         10,314             (8)        10,328         (20,634)           808
                                          ---------       --------       --------       --------        --------      ---------
  Net cash (used) provided by
    financing activities..............     (118,414)         6,703        (58,633)        14,723          70,791        (84,830)
                                          ---------       --------       --------       --------        --------      ---------
  Net increase (decrease) in cash and
    short-term investment.............       20,981            240            841           (909)             --         21,153
Cash and short-term investments at
  beginning of period.................       58,334          2,584         (1,461)         4,870              --         64,327
                                          ---------       --------       --------       --------        --------      ---------
Cash and short-term investments at end
  of period...........................    $  79,315       $  2,824       $   (620)      $  3,961        $     --      $  85,480
                                          =========       ========       ========       ========        ========      =========

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Land O'Lakes, Inc.:

     We have audited the accompanying consolidated balance sheets of Land O'Lakes, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, cash flows and equities for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the consolidated financial statements of MoArk LLC, a majority-owned subsidiary, as of and for the eleven months ended December 27, 2003, which statements reflect total assets and revenues constituting eight percent and five percent, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for MoArk LLC, is based solely on the report of the other auditors.


     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.



     In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Land O'Lakes, Inc. and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003 in conformity with U.S. generally accepted accounting principles.



     As discussed in Note 2 to the consolidated financial statements, the Company has restated the consolidated financial statements for the years ended December 31, 2003, 2002 and 2001.


     As discussed in Note 1 to the consolidated financial statements, in 2003, the Company adopted the provisions of the Financial Accounting Standards Board's Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." In 2002, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."


                                          /s/ KPMG LLP


Minneapolis, Minnesota

January 30, 2004, except as to the seventh paragraph of Note 21, which is as of February 24, 2004,


and except as to Note 2, which is as of August 12, 2004

                               LAND O'LAKES, INC.


                          CONSOLIDATED BALANCE SHEETS


                                                                     RESTATED
                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2003         2002
                                                              ----------   ----------
                                                                 ($ IN THOUSANDS)
                                       ASSETS
Current assets:
  Cash and short-term investments...........................  $  110,274   $   64,327
  Restricted cash...........................................      20,118           --
  Receivables, net..........................................     623,587      545,378
  Receivable from legal settlement..........................          --       96,707
  Inventories...............................................     496,826      446,600
  Prepaid expenses..........................................     246,373      189,246
  Other current assets......................................      42,006       13,878
                                                              ----------   ----------
     Total current assets...................................   1,539,184    1,356,136
Investments.................................................     506,641      545,592
Property, plant and equipment, net..........................     624,631      579,860
Property under capital lease, net...........................     109,145      105,736
Goodwill....................................................     373,083      323,413
Other intangibles...........................................     102,938      101,770
Other assets................................................     133,438      220,124
                                                              ----------   ----------
     Total assets...........................................  $3,389,060   $3,232,631
                                                              ==========   ==========

                              LIABILITIES AND EQUITIES
Current liabilities:
  Notes and short-term obligations..........................  $   80,703   $   37,829
  Current portion of long-term debt.........................       7,841      104,563
  Current portion of obligations under capital lease........      10,399      108,279
  Accounts payable..........................................     761,694      701,445
  Accrued expenses..........................................     226,476      207,027
  Patronage refunds payable and other member equities
     payable................................................      19,449       12,388
                                                              ----------   ----------
     Total current liabilities..............................   1,106,562    1,171,531
Long-term debt..............................................   1,065,382    1,007,308
Obligations under capital lease.............................      99,650           --
Employee benefits and other liabilities.....................     175,363      104,340
Minority interests..........................................      62,739       53,687
Equities:
  Capital stock.............................................       2,125        2,190
  Member equities...........................................     866,586      858,996
  Accumulated other comprehensive loss......................     (65,617)          --
  Retained earnings.........................................      76,270       34,579
                                                              ----------   ----------
     Total equities.........................................     879,364      895,765
                                                              ----------   ----------
Commitments and contingencies
     Total liabilities and equities.........................  $3,389,060   $3,232,631
                                                              ==========   ==========


          See accompanying notes to consolidated financial statements.

                               LAND O'LAKES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                         RESTATED
                                                                 YEARS ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              2003         2002         2001
                                                           ----------   ----------   ----------
                                                                     ($ IN THOUSANDS)
Net sales................................................  $6,326,103   $5,842,535   $5,857,718
Cost of sales............................................   5,742,938    5,350,209    5,376,082
                                                           ----------   ----------   ----------
Gross profit.............................................     583,165      492,326      481,636
Selling, general and administrative......................     468,341      470,648      382,329
Restructuring and impairment charges.....................       7,486       31,412        3,733
                                                           ----------   ----------   ----------
Earnings (loss) from operations..........................     107,338       (9,734)      95,574
Interest expense, net....................................      82,948       78,671       55,684
Gain on legal settlements................................     (22,842)    (155,544)      (2,996)
Other (income) expense, net..............................      (1,586)      (8,243)      23,117
Equity in earnings of affiliated companies...............     (57,145)     (22,675)     (48,583)
Minority interest in earnings of subsidiaries............       6,366        5,487        6,882
                                                           ----------   ----------   ----------
Earnings before income taxes.............................      99,597       92,570       61,470
Income tax expense (benefit).............................      17,603       (3,802)      (6,601)
                                                           ----------   ----------   ----------
Net earnings.............................................  $   81,994   $   96,372   $   68,071
                                                           ==========   ==========   ==========
Applied to:
  Member equities
     Allocated patronage refunds.........................  $   40,045   $   96,900   $   70,552
     Deferred equities...................................        (312)     (13,128)        (258)
                                                           ----------   ----------   ----------
                                                               39,733       83,772       70,294
  Retained earnings......................................      42,261       12,600       (2,223)
                                                           ----------   ----------   ----------
                                                           $   81,994   $   96,372   $   68,071
                                                           ==========   ==========   ==========


          See accompanying notes to consolidated financial statements.

                               LAND O'LAKES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                           RESTATED
                                                                    YEARS ENDED DECEMBER 31
                                                              -----------------------------------
                                                                2003         2002         2001
                                                              ---------    --------    ----------
                                                                       ($ IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings..............................................  $  81,994    $ 96,372    $   68,071
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization...........................    113,032     103,699        96,327
    Amortization of deferred financing costs................      7,736       3,063           961
    Bad debt expense........................................      5,222       5,094         1,871
    Proceeds from patronage revolvement received............      5,000       2,061         2,895
    Non-cash patronage income...............................     (3,578)     (1,921)       (4,999)
    Receivable from legal settlement........................     96,707     (96,707)           --
    Deferred income tax expense (benefit)...................     11,674      (8,810)       18,962
    Decrease (increase) in other assets.....................      5,865     (85,843)      (12,543)
    Decrease in other liabilities...........................     (2,216)     (2,301)       (4,527)
    Restructuring and impairment charges....................      7,486      31,412         3,733
    Gain from divestitures of businesses....................       (684)     (4,992)           --
    Equity in earnings of affiliated companies..............    (57,145)    (22,675)      (48,583)
    Minority interests......................................      6,366       5,487         6,882
    Other...................................................    (12,124)        (74)       (6,153)
  Changes in current assets and liabilities, net of
    acquisitions and divestitures:
    Receivables.............................................    (51,080)    (21,757)       42,641
    Inventories.............................................    (13,778)     (4,624)       21,355
    Other current assets....................................    (58,252)    (22,216)         (200)
    Accounts payable........................................     41,921      62,711       123,625
    Accrued expenses........................................     43,357     (15,971)      (36,014)
                                                              ---------    --------    ----------
  Net cash provided by operating activities.................    227,503      22,008       274,304
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment................    (74,052)    (87,437)      (83,936)
  Acquisitions, net of cash acquired........................         --          --      (371,858)
  Payments for investments..................................    (10,297)    (16,226)      (46,189)
  Net proceeds from divestiture of businesses...............      1,815      16,070            --
  Proceeds from sale of investments.........................      3,000      27,371         5,264
  Proceeds from sale of property, plant and equipment.......     22,969      24,313        30,224
  Dividends from investments in affiliated companies........     37,356      26,558         3,548
  Increase in restricted cash...............................    (20,118)         --            --
  Other.....................................................      4,105       5,116         1,745
                                                              ---------    --------    ----------
  Net cash used by investing activities.....................    (35,222)     (4,235)     (461,202)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in short-term debt....................     11,683      10,118       (53,812)
  Proceeds from issuance of long-term debt..................    185,037       6,057     1,369,528
  Principal payments on long-term debt......................   (304,910)    (62,040)     (935,104)
  Principal payments on obligations under capital lease.....     (9,590)         --            --
  Payments for debt issuance costs..........................     (3,486)         --       (20,265)
  Payments for redemption of member equities................    (24,380)    (37,878)      (46,896)
  Other.....................................................       (688)        128          (378)
                                                              ---------    --------    ----------
  Net cash (used) provided by financing activities..........   (146,334)    (83,615)      313,073
                                                              ---------    --------    ----------
  Net increase (decrease) in cash...........................     45,947     (65,842)      126,175
Cash and short-term investments at beginning of year........     64,327     130,169         3,994
                                                              ---------    --------    ----------
Cash and short-term investments at end of year..............  $ 110,274    $ 64,327    $  130,169
                                                              =========    ========    ==========


          See accompanying notes to consolidated financial statements.

                               LAND O'LAKES, INC.

                      CONSOLIDATED STATEMENTS OF EQUITIES


                                                                                    RESTATED
                                                 -------------------------------------------------------------------------------
                                                                                              ACCUMULATED
                                                                   MEMBER EQUITIES               OTHER
                                                 CAPITAL   -------------------------------   COMPREHENSIVE   RETAINED    TOTAL
                                                  STOCK    ALLOCATED   DEFERRED     NET          LOSS        EARNINGS   EQUITIES
                                                 -------   ---------   --------   --------   -------------   --------   --------
Balance, December 31, 2000 as previously
  reported.....................................  $2,345    $774,921    $ (5,980)  $768,941     $     --      $33,668    $804,954
Prior period adjustments (See Note 2)..........      --          --      (8,905)    (8,905)          --         (911)     (9,816)
                                                 ------    --------    --------   --------     --------      -------    --------
Balance, December 31, 2000.....................   2,345     774,921     (14,885)   760,036           --       32,757     795,138
Capital stock issued...........................      65          --          --         --           --           --          65
Capital stock redeemed.........................    (105)         --          --         --           --           --        (105)
2001 earnings, as applied......................      --      70,552        (258)    70,294           --       (2,223)     68,071
  Less portion stated as current liability.....      --     (19,900)         --    (19,900)          --           --     (19,900)
Portion of member equities stated as current
  liability....................................      --      (9,000)         --     (9,000)          --           --      (9,000)
Cash patronage and redemption of member
  equities.....................................      --     (46,896)         --    (46,896)          --           --     (46,896)
Redemption included in prior year's
  liabilities..................................      --      37,493          --     37,493           --           --      37,493
Other..........................................      --        (608)      2,570      1,962           --       (3,545)     (1,583)
                                                 ------    --------    --------   --------     --------      -------    --------
Balance, December 31, 2001.....................   2,305     806,562     (12,573)   793,989           --       26,989     823,283
Capital stock issued...........................       5          --          --         --           --           --           5
Capital stock redeemed.........................    (120)         --          --         --           --           --        (120)
2002 earnings, as applied......................      --      96,900     (13,128)    83,772           --       12,600      96,372
  Less portion stated as current liability.....      --      (4,178)         --     (4,178)          --           --      (4,178)
Portion of member equities stated as current
  liability....................................      --      (8,210)         --     (8,210)          --           --      (8,210)
Cash patronage and redemption of member
  equities.....................................      --     (37,878)         --    (37,878)          --           --     (37,878)
Redemption included in prior year's
  liabilities..................................      --      28,900          --     28,900           --           --      28,900
Other..........................................      --       2,601          --      2,601           --       (5,010)     (2,409)
                                                 ------    --------    --------   --------     --------      -------    --------
Balance, December 31, 2002.....................   2,190     884,697     (25,701)   858,996           --       34,579     895,765
Capital stock issued...........................       3          --          --         --           --           --           3
Capital stock redeemed.........................     (68)         --          --         --           --           --         (68)
2003 earnings, as applied......................      --      40,045        (312)    39,733           --       42,261      81,994
  Less portion stated as current liability.....      --     (11,640)         --    (11,640)          --           --     (11,640)
Portion of member equities stated as current
  liability....................................      --      (7,809)         --     (7,809)          --           --      (7,809)
Cash patronage and redemption of member
  equities.....................................      --     (24,380)         --    (24,380)          --           --     (24,380)
Redemption included in prior year's
  liabilities..................................      --      12,388          --     12,388           --           --      12,388
Minimum pension liability adjustment, net of
  income tax...................................      --          --          --         --      (65,617)          --     (65,617)
Other..........................................      --        (702)         --       (702)          --         (570)     (1,272)
                                                 ------    --------    --------   --------     --------      -------    --------
Balance, December 31, 2003.....................  $2,125    $892,599    $(26,013)  $866,586     $(65,617)     $76,270    $879,364
                                                 ======    ========    ========   ========     ========      =======    ========


          See accompanying notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           ($ IN THOUSANDS IN TABLES)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS

     Land O'Lakes, Inc. is a diversified, farmer-owned food and agricultural cooperative serving agricultural producers throughout the United States. Land O'Lakes procures 13 billion pounds of member milk annually, markets more than 300 dairy products and provides member cooperatives, farmers and ranchers with an extensive line of agricultural supplies (including feed, seed, crop nutrients and crop protection products) and services.

  REVENUE RECOGNITION

     The Company recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivables is probable, persuasive evidence of an arrangement exists and sales price is fixed or determinable.

  STATEMENT PRESENTATION

     The consolidated financial statements include the accounts of Land O'Lakes, Inc. and wholly-owned and majority-owned subsidiaries and limited liability companies ("Land O'Lakes" or the "Company"). Intercompany transactions and balances have been eliminated. Certain reclassifications have been made to the 2002 and 2001 consolidated financial statements to conform to the 2003 presentation.

  CASH AND SHORT-TERM INVESTMENTS

     Cash and short-term investments include short-term, highly liquid investments with original maturities of three months or less.

  INVENTORIES

     Inventories are valued at the lower of cost or market. Cost is determined on a first-in, first-out or average cost basis.

  DERIVATIVE COMMODITY INSTRUMENTS

     The Company uses derivative commodity instruments, primarily futures contracts, to reduce the exposure to changes in commodity prices. These contracts are not designated as hedges under Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." The futures contracts are marked to market each month and gains and losses ("unrealized hedging gains and losses") are recognized in earnings.

  INVESTMENTS

     Investments in other cooperatives are stated at cost plus unredeemed patronage refunds received, or estimated to be received, in the form of capital stock and other equities. Estimated patronage refunds are not recognized for tax purposes until notices of allocation are received. The equity method of accounting is used for investments in other companies in which Land O'Lakes voting interest is 20 to 50 percent. Investments in less than 20 percent-owned companies are stated at cost, as the Company does not have the ability to exert significant influence.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful life (10 to 30 years for land improvements and buildings and building equipment, 5 to 10 years for machinery and equipment and 3 to 5 years for software) of the respective assets in accordance with the straight-line method. Accelerated methods of depreciation are used for income tax purposes.

  GOODWILL AND OTHER INTANGIBLE ASSETS

     Goodwill represents the excess of the purchase price of an acquired entity over the amounts assigned to assets acquired and liabilities assumed. Upon adoption of the remaining provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002, the Company no longer amortizes goodwill except for goodwill related to the acquisition of cooperatives and the formation of joint ventures.

     Other intangible assets consist primarily of trademarks, patents, and agreements not to compete. Certain trademarks are not amortized because they have indefinite lives. The remaining other intangible assets are amortized using the straight-line method over the estimated useful lives, ranging from 2 to 15 years.

  RECOVERABILITY OF LONG-LIVED ASSETS

     The test for goodwill impairment is a two-step process and is performed on at least an annual basis. The first step is a comparison of the fair value of the reporting unit with its carrying amount, including goodwill. If this step reflects impairment, then the loss would be measured as the excess of recorded goodwill over its implied fair value. Implied fair value is the excess of fair value of the reporting unit over the fair value of all identified assets and liabilities. The Company assesses the recoverability of other long-lived assets annually or whenever events or changes in circumstance indicate that expected future undiscounted cash flows might not be sufficient to support the carrying amount of an asset. The Company deems an asset to be impaired if a forecast of undiscounted future operating cash flows is less than its carrying amount. If an asset is determined to be impaired, the loss is measured as the amount by which the carrying value of the asset exceeds its fair value.

  INCOME TAXES

     Land O'Lakes is a non-exempt agricultural cooperative and is taxed on all non-member earnings and any member earnings not paid or allocated to members by qualified written notices of allocation as that term is used in section 1388(c) of the Internal Revenue Code. The Company files a consolidated tax return with its fully taxable subsidiaries.

     The Company establishes deferred income tax assets and liabilities based on the difference between the financial and income tax carrying values of assets and liabilities using existing tax rates.

  ADVERTISING AND PROMOTION

     Advertising and promotion costs are expensed as incurred. Advertising and promotion costs were $52.1 million, $53.9 million and $48.8 million in 2003, 2002 and 2001, respectively.

  RESEARCH AND DEVELOPMENT

     Expenditures for research and development are charged to administrative expense in the year incurred. Total research and development expenses were $29.0 million, $33.3 million and $23.8 million in 2003, 2002 and 2001, respectively.

  RECENT ACCOUNTING PRONOUNCEMENTS

     On January 17, 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51," ("FIN 46"). The primary objectives of FIN 46 are to provide guidance on the identification and consolidation of variable interest entities, or VIEs, which are entities for which control is achieved through means other than through voting rights. As permitted by the Interpretation, the Company early-adopted FIN 46 as of July 1, 2003 and began consolidating its joint venture interest in MoArk LLC ("MoArk"), an egg production and marketing company. FIN 46 was revised in December 2003 and is effective for us on January 1, 2005. The revision is not expected to have a significant impact on the Company.

     In May, 2003, the FASB issued Statement of Financial Accounting Standards 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liability and Equity." The statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The statement is effective for us as of January 1, 2004. The Company has evaluated the standard and has determined that it will not have an impact on its consolidated financial statements.

     In December 2003, the FASB revised Statement of Financial Accounting Standards 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." The statement revises the disclosures about pension and other postretirement benefit plans. It requires additional disclosure regarding changes in benefit obligations and fair value of plan assets. The statement was effective for the Company as of December 31, 2003.

     On January 12, 2004, the FASB issued FASB Staff Position 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" (the "Act"). The position permits a sponsor of a postretirement health care plan that provides a prescription drug benefit to make a one-time election to defer accounting for the effects of the Act. Regardless of whether a sponsor elects that deferral, the position requires certain disclosures pending further consideration of the underlying accounting issues. The position is effective for the Company as of December 31, 2003, and the Company made the one-time election to defer accounting for the effects of the Act.

  ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.  FINANCIAL STATEMENT RESTATEMENT



     The Company announced in June 2004 that it planned to restate financial results for certain periods due to accounting errors it identified at its Carlisle, PA dairy facility and reported in its dairy foods segment. The consolidated financial statements as of and for the years ended December 31, 2003 and 2002 and for the year ended December 31, 2001, have been restated to reflect adjustments necessary to correct these errors. The adjustments relate primarily to the manner in which its Carlisle facility estimated and recorded monthly financial information. Because all information required to be recorded was not known at month-end, the Carlisle facility used an accounting model to estimate certain sales and cost of sales and the related accounts receivable, accounts payable and inventory and recorded financial information in accordance with the model. The accounts were not properly reconciled in subsequent periods to reflect the actual results. Other adjustments relate to accrual cutoffs and mathematical errors in inventory calculations. The financial statement line items impacted thereby include net sales, cost of sales, gross profit, earnings
(loss) from operations, earnings before income taxes, income tax expense (benefit), net earnings, receivables, inventories, accounts payable, accrued expenses, deferred income taxes (included in other assets and employee benefits and other liabilities), member equities, and retained earnings. The consolidated financial statements as of and for the years ended December 31, 2003 and 2002 and for the year ended December 31, 2001 and notes thereto included in this prospectus have been restated to include the effects of the corrections as follows:



                               AS PREVIOUSLY                  AS PREVIOUSLY                  AS PREVIOUSLY
                                 REPORTED        RESTATED       REPORTED        RESTATED       REPORTED        RESTATED
                                YEAR ENDED      YEAR ENDED     YEAR ENDED      YEAR ENDED     YEAR ENDED      YEAR ENDED
CONSOLIDATED STATEMENTS        DECEMBER 31,    DECEMBER 31,   DECEMBER 31,    DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
OF OPERATIONS                      2003            2003           2002            2002           2001            2001
-----------------------        -------------   ------------   -------------   ------------   -------------   ------------
Net sales....................   $6,320,456      $6,326,103     $5,846,864      $5,842,535     $5,864,858      $5,857,718
Cost of sales................    5,735,247       5,742,938      5,350,423       5,350,209      5,378,605       5,376,082
Gross profit.................      585,209         583,165        496,441         492,326        486,253         481,636
Earnings (loss) from
  operations.................      109,382         107,338         (5,619)         (9,734)       100,191          95,574
Earnings before income
  taxes......................      101,641          99,597         96,685          92,570         66,087          61,470
Income tax expense
  (benefit)..................       18,103          17,603         (2,202)         (3,802)        (5,401)         (6,601)
Net earnings.................   $   83,538      $   81,994     $   98,887      $   96,372     $   71,488      $   68,071
Applied to:
  Member equities
    Allocated patronage
      refunds................   $   40,045      $   40,045     $   96,900      $   96,900     $   70,552      $   70,552
    Deferred equities........          986            (312)       (10,336)        (13,128)         2,708            (258)
                                ----------      ----------     ----------      ----------     ----------      ----------
                                    41,031          39,733         86,564          83,772         73,260          70,294
  Retained earnings..........       42,507          42,261         12,323          12,600         (1,772)         (2,223)
                                ----------      ----------     ----------      ----------     ----------      ----------
                                $   83,538      $   81,994     $   98,887      $   96,372     $   71,488      $   68,071
                                ==========      ==========     ==========      ==========     ==========      ==========



                                             AS PREVIOUSLY                  AS PREVIOUSLY
                                               REPORTED        RESTATED       REPORTED        RESTATED
                                             DECEMBER 31,    DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
CONSOLIDATED BALANCE SHEETS                      2003            2003           2002            2002
---------------------------                  -------------   ------------   -------------   ------------
Total current assets.......................   $1,555,693      $1,539,184     $1,378,128      $1,356,136
Other assets...............................      126,025         133,438        211,823         220,124
Total assets...............................    3,398,156       3,389,060      3,246,322       3,232,631
Total current liabilities..................    1,096,641       1,106,562      1,169,474       1,171,531
Employee benefits and other liabilities....      177,088         175,363        104,340         104,340
Total equities.............................      896,656         879,364        911,513         895,765
Total liabilities and equities.............    3,398,156       3,389,060      3,246,322       3,232,631



3.  MOARK LLC CONSOLIDATION AND PLANNED ACQUISITION OF MINORITY INTEREST


     At December 31, 2002, the Company carried its 50% ownership interest in MoArk under the equity method with an investment balance of $44.7 million. Osborne Investments, LLC ("Osborne") owned the remaining interest in MoArk. In 2003, the Company increased its ownership from 50% to 57.5% with an additional investment of $7.8 million. In addition, the Company has the right to acquire (and Osborne has the right to require the Company to acquire) the remaining 42.5% of MoArk owned by Osborne for a $42.2 million minimum payment in 2007.

     In accordance with the provisions of FIN 46, effective July 1, 2003, the Company consolidated MoArk into its financial statements. Although Osborne has a 42.5% ownership interest in MoArk, the Company continues to be allocated 100% of the income or loss from the operations of MoArk. In addition to consolidating MoArk for accounting purposes, the Company has presumed that it will acquire the remaining 42.5% in 2007. Effective July 1, 2003, the Company recorded this presumed $42.2 million payment as a long-term liability in the consolidated balance sheet as employee benefits and other liabilities at a present value of $31.6 million using an effective interest rate of 7%. The present value of this liability is $32.7 million at

December 31, 2003. During 2003, MoArk changed its year end to the last Saturday in December. In previous years, MoArk's year end was the Saturday closest to January 31.

     The consolidation of MoArk impacted the comparability of several categories in the consolidated balance sheets. Summarized, selected balance sheet items for MoArk are as follows:

                                                              AT DECEMBER 31,
                                                                   2003
                                                              ---------------
Receivables, net............................................      $59,999
Inventory...................................................       39,286
Property, plant and equipment, net..........................       82,680
Property under capital lease, net...........................       12,245
Goodwill....................................................       63,985
Notes and short-term obligations............................       19,978
Accounts payable and accrued expenses.......................       44,504
Long-term debt (including current portion)..................       75,785
Obligations under capital lease (including current
  portion)..................................................       10,797


4.  RESTRICTED CASH


     On March 28, 2003, Cheese and Protein International LLC ("CPI"), a 96%-owned consolidated subsidiary, amended its lease for property and equipment relating to its cheese manufacturing and whey processing plant in Tulare, California. The amendment postponed the measurement of the fixed charge coverage ratio requirement contained in the lease until March 2005. The amendment requires Land O'Lakes to maintain a $20 million cash account (which may be replaced by a letter of credit at the Company's option) to support the lease. The cash account or letter of credit would only be drawn upon in the event of a CPI default and would reduce amounts otherwise due under the lease. The requirement would be lifted pending the achievement of certain financial targets by CPI.


5.  RECEIVABLES


     A summary of receivables at December 31 is as follows:


                                                                   RESTATED
                                                              -------------------
                                                                2003       2002
                                                              --------   --------
Trade accounts..............................................  $327,913   $225,589
Notes and contracts.........................................    63,984     44,565
Notes from sale of trade receivables (see Note 6)...........   155,191    194,476
Other.......................................................    96,051     99,003
                                                              --------   --------
                                                               643,139    563,633
Less allowance for doubtful accounts........................    19,552     18,255
                                                              --------   --------
Total receivables, net......................................  $623,587   $545,378
                                                              ========   ========


     A substantial portion of Land O'Lakes receivables is concentrated in agriculture, as well as in the wholesale and retail food industries. Collections of these receivables may be dependent upon economic returns in these industries. The Company's credit risks are continually reviewed, and management believes that adequate provisions have been made for doubtful accounts.

6.  RECEIVABLES PURCHASE FACILITY


     In December 2001, the Company established a $100.0 million receivables purchase facility with CoBank, ACB ("CoBank"). A wholly-owned, unconsolidated special purpose entity ("SPE") was established to purchase certain receivables from the Company. CoBank has been granted an interest in the pool of receivables owned by the SPE. The transfers of the receivables from the Company to the SPE are structured as sales and, accordingly, the receivables transferred to the SPE are not reflected in the consolidated balance sheet. However, the Company retains credit risk related to the repayment of the notes receivable with the SPE, which, in turn, is dependent upon the credit risk of the SPE's receivables pool. Accordingly, the Company has retained reserves for estimated losses. The Company expects no significant gains or losses from the facility. At December 31, 2003, $20.0 million was outstanding under this facility and no amounts were outstanding under this facility at December 31, 2002. The total accounts receivable sold were $2,630.0 million and $2,653.0 million in 2003 and 2002, respectively.


7.  INVENTORIES


     A summary of inventories at December 31 is as follows:


                                                                   RESTATED
                                                              -------------------
                                                                2003       2002
                                                              --------   --------
Raw materials...............................................  $159,511   $141,915
Work in process.............................................    33,645     33,982
Finished goods..............................................   303,670    270,703
                                                              --------   --------
Total inventories...........................................  $496,826   $446,600
                                                              ========   ========



8.  INVESTMENTS


     A summary of investments at December 31 is as follows:


                                                                2003       2002
                                                              --------   --------
CF Industries, Inc. ........................................  $249,502   $249,502
Agriliance LLC..............................................    92,134     91,629
Ag Processing Inc ..........................................    37,941     37,854
Advanced Food Products LLC..................................    29,494     27,418
CoBank, ACB.................................................    18,583     22,061
Universal Cooperatives......................................     8,224      6,473
Agronomy Company of Canada Ltd. ............................     7,954      5,660
Melrose Dairy Proteins, LLC.................................     6,623      6,579
Prairie Farms Dairy, Inc. ..................................     5,125      5,092
MoArk/Fort Recovery Egg Marketing, LLC......................     2,210         --
MoArk LLC...................................................        --     44,678
Other -- principally cooperatives and joint ventures........    48,851     48,646
                                                              --------   --------
Total investments...........................................  $506,641   $545,592
                                                              ========   ========



     On July 1, 2003, the Company began consolidating MoArk LLC, which prior to that date was accounted for as an equity investment. See Note 3 for additional information. Also in 2003, the Company sold its investment in a swine joint venture within the Feed segment for $3.0 million in cash.


     During 2002, the Company sold its interest in PEC Mark II (Malta Cleyton), a Mexican feed joint venture, for $5.6 million in cash and a $2.0 million note receivable.

     Land O'Lakes largest equity investments, based on each investee's total assets or earnings, are Agriliance LLC, Advanced Food Products LLC, Melrose Dairy Proteins, LLC and MoArk/Fort Recovery Egg Marketing, LLC at December 31, 2003 and Agriliance LLC, Advanced Food Products LLC, Melrose Dairy Proteins, LLC and MoArk LLC at December 31, 2002. Summarized financial information, in aggregate, for the four largest equity investments, which comprise most of the equity investments, is as follows:

                                                                 2003         2002
                                                              ----------   ----------
Net sales...................................................  $3,907,460   $4,289,667
Gross profit................................................     446,402      418,650
Net earnings................................................      92,456       45,839
Current assets..............................................   1,410,931    1,511,267
Non-current assets..........................................     192,313      362,352
Current liabilities.........................................   1,116,937    1,307,462
Non-current liabilities.....................................     201,469      201,321
Total equity................................................     284,838      364,836


9.  PROPERTY, PLANT AND EQUIPMENT


     A summary of property, plant and equipment at December 31 is as follows:

     Owned property, plant and equipment:

                                                                 2003        2002
                                                              ----------   --------
Machinery and equipment.....................................  $  610,312   $554,926
Buildings and building equipment............................     309,004    294,032
Land and land improvements..................................      63,930     59,396
Software....................................................      59,346     38,689
Construction in progress....................................      29,136     40,771
                                                              ----------   --------
                                                               1,071,728    987,814
Less accumulated depreciation...............................     447,097    407,954
                                                              ----------   --------
Total property, plant and equipment, net....................  $  624,631   $579,860
                                                              ==========   ========

     Property under capital lease:

                                                                2003       2002
                                                              --------   --------
Machinery and equipment.....................................  $ 80,039   $ 78,868
Buildings and building equipment............................    35,581     26,868
Land and land improvements..................................     2,318         --
                                                              --------   --------
                                                               117,938    105,736
Less accumulated depreciation...............................     8,793         --
                                                              --------   --------
Total property under capital lease, net.....................  $109,145   $105,736
                                                              ========   ========

10.  GOODWILL AND OTHER INTANGIBLE ASSETS


     Goodwill: The Company adopted the remaining provisions of SFAS No. 142 on January 1, 2002. Had SFAS No. 142 been effective January 1, 2001, net earnings for 2001 would have been reported as follows:


                                                                   RESTATED
                                                          ---------------------------
                                                           2003      2002      2001
                                                          -------   -------   -------
Net earnings............................................  $81,994   $96,372   $68,071
Add back: goodwill amortization, net of tax.............       --        --     4,940
                                                          -------   -------   -------
Adjusted net earnings...................................  $81,994   $96,372   $73,011
                                                          =======   =======   =======


     The carrying amount of goodwill at December 31 is as follows:

                                                                2003       2002
                                                              --------   --------
Dairy Foods.................................................  $ 66,259   $ 66,718
Feed........................................................   150,922    156,839
Seed........................................................    12,405     16,948
Swine.......................................................        --        647
Agronomy....................................................    63,733     69,823
Layers......................................................    79,764     11,897
Other.......................................................        --        541
                                                              --------   --------
Total goodwill..............................................  $373,083   $323,413
                                                              ========   ========

     Goodwill in the Layers segment increased by $67.9 million, primarily due to the consolidation of MoArk and the presumed minority interest acquisition of the remaining interest in MoArk. The decreases in Seed and Swine segment goodwill were due to impairments of $1.0 million and $0.6 million, respectively, amortization and certain reclassifications. Goodwill decreases in the Dairy Foods, Feed, and Agronomy segments resulted from amortization associated with investments in joint ventures and cooperatives.

     Other Intangible Assets: A summary of other intangible assets at December 31 is as follows:

                                                                2003       2002
                                                              --------   --------
Amortized other intangible assets:
Patents, less accumulated amortization of $2,622 and $1,394,
  respectively..............................................  $ 14,147   $ 15,318
Trademarks, less accumulated amortization of $2,044 and
  $1,615, respectively......................................     2,296      2,725
Other intangible assets, less accumulated amortization of
  $12,783 and $9,667, respectively..........................     9,870      7,102
                                                              --------   --------
Total amortized other intangible assets.....................    26,313     25,145
Total non-amortized other intangible assets -- trademarks...    76,625     76,625
                                                              --------   --------
Total other intangible assets...............................  $102,938   $101,770
                                                              ========   ========

     Amortization expense for the years ended December 31, 2003, 2002 and 2001 was $5.3 million, $6.6 million and $4.6 million, respectively. The estimated amortization expense related to other intangible assets subject to amortization for the next five years will approximate $3.0 million annually. The weighted-average life of the intangible assets subject to amortization is approximately 10 years.

11.  DEBT OBLIGATIONS


     The Company had notes and short-term obligations at December 31, 2003 and 2002 of $80.7 million and $37.8 million, respectively. The weighted average interest rates on short-term borrowings at December 31, 2003 and 2002 were 3.56% and 3.51%, respectively.

     A summary of long-term debt at December 31 is as follows:

                                                                 2003         2002
                                                              ----------   ----------
Term A loan -- quarterly installments through 2006 (variable
  rate based on LIBOR)......................................  $   92,473   $  288,270
Term B loan -- quarterly installments through 2008 (variable
  rate based on LIBOR)......................................     152,374      231,417
Senior unsecured notes -- due 2011 (8.75%)..................     350,000      350,000
Senior secured notes -- due 2010 (9.00%)....................     175,000           --
MoArk LLC debt -- due 2004 through 2023 (5.97% weighted
  average...................................................      75,785           --
Industrial development revenue bonds and other secured notes
  payable -- due 2004 through 2016 (.90% to 6.00%)..........      14,940       26,268
Capital Securities of Trust Subsidiary -- due 2028
  (7.45%)...................................................     190,700      190,700
Other debt..................................................      21,951       25,216
                                                              ----------   ----------
                                                               1,073,223    1,111,871
Less current portion........................................       7,841      104,563
                                                              ----------   ----------
Total long-term debt........................................  $1,065,382   $1,007,308
                                                              ==========   ==========

     During 2003, the Company completed a $175 million long-term bond offering due 2010. The proceeds of the offering were used to make payments on Term A loan of $122.5 million and on Term B loan of $52.5 million. Additional payments made in 2003 on Term A loan were $73.3 million and Term B loan were $26.5 million. Debt covenants include certain minimum financial ratios that were all satisfied. In 2002, the Company made payments on Term A loan of $36.7 million and on Term B loan of $18.6 million.

     Land O'Lakes Capital Trust I (the "Trust") was created for the sole purpose of issuing $200.0 million of Capital Securities and investing the proceeds thereof in an equivalent amount of debentures of the Company. The sole assets of the Trust, $206.2 million principal amount Junior Subordinated Deferrable Interest Debentures (the "Debentures") of the Company, bearing interest at 7.45% and maturing on March 15, 2028, are eliminated upon consolidation. The Capital Securities are guaranteed to the extent set forth in the Offering Memorandum of the Capital Securities by the Company and bear the same interest rate and maturity date as the Debentures.

     Interest paid on debt obligations was $82.0 million, $80.0 million and $55.7 million in 2003, 2002 and 2001, respectively.

     At December 31, 2003, the Company had a $250 million 5-year revolving credit facility with a variable interest rate based on LIBOR. As of December 31, 2003, $205.2 million was available under the revolving credit facility, after giving effect to $44.8 million of outstanding letters of credit, which reduce availability. There were no borrowings on the facility as of December 31, 2003.

     Borrowings under the revolving credit facility and the term loans bear interest at variable rates (either LIBOR or an Alternative Base Rate) plus applicable margins. The margins depend on Land O'Lakes credit ratings in the case of the Term A loan, and on the Company's leverage ratio in the case of the revolving credit facility. The margin on the Term B loan is fixed. Based upon Land O'Lakes existing credit ratings and leverage ratio, the current LIBOR margins are 275 basis points for the Term A loan, 275 basis points for the revolving credit facility and 350 basis points for the Term B Loan. Spreads for the Alternative Base Rate are 100 basis points lower than the applicable LIBOR spreads. LIBOR may be set for one, two, three or six month periods at the election of Land O'Lakes. As of December 31, 2003, interest rates on the Term A loan and Term B loan were 3.93% and 4.68%, respectively.

     In January 2004, the Company completed amendments to its existing senior credit facilities. Under the amendment to the revolving credit facility, the lenders have committed to make advances and issue letters of credit until January 2007 in an aggregate amount not to exceed $185 million, subject to a borrowing base limitation. In addition, the amendment to the revolving facility increases the amount of that facility available for the issuance of letters of credit from $50 million to $75 million, increases the spreads used to determine interest rates on that facility, changes the basis on which those spreads and commitment fees for that facility are determined from the Company's senior secured long-term debt ratings to the Company's leverage ratio, and favorably adjusts the leverage ratio covenant contained in that facility. An amendment providing for the same leverage ratio covenant modification and for a change in the allocation of certain mandatory prepayments was also secured with respect to the Company's Term A loan and Term B loan. Under the amendments, the Company is required to maintain a leverage ratio of initially no greater than 4.75 to 1, with the maximum leverage ratio decreasing in increments to 3.75 to 1 on December 16, 2006.

     Substantially all of the Company's assets have been pledged to its lenders under the terms of its financing arrangements including, but not limited to, Term A loan, Term B loan, the revolving credit facility and the senior secured notes due 2010.

     The maturity of long-term debt for the next five years and thereafter is summarized in the table below.

YEAR                                                           AMOUNT
----                                                          --------
2004........................................................  $  7,841
2005........................................................    45,802
2006........................................................    73,657
2007........................................................    14,044
2008........................................................   153,504
2009 and thereafter.........................................   778,375


12.  OTHER COMPREHENSIVE INCOME



                                                                   RESTATED
                                                         ----------------------------
                                                           2003      2002      2001
                                                         --------   -------   -------
Net earnings...........................................  $ 81,994   $96,372   $68,071
Minimum pension liability adjustment (net of tax of
  $40,645).............................................   (65,617)       --        --
                                                         --------   -------   -------
Total comprehensive income.............................  $ 16,377   $96,372   $68,071
                                                         ========   =======   =======


     The minimum pension liability adjustment reflects $60.9 million, net of tax, for Land O'Lakes defined benefit pension plans and $4.7 million, net of tax, for the Company's portion of the minimum pension liability adjustment for its joint venture investment in Agriliance LLC.


13.  FAIR VALUE OF FINANCIAL INSTRUMENTS


     The following tables provide information of the carrying amount, notional amount and fair value of financial instruments, including derivative financial instruments. The Company believes it is not practical to estimate the fair value of investments in other cooperatives due to the excessive cost involved as there is no established market for these investments. The carrying value of financial instruments classified as current assets and current liabilities, such as cash and short-term investments, receivables, accounts payable, notes and short-term obligations, approximate fair value due to the short-term maturity of the instruments. The carrying value of LIBOR-based debt, including the revolving credit facility, Term A loan and Term B loan, also approximates fair market value since the interest rate automatically adjusts every one to three months and credit spreads are not believed to have changed materially since the facilities were established. The fair value of fixed rate long-term debt was established through a present value calculation, based on available information on prevailing market interest rates for similar securities on the respective reporting dates, and is summarized at December 31 as follows:

                                                    2003                  2002
                                             -------------------   -------------------
                                             CARRYING     FAIR     CARRYING     FAIR
                                              AMOUNT     VALUE      AMOUNT     VALUE
                                             --------   --------   --------   --------
Senior unsecured notes due 2011............  $350,000   $295,820   $350,000   $275,170
Senior secured notes due 2010..............   175,000    177,048         --         --
MoArk fixed rate debt......................    46,950     46,950         --         --
Capital Securities of Trust Subsidiary due
  2028.....................................   190,700     68,026    190,700    103,302

     The Company enters into futures and options contract derivatives to reduce risk on the market value of inventory and fixed or partially fixed purchase and sale contracts. The notional or contractual amount of derivatives provides an indication of the extent of the Company's involvement in such instruments at that time but does not represent exposure to market risk or future cash requirements under certain of these instruments. A summary of the notional or contractual amounts of these instruments at December 31 is as follows:

                                                      2003                 2002
                                               ------------------   ------------------
                                               NOTIONAL    FAIR     NOTIONAL    FAIR
                                                AMOUNT     VALUE     AMOUNT     VALUE
                                               --------   -------   --------   -------
Derivative financial instruments:
  Commodity futures contracts
     Commitments to purchase.................  $179,004   $13,384   $108,359   $(4,543)
     Commitments to sell.....................   (43,052)     (517)   (56,969)     (615)


14.  INCOME TAXES


     The components of the income tax provision are summarized as follows:


                                                                   RESTATED
                                                         ----------------------------
                                                          2003      2002       2001
                                                         -------   -------   --------
Current expense (benefit)
  Federal..............................................  $ 5,300   $ 4,537   $(22,281)
  State................................................      629       471     (3,282)
                                                         -------   -------   --------
                                                           5,929     5,008    (25,563)
Deferred expense (benefit).............................   11,674    (8,810)    18,962
                                                         -------   -------   --------
Income tax expense (benefit)...........................  $17,603   $(3,802)  $ (6,601)
                                                         =======   =======   ========

     The effective tax rate differs from the statutory rate primarily as a result of the following:


                                                                    RESTATED
                                                              ---------------------
                                                              2003    2002    2001
                                                              -----   -----   -----
Statutory rate..............................................   35.0%   35.0%   35.0%
Patronage refunds...........................................  (14.1)  (36.6)  (40.2)
State income tax, net of federal benefit....................    2.0    (0.4)   (0.8)
Amortization of goodwill....................................    0.3     0.5     0.4
Effect of foreign operations................................   (1.5)   (4.3)    1.7
Disposal of investment......................................     --      --    (5.5)
Taxes previously not benefited..............................   (5.5)     --    (1.0)
Other, net..................................................    1.5     1.7    (0.3)
                                                              -----   -----   -----
Effective tax rate..........................................   17.7%   (4.1)% (10.7)%
                                                              =====   =====   =====


     The significant components of the deferred tax assets and liabilities at December 31 are as follows:


                                                                   RESTATED
                                                              -------------------
                                                                2003       2002
                                                              --------   --------
Deferred tax assets related to:
  Deferred patronage........................................  $ 44,074   $  4,323
  Accrued expenses..........................................    65,729     25,160
  Allowance for doubtful accounts...........................     7,246      9,012
  Inventories...............................................        --      2,252
  Asset impairments.........................................     4,038     10,232
  Joint ventures............................................    15,041         --
  Net operating loss carryforward...........................    15,641     56,614
  Deferred tax credits......................................     6,796         --
                                                              --------   --------
Total deferred tax assets...................................   158,565    107,593
                                                              --------   --------
Deferred tax liabilities related to:
  Property, plant and equipment.............................    80,190     65,157
  Inventories...............................................    13,191         --
  Intangibles...............................................     6,786     17,800
  Joint ventures............................................        --      1,292
  Deferred revenue..........................................    20,693         --
  Other, net................................................     3,493        347
                                                              --------   --------
  Total deferred tax liabilities............................   124,353     84,596
                                                              --------   --------
Net deferred tax assets.....................................  $ 34,212   $ 22,997
                                                              ========   ========


     SFAS No. 109 "Accounting for Income Taxes" requires consideration of a valuation allowance if it is "more likely than not" that benefits of deferred tax assets will not be realized. Management has determined, based on prior earnings history and anticipated earnings, that no valuation allowance is necessary.

     Income taxes (recovered) paid in 2003, 2002, and 2001 were $(6.6) million, $(21.7) million and $22.3 million, respectively.

15.  PENSION AND OTHER POSTRETIREMENT PLANS


     The Company has a qualified, defined benefit pension plan which generally covers all eligible employees not participating in a labor negotiated plan. Plan benefits are generally based on years of service and employees' highest compensation during five consecutive years of employment. Annual payments to the pension trust fund are determined in compliance with the Employee Retirement Income Security Act ("ERISA"). In addition, the Company has a noncontributory, supplemental executive retirement plan ("SERP") and a discretionary capital accumulation plan ("CAP"), both of which are non-qualified, defined benefit pension plans and are unfunded.

     The Company also sponsors plans that provide certain health care benefits for retired employees. Generally, employees hired by Land O'Lakes prior to October 1, 2002 become eligible for these benefits upon meeting certain age and service requirements; employees hired by Land O'Lakes after September 30, 2002 are eligible for access-only retirement health care benefits at their expense. The Company funds only the plans' annual cash requirements.

     As permitted by FASB Staff Position 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003," the Company has elected to defer recognizing in its 2003 consolidated financial statements the effect of the Act. Accordingly, any measures of the accumulated postretirement benefit obligation or net periodic postretirement benefit cost do not reflect the effect of the Act. Specific authoritative guidance on accounting for the federal subsidy is pending, and the issued guidance could require the Company to change previously reported information.

     The Company uses a November 30 measurement date for its plans.

  OBLIGATION AND FUNDED STATUS AT DECEMBER 31

                                                 PENSION BENEFITS
                                     -----------------------------------------            OTHER
                                       QUALIFIED PLAN      NON-QUALIFIED PLANS   POSTRETIREMENT BENEFITS
                                     -------------------   -------------------   -----------------------
                                       2003       2002       2003       2002        2003         2002
                                     --------   --------   --------   --------   ----------   ----------
Change in benefit obligation:
  Benefit obligation at beginning
     of year.......................  $351,823   $313,680   $ 42,068   $ 39,217    $ 60,923     $ 59,295
  Service cost.....................    16,209     11,537        377        366         803          802
  Interest cost....................    24,253     23,588      2,916      2,759       4,353        4,048
  Plan participant's
     contributions.................        --         --         --         --       1,586        1,214
  Plan amendments..................        --      3,377         --     (3,152)         --           --
  Transfer to other plans..........        --     (3,062)        --         --          --           --
  Business combinations............        --     26,389         --         --          --           --
  Actuarial loss (gain)............    41,167     (5,517)     4,476      4,833       8,149        2,828
  Benefits paid....................   (18,054)   (18,169)    (2,105)    (1,955)     (7,891)      (7,264)
                                     --------   --------   --------   --------    --------     --------
  Benefit obligation at end of
     year..........................  $415,398   $351,823   $ 47,732   $ 42,068    $ 67,923     $ 60,923
                                     ========   ========   ========   ========    ========     ========

                                                 PENSION BENEFITS
                                     -----------------------------------------            OTHER
                                       QUALIFIED PLAN      NON-QUALIFIED PLANS   POSTRETIREMENT BENEFITS
                                     -------------------   -------------------   -----------------------
                                       2003       2002       2003       2002        2003         2002
                                     --------   --------   --------   --------   ----------   ----------
Change in plan assets:
  Fair value of plan assets at
     beginning of year.............  $334,137   $283,983   $     --   $     --    $     --     $     --
  Actual gain (loss) on plan
     assets........................    45,182    (17,810)        --         --          --           --
  Company contributions............        --     67,936      2,105      1,955       6,305        6,050
  Transfer to other plans..........        --     (3,062)        --         --          --           --
  Business combinations............        --     21,259         --         --          --           --
  Plan participants'
     contributions.................        --         --         --         --       1,586        1,214
  Benefits paid....................   (18,054)   (18,169)    (2,105)    (1,955)     (7,891)      (7,264)
                                     --------   --------   --------   --------    --------     --------
  Fair value of plan assets at end
     of year.......................  $361,265   $334,137   $     --   $     --    $     --     $     --
                                     ========   ========   ========   ========    ========     ========
  Funded status....................  $(54,133)  $(17,686)  $(47,732)  $(42,068)   $(67,923)    $(60,923)
  Unrecognized net actuarial
     loss..........................   135,129    107,545     10,486      6,573      34,927       28,946
  Unrecognized prior service
     cost..........................     4,652      5,927     (2,778)    (3,209)      2,660        2,926
  Unrecognized transition
     obligation....................        --                    --         --       5,785        6,429
                                     --------   --------   --------   --------    --------     --------
  Net amount recognized............  $ 85,648   $ 95,786   $(40,024)  $(38,704)   $(24,551)    $(26,622)
                                     ========   ========   ========   ========    ========     ========
Amounts recognized in consolidated
  balance sheets consist of:
  Prepaid benefit cost.............  $     --   $ 95,786   $     --   $     --    $     --     $     --
  Accrued benefit liability........   (15,909)        --    (41,176)   (38,704)    (24,551)     (22,622)
  Intangible asset.................     4,652         --         --         --          --           --
  Accumulated other comprehensive
     income before tax.............    96,905         --      1,692         --          --           --
                                     --------   --------   --------   --------    --------     --------
  Net amount recognized............  $ 85,648   $ 95,786   $(40,024)  $(38,704)   $(24,551)    $(22,622)
                                     ========   ========   ========   ========    ========     ========


     The accumulated benefit obligation for the Company's qualified, defined benefit pension plan was $377.2 million and $330.5 million at December 31, 2003 and 2002, respectively. The accumulated benefit obligation for the Company's non-qualified defined benefit plans was $42.2 million and $38.7 million at December 31, 2003 and 2002, respectively.

     Information for pension plans with an accumulated benefit obligation in excess of plan assets:

                                                            PENSION BENEFITS
                                                  -------------------------------------
                                                  QUALIFIED PLAN    NON-QUALIFIED PLANS
                                                  ---------------   -------------------
                                                    2003     2002     2003       2002
                                                  --------   ----   --------   --------
Projected benefit obligation....................  $415,398   N/A    $47,732    $42,068
Accumulated benefit obligation..................   377,175   N/A     42,235     38,736
Fair value of plan assets.......................   361,265   N/A         --         --

     Components of net periodic benefit cost are as follows:

                                     PENSION BENEFITS          OTHER POSTRETIREMENT BENEFITS
                              ------------------------------   ------------------------------
                                2003       2002       2001       2003       2002       2001
                              --------   --------   --------   --------   --------   --------
Service cost................  $ 16,586   $ 11,903   $  9,678    $  803     $  802     $  818
Interest cost...............    27,169     26,347     22,001     4,353      4,048      3,917
Expected return on assets...   (32,806)   (30,301)   (28,428)       --         --         --
Amortization of actuarial
  loss......................     1,771        905         --     2,169      1,615      1,327
Amortization of prior
  service cost..............       844        848        877       266        266        266
Amortization of transition
  obligation................        --         --         --       643        643        643
                              --------   --------   --------    ------     ------     ------
Net periodic benefit cost...  $ 13,564   $  9,702   $  4,128    $8,234     $7,374     $6,971
                              ========   ========   ========    ======     ======     ======

  ADDITIONAL INFORMATION

                                                                PENSION BENEFITS
                                                      -------------------------------------
                                                                            NON-QUALIFIED
                                                        QUALIFIED PLAN          PLANS
                                                      ------------------   ----------------
                                                        2003      2002      2003     2002
                                                      --------   -------   ------   -------
Increase in intangible asset........................  $  4,652   $    --   $   --   $    --
Increase in additional minimum liability............   101,557        --    1,692        --
                                                      --------   -------   ------   -------
Decrease in other comprehensive income, before
  tax...............................................  $ 96,905   $    --   $1,692   $    --
                                                      ========   =======   ======   =======

     Weighted-average assumptions used to determine benefit obligations at December 31:

                                                                                 OTHER
                                                                            POSTRETIREMENT
                                                      PENSION BENEFITS         BENEFITS
                                                      -----------------     ---------------
                                                       2003       2002      2003      2002
                                                      ------     ------     -----     -----
Discount rate.......................................   6.25%      7.00%     6.25%     7.00%
Rate of compensation increase.......................   4.25%      4.25%      N/A       N/A

     Weighted-average assumptions used to determine net periodic benefit cost for years ended December 31:

                                                                              OTHER
                                                 PENSION BENEFITS    POSTRETIREMENT BENEFITS
                                                ------------------   ------------------------
                                                2003   2002   2001    2003     2002     2001
                                                ----   ----   ----   ------   ------   ------
Discount rate.................................  7.00%  7.25%  7.50%   7.00%    7.25%    7.50%
Rate of long-term return on plan assets.......  8.50%  9.50%  9.50%    N/A      N/A      N/A
Rate of compensation increase.................  4.25%  4.75%  4.75%    N/A      N/A      N/A

     The Company employs a building block approach in determining the long-term rate of return for the assets in the qualified, defined benefit pension plan. Historical markets are studied and long-term historical relationships between equities and fixed income are preserved consistent with the widely-accepted capital market principle that assets with higher volatility generate a greater return over the long run. Current market factors, such as inflation and interest rates, are evaluated before long-term capital market assumptions are determined. Diversification and rebalancing of the plan assets are properly considered as part of establishing the long-term portfolio return. Peer data and historical returns are reviewed to check for reasonability and appropriateness.

     Assumed health care cost trend rates at December 31:

                                                              2003   2002
                                                              ----   ----
Health care cost trend rate assumed for next year...........   9.0%  10.0%
Rate of which the cost trend is assumed to decline (ultimate trend rate)...............................................  5.50%  5.50%
Year that rate reaches ultimate trend rate..................  2008   2008

     Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage point change in the assumed health care cost trend rate at December 31, 2003 would have the following effects:


                                                              1-PERCENTAGE   1-PERCENTAGE
                                                                 POINT          POINT
                                                                INCREASE       DECREASE
                                                              ------------   ------------
Effect on total of service and interest cost................     $  256        $  (241)
Effect on postretirement benefit obligation.................      4,088         (3,856)


  PLAN ASSETS

     The Company's qualified, defined benefit pension plan weighted-average asset allocations at December 31, 2003 and December 31, 2002, by asset category, are as follows:

                                                              2003   2002   TARGET
                                                              ----   ----   ------
Asset category
U.S. equity securities......................................   60%    54%     55%
International equity securities.............................   10%     9%     10%
Fixed income securities and bonds...........................   30%    37%     35%
                                                              ----   ----    ----
Total.......................................................  100%   100%    100%
                                                              ====   ====    ====

     The Company has a Statement of Pension Investment Policies and Objectives (the "Statement") that guides the retirement plan committee in its mission to effectively monitor and supervise the pension plan assets. Two general investment goals are reflected in the Statement: 1) the investment program for the pension plan should provide returns which improve the funded status of the plan over time and reduce the Company's pension costs; and 2) the Company expects to receive above-average performance from the pension portfolio's managers in exchange for the fees paid to them. As a result, the total fund's annualized return before fees should, over a five year horizon, exceed the annualized, weighted total rate of return of the following customized index by one percentage point: S&P 500 (weighted 55%), EAFE Index (weighted 10%), and Lehman Brothers Aggregate Bond Index (weighted 35%) and rank in the top 35 percent on the Hewitt Associates' pension fund universe.

  CASH FLOW

     The Company expects to contribute approximately $12 million to its defined benefit pension plans and $7 million to its other postretirement benefits plans in 2004.

  OTHER BENEFIT PLANS

     Certain eligible employees are covered by defined contribution plans. The expense for these plans was $12.7 million, $14.6 million and $11.0 million for 2003, 2002 and 2001, respectively.


16.  EQUITIES


     The authorized capital stock at December 31, 2003 consists of 2,000 shares of Class A Common, $1,000 par value; 50,000 shares of Class B Common, $1 par value; 500 shares of nonvoting Class C Common,

$1,000 par value; 10,000 shares of nonvoting Class D Common, $1 par value; and 1,000,000 shares of nonvoting, 8% non-cumulative Preferred, $10 par value.

     The following details the activity in membership shares during the three years ended December 31, 2003:

                                                            NUMBER OF SHARES
                                                 ---------------------------------------
                                                           COMMON
                                                 ---------------------------
                                                   A       B      C      D     PREFERRED
                                                 -----   -----   ---   -----   ---------
December 31, 2000..............................  1,166   5,890   197   1,500    97,434
  New Members..................................     47     716    18     364        --
  Redemptions..................................    (41)   (739)  (15)   (426)   (4,865)
                                                 -----   -----   ---   -----    ------
December 31, 2001..............................  1,172   5,867   200   1,438    92,569
  New Members..................................      3     321     2     137        --
  Redemptions..................................    (48)   (981)   (8)   (470)   (6,289)
                                                 -----   -----   ---   -----    ------
December 31, 2002..............................  1,127   5,207   194   1,105    86,280
  New Members..................................      3     247    --     156        --
  Redemptions..................................    (36)   (540)   (4)   (119)   (2,762)
                                                 -----   -----   ---   -----    ------
December 31, 2003..............................  1,094   4,914   190   1,142    83,518
                                                 =====   =====   ===   =====    ======

     Patronage refunds to members of $40.0 million, $96.9 million and $70.6 million for the years ended December 31, 2003, 2002 and 2001, respectively, are based on earnings in specific patronage or product categories and in proportion to the business each member does within each category. For 2003, Land O'Lakes will issue qualified patronage refunds in the amount of $40.0 million. Qualified patronage refunds are tax deductible by the Company when qualified written notices of allocation are issued and non-qualified patronage refunds are tax deductible when redeemed with cash. The Company will not issue any non-qualified patronage refunds for 2003.


     The allocation to retained earnings of $42.3 million in 2003, $12.6 million in 2002 and $(2.2) million in 2001 represents earnings or (losses) generated by non-member businesses plus amounts under the retained earnings program as provided in the bylaws of the Company.



17.  ACQUISITIONS AND DIVESTITURES


     During 2003, Land O'Lakes divested of a feed business in Taiwan for $0.4 million in cash, which resulted in a loss of $0.7 million. The Company also divested a powdered cocoa business for $1.4 million in cash, which resulted in a gain of $1.4 million.

     Proceeds from divestitures in 2002 totaled $22.4 million. The Company divested its dairy foods and feed operations in Poland for $4.2 million in cash and $6.3 million in debt assumed, which resulted in a gain of $1.3 million. Net cash proceeds were $11.0 million on a divestiture of a seed coating business in Idaho and a seed inoculation business in Brazil, which resulted in a gain of $4.0 million. Other divestitures in 2002 resulted in net cash proceeds of $0.9 million and a loss of $0.3 million.

     On October 11, 2001, the Company acquired 100% of the outstanding stock of Purina Mills, Inc. ("Purina Mills"), a lifestyle feed business. The results of operations for Purina Mills are included in the consolidated financial statements since that date. The aggregate purchase price was approximately $359 million, net of cash acquired, of which $247 million represented cash payments for stock and acquisition costs and $112 million represented debt retirement. The unaudited pro forma results of operations for the year ended December 31, 2001 would have reflected net sales of $6,530.2 million and net earnings of $71.2 million for the Company assuming the Purina Mills acquisition had occurred on January 1, 2001. The unaudited pro forma results of operations are for informational purposes only and do not purport to represent what the Company's results of operations would have been if the acquisition had actually occurred on that date.


18.  RESTRUCTURING AND IMPAIRMENT CHARGES


     A summary of restructuring and impairment charges is as follows:

                                                            2003     2002      2001
                                                           ------   -------   -------
Restructuring charges (reversals)........................  $3,532   $13,173   $(4,067)
Impairment charges.......................................   3,954    18,239     7,800
                                                           ------   -------   -------
Total restructuring and impairment charges...............  $7,486   $31,412   $ 3,733
                                                           ======   =======   =======

  RESTRUCTURING CHARGES

     In 2003, the Company recorded restructuring charges of $3.5 million. Of this amount, Dairy Foods recorded restructuring charges of $1.0 million which represented severance costs for 44 employees as a result of closing a facility in Perham, MN and $1.6 million for severance related to the closure of a facility in
Volga, SD. Feed recorded a restructuring charge of $0.6 million for severance costs related to closing feed plants, and Seed recorded a restructuring charge of $0.3 million for severance costs related to closing a facility. The balance remaining to be paid at December 31, 2003 for employee severance and outplacement costs was $4.2 million.

     In 2002, the Company recorded restructuring charges of $13.2 million. In the Dairy Foods segment, the Company recorded a $4.4 million restructuring charge related to employee severance and outplacement costs for 374 employees at various locations. In the Feed segment, the Company recorded an $8.8 million restructuring charge related to employee severance and outplacement costs for 375 employees at various locations.

     In 2001, the Company recorded a restructuring reversal of $4.1 million. Dairy Foods recorded a restructuring charge of $1.7 million for severance costs for 63 production employees resulting from the consolidation of production facilities. Feed reversed $5.8 million of a prior-year restructuring charge primarily due to a change in business strategy following the Purina Mills acquisition, which resulted in the decision to continue to operate plants that were held for sale at December 31, 2000.

  IMPAIRMENT CHARGES

     In 2003, the Company recorded impairment charges of $4.0 million. Impairment charges of $1.4 million in the Feed segment, $0.5 million in the Seed segment and $0.5 million in the Swine segment were recognized for write-downs of certain assets to their estimated fair value. The Company recorded goodwill impairments in the Seed and Swine segments for $1.0 million and $0.6 million, respectively.

     In 2002, the Company recorded impairment charges of $18.2 million. In the Dairy Foods segment, the Company recorded a $15.1 million impairment charge, which was related primarily to the write-down of impaired plant assets held for sale to their estimated fair value. In the Feed segment, the Company recorded an $3.1 million impairment charge, which was primarily related to the write-down of impaired plant assets held for sale to their estimated fair value.

     In 2001, the Company recorded impairment charges of $7.8 million. The Feed segment recorded an impairment charge of $6.0 million related to the Company's feed operation in Mexico held for sale at December 31, 2001 in order to value the business at its expected selling price less costs of disposal. Swine recorded an impairment charge of $1.8 million to reduce undeveloped land with permit issues to its estimated fair value.

19.  GAIN ON LEGAL SETTLEMENTS


     Gains on legal settlements were $22.8 million, $155.5 million and $3.0 million in 2003, 2002 and 2001, respectively. The gains represent cash received from product suppliers against whom the Company alleged certain price-fixing claims.


20.  OTHER (INCOME) EXPENSE, NET


                                                           2003      2002      2001
                                                          -------   -------   -------
(Gain) loss on sale of investments......................  $  (877)  $   933   $  (336)
Gain on divestitures of businesses......................     (684)   (4,992)       --
Gain on sale of intangibles.............................     (550)   (4,184)       --
Loss on extinguishment of debt..........................      552        --    23,453
                                                          -------   -------   -------
Total other (income) expense, net.......................  $(1,586)  $(8,243)  $23,177
                                                          =======   =======   =======

     In 2003, the Company recorded a $0.9 million gain on sale of an investment in a swine joint venture within the Feed segment. In 2002, the Company recorded a loss of $0.9 million, which was primarily due to the sale of an investment in the Feed segment. In 2001, the Company recorded a $0.3 million gain on the sale of investments, primarily in the Agronomy segment.

     In 2003, the divestiture of a powdered cocoa business in Dairy Foods resulted in a gain of $1.4 million, which was partially offset by the loss on a divestiture of a Feed business in Taiwan. The Company recorded a gain on divestitures of businesses of $5.0 million in 2002, primarily from the sale of a seed coating business in Idaho and a seed inoculation business in Brazil.

     In 2003, the Company recorded a $0.6 million gain on the sale of a customer list relating to the divestiture of a joint venture in Taiwan. In 2002, the Company recorded a $4.2 million gain on the sale of a customer list pertaining to the feed phosphate distribution business.

     In 2003, a prepayment penalty on Term loan B resulted in a loss of $0.5 million. In 2001, the early extinguishment of previous credit facilities resulted in a loss of $23.5 million.


21.  COMMITMENTS AND CONTINGENCIES


     The Company leases various equipment and real properties under long-term operating leases. Total rental expense was $51.7 million in 2003, $44.4 million in 2002 and $34.8 million in 2001. Most of the leases require payment of operating expenses applicable to the leased assets. Management expects that in the normal course of business most leases that expire will be renewed or replaced by other leases.

     Minimum lease commitments under noncancelable operating leases at December 31, 2003, total $117.0 million composed of $31.7 million for 2004, $28.4 million for 2005, $20.0 million for 2006, $14.4 million for 2007, $12.1 million for 2008 and $10.4 million for later years.

     At December 31, 2003 the Company had $110.0 million in obligations under capital lease, which represents the present value of the future minimum lease payments for the leases of CPI and MoArk. CPI leases the real property and certain equipment relating to its cheese manufacturing and whey processing plant in Tulare, CA. CPI had a lease balance of $99.2 million at December 31, 2003. The entire lease balance of $108.3 million at December 31, 2002 was classified as a current liability as CPI was in default of covenants at that time. MoArk leases land, buildings and equipment at various locations. MoArk had a lease balance of $10.8 million at December 31, 2003.

     Minimum commitments for obligations under capital leases at December 31, 2003, total $110.0 million composed of $10.4 million for 2004, $10.1 million for 2005, $10.2 million for 2006, $10.2 million for 2007, $10.2 million for 2008 and
$58.9 million for later years.

     At December 31, 2003, Land O'Lakes had capital commitments of $7.6 million for equipment and construction in progress at the CPI facility.

     The Company is currently and from time to time involved in litigation and environmental claims incidental to the conduct of business. The damages claimed in some of these cases are substantial. Although the amount of loss that may result from these matters cannot be ascertained with certainty, the Company does not currently believe that, in the aggregate, they will result in a loss material to the Company's consolidated financial condition, future results of operations or cash flows.

     On February 24, 2004, Cache La Poudre Feeds, LLC ("Cache") filed a lawsuit in the United States District Court for the District of Colorado against the Company, Land O'Lakes Farmland Feed LLC and certain named officers thereof claiming trademark infringement with respect to certain animal feed sales under the Profile trade name. Cache seeks damages of at least $132.8 million, which, it claims, is the amount the named entities generated in gains, profits and advantages from using the Profile trade name. In response to Cache's complaint, the Company denied any wrongdoing and pursued certain counterclaims against Cache relating to, among other things, trademark infringement, and other claims against Cache and Cache's attorneys for, among other things, libel and slander. In addition, the Company believes that Cache's calculation of the Company's gains, profits and advantages generated from using the Profile trade name were grossly overstated. The Company believes that sales revenue generated from the sale of products carrying the Profile trade name are immaterial. Although the amount of any loss that may result from this matter cannot be ascertained with certainty, we do not currently believe that it will result in a loss material to our consolidated financial condition, future results of operations or cash flow.

     In the third quarter of 2003, three separate lawsuits were filed against the Company by Ohio alpaca producers in which it is alleged that the Company manufactured and sold animal feed that caused the death of, or damage to, certain of the producers' alpacas. It is possible that additional lawsuits or claims relating to this matter could be brought against the Company. Although the amount of any loss that may result from these matters cannot be ascertained with certainty, we do not currently believe that, in the aggregate, they will result in losses material to our consolidated financial condition, future results of operations or cash flows.

     In a letter dated January 18, 2001, the Company was identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party for the hazardous waste located at the Hudson Refinery Superfund Site in Cushing, Oklahoma. The letter invited the Company to enter into negotiations with the EPA for the performance of a remedial investigation and feasibility study in connection with the site, and also demanded that the Company reimburse the EPA approximately $8.9 million for remediation expenses already incurred at the site. The Company has responded to the EPA in March 2001 denying any responsibility. No further communication has been received from the EPA.


22.  SEGMENT INFORMATION


     The Company operates in six segments: Dairy Foods, Feed, Seed, Swine, Agronomy and Layers.

     The Dairy Foods segment produces, markets and sells products such as butter, spreads, cheese, and other dairy related products. Products are sold under well-recognized national brand names including
LAND O LAKES, the Indian Maiden logo and Alpine Lace, as well as under regional brand names such as New Yorker.

     The Feed segment is largely made up of a 92% ownership position in Land O'Lakes Farmland Feed LLC ("Land O'Lakes Farmland Feed"). Land O'Lakes Farmland Feed develops, produces, markets and distributes animal feeds such as ingredient feed, formula feed, milk replacers, vitamins and additives.

     The Seed segment is a supplier and distributor of crop seed products in the United States. A variety of crop seed is sold, including alfalfa, soybeans, corn, forage and turf grasses.

     The Swine segment has three programs: farrow-to-finish, swine aligned and cost-plus. The farrow-to-finish program produces and sells market hogs. The swine aligned program raises feeder pigs which are sold to local member cooperatives. The cost-plus program provides minimum hog price guarantees to producers in exchange for swine feed sales and profit participation.

     The Agronomy segment consists primarily of the Company's 50% ownership in Agriliance LLC ("Agriliance"), which is accounted for under the equity method. Agriliance markets and sells two primary product lines: crop protection (including herbicides and pesticides) and crop nutrients (including fertilizers and micronutrients).

     The Layers segment consists of the Company's joint venture in MoArk, which was consolidated as of July 1, 2003. MoArk produces and markets shell eggs and egg products that are sold at retail and wholesale for consumer and industrial use throughout the United States.

     The Company allocates corporate administration expense to all of its business segments, both directly and indirectly. Corporate staff functions that are able to determine actual services provided to each segment allocate expense on a direct and predetermined basis. All other corporate staff functions allocate expense indirectly based on each segment's percentage of total invested capital. A majority of corporate administrative expense is allocated directly.


                                 RESTATED                                                                OTHER/        RESTATED
                                DAIRY FOODS      FEED        SEED      SWINE     AGRONOMY    LAYERS    ELIMINATION   CONSOLIDATED
                                -----------   ----------   --------   --------   --------   --------   -----------   ------------
FOR THE YEAR ENDED DECEMBER
 31, 2003
Net sales.....................  $2,975,027    $2,467,207   $479,309   $ 91,187   $    --    $317,829    $ (4,456)     $6,326,103
 Cost of sales(1).............   2,804,770     2,179,115    416,213     88,581        --     264,727     (10,468)      5,742,938
 Selling, general and
   administrative.............     141,368       229,989     46,354      5,285    13,993      24,598       6,754         468,341
 Restructuring and impairment
   charges....................       2,605         1,962      1,775      1,144        --          --          --           7,486
 Interest expense (income),
   net........................      29,107        28,133      3,384      5,882     9,019       9,869      (2,446)         82,948
 Gain on legal settlements....        (103)      (22,429)        --         --        --        (310)         --         (22,842)
 Other (income) expense,
   net........................      (1,384)         (727)        --         --        --          --         525          (1,586)
 Equity in (earnings) loss of
   affiliated companies.......      (4,952)       (1,641)        --        105   (36,237)    (14,480)         60         (57,145)
 Minority interest in earnings
   of subsidiaries............          --         6,366         --         --        --          --          --           6,366
                                ----------    ----------   --------   --------   --------   --------    --------      ----------
 Earnings (loss) before income
   taxes......................  $    3,616    $   46,439   $ 11,583   $ (9,810)  $13,225    $ 33,425    $  1,119      $   99,597
                                ==========    ==========   ========   ========   ========   ========    ========      ==========
FOR THE YEAR ENDED DECEMBER
 31, 2002
 Net sales....................  $2,898,815    $2,444,668   $406,871   $ 83,239   $    --    $     --    $  8,942      $5,842,535
 Cost of sales(1).............   2,743,668     2,155,342    353,852     93,482        --          --       3,865       5,350,209
 Selling, general and
   administrative.............     156,016       235,835     44,272      5,795    18,885       2,120       7,725         470,648
 Restructuring and impairment
   charges....................      19,647        11,765         --         --        --          --          --          31,412
 Interest expense (income),
   net........................      20,136        36,427      4,318      5,521     9,469       4,509      (1,709)         78,671
 Gain on legal settlements....      (3,166)     (152,378)        --         --        --          --          --        (155,544)
 Other (income) expense,
   net........................      (1,796)       (2,642)    (3,956)       119        --          --          32          (8,243)
 Equity in loss (earnings) of
   affiliated companies.......         580        (1,560)        75      1,491   (26,598)      2,915         422         (22,675)
 Minority interest in (loss)
   earnings of subsidiaries...         (21)        5,380         19         --        --          --         109           5,487
                                ----------    ----------   --------   --------   --------   --------    --------      ----------
 (Loss) earnings before income
   taxes......................  $  (36,249)   $  156,499   $  8,291   $(23,169)  $(1,756)   $ (9,544)   $ (1,502)     $   92,570
                                ==========    ==========   ========   ========   ========   ========    ========      ==========
FOR THE YEAR ENDED DECEMBER
 31, 2001
 Net sales....................  $3,462,139    $1,864,021   $413,567   $109,895   $    --    $     --    $  8,096      $5,857,718
 Cost of sales(1).............   3,231,333     1,691,309    354,175     96,980        --          --       2,285       5,376,082
 Selling, general and
   administrative.............     168,940       133,438     49,127      5,155    16,511         329       8,829         382,329
 Restructuring and impairment
   charges....................       1,661           272         --      1,800        --          --          --           3,733
 Interest expense (income),
   net........................      20,046        13,786      6,268      6,182     8,057       3,281      (1,936)         55,684
 Gain on legal settlements....          --        (2,996)        --         --        --          --          --          (2,996)
 Other expense (income),
   net........................          --            --         66         --      (117)         --      23,168          23,117
 Equity in (earnings) loss of
   affiliated companies.......      (4,940)       (4,437)       324     (3,325)  (34,704)     (1,771)        270         (48,583)
 Minority interest in (loss)
   earnings of subsidiaries...      (1,000)        7,992          6         --        --          --        (116)          6,882
                                ----------    ----------   --------   --------   --------   --------    --------      ----------
 Earnings (loss) before income
   taxes......................  $   46,099    $   24,657   $  3,601   $  3,103   $10,253    $ (1,839)   $(24,404)     $   61,470
                                ==========    ==========   ========   ========   ========   ========    ========      ==========

                                 RESTATED                                                                OTHER/        RESTATED
                                DAIRY FOODS      FEED        SEED      SWINE     AGRONOMY    LAYERS    ELIMINATION   CONSOLIDATED
                                -----------   ----------   --------   --------   --------   --------   -----------   ------------
2003
 Total assets.................  $  939,610    $  945,497   $439,858   $ 69,294   $423,341   $315,555    $255,905      $3,389,060
 Depreciation and
   amortization...............      42,958        44,895      2,156      3,548     6,101       6,326      14,784         120,768
 Capital expenditures.........      28,220        24,049        542      5,060        --       3,769      12,412          74,052
2002
 Total assets.................  $  922,606    $1,087,432   $448,039   $ 73,883   $426,696   $ 58,332    $215,643      $3,232,631
 Depreciation and
   amortization...............      36,831        46,555      3,023      3,829     6,090         873       9,561         106,762
 Capital expenditures.........      32,347        26,047        573      3,126        --          --      25,344          87,437
2001
 Total assets.................  $  712,246    $  981,229   $379,912   $ 77,911   $411,738   $ 60,364    $449,859      $3,073,259
 Depreciation and
   amortization...............      42,466        31,707      5,008      5,575     6,321         329       5,882          97,288
 Capital expenditures.........      37,749        24,872      2,685      7,310        --          --      11,320          83,936
(1) Cost of sales includes unrealized hedging (gains) losses of:
 2003.........................  $   (3,035)   $  (11,802)  $ (2,645)  $ (1,980)  $    --    $     --    $     --      $  (19,462)
 2002.........................         394          (154)    (2,265)       888        --          --          --          (1,137)
 2001.........................         139         3,735      2,265        423        --          --          --           6,562



23.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)



                                                      RESTATED
                           --------------------------------------------------------------
                             FIRST        SECOND       THIRD        FOURTH
                            QUARTER      QUARTER      QUARTER      QUARTER     FULL YEAR
                           ----------   ----------   ----------   ----------   ----------
2003
Net sales................  $1,451,018   $1,400,594   $1,582,969   $1,891,522   $6,326,103
Gross profit.............     125,535      125,330      133,531      198,769      583,165
Net (loss) earnings......        (380)      44,932       (1,634)      39,076       81,994



                             FIRST        SECOND       THIRD        FOURTH
                            QUARTER      QUARTER      QUARTER      QUARTER     FULL YEAR
                           ----------   ----------   ----------   ----------   ----------
2002
Net sales................  $1,530,103   $1,419,762   $1,371,248   $1,521,422   $5,842,535
Gross profit.............     146,683      122,529      112,243      110,871      492,326
Net (loss) earnings......      (1,773)      47,447      (12,290)      62,988       96,372



24.  RELATED PARTY TRANSACTIONS


     The Company has a 50% voting interest in Melrose Dairy Proteins, LLC, a joint venture with Dairy Farmers of America formed in April 2001. For the years ended December 31, 2003, 2002 and 2001, the Company purchased $15.1 million, $18.6 million and $1.3 million, respectively, in product from the venture and sold $95.2 million, $96.1 million and $63.2 million, respectively, in product to the venture.

     The Company has a 50% voting interest in Agriliance LLC, a joint venture with United Country Brands formed in July 2000. For the years ended December 31, 2003, 2002 and 2001, the Company sold services to the venture of $9.2 million, $8.3 million and $7.1 million, respectively.

25.  ALLOWANCE FOR DOUBTFUL ACCOUNTS


     The activity in the allowance for doubtful accounts is as follows:

                                             BALANCE AT
                                             BEGINNING    CHARGES TO              BALANCE AT
DESCRIPTION                                   OF YEAR      EXPENSE     OTHER(A)   END OF YEAR
-----------                                  ----------   ----------   --------   -----------
Year ended December 31, 2003...............   $18,255       $5,222     $(3,925)     $19,552
Year ended December 31, 2002...............    22,954        5,094      (9,793)      18,255
Year ended December 31, 2001...............    17,870        1,871       3,213       22,954

---------------

(a) Includes accounts written-off, recoveries, acquisitions, and the impact of consolidations.


26.  CONSOLIDATING FINANCIAL INFORMATION


     The Company has entered into financing arrangements which are guaranteed by the Company and certain of its wholly-owned and majority-owned subsidiaries and limited liability companies (the "Guarantor Subsidiaries"). Such guarantees are full, unconditional and joint and several.

     The following supplemental financial information sets forth, on an unconsolidated basis, balance sheet, statement of operations and cash flow information for the Company, Guarantor Subsidiaries and the Company's other subsidiaries and limited liability companies (the "Non-Guarantor Subsidiaries"). The supplemental financial information reflects the investments of the Company in the Guarantor and Non-Guarantor Subsidiaries using the equity method of accounting.

                               LAND O'LAKES, INC.

                    SUPPLEMENTAL CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 2003


                                     RESTATED
                                       LAND          WHOLLY-       MAJORITY-
                                   O'LAKES, INC.      OWNED          OWNED
                                      PARENT       CONSOLIDATED   CONSOLIDATED   NON-GUARANTOR                    RESTATED
                                      COMPANY       GUARANTORS     GUARANTORS    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   -------------   ------------   ------------   -------------   ------------   ------------
                                                                       ($ IN THOUSANDS)
                                                           ASSETS
Current assets:
  Cash and short-term
    investments..................   $   99,753       $  4,207       $     --       $  6,314      $        --     $  110,274
  Restricted cash................       20,118             --             --             --               --         20,118
  Receivables, net...............      386,678         82,097        194,002        120,064         (159,254)       623,587
  Inventories....................      265,924         45,981        132,027         52,894               --        496,826
  Prepaid expenses...............      227,495          3,053         10,975          4,850               --        246,373
  Other current assets...........       33,968          2,318             --          5,720               --         42,006
                                    ----------       --------       --------       --------      -----------     ----------
    Total current assets.........    1,033,936        137,656        337,004        189,842         (159,254)     1,539,184
Investments......................    1,311,131            223         18,587         11,227         (834,527)       506,641
Property, plant and equipment,
  net............................      246,803         13,357        228,100        136,371               --        624,631
Property under capital lease,
  net............................           --             --             31        109,114               --        109,145
Goodwill.........................      183,665          3,224        121,993         64,201               --        373,083
Other intangibles................        1,140          3,041         95,241          3,516               --        102,938
Other assets.....................       65,734          4,464         26,483         56,036          (19,279)       133,438
                                    ----------       --------       --------       --------      -----------     ----------
    Total assets.................   $2,842,409       $161,965       $827,439       $570,307      $(1,013,060)    $3,389,060
                                    ==========       ========       ========       ========      ===========     ==========

                                                  LIABILITIES AND EQUITIES
Current liabilities:
  Notes and short-term
    obligations..................   $   62,802       $  2,927       $    165       $114,208      $   (99,399)    $   80,703
  Current portion of long-term
    debt.........................        1,786         56,430             --          6,055          (56,430)         7,841
  Current portion of obligations
    under capital lease..........           --             --             --         10,399               --         10,399
  Accounts payable...............      566,201         59,621        110,238         38,706          (13,072)       761,694
  Accrued expenses...............      145,705         23,740         38,824         18,207               --        226,476
  Patronage refunds and other
    member equities payable......       19,449             --             --             --               --         19,449
                                    ----------       --------       --------       --------      -----------     ----------
    Total current liabilities....      795,943        142,718        149,227        187,575         (168,901)     1,106,562
Long-term debt...................      984,884          9,769             --         79,729           (9,000)     1,065,382
Obligations under capital
  lease..........................           --             --             14         99,636               --         99,650
Employee benefits and other
  liabilities....................      127,881          1,256         28,803         18,055             (632)       175,363
Minority interests...............       54,337             --          2,561          5,841               --         62,739
Equities:
  Capital stock..................        2,125          1,216        502,506         95,745         (599,467)         2,125
  Member equities................      866,586             --             --             --               --        866,586
  Accumulated other comprehensive
    loss.........................      (65,617)            --             --             --               --        (65,617)
  Retained earnings..............       76,270          7,006        144,328         83,726         (235,060)        76,270
                                    ----------       --------       --------       --------      -----------     ----------
    Total equities...............      879,364          8,222        646,834        179,471         (834,527)       879,364
                                    ----------       --------       --------       --------      -----------     ----------
Commitments and contingencies
    Total liabilities and
      equities...................   $2,842,409       $161,965       $827,439       $570,307      $(1,013,060)    $3,389,060
                                    ==========       ========       ========       ========      ===========     ==========

                               LAND O'LAKES, INC.
               SUPPLEMENTAL CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003


                            RESTATED
                              LAND          WHOLLY-       MAJORITY-
                          O'LAKES, INC.      OWNED          OWNED
                             PARENT       CONSOLIDATED   CONSOLIDATED   NON-GUARANTOR                    RESTATED
                             COMPANY       GUARANTORS     GUARANTORS    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                          -------------   ------------   ------------   -------------   ------------   ------------
                                                              ($ IN THOUSANDS)
Net sales...............   $3,200,812       $227,445      $2,349,658      $548,188        $     --      $6,326,103
Cost of sales...........    2,946,734        220,353       2,074,563       501,288              --       5,742,938
                           ----------       --------      ----------      --------        --------      ----------
Gross profit............      254,078          7,092         275,095        46,900              --         583,165
Selling, general and
  administrative........      202,418         13,246         220,856        31,821              --         468,341
Restructuring and
  impairment charges....        4,749            775           1,962            --              --           7,486
                           ----------       --------      ----------      --------        --------      ----------
Earnings (loss) from
  operations............       46,911         (6,929)         52,277        15,079              --         107,338
Interest expense
  (income), net.........       75,841          2,517            (941)        5,531              --          82,948
Gain on legal
  settlements...........      (19,633)            --          (3,209)           --              --         (22,842)
Other (income) expense,
  net...................         (710)            --            (876)           --              --          (1,586)
Equity in (earnings)
  loss of affiliated
  companies.............     (110,466)            --          (1,421)      (10,179)         64,921         (57,145)
Minority interest in
  earnings (loss) of
  subsidiaries..........        4,935             --              (8)        1,439              --           6,366
                           ----------       --------      ----------      --------        --------      ----------
Earnings (loss) before
  income taxes..........       96,944         (9,446)         58,732        18,288         (64,921)         99,597
Income tax expense
  (benefit).............       14,950         (2,935)             84         5,504              --          17,603
                           ----------       --------      ----------      --------        --------      ----------
Net earnings (loss).....   $   81,994       $ (6,511)     $   58,648      $ 12,784        $(64,921)     $   81,994
                           ==========       ========      ==========      ========        ========      ==========

                               LAND O'LAKES, INC.

               SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2003


                                          RESTATED
                                            LAND          WHOLLY-       MAJORITY-
                                        O'LAKES, INC.      OWNED          OWNED
                                           PARENT       CONSOLIDATED   CONSOLIDATED   NON-GUARANTOR                    RESTATED
                                           COMPANY       GUARANTORS     GUARANTORS    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                        -------------   ------------   ------------   -------------   ------------   ------------
                                                                            ($ IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss)...................    $  81,994       $(6,511)       $ 58,648       $ 12,784        $(64,921)     $  81,994
Adjustments to reconcile net earnings
 (loss) to net cash provided by
 operating activities:
 Depreciation and amortization........       55,451         1,956          39,549         16,076              --        113,032
 Amortization of deferred financing
   costs..............................        7,092            --              --            644              --          7,736
 Bad debt expense.....................        1,883           134           1,889          1,316              --          5,222
 Proceeds from patronage revolvement
   received...........................        5,000            --              --             --              --          5,000
 Non-cash patronage income............       (3,578)           --              --             --              --         (3,578)
 Receivable from legal settlement.....       90,707            --           6,000             --              --         96,707
 Deferred income tax expense..........       11,674            --              --             --              --         11,674
 (Increase) decrease in other
   assets.............................       (8,955)        4,628           1,475          3,375           5,342          5,865
 (Decrease) increase in other
   liabilities........................       (1,081)          (77)          3,265         (3,691)           (632)        (2,216)
 Restructuring and impairment
   charges............................        4,749           775           1,962             --              --          7,486
 Gain from divestitures of
   businesses.........................         (684)           --              --             --              --           (684)
 Equity in (earnings) loss of
   affiliated companies...............     (110,466)           --          (1,421)       (10,179)         64,921        (57,145)
 Minority interests...................        4,935            --              (8)         1,439              --          6,366
 Other................................      (11,248)           --            (876)            --              --        (12,124)
Changes in current assets and
 liabilities, net of acquisitions and
 divestitures:
 Receivables..........................       23,373       (34,801)        (55,601)       (12,843)         28,792        (51,080)
 Inventories..........................      (14,277)       28,416         (23,534)        (4,383)             --        (13,778)
 Other current assets.................      (59,958)        3,268          (3,350)         1,788              --        (58,252)
 Accounts payable.....................       63,159        (8,708)         (7,325)         1,357          (6,562)        41,921
 Accrued expenses.....................       20,353        22,266          (6,537)         2,050           5,225         43,357
                                          ---------       -------        --------       --------        --------      ---------
Net cash provided by operating
 activities...........................      160,123        11,346          14,136          9,733          32,165        227,503
CASH FLOWS FROM INVESTING ACTIVITIES:
 Additions to property, plant and
   equipment..........................      (36,055)         (871)        (24,068)       (13,058)             --        (74,052)
 Payments for investments.............      (41,671)           --              --             --          31,374        (10,297)
 Net proceeds from divestitures of
   businesses.........................        1,815            --              --             --              --          1,815
 Proceeds from sale of investments....           --            --           3,000             --              --          3,000
 Proceeds from sale of property, plant
   and equipment......................       17,612            --           5,357             --              --         22,969
 Dividends from investments in
   affiliated companies...............       29,420            --           1,956          5,980              --         37,356
 Increase in restricted cash..........      (20,118)           --              --             --              --        (20,118)
 Other................................        2,818            --           1,287             --              --          4,105
                                          ---------       -------        --------       --------        --------      ---------
 Net cash (used) provided by investing
   activities.........................      (46,179)         (871)        (12,468)        (7,078)         31,374        (35,222)
CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase (decrease) in short-term
   debt...............................       60,600           109            (207)       (16,654)        (32,165)        11,683
 Proceeds from issuance of long-term
   debt...............................      185,037            --              --             --              --        185,037
 Principal payments on long-term
   debt...............................     (289,608)       (8,961)             --         (6,341)             --       (304,910)
 Principal payments on obligations
   under capital lease................           --            --              --         (9,590)             --         (9,590)
 Payments for debt issuance costs.....       (3,486)           --              --             --              --         (3,486)
 Payments for redemption of member
   equities...........................      (24,380)           --              --             --              --        (24,380)
 Other................................         (688)           --              --         31,374         (31,374)          (688)
                                          ---------       -------        --------       --------        --------      ---------
 Net cash used by financing
   activities.........................      (72,525)       (8,852)           (207)        (1,211)        (63,539)      (146,334)
                                          ---------       -------        --------       --------        --------      ---------
 Net increase in cash.................       41,419         1,623           1,461          1,444              --         45,947
Cash and short-term investments at
 beginning of year....................       58,334         2,584          (1,461)         4,870              --         64,327
                                          ---------       -------        --------       --------        --------      ---------
Cash and short-term investments at end
 of year..............................    $  99,753       $ 4,207        $     --       $  6,314        $     --      $ 110,274
                                          =========       =======        ========       ========        ========      =========

                               LAND O'LAKES, INC.

                    SUPPLEMENTAL CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 2002


                                        RESTATED
                                          LAND          WHOLLY-       MAJORITY-
                                      O'LAKES, INC.      OWNED          OWNED
                                         PARENT       CONSOLIDATED   CONSOLIDATED   NON-GUARANTOR                    RESTATED
                                         COMPANY       GUARANTORS     GUARANTORS    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                      -------------   ------------   ------------   -------------   ------------   ------------
                                                                          ($ IN THOUSANDS)
                                                            ASSETS
Current assets:
  Cash and short-term investments...   $   58,334       $  2,584       $ (1,461)      $  4,870       $      --      $   64,327
  Receivables, net..................      449,959         30,057        150,447         45,377        (130,462)        545,378
  Receivable from legal
    settlement......................       90,707             --          6,000             --              --          96,707
  Inventories.......................      254,731         74,397        108,493          8,979              --         446,600
  Prepaid expenses..................      176,541          4,840          7,625            240              --         189,246
  Other current assets..............       12,868            337             --            673              --          13,878
                                       ----------       --------       --------       --------       ---------      ----------
    Total current assets............    1,043,140        112,215        271,104         60,139        (130,462)      1,356,136
Investments.........................    1,163,031          1,102         20,777          2,496        (641,814)        545,592
Property, plant and equipment,
  net...............................      260,078         23,131        246,402         50,249              --         579,860
Property under capital lease, net...           --             --             --        105,736              --         105,736
Goodwill............................      187,755         13,172        121,673            813              --         323,413
Other intangibles...................        4,243            723         96,455            349              --         101,770
Other assets........................      159,210          2,738         27,064         45,049         (13,937)        220,124
                                       ----------       --------       --------       --------       ---------      ----------
    Total assets....................   $2,817,457       $153,081       $783,475       $264,831       $(786,213)     $3,232,631
                                       ==========       ========       ========       ========       =========      ==========

                                                   LIABILITIES AND EQUITIES
Current liabilities:
  Notes and short-term
    obligations.....................   $   27,040       $  2,818       $     59       $ 66,174       $ (58,262)     $   37,829
  Current portion of long-term
    debt............................      104,347         64,963             --             47         (64,794)        104,563
  Obligations under capital lease...           --             --             --        108,279              --         108,279
  Accounts payable..................      503,510         68,329        117,563         18,553          (6,510)        701,445
  Accrued expenses..................      160,721          1,644         45,361          4,526          (5,225)        207,027
  Patronage refunds and other member
    equities payable................       12,388             --             --             --              --          12,388
                                       ----------       --------       --------       --------       ---------      ----------
    Total current liabilities.......      808,006        137,754        162,983        197,579        (134,791)      1,171,531
Long-term debt......................      988,696         10,197             --         18,023          (9,608)      1,007,308
Employee benefits and other
  liabilities.......................       75,588          1,333         26,071          1,348              --         104,340
Minority interests..................       49,402             --             --          4,285              --          53,687
Equities:
  Capital stock.....................        2,190          1,084        507,956         61,123        (570,163)          2,190
  Member equities...................      858,996             --             --             --              --         858,996
  Retained earnings.................       34,579          2,713         86,465        (17,527)        (71,651)         34,579
                                       ----------       --------       --------       --------       ---------      ----------
    Total equities..................      895,765          3,797        594,421         43,596        (641,814)        895,765
                                       ----------       --------       --------       --------       ---------      ----------
Commitments and contingencies
    Total liabilities and
      equities......................   $2,817,457       $153,081       $783,475       $264,831       $(786,213)     $3,232,631
                                       ==========       ========       ========       ========       =========      ==========

                               LAND O'LAKES, INC.

               SUPPLEMENTAL CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002


                            RESTATED
                              LAND          WHOLLY-       MAJORITY-
                          O'LAKES, INC.      OWNED          OWNED
                             PARENT       CONSOLIDATED   CONSOLIDATED   NON-GUARANTOR                    RESTATED
                             COMPANY       GUARANTORS     GUARANTORS    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                          -------------   ------------   ------------   -------------   ------------   ------------
                                                              ($ IN THOUSANDS)
Net sales...............   $3,117,998       $225,407      $2,376,716      $122,414        $     --      $5,842,535
Cost of sales...........    2,912,942        206,517       2,096,814       133,936              --       5,350,209
                           ----------       --------      ----------      --------        --------      ----------
Gross profit............      205,056         18,890         279,902       (11,522)             --         492,326
Selling, general and
  administrative........      216,575         20,748         222,139        11,186              --         470,648
Restructuring and
  impairment charges....       19,784            362          11,266            --              --          31,412
                           ----------       --------      ----------      --------        --------      ----------
(Loss) earnings from
  operations............      (31,303)        (2,220)         46,497       (22,708)             --          (9,734)
Interest expense
  (income), net.........       71,956          3,939           3,411          (635)             --          78,671
Gain on legal
  settlements...........     (147,902)            --          (7,642)           --              --        (155,544)
Other (income) expense,
  net...................       (3,151)        (3,932)         (2,621)        1,461              --          (8,243)
Equity in (earnings)
  loss of
  affiliated
  companies.............      (47,970)           247          (1,021)           --          26,069         (22,675)
Minority interest in
  earnings of
  subsidiaries..........        4,454             --             231           802              --           5,487
                           ----------       --------      ----------      --------        --------      ----------
Earnings (loss) before
  income taxes..........       91,310         (2,474)         54,139       (24,336)        (26,069)         92,570
Income tax (benefit)
  expense...............       (5,062)           911            (841)        1,190              --          (3,802)
                           ----------       --------      ----------      --------        --------      ----------
Net earnings (loss).....   $   96,372       $ (3,385)     $   54,980      $(25,526)       $(26,069)     $   96,372
                           ==========       ========      ==========      ========        ========      ==========

                               LAND O'LAKES, INC.

               SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2002


                                          RESTATED
                                            LAND          WHOLLY-       MAJORITY-
                                        O'LAKES, INC.      OWNED          OWNED
                                           PARENT       CONSOLIDATED   CONSOLIDATED   NON-GUARANTOR                    RESTATED
                                           COMPANY       GUARANTORS     GUARANTORS    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                        -------------   ------------   ------------   -------------   ------------   ------------
                                                                            ($ IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net earnings (loss)..................    $ 96,372        $ (3,385)      $ 54,980       $(25,526)       $(26,069)      $ 96,372
 Adjustments to reconcile net earnings
   (loss) to net cash provided (used)
   by operating activities:
   Depreciation and amortization......      53,222           3,693         43,879          2,905              --        103,699
   Amortization of deferred financing
     costs............................       3,063              --             --             --              --          3,063
   Bad debt expense...................       1,894              --          3,200             --              --          5,094
   Proceeds from patronage revolvement
     received.........................       2,061              --             --             --              --          2,061
   Non-cash patronage income..........      (1,921)             --             --             --              --         (1,921)
   Receivable from legal settlement...     (90,707)             --         (6,000)            --              --        (96,707)
   Deferred income tax benefit........      (8,810)             --             --             --              --         (8,810)
   (Increase) decrease in other
     assets...........................     (87,897)         (2,204)        (3,801)         5,823           2,236        (85,843)
   Increase (decrease) in other
     liabilities......................       7,501            (601)        (9,377)           176              --         (2,301)
   Restructuring and impairment
     charges..........................      19,784             362         11,266             --              --         31,412
   (Gain) loss on divestitures of
     businesses.......................      (2,521)         (3,932)            --          1,461              --         (4,992)
   Equity in (earnings) loss of
     affiliated companies.............     (47,970)            247         (1,021)            --          26,069        (22,675)
   Minority interests.................       4,454              --            231            802              --          5,487
   Other..............................       9,496             488         (2,281)        (7,777)             --            (74)
 Changes in current assets and
   liabilities, net of acquisitions
   and divestitures:
   Receivables........................      25,214           4,575        (11,509)        (4,901)        (35,136)       (21,757)
   Inventories........................      17,748         (18,791)        (1,055)        (2,526)             --         (4,624)
   Other current assets...............     (26,286)          4,683           (653)            40              --        (22,216)
   Accounts payable...................      54,664           7,011          7,508            (38)         (6,434)        62,711
   Accrued expenses...................       6,377          (4,978)       (13,323)         1,178          (5,225)       (15,971)
                                          --------        --------       --------       --------        --------       --------
 Net cash provided (used) by operating
   activities.........................      35,738         (12,832)        72,044        (28,383)        (44,559)        22,008
CASH FLOWS FROM INVESTING ACTIVITIES:
 Additions to property, plant and
   equipment..........................     (54,164)         (1,176)       (25,995)        (6,102)             --        (87,437)
 Payments for investments.............     (22,561)             (6)            --           (300)          6,641        (16,226)
 Net proceeds from divestitures of
   businesses.........................      16,070              --             --             --              --         16,070
 Proceeds from sale of investments....      22,101           1,420          3,700            150              --         27,371
 Proceeds from sale of property, plant
   and equipment......................      17,472             241          6,600             --              --         24,313
 Dividends from investments in
   affiliated companies...............      22,832              --          3,726             --              --         26,558
 Other................................       4,366              --            750             --              --          5,116
                                          --------        --------       --------       --------        --------       --------
 Net cash provided (used) by investing
   activities.........................       6,116             479        (11,219)        (6,252)          6,641         (4,235)
CASH FLOWS FROM FINANCING ACTIVITIES:
 (Decrease) increase in short-term
   debt...............................     (62,960)          5,574         (4,572)         4,175          67,901         10,118
 Proceeds from issuance of long-term
   debt...............................       8,004             313             --             23          (2,283)         6,057
 Principal payments on long-term
   debt...............................      (3,112)            (40)       (55,441)        (3,447)             --        (62,040)
 Payments for redemption of member
   equities...........................     (37,878)             --             --             --              --        (37,878)
 Other................................       1,372              --         (1,246)        27,702         (27,700)           128
                                          --------        --------       --------       --------        --------       --------
 Net cash (used) provided by financing
   activities.........................     (94,574)          5,847        (61,259)        28,453          37,918        (83,615)
                                          --------        --------       --------       --------        --------       --------
 Net decrease in cash.................     (52,720)         (6,506)          (434)        (6,182)             --        (65,842)
Cash and short-term investments at
 beginning of year....................     111,054           9,090         (1,027)        11,052              --        130,169
                                          --------        --------       --------       --------        --------       --------
Cash and short-term investments at end
 of year..............................    $ 58,334        $  2,584       $ (1,461)      $  4,870        $     --       $ 64,327
                                          ========        ========       ========       ========        ========       ========

                               LAND O'LAKES, INC.

               SUPPLEMENTAL CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001


                            RESTATED
                              LAND          WHOLLY-       MAJORITY-
                          O'LAKES, INC.      OWNED          OWNED
                             PARENT       CONSOLIDATED   CONSOLIDATED   NON-GUARANTOR                    RESTATED
                             COMPANY       GUARANTORS     GUARANTORS    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                          -------------   ------------   ------------   -------------   ------------   ------------
                                                              ($ IN THOUSANDS)
Net sales...............   $3,754,542       $215,187      $1,763,928      $124,061        $     --      $5,857,718
Cost of sales...........    3,483,069        180,692       1,599,083       113,238              --       5,376,082
                           ----------       --------      ----------      --------        --------      ----------
Gross profit............      271,473         34,495         164,845        10,823              --         481,636
Selling, general and
  administrative........      210,807         31,625         125,188        14,709              --         382,329
Restructuring and
  impairment charges
  (reversals)...........        9,461             --          (5,728)           --              --           3,733
                           ----------       --------      ----------      --------        --------      ----------
Earnings (loss) from
  operations............       51,205          2,870          45,385        (3,886)             --          95,574
Interest expense
  (income),
  net...................       45,973          4,677           5,616          (582)             --          55,684
Gain on legal
  settlements...........       (2,996)            --              --            --              --          (2,996)
Other expense (income),
  net...................       23,117             --              --            --              --          23,117
Equity in (earnings)
  loss of
  affiliated
  companies.............      (82,388)            --          (2,577)           --          36,382         (48,583)
Minority interest in
  earnings (loss) of
  subsidiaries..........        7,275             --             359          (752)             --           6,882
                           ----------       --------      ----------      --------        --------      ----------
Earnings (loss) before
  income taxes..........       60,224         (1,807)         41,987        (2,552)        (36,382)         61,470
Income tax (benefit)
  expense...............       (7,847)           761              --           485              --          (6,601)
                           ----------       --------      ----------      --------        --------      ----------
Net earnings (loss).....   $   68,071       $ (2,568)     $   41,987      $ (3,037)       $(36,382)     $   68,071
                           ==========       ========      ==========      ========        ========      ==========

                               LAND O'LAKES, INC.

               SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2001


                                          RESTATED
                                            LAND          WHOLLY-       MAJORITY-
                                        O'LAKES, INC.      OWNED          OWNED
                                           PARENT       CONSOLIDATED   CONSOLIDATED   NON-GUARANTOR                    RESTATED
                                           COMPANY       GUARANTORS     GUARANTORS    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                        -------------   ------------   ------------   -------------   ------------   ------------
                                                                            ($ IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net earnings (loss)..................   $   68,071       $ (2,568)      $ 41,987       $ (3,037)       $(36,382)     $   68,071
 Adjustments to reconcile net earnings
   (loss) to net cash provided (used)
   by operating activities:
   Depreciation and amortization......       61,682          5,207         26,396          3,042              --          96,327
   Amortization of deferred financing
     charges..........................          961             --             --             --              --             961
   Bad debt expense...................        2,654             --           (783)            --              --           1,871
   Proceeds from patronage revolvement
     received.........................        2,895             --             --             --              --           2,895
   Non-cash patronage income..........       (4,999)            --             --             --              --          (4,999)
   Deferred income tax expense........       18,962             --             --             --              --          18,962
   (Increase) decrease in other
     assets...........................      (41,611)           (71)        26,147            291           2,701         (12,543)
   Increase (decrease) in other
     liabilities......................       84,202           (533)       (77,384)            88         (10,900)         (4,527)
   Restructuring and impairment
     charges (reversals)..............        9,461             --         (5,728)            --              --           3,733
   Equity in (earnings) loss of
     affiliated companies.............      (82,388)            --         (2,577)            --          36,382         (48,583)
   Minority interests.................        7,275             --            359           (752)             --           6,882
   Other..............................      (11,756)            --          5,981           (378)             --          (6,153)
 Changes in current assets and
   liabilities, net of acquisitions
   and divestitures:
   Receivables........................       62,880            464         (8,646)        (5,427)         (6,630)         42,641
   Inventories........................       12,665         (1,952)        11,057           (415)             --          21,355
   Other current assets...............      (22,294)         2,263         19,967           (136)             --            (200)
   Accounts payable...................      123,755        (59,137)        (2,701)         1,666          60,042         123,625
   Accrued expenses...................      (11,046)        (1,217)       (24,480)           729              --         (36,014)
                                         ----------       --------       --------       --------        --------      ----------
 Net cash provided (used) by operating
   activities.........................      281,369        (57,544)         9,595         (4,329)         45,213         274,304
CASH FLOWS FROM INVESTING ACTIVITIES:
 Additions to property, plant and
   equipment..........................      (46,240)        (1,475)       (19,353)       (16,868)             --         (83,936)
 Acquisitions, net of cash acquired...     (371,858)            --             --             --              --        (371,858)
 Payments for investments.............      (31,630)          (278)       (20,883)        (1,405)          8,007         (46,189)
 Proceeds from sale of investments....        5,264             --             --             --              --           5,264
 Proceeds from sale of property, plant
   and equipment......................       29,940            145             --            139              --          30,224
 Dividends from investments in
   affiliated companies...............        3,548             --             --             --              --           3,548
 Other................................       (3,156)            --          4,901             --              --           1,745
                                         ----------       --------       --------       --------        --------      ----------
 Net cash (used) provided by investing
   activities.........................     (414,132)        (1,608)       (35,335)       (18,134)          8,007        (461,202)
CASH FLOWS FROM FINANCING ACTIVITIES:
 (Decrease) increase in short-term
   debt...............................      (80,726)        61,703          7,736          6,715         (49,240)        (53,812)
 Proceeds from issuance of long-term
   debt...............................    1,347,917             --             --         17,584           4,027       1,369,528
 Principal payments on long-term
   debt...............................     (922,823)           (55)        (8,702)        (3,524)             --        (935,104)
 Payments for debt issuance costs.....      (20,265)            --             --             --              --         (20,265)
 Payments for redemption of member
   equities...........................      (46,896)            --             --             --              --         (46,896)
 Other................................      (38,714)         7,140         37,354          1,849          (8,007)           (378)
                                         ----------       --------       --------       --------        --------      ----------
 Net cash provided (used) by financing
   activities.........................      238,493         68,788         36,388         22,624         (53,220)        313,073
                                         ----------       --------       --------       --------        --------      ----------
 Net increase in cash.................      105,730          9,636         10,648            161              --         126,175
Cash and short-term investments at
 beginning of year....................        5,324           (546)       (11,675)        10,891              --           3,994
                                         ----------       --------       --------       --------        --------      ----------
Cash and short-term investments at end
 of year..............................   $  111,054       $  9,090       $ (1,027)      $ 11,052        $     --      $  130,169
                                         ==========       ========       ========       ========        ========      ==========

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Members and Management
Moark, LLC and Subsidiaries
Chesterfield, Missouri

     We have audited the accompanying consolidated balance sheet of Moark, LLC and Subsidiaries as of December 27, 2003 and February 1, 2003, and the related consolidated statements of operations, members' equity and cash flows for the eleven months ended December 27, 2003 and for the year ended February 1, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Moark, LLC and Subsidiaries as of December 27, 2003 and February 1, 2003, and the consolidated results of their operations and their cash flows for the eleven months ended December 27, 2003 and the year ended February 1, 2003, in conformity with U.S. generally accepted accounting principles.


                                               /s/ MOORE STEPHENS FROST
                                          --------------------------------------
                                               Certified Public Accountant

Little Rock, Arkansas
January 20, 2004

                          MOARK, LLC AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                     DECEMBER 27, 2003 AND FEBRUARY 1, 2003

                                                              DECEMBER 27,   FEBRUARY 1,
                                                                  2003           2003
                                                              ------------   ------------
                                         ASSETS
Current assets
  Cash and cash equivalents.................................  $  3,607,394   $  8,520,673
  Accounts receivable -- trade, less allowance for doubtful
    accounts of $2,088,686 and $1,091,799, respectively.....    59,998,841     43,688,012
  Inventories...............................................    39,285,698     37,607,594
  Refundable income taxes...................................            --         63,380
  Current portion of notes receivable.......................       258,224        316,580
  Prepaid expenses and other current assets.................     2,848,511      2,799,440
                                                              ------------   ------------
Total current assets........................................   105,998,668     92,995,679
                                                              ------------   ------------
Property, plant and equipment
  Land......................................................     8,157,855      8,945,544
  Land improvements.........................................       837,324        802,868
  Buildings and leasehold improvements......................    43,375,647     44,675,270
  Machinery and equipment...................................    62,030,112     56,188,621
  Vehicles..................................................     7,942,765      7,347,461
  Furniture and fixtures....................................     1,186,762      1,019,313
  Construction in progress..................................     1,762,265      2,042,861
                                                              ------------   ------------
                                                               125,292,730    121,021,938
  Less accumulated depreciation.............................   (30,368,066)   (21,642,249)
                                                              ------------   ------------
Net property, plant and equipment...........................    94,924,664     99,379,689
                                                              ------------   ------------
Investments, intangibles and other assets
  Other assets..............................................       786,484      1,286,488
  Notes receivable, less current portion....................     3,525,619      3,654,008
  Investment in affiliates..................................     9,001,694      3,699,087
  Assets held for sale......................................     4,940,846      3,512,652
  Intangible assets -- finite-lived, net....................     2,785,804      3,828,303
  Goodwill..................................................    63,985,483     62,235,483
                                                              ------------   ------------
Total investments, intangibles and other assets.............    85,025,930     78,216,021
                                                              ------------   ------------
Total assets................................................  $285,949,262   $270,591,389
                                                              ============   ============

                             LIABILITIES AND MEMBERS' EQUITY
Current liabilities
  Notes payable.............................................  $         --   $ 22,421,871
  Accounts payable..........................................    31,132,383     23,442,090
  Accrued expenses and other current liabilities............    10,591,205      8,379,688
  Income taxes payable......................................       580,224             --
  Current maturities of long-term debt and capital lease
    obligations.............................................     7,587,394     19,511,414
  Current deferred income taxes.............................     2,200,000      2,949,000
                                                              ------------   ------------
Total current liabilities...................................    52,091,206     76,704,063
                                                              ------------   ------------
Long-term debt and capital lease obligations, less current
  maturities................................................    98,972,338     91,034,788
                                                              ------------   ------------
Deferred income taxes.......................................    17,725,000     13,484,300
                                                              ------------   ------------
Liabilities held for sale...................................       531,133        291,906
                                                              ------------   ------------
Members' equity.............................................   116,629,585     89,076,332
                                                              ------------   ------------
Total liabilities and members' equity.......................  $285,949,262   $270,591,389
                                                              ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                          MOARK, LLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
  FOR THE ELEVEN MONTHS ENDED DECEMBER 27, 2003 AND THE YEAR ENDED FEBRUARY 1,
                                      2003

                                                              DECEMBER 27,   FEBRUARY 1,
                                                                  2003           2003
                                                              ------------   ------------
Net sales...................................................  $496,002,145   $408,268,443
Cost of sales...............................................   427,257,562    374,984,080
                                                              ------------   ------------
Gross profit................................................    68,744,583     33,284,363
Expenses
  General and administrative................................    24,762,315     18,141,316
  Selling...................................................     9,662,270     12,235,544
                                                              ------------   ------------
Total expenses..............................................    34,424,585     30,376,860
                                                              ------------   ------------
Operating income............................................    34,319,998      2,907,503
Other income (expense)
  Interest expense..........................................    (6,580,460)    (6,374,425)
  Interest and other income.................................     1,966,521      1,239,019
  Equity in earnings (loss) of affiliates...................    11,282,607     (1,284,388)
  Gain (loss) on sale of assets.............................       553,903       (125,560)
                                                              ------------   ------------
                                                                 7,222,571     (6,545,354)
                                                              ------------   ------------
Income (loss) before income taxes and discontinued
  operations................................................    41,542,569     (3,637,851)
Income tax expense (benefit)................................     4,054,164     (1,948,594)
                                                              ------------   ------------
Income (loss) before discontinued operations................    37,488,405     (1,689,257)
Loss from operations of discontinued component..............     1,335,152        675,331
                                                              ------------   ------------
Net income (loss)...........................................  $ 36,153,253   $ (2,364,588)
                                                              ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                          MOARK, LLC AND SUBSIDIARIES

                   CONSOLIDATED STATEMENT OF MEMBERS' EQUITY
  FOR THE ELEVEN MONTHS ENDED DECEMBER 27, 2003 AND THE YEAR ENDED FEBRUARY 1,
                                      2003

                                                                MEMBERS'
                                                                 EQUITY
                                                              ------------
Balance -- February 2, 2002.................................  $ 91,506,174
  Net loss..................................................    (2,364,588)
  Distribution to members, net..............................       (65,254)
                                                              ------------
Balance -- February 1, 2003.................................    89,076,332
  Net income................................................    36,153,253
  Distribution to members...................................    (8,600,000)
                                                              ------------
Balance -- December 27, 2003................................  $116,629,585
                                                              ============

  The accompanying notes are an integral part of these consolidated financial statements.

                          MOARK, LLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
  FOR THE ELEVEN MONTHS ENDED DECEMBER 27, 2003 AND THE YEAR ENDED FEBRUARY 1,
                                      2003


                                                              DECEMBER 27,   FEBRUARY 1,
                                                                  2003           2003
                                                              ------------   ------------
Cash flows from operating activities
  Net income (loss).........................................  $ 36,153,253   $ (2,364,588)
  Adjustments to reconcile net income (loss) to net cash
    provided (used) by operating activities
    Depreciation............................................     8,999,519      9,263,349
    Amortization............................................     1,042,499        329,495
    (Gain) loss on sale of assets...........................      (553,902)       125,560
    Equity in (income) loss of affiliates...................   (11,282,607)     1,284,388
    Net change in operating assets of discontinued
     operations.............................................    (1,188,967)      (530,583)
    Change in deferred income taxes.........................     3,491,700     (3,328,034)
    Change in operating assets and liabilities
      Accounts receivable -- trade..........................   (16,310,829)    (6,851,525)
      Inventories...........................................    (1,678,104)    (7,719,675)
      Refundable income taxes...............................        63,380      1,818,605
      Prepaid expenses and other current assets.............       (49,071)       787,440
      Accounts payable......................................     7,690,293      3,329,815
      Accrued expense and other current liabilities.........     2,211,517      3,021,629
      Income taxes payable..................................       580,224             --
                                                              ------------   ------------
Net cash provided by (used in) operating activities.........    29,168,905       (834,124)
                                                              ------------   ------------
Cash flows from investing activities
  Accretion of bond discount................................            --        (21,837)
  Proceeds from sale of assets..............................     1,321,185        631,158
  Purchase of property, plant and equipment.................    (5,311,777)    (4,767,806)
  Purchase of subsidiaries, net of cash acquired............    (1,750,000)    (5,942,584)
  Investment in affiliates..................................     5,980,000       (984,585)
  Payment of acquisition costs..............................            --        (75,927)
  Purchase of minority interest.............................            --     (2,000,000)
  Other assets..............................................       500,004         72,140
  Collections on note receivable............................       186,745      1,969,886
                                                              ------------   ------------
Net cash provided by (used in) investing activities.........       926,157    (11,119,555)
                                                              ------------   ------------
Cash flows from financing activities
  Net (repayments) borrowings on notes payable..............    (8,299,978)     7,381,385
  Repayments of capital lease obligations...................    (2,781,003)      (929,305)
  Proceeds from long-term debt..............................        21,581         32,040
  Repayments of long-term debt..............................   (15,348,941)    (8,416,620)
  Distributions to members, net.............................    (8,600,000)       (65,254)
                                                              ------------   ------------
Net cash provided by (used in) financing activities.........   (35,008,341)    (1,997,754)
                                                              ------------   ------------
Net decrease in cash and cash equivalents...................    (4,913,279)   (13,951,433)
Cash and cash equivalents -- beginning of year..............     8,520,673     22,472,106
                                                              ------------   ------------
Cash and cash equivalents -- end of year....................  $  3,607,394   $  8,520,673
                                                              ============   ============
Supplementary disclosures of cash flow information
  Cash paid during the year for:
    Interest................................................  $  6,586,193   $  7,543,223
    Income taxes (net of refunds received)..................       581,195       (418,052)
Supplementary disclosure of non-cash transactions
  Purchase of property, plant and equipment through capital
    lease obligations.......................................  $         --   $ 11,447,785


  The accompanying notes are an integral part of these consolidated financial statements.

                          MOARK, LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 27, 2003 AND FEBRUARY 1, 2003

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Basis of presentation -- On February 2, 2000, Land O'Lakes, Inc. and the Moark group of affiliated companies established a new joint venture ("Moark, LLC") to facilitate the strategy of becoming a top tier marketer and producer of shell eggs and processed egg products in the United States. In connection with the formation of this venture, Land O'Lakes, Inc. contributed cash and a commitment to provide additional funding and the Moark group contributed their existing egg and egg product operations.

     b. Principles of consolidation -- The consolidated financial statements include the accounts of Moark, LLC and all subsidiaries in which Moark, LLC has the ability to exercise significant control over operating and financial policies. The entities (collectively referred to as "the Company") which are included in the consolidated financial statements are Moark, LLC, Premier Farms, LLC, Moark Egg Corporation, Norco Ranch Holding Company, Inc., Norco Ranch, Inc., Hi Point Industries, LLC, L&W Egg Products, Inc., Kofkoff Egg Farm, LLC, Whip-O-Will Egg Farms, LLC, Pacheco Egg Farms, LLC, Kofkoff Feed, Inc., Colchester Foods, Inc., Fitchville Realty, Inc., Egg Express, Inc., McAnally Enterprises, LLC, Southern New England Egg, LLC, Cutler at Philadelphia, LLC, Cutler at Abbeville, LLC, Sunbest Farms of Iowa, LLC, and Sunbest Foods of Iowa, Inc. All significant intercompany balances and transactions have been eliminated.

     c. Business environment -- The Company operates as a marketer and producer of shell eggs and egg products covering the majority of the United States. As such, it operates in an environment wherein the commodity nature of both its products for sale and its primary raw materials causes sales prices and production costs to fluctuate, often on a short-term basis, due to the world-wide supply and demand situation for those commodities. The supply and demand factors for its products for sale and the supply and demand factors for its primary raw materials correlate to a degree, but are not the same, thereby causing margins between sales prices and production costs to increase, to decrease, or to invert, often on a short-term basis.

     d. Limited liability company -- Since Moark, LLC is a limited liability company, no interest holder of the Company shall be personally liable for the debts, obligations, or liabilities of Moark, LLC unless the individual has signed a specific personal guarantee. Moark, LLC shall dissolve upon the sale of all or substantially all of the property of Moark, LLC; the vote by the managers to dissolve, wind up and liquidate the Company; entry of a decree of judicial dissolution pursuant to a legal authority; on December 31, 2050.

     e. Fiscal year -- During the eleven months ended December 27, 2003, the Company changed its year end to use a 52-53 week fiscal year ending on the last Saturday in December. Prior to this change, the Company's fiscal year ended on the Saturday closest to January 31. The eleven months ended December 27, 2003 and the year ended February 1, 2003 were 48 and 52 week periods, respectively.

     f. Revenue recognition -- Revenue is recognized by the Company when the following criteria are met: persuasive evidence of an agreement exists; delivery has occurred or services have been rendered; the Company's price to the buyer is fixed and determinable; and collectibility is reasonably assured.

     g. Cash equivalents -- For purposes of the consolidated statement of cash flows, the Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

     h. Accounts receivable -- The Company reviews their customer accounts on a periodic basis and records a reserve for specific amounts that the Company feels may not be collected. In addition, the Company has established a general reserve based on historical percentages of bad debts. Amounts will be written off at the point when collection attempts on the accounts have been exhausted. Management uses significant judgment in estimating uncollectible amounts. In estimating uncollectible amounts, management considers factors such as current overall economic conditions, industry-specific economic conditions, historical customer performance and anticipated customer performance. Past due status is determined based upon contractual terms. While management believes the Company's processes effectively address its exposure to doubtful accounts,

                          MOARK, LLC AND SUBSIDIARIES
changes in economic, industry or specific customer conditions may require adjustment to the allowance recorded by the Company.

     i. Inventories -- Layer flock inventories are valued at amortized costs. All other inventories are stated at the lower of cost, determined using the first-in, first-out method, or market.

     j. Property, plant and equipment -- Property, plant and equipment contributed in connection with the initial establishment of the Company was recorded at its estimated fair values at the date of contribution. Additions to property, plant and equipment are recorded at original cost. Depreciation is provided by the straight-line method over the estimated useful lives of the related assets.

     k. Long-lived assets -- During the year ended February 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" which supercedes and amends No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of any asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount the carry amount of the assets exceeds the fair value of the assets. Based upon management's assessment of the existing assets, no impairment loss needs to be recognized at December 27, 2003.


     l. Goodwill -- As a result of certain acquisition and merger transactions, the Company has recorded goodwill for the excess of the amount paid over the fair value of the assets acquired at the date of the acquisition or merger.


     The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" (SFAS 142). SFAS 142 eliminated the requirement for systematic amortization of goodwill and replaced this with a requirement to evaluate the goodwill for impairment at least on an annual basis. The Company adopted SFAS 142, effective February 3, 2002. No impairment loss resulted from the impairment test completed during the eleven months ended December 27, 2003, the year ended February 1, 2003 or on the date of adoption.


     m. Franchise agreements -- Fees paid to acquire franchises are reported as intangible assets-finite-lived, net of accumulated amortization and are being amortized to operations over the life of the franchise on the straight-line method. The franchise agreements granted certain rights to the Company to produce, sell and distribute certain product lines for an initial term of twenty years with options to renew. The agreements required an initial payment and monthly service fees based on a percentage of net sales of the products sold. The Company has also agreed to comply with franchise requirements relating to insurance limits, feed additives, packaging supplies, and promotional materials.


     n. Other assets -- Other assets consist primarily of long-term grower advances, the long-term portion of a prepaid lease agreement and deposits. The lease agreement is being expensed over the term of the lease.


     o. Income taxes -- The Company utilizes the liability method on accounting for income taxes. This method requires the Company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement basis of the assets and liabilities and their related tax basis using enacted tax rates in effect for the years in which the differences are expected to be recovered.


     A portion of the Company's inventory has been valued using the farm price method for income tax reporting purposes. This results in these inventories being reflected at a lower value in the tax returns with lower taxable income reported. Current deferred income taxes relate primarily to this difference between

                          MOARK, LLC AND SUBSIDIARIES
financial statements and taxable income. Net operating loss carryforwards have been used to reduce current deferred income taxes.

     Timing differences exist for depreciation on certain assets due to the use of the accelerated cost recovery system of depreciation for income tax reporting purposes. In addition, certain of the Company's incorporated subsidiaries utilized the cash basis method of accounting for income tax reporting prior to being acquired. The difference between this method and the accrual method is being recorded in taxable income over a ten year period. Long-term deferred income taxes relate primarily to these differences.

     Moark, LLC, and several of its subsidiaries are limited liability companies and as such, are taxed as partnerships for income tax purposes. Accordingly, the taxable income or loss of these entities is reported on the individual income tax returns of their members. No provision for income taxes or deferred income tax liability related to these entities are included in the accompanying consolidated financial statements.

     p. Advertising -- The Company expenses the costs of advertising as incurred. Advertising costs during the eleven months ended December 27, 2003 and the year ended February 1, 2003 were approximately $1,835,000 and $3,400,000, respectively.

     q. Shipping and handling -- All shipping and handling costs are expensed as incurred and are included in cost of sales in the accompanying consolidated statement of operations.

     r. Estimates -- The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     s. Fair value -- As of December 27, 2003 and February 1, 2003, the stated value of the Company's long-term receivables and long-term debt approximates their fair value based on current market rates for financial instruments of the same remaining maturities and with similar credit quality.

     t. Reclassifications -- Certain reclassifications have been made to the February 1, 2003 amounts to conform to the December 27, 2003 presentation. The reclassifications had no impact on the net loss.

     u. Recently issued accounting pronouncements -- In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 143, "Accounting for Asset Retirement Obligations." This statement requires the Company to recognize the fair value of the liability associated with the cost the Company would be obligated to incur in order to retire an asset at some point in the future. The liability would be recognized in the period in which it is incurred and can be reasonably estimated. The standard is effective for fiscal years beginning after June 15, 2002. The Company has elected early implementation of this standard. The Company reviews its assets and believes that is has no assets that will require funds to retire at some point in the future.

2.  ACQUISITIONS AND MERGERS

     Effective February 19, 2002, the Company entered into agreements to acquire certain assets of Sunbest Farms of Iowa, LLC and Latco, Inc. as well as the stock of Sunbest Foods of Iowa, Inc. This group of entities was jointly operating in a shell egg production operation in Iowa and owned a 50% interest in a shell egg operation in Utah. The purchase price for the above operations was approximately $3,150,000, plus the assumption of certain liabilities. In addition, the Company simultaneously entered into two agreements for the layer production and pullet production facilities in Iowa for ten-year terms with an option to purchase these assets at the termination of the agreements. The layer production agreement met the requirement for treatment as a capitalized lease obligation and, accordingly, the associated assets and corresponding lease obligations have been recorded in the accompanying financial statements.

                          MOARK, LLC AND SUBSIDIARIES

3.  INVENTORIES

     Inventories consist of:

                                                             DECEMBER 27,   FEBRUARY 1,
                                                                 2003          2003
                                                             ------------   -----------
Layer flocks and pullets...................................  $23,061,272    $21,753,749
Feed and feed ingredients..................................    4,942,245      4,255,767
Egg and egg products.......................................    8,632,896      8,905,826
Supplies and other.........................................    2,649,285      2,692,252
                                                             -----------    -----------
                                                             $39,285,698    $37,607,594
                                                             ===========    ===========

4.  NOTES RECEIVABLE

     Notes receivable consist of the following:

                                                              DECEMBER 27,   FEBRUARY 1,
                                                                  2003          2003
                                                              ------------   -----------
Note receivable from an individual; interest at 8%; due in
  monthly installments of $34,942, including interest,
  through December 2019.....................................   $3,656,205    $3,774,390
Various notes receivable; interest at 8%; due in monthly
  installments including interest, through February 2004....      127,638       196,198
                                                               ----------    ----------
                                                                3,783,843     3,970,588
Less current portion........................................      258,224       316,580
                                                               ----------    ----------
Notes receivable, less current portion......................   $3,525,619    $3,654,008
                                                               ==========    ==========


     The Company reviews their note receivable on a periodic basis and records a reserve for specific amounts that the Company feels may not be collected. At the point the Company records this amount in reserve, interest income will no longer be accrued. Amounts will be written off when collection attempts on the amounts have been exhausted. All notes receivable are considered fully collectible, and accordingly, no provisions have been made at December 27, 2003 and February 1, 2003.


5.  CAPITALIZED LEASES

     The Company is obligated for certain property, plant and equipment under capital leases that expire at various dates during the next several years. Assets under capital leases, excluding land, are being amortized over their useful lives which range from five to twenty years. The amortization expense is included with depreciation expense in the accompanying statement of operations and cash flows.

     Assets under capital leases consist of the following:

                                                             DECEMBER 27,   FEBRUARY 1,
                                                                 2003          2003
                                                             ------------   -----------
Land.......................................................  $   200,000    $   200,000
Buildings..................................................    7,199,618      7,199,618
Machinery and equipment....................................    7,238,865      7,238,865
Accumulated amortization...................................   (2,393,397)    (1,137,178)
                                                             -----------    -----------
Net assets under capitalized lease.........................  $12,245,086    $13,501,305
                                                             ===========    ===========

                          MOARK, LLC AND SUBSIDIARIES

     As of December 27, 2003, the future minimum lease payments under capital leases are as follows:

2004........................................................  $ 1,945,050
2005........................................................    1,942,857
2006........................................................    1,941,291
2007........................................................    1,871,789
2008........................................................    1,704,902
Thereafter..................................................    4,631,253
                                                              -----------
Total minimum lease payments................................   14,037,142
Less amount representing interest...........................    2,556,132
                                                              -----------
Present value of future minimum lease payments..............  $11,481,010
                                                              ===========

6.  INTANGIBLE ASSETS -- FINITE LIVED

     Intangible assets -- finite-lived consisted of the following:


                                                   FRANCHISE
                                                      FEES        OTHER        TOTAL
                                                   ----------   ----------   ----------
Original costs...................................  $3,073,985   $1,370,247   $4,444,232
Accumulated amortization, February 1, 2003.......     371,857      244,072      615,929
  Amortization...................................     363,839      678,660    1,042,499
                                                   ----------   ----------   ----------
Accumulated amortization, December 27, 2003......     735,696      922,732    1,658,428
                                                   ----------   ----------   ----------
Net intangible assets -- finite-lived............  $2,338,289   $  447,515   $2,785,804
                                                   ==========   ==========   ==========


     These intangible assets -- finite-lived are being amortized over the term of the agreement or the estimated useful period. These lives range from 4 to 20 years. Further amortization expense at December 27, 2003 is as follows:

2004........................................................  $  438,760
2005........................................................     306,970
2006........................................................     185,321
2007........................................................     171,879
2008........................................................     171,879
Thereafter..................................................   1,510,995
                                                              ----------
                                                              $2,785,804
                                                              ==========

7.  GOODWILL

     The changes in the carrying value of goodwill during the eleven months ended December 27, 2003 and the year ended February 1, 2003, are as follows:

                                                             DECEMBER 27,   FEBRUARY 1,
                                                                 2003          2003
                                                             ------------   -----------
Balance -- beginning of the period.........................  $62,235,483    $60,443,233
Goodwill acquired during the period........................    1,750,000      1,792,250
                                                             -----------    -----------
Balance -- end of the period...............................  $63,985,483    $62,235,483
                                                             ===========    ===========

                          MOARK, LLC AND SUBSIDIARIES

8.  ASSETS AND LIABILITIES HELD FOR SALE -- DISCONTINUED OPERATIONS

     In January 2004, the Company entered into a letter of intent to sell its interest in Cutler at Philadelphia, LLC. Accordingly, these assets and liabilities have been reported separately as assets and liabilities held for sale on the balance sheet. The results of its operations for the eleven months ended December 27, 2003 and the year ended February 1, 2003 are reported as a component of discontinued operations in the statement of operations.

     Summarized results of operations for Cutler at Philadelphia, LLC for the eleven months ended December 27, 2003 and the year ended February 1, 2003 are as follows:

                                                             DECEMBER 27,   FEBRUARY 1,
                                                                 2003          2003
                                                             ------------   -----------
Sales......................................................  $19,453,076    $15,127,867
Loss from discontinued operations..........................    1,335,152        675,331

9.  INVESTMENTS IN AFFILIATES

     The Company owns fifty percent of Grand Mesa Eggs, Inc., which operates as a commercial egg producer with operations located in Colorado. During the year ended February 1, 2003, the Company acquired fifty percent of Delta Egg Farm, LLC ("Delta") through the purchase of Sunbest Foods of Iowa, Inc. Delta operates as a producer of shell eggs with operations located in Utah. In addition, during the year ended February 1, 2003, the Company entered into a joint venture in which it owns a fifty percent interest in Moark/ Fort Recovery Egg Marketing, LLC, which operates as a wholesale egg distributor. The Company accounts for these investments under the equity method. The investment reflects the initial price paid for the ownership and there has been no amortization of any differences between the level of investment and the underlying net assets. The following is summarized information regarding one hundred percent of the affiliated companies' assets, liabilities, equity and results of operations:

                                           ELEVEN MONTHS ENDED DECEMBER 27, 2003
                                   ------------------------------------------------------
                                                               MOARK/FORT
                                                              RECOVERY EGG
                                   GRAND MESA    DELTA EGG     MARKETING,
                                   EGGS, INC.    FARM, LLC        LLC           TOTAL
                                   ----------   -----------   ------------   ------------
Current assets...................  $4,788,016   $ 7,071,326   $ 8,527,172    $ 20,386,514
Property, plant and equipment,
  net............................   2,172,268    19,060,973            --      21,233,241
Other assets.....................     156,945       313,034            --         469,979
Current liabilities..............   1,875,843       671,638     4,066,054       6,613,535
Other liabilities................   1,630,394    13,726,000            --      15,356,394
Stockholder or members' equity...   3,610,992    12,047,695     4,461,118      20,119,805
Net sales........................  12,133,716    48,769,188    77,969,744     138,872,648
Cost of goods sold...............   9,502,318    41,015,749    62,011,274     112,529,341
Selling, general and
  administrative expenses........     574,517     1,026,067       228,254       1,828,838
Net finance expense..............      60,536     1,173,222            --       1,233,758
Other income (expense), net......      89,504            --            --          89,504
Income tax expense...............     805,000            --            --         805,000
Net income.......................   1,280,850     5,554,150    15,730,216      22,565,216

                          MOARK, LLC AND SUBSIDIARIES

                                                YEAR ENDED FEBRUARY 1, 2003
                                   ------------------------------------------------------
                                                                MOARK/FORT
                                                               RECOVERY EGG
                                   GRAND MESA     DELTA EGG     MARKETING,
                                   EGGS, INC.     FARM, LLC        LLC           TOTAL
                                   -----------   -----------   ------------   -----------
Current assets...................  $ 2,597,767   $ 4,355,128   $ 4,320,740    $11,273,635
Property, plant and equipment,
  net............................    2,522,194    20,325,186            --     22,847,380
Other assets.....................      179,399       328,519            --        507,918
Current liabilities..............    1,563,102     4,891,288     3,669,988     10,124,378
Other liabilities................    1,406,117    13,624,000            --     15,030,117
Stockholder or members' equity...    2,330,141     6,493,545       650,752      9,474,438
Net sales........................   10,720,380    16,705,845    39,077,354     66,503,579
Cost of goods sold...............   11,017,950    15,537,111    38,131,410     64,686,471
Selling, general and
  administrative expenses........      603,750     1,160,902       315,192      2,079,844
Net finance expense..............      104,994     1,290,241            --      1,395,235
Income tax (benefit).............     (338,675)           --            --       (338,675)

10.  NOTES PAYABLE

     Notes payable consist of the following:

                                                             DECEMBER 27,   FEBRUARY 1,
                                                                 2003          2003
                                                             ------------   -----------
Credit facilities, payable to Farm Credit Services;
  interest as 3.95%; $1,455,000 payable March 1, 2003,
  balance due June 1, 2003. Maximum amount of borrowings
  available at February 1, 2003 was $25,000,000 subject to
  a borrowing base calculation.............................     $   --      $19,421,871
Revolving line of credit, payable to Bank of America;
  interest at prime (4.25% at February 1, 2003) balance due
  at September 30, 2003. Maximum amount of borrowings
  available at February 1, 2003 was $3,000,000 subject to a
  borrowing base calculation...............................         --        3,000,000
                                                                ------      -----------
                                                                $   --      $22,421,871
                                                                ======      ===========

                          MOARK, LLC AND SUBSIDIARIES

11.  LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

     Long-term debt and capital lease obligations consists of:

                                                           DECEMBER 27,   FEBRUARY 1,
                                                               2003           2003
                                                           ------------   ------------
Credit agreements, consisting of: (1) a revolving
  commitment not to exceed $60,000,000, subject to a
  borrowing base computation, payable to a lender group
  made up of certain banks and agricultural credit
  associations; and (2) a term loan commitment not to
  exceed $15,000,000, to a bank; interest is to be
  charged as defined (4.75% as of December 27, 2003);
  secured by essentially all assets of the Company; due
  on or before December 26, 2005. (See paragraph
  below.)................................................  $ 27,977,448   $ 24,499,930
Note payable to an agricultural credit association;
  interest at 3.50%; secured by certain real estate;
  payable in monthly installments of $258,550, including
  interest, through September 2011.......................    20,741,062     23,029,675
Note payable to a company and trusts; interest at 8%;
  secured by the common stock of Norco Ranch, Inc. and
  the membership interest of McNally Enterprises, LLC and
  Hi Point Industries, LLC; payable in monthly
  installments ranging from $34,880 to $135,394,
  including interest, through February 2020 to January
  2022...................................................    32,577,998     33,068,099
Capital lease obligation payable to a company; interest
  at 7.00%; payable in monthly installments of $118,667,
  including interest, through February 2012..............     9,319,213     10,002,421
Notes payable to an agricultural credit association;
  interest ranging from 3.0% to 6.25%; secured by certain
  accounts receivable, inventories, and property and
  equipment; monthly installments ranging from $2,976 to
  $75,593, including interest, through dates ranging from
  June 2005 to June 2011.................................    10,730,164     12,513,992
Note payable to a company; interest at 8.00%; secured by
  equipment; payable in quarterly installments of
  $64,705, including interest, through January 2011......     1,413,444      1,518,522
Notes payable to various banks; interest ranging from
  7.9% to 9.0%; secured by certain accounts receivable,
  inventories, and property and equipment; monthly
  installments ranging from $597 to $19,724, including
  interest, through dates ranging from July 2005 to June
  2007...................................................     1,498,387      2,868,775
Various capital lease obligations with a financing
  company; interest ranging from 5.22% to 7.93%; secured
  by certain equipment; payable in monthly installments
  ranging from $313 to $12,192, including interest,
  through dates ranging from June 2005 through January
  2009...................................................     1,478,106      2,501,854
Various notes payable to financing companies; secured by
  certain equipment; payable in various monthly
  installments, including interest, through dates ranging
  from December 2004 to August 2009......................       823,910        542,934
                                                           ------------   ------------
                                                            106,559,732    110,546,202
Less current maturities..................................     7,587,394     19,511,414
                                                           ------------   ------------
Long-term debt, less current maturities..................  $ 98,972,338   $ 91,034,788
                                                           ============   ============

                          MOARK, LLC AND SUBSIDIARIES

     Annual maturities of long-term debt and capital lease obligations are as follows:

                                                LONG-TERM    CAPITAL LEASE
                                                  DEBT        OBLIGATIONS       TOTAL
                                               -----------   -------------   ------------
2004.........................................  $ 6,322,703    $ 1,264,691    $  7,587,394
2005.........................................   32,977,102      1,351,890      34,328,992
2006.........................................    5,614,914      1,445,874       7,060,788
2007.........................................    5,671,929      1,467,625       7,139,554
2008.........................................    5,449,676      1,497,728       6,947,404
Thereafter...................................   39,042,398      4,453,202      43,495,600
                                               -----------    -----------    ------------
                                               $95,078,722    $11,481,010    $106,559,732
                                               ===========    ===========    ============

     The Company entered into a new credit agreement on December 26, 2003, consisting of a $60 million revolving loan note and a $15 million term note. The former notes payable, along with certain revolving lines of credit, were refinanced with the new agreement subsequent to December 27, 2003. As a result, the outstanding balances of these debt instruments at December 27, 2003 have been reported as long-term in accordance with the terms of the new agreement. Interest rates will vary based on a leverage ratio of the Company. The credit agreement matures December 26, 2005 and is secured by all inventory, accounts receivable and certain fixed assets of the Company.


     The Company's notes payable and revolving line of credit agreements with certain banks, agricultural credit associations, and certain individuals require compliance with certain restrictive covenants, including the maintenance of minimum levels of equity and working capital. In addition, these covenants restrict dividend payments, capital expenditures, investments, stockholder loans, fundamental changes in ownership, and the granting loans or extensions of credit. As of December 27, 2003, the Company was in compliance with these restrictions and covenants.


12.  BANK OVERDRAFTS

     The Company had outstanding checks in excess of bank balances on certain of its subsidiaries of approximately $2,923,000 and $3,460,000 as of December 27, 2003 and February 1, 2003, respectively. The bank accounts utilized by the subsidiaries do not automatically draft funds from Moark, LLC's corporate bank, therefore, these outstanding checks were reclassified into accounts payable for financial statement presentation.

13.  INCOME TAXES

     Income taxes (benefit) consist of:

                                                             DECEMBER 27,   FEBRUARY 1,
                                                                 2003          2003
                                                             ------------   -----------
Current provision (benefit)................................   $  562,464    $(6,345,560)
Deferred provision.........................................    3,491,700      4,396,966
                                                              ----------    -----------
                                                              $4,054,164    $(1,948,594)
                                                              ==========    ===========

     The Company's provision for income taxes (benefit) varies from the statutory U.S. tax rate primarily due to the effect of state income taxes, certain nondeductible expenses and the partnership tax treatment for certain of the entities.

                          MOARK, LLC AND SUBSIDIARIES

     Total gross deferred tax assets and liabilities are as follows:

                                                             DECEMBER 27,   FEBRUARY 1,
                                                                 2003          2003
                                                             ------------   -----------
Gross deferred tax liabilities.............................  $25,270,000    $22,844,613
Gross deferred tax assets..................................    5,345,000      6,411,313
                                                             -----------    -----------
Net deferred tax liability.................................  $19,925,000    $16,433,300
                                                             ===========    ===========

     At December 27, 2003 and February 1, 2003, the Company has net operating loss carryforwards for Federal income tax purposes of approximately $244,000 and $7,200,000, respectively, available to offset future taxable income. Unless utilized, these carryforwards will begin expiring in 2007. These carryforwards have been used to reduce deferred tax liabilities that would otherwise exist for financial statement purposes.

14.  RELATED PARTIES

     The Company is related by common ownership to other corporations and proprietorships engaged in operations related to the commercial shell egg industry. The Company also held an equity interest in an affiliated Company, which was engaged in related operations. The Company sells products to and purchases products from certain of these related entities. In addition, the Company pays a member fees for environmental services and certain royalty fees. Activity between the Company and these related entities and the balances owed to and from these entities are summarized as follows:


                                                             DECEMBER 27,   FEBRUARY 1,
                                                                 2003          2003
                                                             ------------   -----------
Sales to related parties...................................  $ 2,424,172    $ 3,345,379
Purchase from and payments of fees to related parties......   34,140,866     27,766,464
Accounts receivable from related parties...................      811,576        660,042
Accounts payable to related parties........................   11,347,425      1,182,994


     The Company also has guaranteed certain loan agreements for Delta Egg Farm, LLC, of which the Company is a 50% owner. The Company is responsible for 50% of the outstanding balance on these guaranteed notes totaling approximately $12,500,000 as of December 27, 2003.

     In March 2003, the members of the Company advanced $5,000,000 to the Company. These advances, along with interest of approximately $181,000, were repaid to the members prior to December 27, 2003.

     During the eleven months ended December 27, 2003, the Company entered into a consulting agreement with one of its members for an annual amount of approximately $1,445,000 due February 1 of each year. Included in the statement of operations for the eleven months ended December 27, 2003 is $1,325,000 related to this agreement.

     A subsidiary of one of the Company's members has written insurance policies for the Company providing for general liability, property and workers compensation insurance policies covering most of the Company's employees. Premiums during the year ended December 27, 2003 were approximately $5,200,000.

15.  COMMITMENTS AND CONTINGENCIES

     a. Non-cancelable operating leases of certain vehicles, equipment and real estate expire in various years through 2010. These leases generally contain renewal options for periods ranging from two years to five years and require the Company to pay all executory costs (property taxes, maintenance and insurance).

                          MOARK, LLC AND SUBSIDIARIES

     Future minimum lease payments at December 27, 2003 are as follows:

Fiscal Year
2004........................................................  $ 4,386,327
2005........................................................    4,081,531
2006........................................................    3,868,931
2007........................................................    3,599,097
2008........................................................    2,943,971
Thereafter..................................................    2,928,577
                                                              -----------
                                                              $21,808,434
                                                              ===========

     Rent expense for all operating leases was $5,399,189 and $7,641,631, for the eleven months ended December 27, 2003 and the year ended February 1, 2003, respectively. Included in operating leases are certain leases with related parties. Payments to the related parties in connection with these leases totaled approximately $370,000 and $404,000, respectively.

     b. The Company has a defined contribution retirement plan that contains a 401(k) salary deferral feature that covers essentially all of the full-time employees of Moark, LLC and its affiliated companies. Those who have attained the age of eighteen and who have completed minimum periods of service are eligible to participate. The Company makes matching contributions as required by the plan document and is permitted to make discretionary contributions if desired by the Company's management.


     There were no discretionary contributions made for the eleven months ended December 27, 2003 and the year ended February 1, 2003. Matching contributions to the above plans during the eleven months ended December 27, 2003 and the year ended February 1, 2003 were approximately $289,100 and $110,500, respectively.


     c. Non-qualified -- The Company has a non-qualified retirement plan for certain key employees. The benefits under this plan require the participants to remain in the employment of the Company for a specified number of years, or until retirement age, in order to obtain any benefits and to observe certain covenants dealing with competition. No contributions were made to this plan during the eleven months ended December 27, 2003 or the year ended February 1, 2003. This plan was terminated effective January 2004.

     d. The Company is self-insured for health insurance purposes. The Company has obtained stop-loss insurance policies to cover losses in excess of $60,000 per employee and aggregate losses in excess of $1,000,000 per plan year. Provisions have been made in these financial statements to cover losses incurred under this self-insurance program.

     e. The Company has outstanding commodity contracts for the futures purchases of corn at December 27, 2003. These commitments are not in excess of the current operating requirements of the Company.

     f. The Company is one of a group of defendants in a lawsuit that is currently in the discovery phase. The Company anticipates that an ultimate settlement of this lawsuit will be reached and accordingly, has estimated its liability regarding this matter, which is included in other current liabilities in the balance sheet at December 27, 2003. This matter was settled during January 2004 for the balance of the estimated liability at December 27, 2003.

16.  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables with a variety of customers and cash and cash investments deposited with a financial institution and a credit association.

                          MOARK, LLC AND SUBSIDIARIES

     Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company's customer base, thus spreading the trade credit risk. At December 27, 2003 and February 1, 2003, no single group or customer represents greater that 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures. The Company performs ongoing credit evaluations of its customers but generally does not require collateral to support accounts receivable.

     At December 27, 2003 and February 1, 2003 and at times during the years then ended, the Company maintained cash and cash investment balances with financial institutions in excess of Federal Deposit Insurance Corporation (FDIC) insured limits.

                                AGRILIANCE, LLC

                          CONSOLIDATED BALANCE SHEETS

                                  (UNAUDITED)



                                                               MAY 31,      AUGUST 31,
                                                                 2004          2003
                                                              ----------   -------------
                                                                   ($ IN THOUSANDS)
                                         ASSETS
Current assets:
  Cash......................................................  $    7,062    $   18,095
  Trade receivables, net of allowance for bad debts of
     $11,223 and $18,006, respectively......................     524,161       455,532
  Rebates receivable........................................      76,837       131,465
  Other receivables.........................................      13,394        18,543
  Receivable from Agriliance AFC, LLC.......................      12,544            --
  Receivable from Land O'Lakes, Inc. .......................       1,089            --
  Receivable from CHS, Inc. ................................          --            50
  Inventories...............................................     592,528       559,643
  Vendor prepayments........................................      75,695        63,481
  Prepaid expenses..........................................       6,101         3,132
                                                              ----------    ----------
     Total current assets...................................   1,309,411     1,249,941
Property, plant and equipment:
  Land and land improvements................................      18,468        18,579
  Buildings.................................................      63,720        66,962
  Machinery and equipment...................................     110,445       100,432
  Construction in progress..................................      17,234         5,608
                                                              ----------    ----------
     Total property, plant and equipment....................     209,867       191,581
  Less accumulated depreciation.............................    (100,487)      (90,077)
                                                              ----------    ----------
     Net property, plant and equipment......................     109,380       101,504
Long term receivable from Agronomy Company of Canada........       7,000         7,000
Other assets................................................       7,139        11,111
                                                              ----------    ----------
     Total assets...........................................  $1,432,930    $1,369,556
                                                              ==========    ==========

                            LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Short-term debt...........................................  $   55,000    $   15,000
  Current portion of long-term debt.........................          --       100,000
  Accounts payable..........................................     717,249       755,967
  Customer prepayments......................................     161,010        93,430
  Accrued expenses..........................................     103,774       102,257
  Payable to Land O'Lakes, Inc. ............................          --           984
  Payable to Farmland Industries, Inc. .....................          --        10,067
  Payable to CHS, Inc. .....................................          62            --
  Other current liabilities.................................       7,144         6,038
                                                              ----------    ----------
     Total current liabilities..............................   1,044,239     1,083,743
Long-term debt..............................................     100,000            --
Other noncurrent liabilities................................      25,745        27,061
Members' equity:
  Contributed capital.......................................     159,089       159,089
  Retained earnings.........................................     119,188       114,994
  Accumulated other comprehensive loss......................     (15,331)      (15,331)
                                                              ----------    ----------
Total members' equity.......................................     262,946       258,752
                                                              ----------    ----------
Total liabilities and members' equity.......................  $1,432,930    $1,369,556
                                                              ==========    ==========


          See accompanying notes to consolidated financial statements.

                                AGRILIANCE, LLC

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)



                                                              FOR THE NINE MONTHS ENDED
                                                                       MAY 31,
                                                              -------------------------
                                                                 2004          2003
                                                              -----------   -----------
                                                                  ($ IN THOUSANDS)
Net sales...................................................  $2,502,949    $2,548,766
Cost of sales...............................................   2,245,759     2,297,349
                                                              ----------    ----------
  Gross profit..............................................     257,190       251,417
Selling, general, and administrative expense................     193,738       209,466
Gain on sale of assets......................................      (1,113)       (2,302)
                                                              ----------    ----------
  Earnings from operations..................................      64,565        44,253
Interest expense, net.......................................       7,549         8,351
Equity in earnings of affiliated company....................      (1,778)         (232)
                                                              ----------    ----------
  Net earnings..............................................  $   58,794    $   36,134
                                                              ==========    ==========


          See accompanying notes to consolidated financial statements.

                                AGRILIANCE, LLC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)



                                                               NINE MONTHS ENDED
                                                                    MAY 31,
                                                              --------------------
                                                                2004       2003
                                                              --------   ---------
                                                                ($ IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings..............................................  $ 58,794   $  36,134
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation and amortization..........................    11,703      15,224
     Bad debt expense.......................................       873       7,279
     Gain on sale of assets.................................    (1,113)     (2,302)
     Decrease in other non-current assets...................     3,829       2,340
     Decrease in other non-current liabilities..............    (1,315)       (522)
  Changes in current assets and liabilities:
     Trade receivables......................................   (69,503)   (158,837)
     Receivables/payables from related parties..............   (24,571)    (22,225)
     Rebates receivable.....................................    54,628      27,070
     Other receivables......................................     5,149      10,616
     Inventories............................................   (32,885)    (82,940)
     Vendor prepayments.....................................   (12,214)   (102,035)
     Accounts payable and customer prepayments..............    28,861     305,984
     Accrued expenses.......................................     1,517      10,997
     Other current assets and liabilities...................    (1,864)     (1,259)
                                                              --------   ---------
  Net cash provided by operating activities.................    21,889      45,524
                                                              --------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment................   (20,401)    (14,134)
  Proceeds from sale of property, plant and equipment.......     2,078       6,243
                                                              --------   ---------
  Net cash used by investing activities.....................   (18,323)     (7,891)
                                                              --------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (payment on) short-term debt................    40,000     (33,500)
  Increase in cash overdrafts...............................        --      20,706
  Distribution of earnings to members.......................   (54,599)    (35,000)
                                                              --------   ---------
  Net cash used by financing activities.....................   (14,599)    (47,794)
                                                              --------   ---------
  Net change in cash and cash equivalents...................   (11,033)    (10,161)
Cash and cash equivalents at beginning of period............    18,095      10,161
                                                              --------   ---------
Cash and cash equivalents at end of period..................  $  7,062   $      --
                                                              ========   =========


          See accompanying notes to consolidated financial statements.

                                AGRILIANCE, LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The unaudited consolidated financial statements reflect, in the opinion of the management of Agriliance, LLC (the "Company"), all normal recurring adjustments necessary for a fair statement of the financial position and results of operations and cash flows for the interim periods. The statements are condensed and, therefore do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. These statements should be read in conjunction with the audited consolidated financial statements and footnotes for the year ended August 31, 2003. The results of operations and cash flows for interim periods are not indicative of results for a full year.

2.  BORROWING ARRANGEMENTS


     In December 2003, the company renegotiated its revolving credit agreement, extending the facility for an additional three years and increasing the available borrowing capacity from $185 million to $225 million. The amendment also lowered the interest rate spread by 0.25%, allowed for the issuance of letters of credit up to $50 million and adjusted certain covenant restrictions. The facility is secured by the Company's inventory and the accounts receivable of its wholly owned subsidiary, Agro Distribution, LLC. At May 31, 2004, $55 million was outstanding under this agreement and the interest rate on the revolving credit agreement was 3.1% (LIBOR + 2.00%).



     Also in December 2003, Agriliance issued $100 million of senior secured notes in a private placement, using the funds to repay their existing term facility. The private placement consisted of four notes, two with fixed-rate interest rates and two notes with floating rates. The fixed-rate notes are for $42 million and $47 million, bearing interest at 5.66% and 6.31%, respectively, and maturing in December 2008 and 2010. The floating rate notes are for $6 million, maturing in December 2008 and for $5 million, maturing in December 2010. Both of these notes bear interest at variable rates based on LIBOR plus applicable margins. All of the notes are secured by the same assets which secure the revolving credit facility, on a pari passu basis.



     In addition, Agriliance is party to a revolving receivables securitization program which allows for draws of up to $200 million in advances against eligible receivables. Under this program, Agriliance sells trade receivables to Agriliance SPV, LLC, a wholly-owned subsidiary of Agriliance, LLC. This subsidiary is a qualifying special purpose entity (QSPE) under applicable accounting rules, and was established for the limited purpose of purchasing and obtaining financing for these receivables. The transfers of the receivables to the QSPE are structured as sales and, in accordance with applicable accounting rules, these receivables are not reflected in the consolidated balance sheets of Agriliance. The QSPE purchases the receivables with a combination of cash and notes. CoBank lends funds to the SPV based upon the value of the receivables pool, at an agreed advance rate. As of May 31, 2004, $183 million was drawn under this securitization. The facility is currently scheduled to terminate in December 2006.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Managers
Agriliance, LLC:

     We have audited the accompanying consolidated balance sheets of Agriliance, LLC and subsidiaries as of August 31, 2003 and 2002, and the related consolidated statements of operations, cash flows, and members' equity for each of the years in the three-year period ended August 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Agriliance, LLC and subsidiaries as of August 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended August 31, 2003 in conformity with U.S. generally accepted accounting principles.


                                                     /s/ KPMG LLP

Minneapolis, Minnesota
November 6, 2003

                                AGRILIANCE, LLC

                          CONSOLIDATED BALANCE SHEETS

                                                                    AUGUST 31,
                                                              -----------------------
                                                                 2003         2002
                                                              ----------   ----------
                                                                 ($ IN THOUSANDS)
                                       ASSETS
Current assets:
  Cash......................................................  $   18,095   $   10,161
  Trade receivables, net of allowance for bad debts of
     $18,006 and $16,134 in 2003 and 2002, respectively.....     455,532      394,497
  Receivable from Land O'Lakes, Inc. .......................          --        1,791
  Receivable from CHS, Inc. ................................          50          250
  Rebates receivable........................................     131,465      102,668
  Other receivables.........................................      18,543       28,063
  Inventories...............................................     559,643      376,988
  Vendor prepayments........................................      63,481        5,735
  Prepaid expenses..........................................       3,132        2,806
                                                              ----------   ----------
     Total current assets...................................   1,249,941      922,959
Property, plant and equipment:
  Land and land improvements................................      18,579       18,231
  Buildings.................................................      66,962       64,656
  Machinery and equipment...................................     100,432      103,133
  Construction in progress..................................       5,608        3,599
                                                              ----------   ----------
     Total property, plant and equipment....................     191,581      189,619
  Less accumulated depreciation.............................     (90,077)     (76,840)
                                                              ----------   ----------
     Net property, plant and equipment......................     101,504      112,779
Long term receivable from Agronomy Company of Canada........       7,000        7,000
Other assets................................................      11,111       14,467
                                                              ----------   ----------
     Total assets...........................................  $1,369,556   $1,057,205
                                                              ==========   ==========

                           LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Short-term debt...........................................  $   15,000   $   66,500
  Current portion of long-term debt.........................     100,000           --
  Accounts payable..........................................     755,967      485,244
  Customer prepayments......................................      93,430       22,063
  Accrued expenses..........................................     102,257       77,935
  Payable to Land O'Lakes, Inc. ............................         984           --
  Payable to Farmland Industries, Inc. .....................      10,067       42,826
  Other current liabilities.................................       6,038        6,335
                                                              ----------   ----------
     Total current liabilities..............................   1,083,743      700,903
Long-term debt..............................................          --      100,000
Other noncurrent liabilities................................      27,061        7,960
Members' equity:
  Contributed capital.......................................     159,089      159,089
  Retained earnings.........................................     114,994       89,253
  Accumulated other comprehensive loss......................     (15,331)          --
                                                              ----------   ----------
Total members' equity.......................................     258,752      248,342
                                                              ----------   ----------
Total liabilities and members' equity.......................  $1,369,556   $1,057,205
                                                              ==========   ==========

          See accompanying notes to consolidated financial statements.

                                AGRILIANCE, LLC

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  YEARS ENDED AUGUST 31,
                                                           ------------------------------------
                                                              2003         2002         2001
                                                           ----------   ----------   ----------
                                                                     ($ IN THOUSANDS)
Net sales................................................  $3,485,623   $3,615,451   $4,072,248
Cost of sales............................................   3,119,287    3,289,980    3,696,350
                                                           ----------   ----------   ----------
  Gross profit...........................................     366,336      325,471      375,898
Selling, general, and administrative expense.............     299,097      267,947      310,655
Asset impairment charge..................................          --           --       14,820
Gain on sale of assets...................................      (2,787)      (2,486)      (3,092)
                                                           ----------   ----------   ----------
  Earnings from operations...............................      70,026       60,010       53,515
Interest expense, net....................................       9,285       12,966       28,462
                                                           ----------   ----------   ----------
  Net earnings...........................................  $   60,741   $   47,044   $   25,053
                                                           ==========   ==========   ==========

          See accompanying notes to consolidated financial statements.

                                AGRILIANCE, LLC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEARS ENDED AUGUST 31,
                                                            ---------------------------------
                                                              2003        2002        2001
                                                            ---------   ---------   ---------
                                                                    ($ IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings............................................  $  60,741   $  47,044   $  25,053
  Adjustments to reconcile net earnings to net cash
     provided by operating activities:
     Depreciation and amortization........................     23,517      27,996      38,319
     Bad debt expense.....................................     16,787       5,442       5,792
     Gain on sale of assets...............................     (2,787)     (2,486)     (3,092)
     Asset impairment charge..............................         --          --      14,820
     Change in other non-current assets and liabilities...      6,405      (2,187)     (3,175)
  Changes in current assets and liabilities:
     Trade receivables....................................    (77,822)   (124,617)    182,405
     Receivables/payables from related parties............    (29,784)     10,941      43,396
     Rebates receivable...................................    (28,797)     16,308     (12,160)
     Other receivables....................................      9,520      14,320       4,986
     Inventories..........................................   (182,655)    112,738      87,482
     Vendor prepayments...................................    (57,746)     17,914      82,757
     Accounts payable.....................................    342,090     (47,740)   (358,319)
     Accrued expenses.....................................     24,322       3,933      10,383
     Other current assets and liabilities.................       (623)      1,247      13,612
                                                            ---------   ---------   ---------
  Net cash provided by operating activities...............    103,168      80,853     132,259
                                                            ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment..............    (16,704)    (15,515)    (23,871)
  Proceeds from sale of property, plant and equipment.....      7,970      13,050      22,044
                                                            ---------   ---------   ---------
  Net cash used by investing activities...................     (8,734)     (2,465)     (1,827)
                                                            ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment on short-term debt..............................    (51,500)    (20,500)    (88,000)
  Payments on long-term debt..............................         --     (15,000)    (35,000)
  Decrease in cash overdraft..............................         --     (32,727)     (7,212)
  Distribution of earnings to members.....................    (35,000)         --        (220)
                                                            ---------   ---------   ---------
  Net cash used by financing activities...................    (86,500)    (68,227)   (130,432)
                                                            ---------   ---------   ---------
  Net change in cash and cash equivalents.................      7,934      10,161          --
Cash and cash equivalents at beginning of period..........     10,161          --          --
                                                            ---------   ---------   ---------
Cash and cash equivalents at end of period................  $  18,095   $  10,161   $      --
                                                            =========   =========   =========

          See accompanying notes to consolidated financial statements.

                                AGRILIANCE, LLC

                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

                                                              ACCUMULATED
                                                                 OTHER        TOTAL
                                    CONTRIBUTED   RETAINED   COMPREHENSIVE   MEMBERS'   COMPREHENSIVE
                                      CAPITAL     EARNINGS      (LOSS)        EQUITY       INCOME
                                    -----------   --------   -------------   --------   -------------
                                                            ($ IN THOUSANDS)
Balance, August 31, 2000..........   $159,089     $ 17,376     $     --      $176,465
Net earnings......................         --       25,053           --        25,053
Distribution to members...........         --         (220)          --          (220)
                                     --------     --------     --------      --------
Balance, August 31, 2001..........    159,089       42,209           --       201,298
Net earnings......................         --       47,044           --        47,044
                                     --------     --------     --------      --------
Balance, August 31, 2002..........    159,089       89,253           --       248,342
Net earnings......................         --       60,741           --        60,741       60,741
Minimum pension liability
  adjustment......................         --           --      (15,331)      (15,331)     (15,331)
                                                                                          --------
Comprehensive income..............         --           --           --            --     $ 45,410
                                                                                          --------
Distribution to members...........         --      (35,000)          --       (35,000)
                                     --------     --------     --------      --------
Balance, August 31, 2003..........   $159,089     $114,994     $(15,331)     $258,752
                                     ========     ========     ========      ========

          See accompanying notes to consolidated financial statements.

                                AGRILIANCE, LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a)  ORGANIZATION

     Agriliance, LLC (Agriliance or the Company) is a distributor of agricultural inputs and is owned by: Land O'Lakes, Inc. (50% voting ownership); CHS, Inc. (25% voting ownership); and Farmland Industries, Inc. (25% voting ownership) (the members). Farmland Industries, Inc. filed for Chapter 11 bankruptcy court protection on May 31, 2002.

     The economic interest in profits and losses of the Company is allocated to members for wholesale crop protection business operations as follows: 50.0%, 38.1%, and 11.9% for Land O'Lakes, Inc.; CHS, Inc.; and Farmland Industries, Inc., respectively. The economic interest in profits and losses of the Company is generally allocated to members for all other business operations as follows:
50.0%, 25.0%, and 25.0% for Land O'Lakes, Inc.; CHS, Inc.; and Farmland Industries, Inc., respectively.

     Based upon the results of various business operations for the year ended August 31, 2003, the actual economic interest in profits and losses of the Company was allocated to members as follows: 50.0%, 35.5%, and 14.5% for Land O'Lakes, Inc.; CHS, Inc.; and Farmland Industries, Inc., respectively. The liability of each member is limited to each member's respective capital account balance.

  (b)  STATEMENT PRESENTATION

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, with intercompany transactions eliminated.

  (c)  REVENUE RECOGNITION

     Revenue is recognized as it is earned, which generally occurs when fertilizer, chemical, and agricultural products are delivered or services are provided.

  (d)  INCOME TAXES

     The Company's taxable operations pass directly to the joint venture owners under the LLC organization. As a result, no provision for income taxes is recorded in the accompanying consolidated statement of operations.

  (e)  INVENTORIES

     Inventories are stated primarily at the lower of cost or market. Cost is determined on a first-in, first-out or average-cost basis.

  (f)  REBATES RECEIVABLE

     Rebates receivable have been accrued based on contractual agreements combined with current sales and market data, in accordance with EITF Issue No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor."

  (g)  PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment are stated at cost. Depreciation is provided over the estimated useful lives (10 to 20 years for land improvements and buildings, and 3 to 5 years for machinery and equipment) of the respective assets in accordance with the straight-line method. The Company assesses the recoverability of long-lived assets whenever events or changes in circumstances indicate that expected future undiscounted cash flows may not be sufficient to support the carrying amount of an asset. The Company deems an asset to be

                                AGRILIANCE, LLC
impaired if a forecast of undiscounted future operating cash flows is less than its carrying amount. If an asset is determined to be impaired, the loss is measured as the amount by which the carrying value of the asset exceeds its fair value.

  (h)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards (SFAS) No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of the fair value of all financial instruments to which the Company is a party. All financial instruments are carried at amounts that approximate estimated fair value.

  (i)  ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (j)  RECLASSIFICATIONS

     Certain 2002 and 2001 amounts have been reclassified to conform with the current year presentation. These reclassifications had no effect on reported earnings.

(2)  SHORT-TERM DEBT

     The Company has a $185 million revolving credit agreement with JP Morgan, which expires December 18, 2003. The Company expects to extend this facility to a multi-year facility. Short-term debt is secured by the Company's inventory and the accounts receivable of its wholly owned subsidiary, Agro Distribution, LLC. At August 31, 2003 and 2002, $15 million and $66.5 million, respectively, were outstanding. Interest on borrowings under this revolving credit agreement was charged at 5.00% (Prime + 1.00%) and at 4.06% (LIBOR + 2.25%) at August 31, 2003
and 2002, respectively.


(3)  LONG-TERM DEBT


     The Company has a long-term credit agreement with JP Morgan, which expires June 28, 2004. The Company expects to extend this facility to a new multi-year facility. Long-term debt is secured by the Company's inventory and the accounts receivable of its wholly owned subsidiary, Agro Distribution, LLC. At August 31, 2003 the entire portion of $100 million of long-term debt was classified as current because the due date is June 24, 2004. At August 31, 2002 the total long-term debt outstanding was $100 million. Interest on borrowings under this long-term credit agreement was charged at 3.10% (LIBOR + 2.00%) and at 4.06% (LIBOR + 2.25%) at August 31, 2003 and 2002, respectively.

     The loan agreement includes certain restrictive financial covenants. At August 31, 2003 and 2002, the Company was in compliance with these covenants.

     Interest paid on short-term and long-term debt for the years ended August 31, 2003, 2002 and 2001 totaled $9.6 million, $12.9 million and $31.5 million, respectively.

(4)  RECEIVABLES PURCHASE FACILITY

     The Company has a $200 million receivables purchase facility with CoBank. A wholly owned subsidiary, Agriliance SPV, Inc., purchases the receivables from Agriliance and transfers them to CoBank. Such transactions are structured as sales and, accordingly, the receivables transferred to CoBank without recourse to

                                AGRILIANCE, LLC

Agriliance are not reflected in the consolidated balance sheet. At August 31, 2003 and 2002, $23 million and $69 million, respectively, were outstanding under this facility. The total accounts receivable sold during the years ended August 31, 2003, 2002 and 2001 were $2,885 million, $2,949 million and $3,317 million, respectively.

(5)  PENSION AND OTHER POSTRETIREMENT PLANS

                                                           YEAR ENDED AUGUST 31,
                                                       ------------------------------
                                                         2003       2002       2001
                                                       --------   --------   --------
                                                              ($ IN THOUSANDS)
Pension benefits:
Total plan assets at fair value......................  $ 52,511   $ 54,001   $ 43,352
Total projected benefit obligation...................   (76,468)   (57,755)   (46,854)
                                                       --------   --------   --------
Funded status........................................  $(23,957)  $ (3,754)  $ (3,502)
                                                       ========   ========   ========
Accrued (prepaid) pension cost recognized in the
  consolidated balance sheet.........................  $  3,027   $    (65)  $   (400)
Benefits cost........................................     4,210      4,817      3,778
Employer contribution................................     1,668      4,684      2,013
Benefits paid........................................     1,835      1,197        974
Discount rate........................................      6.00%      7.25%      7.25%
Expected return on plan assets.......................      8.50%      9.00%      9.50%
Rate of compensation increase........................      3.00%      4.00%      4.50%

     The Company has a defined contribution plan in which the Company matches 50% of the first 6% of employee contributions. The Company contributed $2,293,000, $2,343,000 and $2,410,000 to the plan for the fiscal years ended August 31, 2003, 2002 and 2001, respectively.

     In addition to the defined benefit and defined contribution retirement plans, the Company has a supplemental executive retirement plan, which is an unfunded defined benefit plan. The actuarial present value of the projected benefit obligation totaled $1,745,000, $1,539,000 and $1,932,000 at August 31, 2003, 2002 and 2001, respectively.

     Due to the impacts on plan assets of depressed equity markets and increasing projected pension obligations, the Company recognized an additional pension liability adjustment of $15,331,000 for the fiscal year ended August 31, 2003. In accordance with Statement of Financial Accounting Standards (SFAS) No. 87, the adjustment was made to other comprehensive income of the Company and did not impact current year net earnings.

                                AGRILIANCE, LLC

     The Company also provides certain health care benefits for retired employees.

                                                             YEAR ENDED AUGUST 31,
                                                          ---------------------------
                                                           2003      2002      2001
                                                          -------   -------   -------
                                                               ($ IN THOUSANDS)
Other postretirement benefits:
  Total plan assets at fair value.......................  $    --   $    --   $    --
  Total projected benefit obligation....................   (8,034)   (5,501)   (5,379)
                                                          -------   -------   -------
     Funded status......................................  $(8,034)  $(5,501)   (5,379)
                                                          -------   -------   -------
Accrued benefit cost recognized in the consolidated
  balance sheet.........................................  $ 4,855   $ 4,152   $ 3,491
Benefits cost...........................................      933       836       555
Benefits paid...........................................      212       140       140
Discount rate...........................................     6.00%     7.25%     7.25%

     For measurement purposes, a 6.0% ultimate trend rate of increase in the per capita cost of covered health care benefits was assumed.

(6)  RELATED PARTY TRANSACTIONS

     Land O'Lakes, Inc., CHS, Inc., and Farmland Industries, Inc. charged the Company for accounting, legal, risk management, building, advertising, and certain employee benefit and other employee-related expenses. Total purchased services were:

                                                              YEAR ENDED AUGUST 31,
                                                            -------------------------
                                                             2003     2002      2001
                                                            ------   -------   ------
                                                                ($ IN THOUSANDS)
Land O'Lakes, Inc. .......................................  $8,400   $11,269   $9,897
CHS, Inc. ................................................   3,536     3,906    3,783
Farmland Industries, Inc..................................     345     1,132    1,265

     The Company made the following sales to related parties:

                                                           YEAR ENDED AUGUST 31,
                                                       ------------------------------
                                                         2003       2002       2001
                                                       --------   --------   --------
                                                              ($ IN THOUSANDS)
Land O'Lakes, Inc. ..................................  $  1,576   $  1,794   $  2,102
CHS Cooperatives.....................................   208,706    166,034    139,188
Farmland Industries, Inc.............................     1,262      5,845      8,128

     During the years ended August 31, 2003, 2002 and 2001, the Company made product purchases from Farmland Industries, Inc. totaling $337,587,000, $485,692,000 and $697,916,000, respectively.

     During the years ended August 31, 2003, 2002 and 2001, the Company made product purchases from Land O'Lakes, Inc. totaling $9,809,000, $11,178,000 and $5,301,000, respectively.

     In addition, during the years ended August 31, 2003, 2002 and 2001, the Company made product purchases from CF Industries, Inc. (Land O'Lakes, Inc. and CHS, Inc. hold a combined 58.2% interest in CF Industries, Inc.) totaling $565,153,000, $453,655,000 and $609,245,000, respectively.

                                AGRILIANCE, LLC

(7)  LEASE COMMITMENTS

     Future minimum lease commitments under noncancelable operating leases are as follows:

YEAR ENDING AUGUST 31,
----------------------                                        ($ IN THOUSANDS)
2004........................................................      $12,731
2005........................................................       10,212
2006........................................................        6,513
2007........................................................        3,233
2008 and thereafter.........................................          705

     Rent expense for the years ended August 31, 2003, 2002 and 2001 was $18,766,000, $19,870,000 and $21,409,000, respectively.

(8)  CONTINGENCIES

  (a)  CONTINGENCY WITH FARMLAND INDUSTRIES, INC.

     At the formation of Agriliance, the founding members of the Company contributed property, plant and equipment and other assets to the Company in exchange for ownership interests in the company. Farmland, Industries, Inc. (Farmland), a 25% owner of the Company, never completed formal title transfer of certain property, plant and equipment it transferred to Agriliance. At August 31, 2003, the net book value of those Farmland-related assets was $7.5 million.

     Although Farmland's Chapter 11 bankruptcy filing will delay settlement of this matter, management of the Company is of the opinion the Company will be granted title to these assets. Accordingly, in the accompanying consolidated financial statements as of and for the year ended August 31, 2003, no provisions beyond depreciation have been recorded against the Farmland-contributed property, plant and equipment.

  (b)  ENVIRONMENTAL

     The Company is required to comply with various environmental laws and regulations incident to its normal business operations. The Company is also a party to environmental issues related to operations contributed to Agriliance by Farmland Industries, Inc. To the extent these environmental costs are not paid by the Farmland Bankruptcy Trustee, the Company may have future obligations due. The Company has reserved for future costs of remediation of identified issues. Additional costs for losses which may be identified in the future cannot be presently determined; however, management does not believe any such issues would materially affect the results of operations or the financial position of the Company.

  (c)  GUARANTEES

     The Company is contingently liable for guarantees on customer loans with terms generally ending prior to March, 2004, totaling $21.0 million at August 31, 2003. The Company has recorded reserves for the expected losses related to such guarantees.

  (d)  GENERAL

     Certain claims and lawsuits have been filed in the ordinary course of business. It is management's opinion that settlement of all litigation would not require payment of an amount which would be material to the results of operations or to the financial position of the Company.

                                AGRILIANCE, LLC

(9)  SUBSEQUENT EVENT

     On September 30, 2003, the Agriliance Board of Directors approved a $30 million dividend distribution to its members and the distribution was made on October 15, 2003.

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS, MANAGERS AND OFFICERS

     Land O'Lakes is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the "Corporation Act"). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same act or omissions; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3 requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

     Article VII of Land O'Lakes' Restated Articles of Incorporation provides that a director shall not be personally liable to the company or its members for monetary damages for breach of fiduciary duty, except for liability: (i) for a breach of the director's duty of loyalty to the company or its members; (ii) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for a transaction from which the director derived an improper personal benefit; or (iv) for an act or omission occurring prior to the date when the provisions of such Article (or predecessor thereto) became effective. It is the stated intention of the members of Land O'Lakes to eliminate or limit the personal liability of the directors of the company to the greatest extent permitted under Minnesota law.

     Article IX of the Bylaws of Land O'Lakes provides that the company shall indemnify each director, officer, manager, employee, or agent of the company, and any person serving at the request of the company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred to he fullest extent to which such directors, officers, managers, employee or agents of an association may be indemnified under the law of the State of Minnesota. Article IX provides that the company shall have power to purchase and maintain insurance against any liability asserted against such persons and incurred by such persons in any such capacity. Land O'Lakes maintains a director and officer insurance policy to cover it, its directors and certain of its officers against certain liabilities.

     Land O'Lakes Farmland Feed LLC is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     Section 7.14 of the Limited Liability Company Agreement of Land O'Lakes Farmland Feed provides, among other things, that Land O'Lakes Farmland Feed shall, to the fullest extent permitted by law, indemnify, hold harmless and defend each manager, officer and employee of Land O'Lakes Farmland Feed from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines and other amounts paid in settlement, incurred or suffered by such indemnitee, as a party or otherwise, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, arising out of or in connection with the business or the operation of Land O'Lakes Farmland Feed and by reason of the indemnitee's status as a manager, officer of employee of Land O'Lakes Farmland Feed if (i) the indemnitee acted in good faith and in a manner he or she reasonably believed to be in the best interests of the company and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful, (ii) the indemnitee's conduct did not constitute intentional misconduct or a material breach of the terms of the Limited Liability Company Agreement of Land O'Lakes Farmland Feed and (iii) the indemnitee's conduct did not involve a transaction from which the manager, officer or employee of Land O'Lakes Farmland Feed derived an improper personal benefit. To the fullest extent permitted by law, expenses incurred by an indemnitee in defending any claim, demand, action, suit or proceeding subject to indemnification shall, from time to time, be advanced by the company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the company of an undertaking by or on behalf of the indemnitee to repay such amount unless it is determined that such indemnitee is entitled to be indemnified therefor pursuant to the Limited Liability Company Agreement.

     The directors and officers of the Subsidiary Guarantors are provided broad indemnification by the laws of their respective states of incorporation, their incorporation documents and/or their governing documents. Such directors and officers are also covered by the director and officer insurance policy referred to above.

ITEM 21.  EXHIBITS


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 3.1      Restated Articles of Incorporation of Land O'Lakes, Inc., as
          amended, August 1998.(1)
 3.2      By-Laws of Land O'Lakes Inc., as amended, February 2003.(2)
 3.3      Certificate of Formation of ACS Stores, LLC dated November
          18, 1998.(1)
 3.4      Articles of Organization of Advanced Business Concepts
          International, LLC dated June 1, 2001.(1)
 3.5      Operating Agreement of Advanced Business Concepts
          International, LLC dated June 4, 2001.(1)
 3.6      Articles of Organization of Alliance Milk Products, LLC
          dated August 1, 1996.(1)
 3.7      Operating and Member Control Agreement of Alliance Milk
          Products, LLC dated August 1, 1996.(1)
 3.8      Certificate of Formation of America's Country Stores, LLC
          dated October 11, 2001.(1)
 3.9      Limited Liability Company Agreement of America's Country
          Stores, LLC dated October 11, 2001.(1)
 3.10     Certificate of Formation of America's Country Stores
          Holdings, LLC dated October 11, 2001.(1)
 3.11     Limited Liability Company Agreement of America's Country
          Stores Holdings, LLC dated October 11, 2001.(1)
 3.12     Certificate of Formation of AG2AG, LLC dated Dec 29,
          2000.(5)
 3.13     Limited Liability Company Agreement of AG2AG, LLC dated
          February 28, 2001.(5)
 3.14     Certificate of Formation of Diamond Cross, LLC dated August
          31, 2000.(1)
 3.15     Operating Agreement of Diamond Cross, LLC dated September 1,
          2000.(1)
 3.16     Articles of Incorporation of Agricultural Indemnity
          Insurance Company dated December 16, 2003.(5)
 3.17     By-Laws of Agricultural Indemnity Insurance Company dated
          December 16, 2003.(5)
 3.18     Articles of Incorporation of FMR, Inc. dated November 5,
          1986.(1)
 3.19     Bylaws of FMR, Inc. revised effective December 15, 1987.(1)
 3.20     Articles of Incorporation of Forage Genetics, Inc. dated
          September 27, 1991.(1)
 3.21     Bylaws of Forage Genetics, Inc.(1)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 3.22     Certificate of Formation of Golden State Feeds, LLC dated
          August 31, 2000.(1)
 3.23     Operating Agreement of Golden State Feeds, LLC dated
          September 1, 2000.(1)
 3.24     Articles of Incorporation of Golden Valley Dairy Products
          dated February 28, 1997.(1)
 3.25     Bylaws of Golden Valley Dairy Products dated as of April 29,
          1997.(1)
 3.26     Restated Articles of Incorporation of L.L. Olds Seeds
          Company dated November 21, 1977, as amended April 30, 1991 and January 31, 2000.(1)
 3.27     Restated Bylaws of L.L. Olds Seeds Company, amended November
          18, 1985.(1)
 3.28     Certificate of Formation of Land O'Lakes Farmland Feed LLC
          dated August 11, 2000.(1)
 3.29     Limited Liability Company Agreement of Land O'Lakes Farmland
          Feed LLC, as amended.(1)
 3.30     Articles of Incorporation of Land O'Lakes Holdings, Inc.
          filed December 22, 1998.(1)
 3.31     Bylaws of Land O'Lakes Holdings, Inc. dated September 1,
          2001.(1)
 3.32     Certificate of Incorporation of Land O'Lakes International
          Development Corporation dated July 8, 1981.(1)
 3.33     Bylaws of Land O'Lakes International Development
          Corporation.(1)
 3.34     Certificate of Incorporation of LOL Holdings II, Inc. dated
          June 14, 2001.(1)
 3.35     Bylaws of LOL Holdings II, Inc.(1)
 3.36     Articles of Organization of LOL Power, LLC dated December
          20, 2000.(1)
 3.37     Operating Agreement of LOL Power, LLC dated January 1,
          2001.(1)
 3.38     Articles of Incorporation of Seed Research, Inc., dated
          August 1, 1983, as amended by Articles of Amendment dated
          January 17, 1984.(1)
 3.39     Bylaws of Seed Research, Inc.(1)
 3.40     Certificate of Formation of Thomas Products, LLC, dated
          August 31, 2000.(1)
 3.41     Operating Agreement of Thomas Products, LLC, dated September
          1, 2000.(1)
 3.42     Articles of Organization of Milk Products, LLC dated August
          31, 2000.(1)
 3.43     Operating Agreement of Milk Products, LLC dated September 1,
          2000.(1)
 3.44     Articles of Incorporation of North Coast Fertilizer II, Inc.
          dated April 14, 1994.(1)
 3.45     Amended and Restated North Coast Fertilizer II, Inc. Close
          Corporation Agreement dated October 22, 1994.(1)
 3.46     Articles of Incorporation of Northwest Food Products
          Company, Inc. dated November 10, 1960, as amended September
          6, 1988.(1)
 3.47     Bylaws of Northwest Food Products Company, Inc. dated
          November 10, 1960, as amended by Action by Written Consent of the Sole Shareholder dated September 17, 2001.(1)
 3.48     Articles of Organization of Northwest Food Products
          Transportation, LLC dated December 7, 2000.(1)
 3.49     Operating Agreement of Northwest Food Products
          Transportation, LLC dated December 8, 2000.(1)
 3.50     Articles of Organization of Nutra-Blend, L.L.C., dated
          December 28, 1994.(1)
 3.51     Operating Agreement of Nutra-Blend, L.L.C., dated January 1,
          1995.(1)
 3.52     Articles of Organization of PMI Agriculture, L.L.C. dated
          May 16, 1996.(1)
 3.53     Certificate of Incorporation of Research Seeds, Inc. dated
          May 13, 1970.(1)
 3.54     Operating Agreement of PMI Agriculture, L.L.C. dated May 22,
          1996.(1)
 3.55     Certificate of Formation of PMI Nutrition, LLC dated October
          11, 2001.(1)
 3.56     Limited Liability Company Agreement of PMI Nutrition, LLC
          dated October 11, 2001.(1)
 3.57     Bylaws of Research Seeds, Inc.(1)
 3.58     Certificate of Formation of PMI Nutrition International, LLC
          dated October 11, 2001.(1)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 3.59     Limited Liability Company Agreement of PMI Nutrition
          International, LLC dated October 11, 2001.(1)
 3.60     Certificate of Formation of Purina Mills, LLC dated October
          11, 2001.(1)
 3.61     Limited Liability Company Agreement of Purina Mills, LLC
          dated October 11, 2001.(1)
 3.62     Articles of Incorporation of Realty LOL, Inc. filed December
          22, 1998.(1)
 3.63     Bylaws of Realty LOL, Inc. dated September 1, 2001.(1)
 4.1      Credit Agreement among Land O'Lakes, Inc., the Lenders party thereto and The Chase Manhattan Bank, dated as of October
          11, 2001.(1)
 4.2      First Amendment dated November 6, 2001 to the Credit
          Agreement dated October 11, 2001.(1)
 4.3      Second Amendment dated February 15, 2002 to the Credit
          Agreement dated October 11, 2001.(1)
 4.4      Guarantee and Collateral Agreement among Land O'Lakes, Inc.
          and certain of its subsidiaries and The Chase Manhattan
          Bank, dated as of October 11, 2001.(1)
 4.5      Indenture dated as of November 14, 2001, among Land O'Lakes,
          Inc. and certain of its subsidiaries, and U.S. Bank,
          including Form of 8 3/4% Senior Notes due 2011 and Form of
          8 3/4% Senior Notes due 2011.(1)
 4.6      Registration Rights Agreement dated November 14, 2001 by and among Land O'Lakes, Inc. and certain of its subsidiaries,
          J.P. Morgan Securities Inc., SPP Capital Partners, LLC,
          SunTrust Robinson Capital Markets, Inc., Tokyo-Mitsubishi
          International plc and U.S. Bancorp Piper Jaffray, Inc.(1)
 4.7      Purchase Agreement by and between Land O'Lakes, Inc., and
          certain of its subsidiaries, J.P. Morgan Securities Inc.,
          SPP Capital Partners, LLC, SunTrust Robinson Capital
          Markets, Inc., Tokyo-Mitsubishi International plc and U.S.
          Bancorp Piper Jaffray, Inc., dated as of November 8,
          2001.(1)
 4.8      Form of Old Note under the Indenture dated as of November
          14, 2001 (included in Exhibit 4.5).(1)
 4.9      Form of New Note under the Indenture dated as of November
          14, 2001 (included in Exhibit 4.5).(1)
 4.10     Third Amendment dated December 8, 2003 to the Credit
          Agreement dated October 11, 2001.(2)
 4.11     Fourth Amendment dated January 13, 2004 to the Credit
          Agreement dated October 11, 2001.(2)
 4.12     Indenture dated as of December 23, 2003, among Land O'Lakes,
          Inc., and certain of its subsidiaries, and U.S. Bank,
          National Association, including Form of 9% Senior Notes due
          2010.(2)
 4.13     Registration Rights Agreement dated as of December 23, 2003, by and among Land O'Lakes, Inc., and certain of its
          subsidiaries, and J.P. Morgan Securities Inc.(2)
 4.14     Purchase Agreement dated as of December 23, 2003, by and
          between Land O'Lakes, Inc., and certain of its subsidiaries, and J.P. Morgan Securities, Inc.(2)
 4.15     Lien Subordination and Intercreditor Agreement dated as of
          December 23, 2003, by and among Land O'Lakes, Inc., and
          certain of its subsidiaries, JPMorgan Chase Bank and U.S.
          Bank, National Association.(2)
 4.16     Form of Old Note (included in Exhibit 4.12).(2)
 4.17     Form of New Note (included in Exhibit 4.12).(2)
 4.18     Second Priority Collateral Agreement dated as of December
          23, 2003, by and among Land O'Lakes, Inc. and certain of its subsidiaries, and U.S. Bank National Association.(2)
 5.1      Opinion of Faegre & Benson LLP*
 5.2      Opinion of Peter S. Janzen*
10.1      Amended and Restated Five Year Credit Agreement dated as of
          October 11, 2001 among Land O'Lakes, Inc., The Chase
          Manhattan Bank, CoBank, ACB, and the Lenders party
          thereto.(1)
10.2      First Amendment dated November 6, 2001 to the Amended and
          Restated Five-Year Credit Agreement dated October 11,
          2001.(1)
10.3      Second Amendment dated February 15, 2002 to the Amended and
          Restated Five-Year Credit Agreement dated October 11,
          2001.(1)
10.4      Joint Venture Agreement by and between Farmland Industries,
          Inc. and Land O'Lakes, Inc. dated as of July 18, 2000.(1)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
10.5      Operating Agreement of Agriliance LLC among United Country
          Brands, LLC, Cenex Harvest States Cooperatives, Farmland
          Industries, Inc. and Land O'Lakes, Inc. dated as of January
          4, 2000.(1)
10.6      Joint Venture Agreement among Cenex Harvest States
          Cooperatives, Farmland Industries, Inc. and Land O'Lakes
          Inc. dated as of January 1, 2000.(1)
10.7      Operating Lease between Arden Hills Associates and Land
          O'Lakes, Inc. dated as of May 31, 1980.(1)
10.8      Ground Lease between Land O'Lakes, Inc. and Arden Hills
          Associates dated as of May 31, 1980.(1)
10.9      License Agreement among Ralston Purina Company, Purina
          Mills, Inc. and BP Nutrition Limited dated as of October 1,
          1986.(1)
10.10     License Agreement between Land O'Lakes, Inc. and Land
          O'Lakes Farmland Feed LLC dated September 25, 2000.(1)
10.11     Trademark License Agreement by and between Land O'Lakes,
          Inc. and Dean Foods dated as of July 10, 2000.(1)
10.12     Asset Purchase Agreement between Land O'Lakes, Inc. and Dean
          Foods dated as of May 30, 2000.(1)
10.13     Agreement and Plan of Merger, dated as of June 17, 2001, by and among Purina Mills, Inc., Land O'Lakes, Inc., LOL
          Holdings II, Inc. and LOL Holdings III, Inc.(1)
10.14     Management Services Agreement, dated September 1, 2000, by and between Land O'Lakes and Land O'Lakes Farmland Feed
          LLC(1)
10.15     Purchase and Sale Agreement dated as of December 18, 2001, among Land O'Lakes, Inc., Land O'Lakes Farmland Feed LLC,
          Purina Mills, LLC and LOL Farmland Feed SPV, LLC.(1)
10.16     Amended and Restated Receivables Purchase Agreement dated as of March 31, 2004, among Land O'Lakes Farmland Feed LLC, LOL
          Farmland Feed SPV, LLC, and CoBank, ACB.(5)
10.17     Executive Annual Variable Compensation Plan of Land
          O'Lakes.(1)
10.18     Land O'Lakes Long Term Incentive Plan.(1)
10.19     Land O'Lakes Non-Qualified Deferred Compensation Plan.(1)
10.20     Land O'Lakes Non-Qualified Executive Excess Benefit Plan
          (IRS Limits).(1)
10.21     Land O'Lakes Non-Qualified Executive Excess Benefit Plan
          (1989 Formula).(1)
10.22     Land O'Lakes Non-Qualified Executive Excess Benefit Savings
          Plan(1)
10.23     California Cooperative Value Incentive Plan of Land
          O'Lakes.(3)
10.24     License Agreement, by and between Land O'Lakes, Inc., Dean
          Foods Company, Morningstar Foods, Inc. and Dairy Marketing
          Alliance, LLC, dated July 24, 2002.(4)
10.25     Amended Land O'Lakes Long Term Incentive Plan.(2)
10.26     Amended California Cooperative Value Incentive Plan of Land
          O'Lakes.(2)
10.27     Indenture dated as of March 25, 1998 for the 7.45% Capital
          Securities due March 25, 2028. (Capital Securities).(2)
10.28     Third Amendment dated December 8, 2003 to the Five-Year
          Amended and Restated Credit Agreement dated October 11,
          2001.(2)
10.29     Fourth Amendment dated January 13, 2004 to the Amended and
          Restated Five-Year Credit Agreement dated October 11,
          2001.(2)
10.30     First Amendment to Purchase and Sale Agreement dated March
          31, 2004 among Land O'Lakes, Inc., Land O'Lakes Farmland
          Feed LLC, LOL Farmland Feed SPV, LLC, and CoBank, ACB.(5)
12        Statement regarding the computation of ratios*
21        Subsidiaries of the Registrant(2)
23.1      Consent of KPMG LLP*
23.2      Consent of Moore, Stephens and Frost*
23.3      Consent of Faegre & Benson LLP (included in Exhibit 5.1)
23.4      Consent of Peter Janzen (included in Exhibit 5.2)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
24        Powers of Attorney*
25        Statement on Form T-1 of the eligibility of the trustee(5)
99.1      Form of Letter of Transmittal(5)
99.2      Form of Notice of Guaranteed Delivery(5)
99.3      Form of Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and Other Nominees(5)
99.4      Form of Letter to Clients(5)


---------------

(1) Incorporated by reference to an exhibit to the registrant's Registration Statement on Form S-4 filed March 18, 2002.

(2) Incorporated by reference to an exhibit to the registrants' Form 10-K for the year ended December 31, 2003, filed on March 30, 2004.

(3) Incorporated by reference to an exhibit to the registrants' Registration Statement on Form S-4 filed May 9, 2002.

(4) Incorporated by reference to an exhibit to Land O'Lakes Form 10-Q for the quarterly period ended September 30, 2002, filed on November 14, 2002.


(5) Previously filed as an exhibit to the registrants' Registration Statement on Form S-4 filed April 28, 2004 (File No. 333-114966).


 *  Filed electronically herewith.

ITEM 22.  UNDERTAKINGS

     (A) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (C) The undersigned registrants hereby undertake:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (2) To supply by means of a post-effective amendment all information concerning the merger, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          LAND O'LAKES, INC.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                   Senior Vice President
                                                and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:




                        *                                  President and Chief Executive Officer
 ------------------------------------------------              (Principal Executive Officer)
                  John E. Gherty

                /s/ DANIEL KNUTSON                   Senior Vice President and Chief Financial Officer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  Daniel Knutson

                        *                                                 Director
 ------------------------------------------------
                  Lynn Boadwine

                        *                                                 Director
 ------------------------------------------------
                   Harley Buys

                        *                                                 Director
 ------------------------------------------------
                    Ben Curti

                        *                                                 Director
 ------------------------------------------------
                  Kelly Davidson

                        *                                                 Director
 ------------------------------------------------
                  Richard Epard

                        *                                                 Director
 ------------------------------------------------
                  Gordon Hoover

                        *                                                 Director
 ------------------------------------------------
                  Pete Kappelman

                        *                                                 Director
 ------------------------------------------------
                Cornell Kasbergen

                  /s/ PAUL KENT                                           Director
 ------------------------------------------------
                  Paul Kent, Jr.

                        *                                                 Director
 ------------------------------------------------
                   Kevin Kepler


                        *                                                 Director
 ------------------------------------------------
                    Larry Kulp

                        *                                                 Director
 ------------------------------------------------
                 Charles Lindner

                        *                                                 Director
 ------------------------------------------------
                    John Long

                        *                                                 Director
 ------------------------------------------------
                Manuel Maciel, Jr.

                        *                                                 Director
 ------------------------------------------------
                  Robert Marley

                        *                                                 Director
 ------------------------------------------------
                    Jim Miller

                        *                                                 Director
 ------------------------------------------------
                   Ronnie Mohr

                        *                                                 Director
 ------------------------------------------------
                    Art Perdue

                        *                                                 Director
 ------------------------------------------------
                    Don Ranck

                        *                                                 Director
 ------------------------------------------------
                   Doug Reimer

                        *                                                 Director
 ------------------------------------------------
                  Richard Richey

                        *                                                 Director
 ------------------------------------------------
                 Thomas Wakefield

                        *                                                 Director
 ------------------------------------------------
                  Larry Wojchik

                        *                                                 Director
 ------------------------------------------------
               John Zonneveld, Jr.


---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          ACS STORES, L.L.C.

                                          By                  *
                                            ------------------------------------
                                                       Mark Chenoweth
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:



                  *                                          President
--------------------------------------             (Principal Executive Officer)
            Mark Chenoweth

                  *                                          Treasurer
--------------------------------------      (Principal Financial and Accounting Officer)
              Mike Doyle

                  *                             Representative of Purina Mills, LLC,
--------------------------------------                    its Sole Member
          Robert DeGregorio

---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          ADVANCED BUSINESS CONCEPTS
                                          INTERNATIONAL, LLC


                                          By                  *

                                            ------------------------------------
                                                      Thomas Verdoorn
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:




                  *                                          President
--------------------------------------             (Principal Executive Officer)
           Thomas Verdoorn

                  *                                           Director
--------------------------------------
           Thomas Verdoorn

                  *                                           Director
--------------------------------------
            Peter Simonse

                  *                                           Director
--------------------------------------
        Christopher Policinski


---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          AG2AG, LLC

                                          By                  *
                                            ------------------------------------
                                                       Mark Wilberts
                                                      General Manager


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:




                  *                                       General Manager
--------------------------------------             (Principal Executive Officer)
            Mark Wilberts

                  *                                      Member (Chairman)
--------------------------------------
           Duane Halverson

                  *                                      Member (Secretary)
--------------------------------------
          Robert DeGregorio


---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          AGRICULTURAL INDEMNITY
                                          INSURANCE COMPANY

                                          By                  *
                                            ------------------------------------
                                                      Gary Swoverland
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:



                  *                                          President
--------------------------------------             (Principal Executive Officer)
           Gary Swoverland

                  *                                    Vice President Finance
--------------------------------------      (Principal Financial and Accounting Officer)
              Jeff Price

                  *                                           Director
--------------------------------------
           Gary Swoverland

                  *                                           Director
--------------------------------------
              Jeff Price

                  *                                           Director
--------------------------------------
             Chris Varin

---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          ALLIANCE MILK PRODUCTS, LLC

                                          By                  *
                                            ------------------------------------
                                                       Sharon Hoerth
                                                 Vice President -- Finance


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:




                  *                                    Vice President Finance
--------------------------------------      (Principal Financial and Accounting Officer)
            Sharon Hoerth

                  *                                           Manager
--------------------------------------
             Frank Goode

                  *                                           Manager
--------------------------------------
              Paul Siler

                  *                                           Manager
--------------------------------------
              Rick Bowen

                  *                                           Manager
--------------------------------------
           Richard Poeppel


---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          AMERICA'S COUNTRY STORES, LLC

                                          By                  *
                                            ------------------------------------
                                                       Mark Chenoweth
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:



                  *                                          President
--------------------------------------             (Principal Executive Officer)
            Mark Chenoweth

                  *                                          Treasurer
--------------------------------------      (Principal Financial and Accounting Officer)
              Mike Doyle

                  *                          Representative of America's Country Stores
--------------------------------------                       Holdings,
            Mark Chenoweth                                its Sole Member

---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          AMERICA'S COUNTRY STORES HOLDINGS, LLC

                                          By                  *
                                            ------------------------------------
                                                       Mark Chenoweth
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:


                  *                                          President
--------------------------------------             (Principal Executive Officer)
            Mark Chenoweth

                  *                                          Treasurer
--------------------------------------      (Principal Financial and Accounting Officer)
              Mike Doyle

                  *                             Representative of Purina Mills, LLC,
--------------------------------------                   as its Sole Member
          Robert DeGregorio


---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          DIAMOND CROSS, LLC

                                          By                  *
                                            ------------------------------------
                                                        Jerry Booren
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:



                        *                                                President
 ------------------------------------------------              (Principal Executive Officer)
                   Jerry Booren

                        *                                              Vice President
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  Carol Kitchen

                        *                                                 Director
 ------------------------------------------------
                   Jerry Booren

                        *                                                 Director
 ------------------------------------------------
                  Carol Kitchen

                        *                                                 Director
 ------------------------------------------------
                   Paul Cameron

---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          FMR, INC.

                                          By                  *
                                            ------------------------------------
                                                       Maurie Cashman
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:




                  *                                          Treasurer
--------------------------------------             (Principal Executive Officer)
            Maurie Cashman

                  *                                          Treasurer
--------------------------------------      (Principal Financial and Accounting Officer)
            Maurie Cashman

                  *                                           Director
--------------------------------------
            Pete Petersen

                  *                                           Director
--------------------------------------
           Jim Wahrenbrock

                  *                                           Director
--------------------------------------
            Maurie Cashman


---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          FORAGE GENETICS, INC.

                                          By                  *
                                            ------------------------------------
                                                       Mark McCaslin
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:



                  *                                          President
--------------------------------------             (Principal Executive Officer)
            Mark McCaslin

                  *                                          Treasurer
--------------------------------------      (Principal Financial and Accounting Officer)
            Mark McCaslin

                  *                                           Director
--------------------------------------
            Mark McCaslin

                  *                                           Director
--------------------------------------
             Peter Janzen

---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          GOLDEN STATE FEEDS, LLC

                                          By                  *
                                            ------------------------------------
                                                        Jerry Booren
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:



                  *                                          President
--------------------------------------             (Principal Executive Officer)
             Jerry Booren

                  *                                        Vice President
--------------------------------------      (Principal Financial and Accounting Officer)
             Paul Cameron

                  *                                           Director
--------------------------------------
             Jerry Booren

                  *                                           Director
--------------------------------------
            Carol Kitchen

                  *                                           Director
--------------------------------------
             Paul Cameron

---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          GOLDEN VALLEY DAIRY PRODUCTS

                                          By                  *
                                            ------------------------------------
                                                     Fernando Palacios
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:



                  *                                          President
--------------------------------------             (Principal Executive Officer)
          Fernando Palacios

                  *                                          Treasurer
--------------------------------------      (Principal Financial and Accounting Officer)
             Alan Pierson

                  *                                           Director
--------------------------------------
          Fernando Palacios

                  *                                           Director
--------------------------------------
             Robert Brown

                  *                                           Director
--------------------------------------
             Alan Pierson

---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          L.L. OLDS SEED COMPANY

                                          By                  *
                                            ------------------------------------
                                                       Dave Seehusen
                                                  President and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:




                  *                                          President
--------------------------------------             (Principal Executive Officer)
            Dave Seehusen

                  *                                           Director
--------------------------------------
            Dave Seehusen

                  *                                           Director
--------------------------------------
             Peter Janzen


---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          LAND O'LAKES FARMLAND FEED LLC

                                          By                  *
                                            ------------------------------------
                                                     Robert DeGregorio
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:




                  *                                          President
--------------------------------------             (Principal Executive Officer)
          Robert DeGregorio


          /s/ DANIEL KNUTSON                          Chief Financial Officer
--------------------------------------      (Principal Financial and Accounting Officer)
            Daniel Knutson


                  *                                           Manager
--------------------------------------
           Duane Halverson


                  *                                           Manager
--------------------------------------
           Jim Wahrenbrock


          /s/ DANIEL KNUTSON                                  Manager
--------------------------------------
            Daniel Knutson


---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          LAND O'LAKES HOLDINGS, INC.

                                          By                  *
                                            ------------------------------------
                                                       John E. Gherty
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:



                  *                                          President
--------------------------------------             (Principal Executive Officer)
            John E. Gherty

          /s/ DANIEL KNUTSON                                 Treasurer
--------------------------------------      (Principal Financial and Accounting Officer)
            Daniel Knutson

                  *                                           Director
--------------------------------------
            John E. Gherty

          /s/ DANIEL KNUTSON                                  Director
--------------------------------------
            Daniel Knutson

---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          LAND O'LAKES INTERNATIONAL
                                          DEVELOPMENT CORPORATION

                                          By                  *
                                            ------------------------------------
                                                      Thomas Verdoorn
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:



                  *                                          President
--------------------------------------             (Principal Executive Officer)
           Thomas Verdoorn

          /s/ DANIEL KNUTSON                                 Treasurer
--------------------------------------      (Principal Financial and Accounting Officer)
            Daniel Knutson

                  *                                           Director
--------------------------------------
            John E. Gherty

                  *                                           Director
--------------------------------------
           Thomas Verdoorn

                  *                                           Director
--------------------------------------
           Chris Policinski

---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          LOL HOLDINGS II, INC.

                                          By                  *
                                            ------------------------------------
                                                      Duane Halverson
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:



                  *                                          President
--------------------------------------             (Principal Executive Officer)
           Duane Halverson

          /s/ DANIEL KNUTSON                                 Treasurer
--------------------------------------      (Principal Financial and Accounting Officer)
            Daniel Knutson

                  *                                           Director
--------------------------------------
           Duane Halverson

          /s/ DANIEL KNUTSON                                  Director
--------------------------------------
            Daniel Knutson

---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          LOL POWER, LLC

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------

                                                       Daniel Knutson


                                                         President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:




          /s/ DANIEL KNUTSON                                 President
--------------------------------------             (Principal Executive Officer)
            Daniel Knutson

          /s/ DANIEL KNUTSON                                 President
--------------------------------------      (Principal Financial and Accounting Officer)
            Daniel Knutson

          /s/ DANIEL KNUTSON                                  Manager
--------------------------------------
            Daniel Knutson

                  *                                           Manager
--------------------------------------
            Brian Roesler


---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          MILK PRODUCTS, LLC

                                          By                  *
                                            ------------------------------------
                                                       Sharon Hoerth
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:




                  *                                          Treasurer
--------------------------------------      (Principal Financial and Accounting Officer)
            Sharon Hoerth

                  *                                           Director
--------------------------------------
             Frank Goode

                  *                                           Director
--------------------------------------
              Paul Siler


---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          NORTH COAST FERTILIZER II, INC.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:



          /s/ DANIEL KNUTSON                                 President
--------------------------------------             (Principal Executive Officer)
            Daniel Knutson

          /s/ DANIEL KNUTSON                          Chief Financial Officer
--------------------------------------      (Principal Financial and Accounting Officer)
            Daniel Knutson

                  *                            Representative of Land O'Lakes, Inc.,
--------------------------------------                  its Sole Shareholder
            John E. Gherty

---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          NORTHWEST FOOD PRODUCTS COMPANY, INC.

                                          By                  *
                                            ------------------------------------
                                                          Don Berg
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:



                  *                                          President
--------------------------------------             (Principal Executive Officer)
               Don Berg

                  *                                          Treasurer
--------------------------------------      (Principal Financial and Accounting Officer)
           Paul Delperdang

                  *                                           Director
--------------------------------------
           Chris Policinski

                  *                                           Director
--------------------------------------
               Don Berg

---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          NORTHWEST FOOD PRODUCTS
                                          TRANSPORTATION, LLC

                                          By                  *
                                            ------------------------------------
                                                         Jim Sleper
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:



                  *                                          President
--------------------------------------             (Principal Executive Officer)
              Jim Sleper

                  *                                          Treasurer
--------------------------------------      (Principal Financial and Accounting Officer)
           Paul Delperdang

                  *                                           Manager
--------------------------------------
              Jim Sleper

                  *                                           Manager
--------------------------------------
               Jim Hahn

                  *                                           Manager
--------------------------------------
           Paul Delperdang

---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          NUTRA-BLEND, L.L.C.

                                          By                  *
                                            ------------------------------------
                                                        Mike Osborne
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:




                  *                                          President
--------------------------------------             (Principal Executive Officer)
             Mike Osborne

                  *                                          Treasurer
--------------------------------------      (Principal Financial and Accounting Officer)
              Paul Siler

                  *                                           Director
--------------------------------------
              Paul Siler

                  *                                           Director
--------------------------------------
             Mike Osborne

                  *                                           Director
--------------------------------------
          Robert DeGregorio


---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          PMI AGRICULTURE, L.L.C.

                                          By                  *
                                            ------------------------------------
                                                       David Hoogmoed
                                                          Manager


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:




                  *                                           Manager
--------------------------------------             (Principal Executive Officer)
            David Hoogmoed

                  *                                           Manager
--------------------------------------      (Principal Financial and Accounting Officer)
              Mike Doyle

                  *                       Representative of Purina Mills, LLC, its Member
--------------------------------------
          Robert DeGregorio

                  *                       Representative of PMI Nutrition, LLC, its Member
--------------------------------------
            Glenn Shields


---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          PMI NUTRITION INTERNATIONAL,
                                          LLC

                                          By                  *
                                            ------------------------------------
                                                       Glenn Shields
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:



                  *                                          President
--------------------------------------             (Principal Executive Officer)
            Glenn Shields

                  *                                          Treasurer
--------------------------------------      (Principal Financial and Accounting Officer)
              Mike Doyle

                  *                        Representative of Purina Mills, LLC, its Sole
--------------------------------------                         Member
          Robert DeGregorio

---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          PMI NUTRITION, LLC

                                          By                  *
                                            ------------------------------------
                                                       Glenn Shields
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:




                        *                                                President
 ------------------------------------------------              (Principal Executive Officer)
                  Glenn Shields

                        *                                                Treasurer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                    Mike Doyle

                        *                              Representative of Purina Mills, LLC, its Sole
 ------------------------------------------------                          Member
                Robert DeGregorio


---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          PURINA MILLS, LLC

                                          By                  *
                                            ------------------------------------
                                                     Robert DeGregorio
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:



                  *                                          President
--------------------------------------             (Principal Executive Officer)
          Robert DeGregorio

          /s/ DANIEL KNUTSON                          Chief Financial Officer
--------------------------------------      (Principal Financial and Accounting Officer)
            Daniel Knutson

                  *                      Representative of Land O'Lakes Farmland Feed LLC,
--------------------------------------                    its Sole Member
          Robert DeGregorio

---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          REALTY LOL, INC.

                                          By                  *
                                            ------------------------------------
                                                       John E. Gherty
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:



                  *                                          President
--------------------------------------             (Principal Executive Officer)
            John E. Gherty

          /s/ DANIEL KNUTSON                                 Treasurer
--------------------------------------      (Principal Financial and Accounting Officer)
            Daniel Knutson


                  *                                           Director
--------------------------------------
            John E. Gherty

          /s/ DANIEL KNUTSON                                  Director
--------------------------------------
            Daniel Knutson

---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          RESEARCH SEEDS, INC.

                                          By                  *
                                            ------------------------------------
                                                       Mark McCaslin
                                                   President & Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:


                  *                                          President
--------------------------------------             (Principal Executive Officer)
            Mark McCaslin


                  *                                           Director
--------------------------------------
            David Seehusen


                  *                                           Director
--------------------------------------
            John E. Gherty


                  *                                           Director
--------------------------------------
           Duane Halverson


---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.


                                          SEED RESEARCH, INC.

                                          By                  *
                                            ------------------------------------
                                                       Mike Robinson
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:




                  *                                          President
--------------------------------------             (Principal Executive Officer)
            Mike Robinson

                  *                                           Director
--------------------------------------
             Peter Janzen

                  *                                           Director
--------------------------------------
            David Seehusen


---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arden Hills, State of Minnesota, on the 24th day of August, 2004.



                                          THOMAS PRODUCTS, LLC


                                          By                  *
                                            ------------------------------------
                                                        Mike Osborne
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of August, 2004, by the following persons in the capacities indicated:



                  *                                          President
--------------------------------------             (Principal Executive Officer)
             Mike Osborne

                  *                                        Vice President
--------------------------------------      (Principal Financial and Accounting Officer)
             John Peters

                  *                                           Director
--------------------------------------
             Mike Osborne

                  *                                           Director
--------------------------------------
             John Peters

                  *                                           Director
--------------------------------------
             Paul Cameron

---------------

* Daniel Knutson, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By       /s/ DANIEL KNUTSON
                                            ------------------------------------
                                                       Daniel Knutson
                                                      Attorney-in-fact